EXECUTION COPY	Exhibit 10.1
Dated 13 October 2006
(1)	AGCO GMBH as AGCO Germany

(2)	AGCO RECEIVABLES LIMITED as the Company

(3)	AGCO LIMITED as Master Servicer

(4)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (trading as RABOBANK INTERNATIONAL), London Branch as Agent

RECEIVABLES TRANSFER AGREEMENT

LONDON

THIS AGREEMENT is dated 13 October, 2006, is made between:
(1)	AGCO GMBH, a company incorporated under the laws of Germany (“AGCO Germany”);

(2)	AGCO RECEIVABLES LIMITED, a company incorporated under the laws of England and Wales (the “Company”);

(3)	AGCO LIMITED, a company incorporated under the laws of England and Wales (in its capacity as Master Servicer as appointed under the Receivables Servicing Agreement, the “Master Servicer”); and

(4)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A, (trading as RABOBANK INTERNATIONAL), LONDON BRANCH acting in its capacity as Agent (the “Agent”) for Erasmus Capital Corporation (the “CP Lender”).
BACKGROUND
(A)	AGCO Germany has originated and is the owner of certain Receivables and intends, from time to time, to originate further Receivables.

(B)	AGCO Germany wishes to sell certain of its Receivables to the Company from time to time and the Company desires to purchase such Receivables from AGCO Germany from time to time.

(C)	AGCO Germany and the Company wish to set out the terms on which AGCO Germany may offer to sell, and the Company may purchase, certain Receivables.

1.	DEFINITIONS AND INTERPRETATION

1.1	Terms defined in Schedule of Definitions

In this Agreement, unless otherwise defined herein or the context otherwise requires, capitalised terms have the meanings set forth in the Master Schedule of Definitions, Interpretations and Construction, dated as of the date hereof and signed by the parties hereto and others for the purposes of identification (the “Schedule of Definitions”).

1.2	Interpretation and construction

The principles of interpretation, construction and calculation set forth in Clauses 2 (Interpretation) and 3 (Calculation) of the Schedule of Definitions apply to this Agreement as if fully set forth herein.

1.3	Amendments to Schedule of Definitions

No amendment, restatement, supplement or other modification to the Schedule of Definitions after the date of this Agreement shall affect the terms of this Agreement unless approved in writing by the parties to this Agreement.

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1.4	The Agent

The parties to this Agreement acknowledge that the Agent is a party to this Agreement, inter alia, for the purposes of obtaining the benefit of the obligations of AGCO Germany hereunder. The Agent shall have no responsibility or liability as a result of its being party to this Agreement.

2.	PURCHASE OF RECEIVABLES

2.1	Sale and transfer of Receivables
(a)	On the terms and subject to the conditions set forth herein, AGCO Germany hereby sells and transfers to the Company, and the Company purchases from AGCO Germany, and accepts the transfer of, on any Purchase Date occurring prior to the Termination Date, all of AGCO Germany’s right, title and interest in, to and under:
(i)	the Receivables specified from time to time in Accounts Receivables Listings to be made available to the Agent in accordance with Clause 2.1(c),

(ii)	all Related Assets in relation thereto (whether now existing or hereafter arising or acquired); and

(iii)	all proceeds of the foregoing.
(b)	The parties agree that the transfer under Clause 2.1(a) of any Receivable and any Related Assets shall be conditional (aufschiebend bedingt) upon the receipt by AGCO Germany of the Purchase Price of such Receivable payable on such Purchase Date pursuant to Clause 2.2 (Payment of Purchase Price).

(c)	On each Reporting Date immediately preceding a Purchase Date, or, in the case of the first Purchase Date, on or before the Closing Date the Master Servicer shall make available to the Agent an Account Receivables Listing setting out the Receivables to be purchased by and transferred to the Company under this Agreement on such Purchase Date. On the same Reporting Date, the Master Servicer shall make available to the Agent (or any other Person designated by the Agent) an Obligor Information Listing relating to the Receivables set out on the Account Receivables Listing to be made available to the Agent on such day.
2.2	Payment of Purchase Price
(a)	On each Purchase Date on which Receivables are sold and transferred or purported to be sold and transferred to the Company under Clause 2.1 (Sale and transfer of Receivables), the Company shall deposit into the AGCO Germany Account an amount equal to the Purchase Price of such Receivables, in immediately available funds in Euro.

(b)	Subject to 2.2(c) below, AGCO Germany and the Company hereby agree that the Purchase Price payable by the Company pursuant to, and in accordance with, this Clause 2.2 shall be inclusive of all value added taxes and

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comparable or similar Taxes and that (A) the Company shall have no responsibility to pay any additional amount in respect of any such Taxes, and (B) in the event that any such Taxes are payable with respect to the payment or receipt of any such Purchase Price, AGCO Germany shall promptly pay such Taxes in full or, to the extent such Taxes have already been paid by any other Person legally obligated to pay such Taxes, AGCO Germany shall promptly reimburse such Person in full, whether out of such purchase price received by it or otherwise.

(c)	Where any value added taxes are fully recoverable by the Company, the Purchase Price shall be exclusive of value added taxes and the Company shall pay those value added taxes on receipt of a valid value added taxes invoice.
2.3	Collections
(a)	If, on any day, any Purchased Receivable becomes a Diluted Receivable, other than by reason of the operation of Clause 2.3(b) and except to the extent that the same is not reflected in the Dilution Adjustment, AGCO Germany shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of the reduction, adjustment or cancellation of the Outstanding Balance thereof which resulted in such Receivable being a Diluted Receivable.

(b)	If any of the representations or warranties in Clause 3.2 (a), (d), (e), (f), (g), (h), (i) or (j) (Further representations and warranties of AGCO Germany) is not true on or by reference to the facts existing on the day such representation or warranty was given with respect to a Purchased Receivable, AGCO Germany shall be deemed to have received on such day a Collection of such Purchased Receivable in full.

(c)	If AGCO Germany is deemed to have received a Collection on any Purchased Receivable pursuant to Clause 2.3(a) or (b), AGCO Germany shall be obliged to pay an amount equal to such Deemed Collection to or to the order of the Company, such payment becoming due on the date of the Deemed Collection but not payable until the Settlement Date next following the date of the Deemed Collection, provided that, if a Termination Event or Potential Termination Event has occurred and is continuing, such payment shall be due and payable on the date of the Deemed Collection.

(d)	Notwithstanding any other provisions of this Agreement, payment to the Company by AGCO Germany of the full amount of all Collections deemed to have been received by AGCO Germany under Clause 2.3(b) with respect to a breach of the representation and warranty appearing in Clause 3.2(a) with respect to any Purchased Receivable shall constitute a full discharge and release of AGCO Germany from any claims, rights and remedies which the Company may have against AGCO Germany arising from such breach, but shall not affect any rights or remedies arising from a breach of such representation or warranty to the extent that it applies to any other Purchased Receivable or a breach of any other representation or warranty in Clause 3 (Further Representations and warranties of AGCO Germany).

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(e)	To the extent that (i) the Company has received in accordance with Clause 2.3(c) the full Outstanding Balance of a Purchased Receivable referred to in Clause 2.3(b) and (ii) the Company subsequently receives Collections with respect to such Purchased Receivable, the Company shall pay to AGCO Germany the Collections so received.
2.4	Payments and computations, etc.
(a)	Euro is the currency of account for each payment made or to be made under this Agreement.

(b)	Except as otherwise expressly provided herein, all amounts (including, but not limited to the remittance of any Collections) to be paid or deposited by any Person hereunder shall be paid or deposited in accordance with the terms hereof on the day when such amounts are due, in immediately available funds; if such amounts are payable to the Company, they shall be paid to the Company Account. If any amount hereunder is payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

(c)	Without prejudice to Clause 8.2 (Taxes), all payments by AGCO Germany under this Agreement shall be made free of any set-off or counterclaim on the part of any Person.

(d)	Any payment by an Obligor in respect of any amounts owed by it in respect of any Purchased Receivable shall:
(i)	except as otherwise specified by such Obligor, be in a form customary between such Obligor and AGCO Germany (and provided that such specification shall, if requested by the Company, be evidenced in writing); and

(ii)	unless otherwise required by contract or any applicable law and unless otherwise instructed by the Company, be applied as a Collection of any Purchased Receivables of such Obligor, in accordance with the Credit and Collection Policy, to the extent of any amounts then due and payable thereunder before being applied to any other Receivable or other obligation of such Obligor.
2.5	Default fees

If AGCO Germany fails to pay any amount when due hereunder, AGCO Germany agrees to pay to the Company, on demand, interest on such unpaid amount at a rate equal to the Default Rate.

2.6	Related Assets

To the extent that title to the Related Assets cannot be transferred by mere agreement between AGCO Germany and the Company as provided herein, AGCO Germany and the Company agree that:
(a)	insofar as Related Assets governed by German law is concerned:

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(i)	any transfer of possession (Übergabe) necessary to transfer title in any Related Assets, in particular in relation to any form of retained title (Vorbehaltseigentum), is replaced by:
(A)	if AGCO Germany has direct possession (unmittelbaren Besitz) of such Related Assets over which the security is created, AGCO Germany holding the relevant chattel in custody for Company free of charge (unentgeltliche Verwahrung); and/or

(B)	if AGCO Germany has indirect possession (mittelbaren Besitz) or otherwise a claim for return (Herausgabeanspruch) of or to such Related Assets over which the security is created, AGCO Germany assigning hereby to the Company all claims for return (Abtretung des Herausgabeanspruchs) against the relevant Person(s) who are in actual possession of such Related Assets;
(ii)	any other thing to be done or form or registration to be perfected shall be immediately done and/or perfected by AGCO Germany at its own cost; it being agreed that, if AGCO Germany fails to do such thing or fails to perfect such form or registration, the Company is hereby irrevocably authorised to do everything necessary for such thing to be done, such form to be perfected or such registration to be made on behalf of AGCO Germany at AGCO Germany’s own cost;
(b)	insofar as Related Assets governed by the laws of any other jurisdiction is concerned:
(i)	AGCO Germany shall (in such form as the Company requires) perform all acts and do all things at its own cost which, under applicable Law, are necessary in order to effect transfer of title to the Company, and AGCO Germany hereby agrees that if it fails to perform such acts or do such things, the Company is hereby irrevocably authorised to perform such acts and do such things on behalf of AGCO Germany and at AGCO Germany’s own cost); and

(ii)	insofar as applicable Law allows, Clauses 2.7(a)(i) and (a)(ii) shall apply mutatis mutandis to such Related Assets.
2.7	Bills of exchange, etc.

AGCO Germany shall, upon the occurrence of a Termination Event or Potential Termination Event or upon the designation of a Master Servicer other than the Parent or an Affiliate of the Parent pursuant to Clause 2.1 (Appointment of Master Servicer) of the Receivables Servicing Agreement, endorse in blank and deliver to the Company (or any other Person as requested by the Agent) each bill of exchange, promissory note and similar draft instrument or instrument that has the purpose of transferring funds it receives in relation to any Affected Asset.

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2.8	Current Accounts

In the event that AGCO Germany has sold to the Company Receivables that have been originated from Contracts on the basis of current accounts (each a “Current Account”) within the meaning of Section 355 of the German Commercial Code (“Current Account Receivables”), AGCO Germany hereby assigns to the Company:
(a)	any and all current and future excess balances to which AGCO Germany is entitled against the respective Obligors upon balancing of the existing current account relationship; and

(b)	all of AGCO Germany’s present and future claims against the respective Obligors resulting from the relevant current account contract (Kontokorrentverhältnis) to payment of the balance between account balancing dates in the event that the relevant Current Account is dissolved between such account balancing dates and all entitlements with respect to ancillary and non-ancillary rights to determine the legal relationship (including termination of the current account relationship and the right to demand a balancing of the Current Account).
Where such Receivable is not a Current Account Receivable but is subject to similar arrangements under an agreement comparable to a current account agreement within the meaning of Section 355 of the German Commercial Code, AGCO Germany hereby assigns its rights and claims against the respective Obligors to the Company pursuant to this Clause 2.9, mutatis mutandis.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Representations and warranties relating to AGCO Germany

AGCO Germany hereby represents and warrants to the Company and the Agent, on the date hereof, on each Purchase Date and each Settlement Date:
(a)	Corporate Existence and Power. It:
(i)	is a body corporate duly organised and validly existing under the laws of its jurisdiction of incorporation; and

(ii)	has all corporate power and all governmental licences, authorisations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, the failure to have which would have a Material Adverse Effect.
(b)	No Conflict. The execution, delivery and performance by it of each Transaction Document to which it is a party, and its use of the proceeds of purchases made hereunder:
(i)	are within its corporate powers;

(ii)	have been duly authorised by all necessary corporate action and have been duly executed and delivered;

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(iii)	do not contravene or violate:
(A)	any of its Organic Documents;

(B)	any law, rule or regulation applicable to it which would result in a Material Adverse Effect;

(C)	any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound which would result in a Material Adverse Effect; or

(D)	any order, writ, claim form, judgment, award, injunction or decree binding on or affecting it or any of its property; and
(iv)	do not result in the creation or imposition of any Adverse Claim on its assets (except as created under any Transaction Document).
(c)	Governmental Authorisation. No authorisation or approval or other action by, and no notice to or filing with, any Official Body or regulatory body, the absence of which could have a Material Adverse Effect, is required for the due execution, delivery and performance by it of any Transaction Documents to which it is a party.

(d)	Binding Effect. Each Transaction Document to which it is a party constitutes the legal, valid and binding obligations of it enforceable against it in accordance with its terms (as such enforcement may be subject to any applicable Enforcement Limitation).

(e)	Accuracy of Information. All information furnished or made available by or on behalf of it to the Company for the purposes of or in connection with this Agreement, any of the other Transaction Documents, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished or made available by or on behalf of it to the Company shall, to the best of its knowledge and belief, be, true, accurate and complete in every material respect on the date such information is stated or certified.

(f)	Financial Statements. Each of its audited balance sheets and the statements of income relating thereto delivered pursuant to Clause 4.1(a)(i) (Affirmative Covenants of AGCO Germany) have been prepared in accordance with GAAP relevant to it consistently applied and present a true and fair view of its financial condition at the end of the fiscal year to which they relate.

(g)	Places of Business. Its registered office, Centre of Main Interest and principal places of business where it keeps all its Records are located at the address listed in Exhibit 1 to the Schedule of Definitions or such other locations notified to the Company in accordance with Clause 4.2(a).

(h)	Actions, Suits. There are no actions, suits or proceedings pending or, to its knowledge threatened against or affecting it or any of its properties in or before any court, arbitrator or other body, which would have a Material Adverse Effect. It is not in default with respect to any order of any court,

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arbitrator or governmental body which default would have a Material Adverse Effect.

(i)	Other Defaults. It does not have indebtedness (other than to another Group Company) and whether individually or collectively having an aggregate amount in excess of the Threshold Amount or the foreign exchange equivalent thereof which has been declared to be or otherwise has become due and payable prior to its scheduled maturity date.

(j)	Sovereign Immunity. Neither it nor any of its properties or assets has any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any competent court, service of process upon it or any agent, attachment prior to judgment, attachment in aid of execution, execution or any other process for the enforcement of any judgment or other legal process in respect of any of their respective obligations under any Transaction Document to which it may be a party. To the extent that, notwithstanding the foregoing, AGCO Germany has or may have any such immunity, such right of immunity is hereby irrevocably and unconditionally waived.

(k)	Corporate Information. All shareholders’ resolutions or other events or circumstances with respect to it (including all excerpts from any commercial register) which are required or which are capable of being recorded in the commercial register in the jurisdiction of its incorporation has been so recorded unless any failure to do so would not have a Material Adverse Effect.

(l)	Solvency. It is solvent and able to pay its debts as they fall due and has not suspended or threatened to suspend making payments (whether of principal or interest) with respect to all or any class of its debts and will not become insolvent or unable to pay its debts in consequence of any obligation or transaction contemplated in the Transaction Documents.

(m)	Insolvency procedures. No corporate action has been taken or is pending, no other steps have been taken (whether out of court or otherwise) and no legal proceedings (other than any frivolous and vexatious proceedings which are dismissed within 10 days) have been commenced or are threatened or are pending for:
(i)	its bankruptcy, liquidation, suspension of payments, controlled management, winding-up, liquidation, dissolution, administration or reorganisation; or

(ii)	it to enter into any composition or arrangement with its creditors; or

(iii)	the appointment of a receiver, administrative receiver, trustee or similar officer in respect of it or any of its property, undertaking or assets.
No event equivalent to any of the foregoing has occurred in or under the laws of any relevant jurisdiction.

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3.2	Further representations and warranties of AGCO Germany

AGCO Germany, in connection with any Receivables purchased (or purported to be purchased) by the Company hereunder represents and warrants to the Company and the Agent on the date hereof, on each Purchase Date and each Settlement Date as follows:
(a)	Eligible Receivables. Each of the Receivables purchased or purported to be purchased by the Company under this Agreement is a German Eligible Receivables which is validly existing and validly evidenced for the full nominal amount thereof.

(b)	Account Receivables Listing. All information contained in each Account Receivables Listing is complete true and accurate in every material respect on the date on which it is delivered.

(c)	Credit and Collection Policy. Except as otherwise permitted under, or contemplated by, this Agreement, the Credit and Collection Policy has not been amended or modified in any respect which would have a Material Adverse Effect.

(d)	Transfer of Receivables. Subject to Clause 2.1(b), each sale and transfer of any Receivables hereunder shall be effective as against AGCO Germany and the relevant Obligor to transfer to the Company all of AGCO Germany’s present and future right and title to and interest in such Receivables and the Related Assets, free and clear of any Adverse Claim, except as created by any of the Transaction Documents, and no further action need be taken in order to transfer to the Company such right, title and interest, save that, until notice of such sale of Receivables has been given to such Obligor, such sale shall not be effective as against such Obligor and, in particular, such Obligor is entitled to discharge its payment obligation with respect to such Receivable by payment to AGCO Germany.

(e)	Arm’s Length. Each sale and purchase of Receivables under or as contemplated by this Agreement has been made on arm’s length terms.

(f)	No Voidable Sales. No sale by AGCO Germany to the Company of any Receivable under this Agreement, is or may be at the relevant time voidable by AGCO Germany or by any liquidator, receiver, administrator, administrative receiver, custodian, trustee in bankruptcy, examiner or other similar official appointed with respect to, or any creditor of, AGCO Germany under any law, rule or regulation in effect in any Approved Country or any political subdivision thereof or a jurisdiction therein, whether relating to bankruptcy, insolvency, reorganisation, creditors’ rights or otherwise.

(g)	Principal, not Agent. With respect to each sale by AGCO Germany of Equipment or Parts to an Obligor giving rise to a Receivable purchased or purportedly purchased under this Agreement, AGCO Germany acted as principal and not as the agent of any Person.

(h)	Tracking. AGCO Germany has the capability:

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(i)	at any given time to identify the Purchased Receivables of each individual Obligor;

(ii)	to track Collections in respect of each Obligor of the Purchased Receivables and Collections in respect of each individual Purchased Receivable and of each of the Receivables purchased or purported to be purchased hereunder; and

(iii)	as among the Receivable payable by any Obligor, to identify which of such Receivables (if any) are Defaulted Receivables and/or Delinquent Receivables.
(i)	Termination Events. No Termination Event has occurred which is continuing.

(j)	Security interest. The Agent, on behalf of the Secured Parties, has a valid and enforceable first priority security interest ranking ahead of any other security interest and the interest of any other creditor of the Company and/or AGCO Germany, in each Purchased Receivable and all of the other Affected Assets, free and clear of any Adverse Claim.
4.	COVENANTS

4.1	Affirmative covenants of AGCO Germany

Until the date on which the Aggregate Unpaids have been indefeasibly reduced to zero, AGCO Germany covenants as follows:
(a)	Financial Reporting. AGCO Germany shall maintain a system of accounting established and administered in accordance with GAAP consistently applied, and furnish or make available, as the case may be, to the Company and the Agent:
(i)	Annual Reporting. Upon the request of the Agent and after filing thereof with the relevant Official Body, audited financial statements certified in a manner acceptable to the Agent by a duly authorised officer of AGCO Germany;

(ii)	Compliance Certificate. Together with the financial statements required hereunder, a certificate signed by a director of AGCO Germany stating that (A) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of AGCO Germany, and (B) to the best of such Person’s knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof;

(iii)	Credit and Collection Policy. At least 30 days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a notice indicating such change or amendment; and

(iv)	Other Information. Such other information (including non-financial information) reasonably relating to the transactions contemplated by

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the Transaction Documents and/or to the Purchased Receivables as the Company or the Agent may from time to time reasonably request.
(b)	Notices. AGCO Germany shall notify the Company and the Agent in writing of any of the following, describing the same and, if applicable, the steps being taken with respect thereto:
(i)	Termination Event. Immediately upon becoming aware thereof, the occurrence of any Termination Event or Potential Termination Event, by a statement of a duly authorised officer of AGCO Germany;

(ii)	Final Judgment. As soon as reasonably practicable following the occurrence thereof the entry of any final judgment or decree which is not subject to any further appeal against AGCO Germany in an amount which, when aggregated with any other undischarged judgments or decrees against AGCO Germany is in excess of the Threshold Amount or the foreign currency equivalent thereof at the time of entry of such judgment or decree;

(iii)	Litigation. As soon as reasonably practicable following the occurrence thereof and, in any event, no later than the immediately succeeding Settlement Date, the institution of any litigation, dispute resolution, arbitration proceeding or governmental proceeding against AGCO Germany, or to which it becomes party seeking monetary damages in an amount which, when aggregated with any other such monetary damages sought against AGCO Germany, is in excess of the Threshold Amount or the foreign currency equivalent thereof; and

(iv)	Adverse Claims. Immediately upon becoming aware thereof, the creation or imposition of any Adverse Claim on any Purchased Receivable or any Related Asset (except as created under any Transaction Document) or the occurrence of a Material Adverse Effect.
(c)	Compliance with Laws. AGCO Germany shall comply with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees and awards to which it may be subject, including any relevant data protection legislation in respect of the list of Obligors to be provided pursuant to Clause 4.1(a)(iv), the non-compliance with which would have a Material Adverse Effect.

(d)	Maintenance of Corporate Existence. AGCO Germany shall, subject to Clause 4.2(g), do all things necessary to remain duly organised and validly existing in the jurisdiction of its incorporation and maintain all requisite authority to conduct its business in such jurisdiction and any other jurisdiction, the failure to do which would have a Material Adverse Effect.

(e)	Keeping and Maintaining of Records and Books; Notation in Financial Statements.
(i)	AGCO Germany shall, in each case with respect to the Receivables originated by it, maintain and implement administrative and operating

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procedures (including an ability to recreate records evidencing such Receivables and identifying such Receivables in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all such Receivables (including records adequate to permit the immediate identification of each Purchased Receivable, all Collections of and adjustments to each such Receivable and the Equipment relating to such Receivable) and provide to the Agent from time to time such information as the Agent may reasonably request.

(ii)	AGCO Germany shall keep a complete and accurate copy of each Account Receivables Listing delivered by it under this Agreement.
(f)	Compliance with Contracts. AGCO Germany shall:
(i)	perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts, to which AGCO Germany is a party, related to the Purchased Receivables; and

(ii)	comply in all material respects with the applicable Credit and Collection Policy with regard to the Purchased Receivables and the related Contracts, to which AGCO Germany is a party.
(g)	Payment of Taxes. Without prejudice to Clause 8.2 (Taxes), AGCO Germany shall pay when due any taxes (including value added tax and any similar other taxes) payable in connection with the Purchased Receivables originated by it or the sale of Equipment giving rise thereto.

(h)	Collections. On and after the occurrence and during the continuance of a Termination Event or Potential Termination Event, AGCO Germany shall, and shall require the Master Servicer, any Originator and any other AGCO Party to, upon the request of the Agent to the Company (with a copy to AGCO Germany and the Master Servicer), within one Business Day after receipt by such Person of any Collections, including any Collections received or deposited into any Collection Account, remit (or cause to be remitted) such Collections together with all interest and earnings thereon to the CP Lender Account.

(i)	Obligor Information Listing. To the extent that any Obligor Information Listing is received or held by any Person other than the Agent, AGCO Germany shall grant any and all consents, approvals and authorisations and shall do any other act necessary or desirable in the reasonable opinion of the Agent to ensure that the Agent and the Administrator have at all times access to such Obligor Information Listing and all information contained therein.

(j)	Inspection of records. AGCO Germany shall at any time and from time to time during regular business hours, upon reasonable advance notice by the Company, the Agent or the Administrator, permit the Company, the Agent or

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the Administrator or any of their agents or representatives, at the expense of the Agent:
(i)	to examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Purchased Receivables or other Affected Assets, including any related Contract; and

(ii)	to visit its offices and properties for the purpose of examining such materials described in Clause 4.1(j)(i), and to discuss matters relating to the Affected Assets or its performance hereunder, under the Contracts, if any, and under the other Transaction Documents to which it is a party with any of its officers, directors or relevant employees (in consultation with the Parent) having knowledge of such matters. Subject to Clause 9.8 (Consent to disclosure), such agents and representatives shall be bound to treat any information received pursuant to this Clause 4.1(j) as confidential,
(k)	Information. AGCO Germany shall promptly deliver to the Master Servicer any information, documents, records or reports with respect to the Purchased Receivables that the Master Servicer shall request in order to complete the Master Servicer Reports, Account Receivables Listings or Obligor Information Listings.

(l)	Amending Purchased Receivables. AGCO Germany shall be entitled to extend, amend or otherwise modify the terms of any Purchased Receivable or any Contract related thereto in accordance with the Credit and Collection Policy and shall be entitled to amend or modify any manuscript error in respect of an issued invoice.
4.2	Negative covenants of AGCO Germany

Until the date on which the Aggregate Unpaids have been indefeasibly reduced to zero, AGCO Germany covenants as follows:
(a)	Name Change, Offices, Records and Books of Accounts. AGCO Germany shall not:
(i)	change its name or identity; or

(ii)	change its corporate structure, which change would have a Material Adverse Effect; or

(iii)	relocate any office where Records are kept,
in each case unless AGCO Germany shall have given the Company and the Agent at least 30 days prior written notice thereof.

(b)	Change in Payment Instructions to Obligors. AGCO Germany shall not amend, supplement or otherwise modify or cancel or revoke any payment instructions to any Obligor or any Obligor Notification given in accordance with the Transaction Documents and shall not instruct any Obligor to make

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payments in respect of Purchased Receivables to any account other than the AGCO Germany Account or such other account referred to in an Obligor Notification.

(c)	AGCO Germany shall be entitled to change the Credit and Collection Policy; provided, however, that (i) such change is not reasonably likely to cause or result in any Material Adverse Effect, and (ii) any material change to the Credit and Collection Policy requires the prior written consent of each of the Agent and each Rating Agency.

(d)	Sales, Liens, Etc on Receivables. Except as provided by the Transaction Documents, AGCO Germany shall not, and shall not purport to, sell, assign (by operation of law or otherwise), transfer by way of subrogation or endorsement (by operation of law or otherwise), or otherwise transfer or dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to, or enter into any current account relationship with any Person with respect to, any Purchased Receivable or Related Assets or Collections in respect thereof, any Contract under which any Purchased Receivable arises or assign any right to receive income in respect thereof, and AGCO Germany shall take all reasonable steps within its power to defend the right, title and interest of the Company in, to and under any of the foregoing property, against all claims of third parties claiming through or under AGCO Germany. AGCO Germany hereby irrevocably waives any lien which it may have with respect to the Purchased Receivables and all Related Assets.

(e)	Sales, Liens, Etc. on Equipment and Parts. Except as provided by the Transaction Documents, and to or in favour of the applicable Obligor, AGCO Germany shall not, and shall not purport to, sell or otherwise transfer or dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to any Equipment or Parts and AGCO Germany shall take all reasonable steps within its power to defend the right, title and interest of the Company in, to and under any of the foregoing property, against all claims of third parties claiming through or under AGCO Germany.

(f)	Amendments to Corporate Documents. AGCO Germany shall not amend its Organic Documents in any respect in each case that would have a Material Adverse Effect.

(g)	Merger. AGCO Germany shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as contemplated herein) all or any material part of its assets (whether now owned or hereafter acquired) to, or acquire all or any material part of the assets of, any Person if:
(i)	such merger, consolidation, conveyance, transfer, lease, other disposition or acquisition would have a Material Adverse Effect; or

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(ii)	in the case of a merger or consolidation, the resulting entity would not assume all of the obligations of AGCO Germany under this Agreement.
(h)	Deposits. AGCO Germany shall not deposit or otherwise credit, or permit any Obligor or any other Person to deposit or otherwise credit, to the CP Lender Account, any cash or payment item other than pursuant to this Agreement.

(i)	Powers of Attorney. AGCO Germany shall not revoke or attempt to revoke any Power of Attorney granted by it in connection with this Agreement until the date upon which the Aggregate Unpaids have been indefeasibly reduced to zero (and, as soon as reasonably practicable following such date the Company shall return each of such Powers of Attorney to AGCO Germany).
5.	ADMINISTRATION AND COLLECTION

5.1	Designation of the Master Servicer
(a)	AGCO Germany hereby acknowledges that after a purchase of Receivables hereunder, the servicing, administration and collection of the Purchased Receivables shall be conducted by the Person appointed by the Agent and the Company as the Master Servicer from time to time in accordance with Clause 2.1 (Appointment of Master Servicer) of the Receivables Servicing Agreement (or by a Sub-Servicer on behalf of, and appointed by, the Master Servicer pursuant to Clause 2.2 (Appointment of Sub-Servicer) of the Receivables Servicing Agreement). Without prejudice to the generality of Clause 5.2, AGCO Germany expressly consents to the taking of all actions by the Master Servicer (or such Sub-Servicer) and agrees to comply with any request of the Master Servicer that the Master Servicer deems necessary in order to permit the Master Servicer perform its duties.

(b)	Without limiting any other provision of this Agreement:
(i)	the Company, the Company’s assigns or the Agent shall be entitled, at any time when a Termination Event or Potential Termination Event exists, to notify Obligors (by delivering Obligor Notifications or otherwise) of the assignment of the Purchased Receivables and the Related Assets hereunder and the Company’s ownership of such Purchased Receivables and Related Assets, and the security interest of the Agent and the Secured Parties in, Purchased Receivables and the other Affected Assets and/or direct the Obligors that payment of all amounts payable under any Receivable be made directly to the Company or its assigns;

(ii)	upon the request of the Company, any assignee of the Company or the Agent, AGCO Germany shall, at its own expense, at any time when a Termination Event or Potential Termination Event exists, give notice that Purchased Receivables and the Related Assets have been assigned to the Company hereunder, the Company’s ownership of the Purchased Receivables and the Related Assets, and the security interest of the Agent and the other Secured Parties in the Purchased Receivables and

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other Affected Assets to each Obligor and/or direct that payments be made directly to the Agent or its designee and/or execute any power of attorney or other similar instrument and/or take any other action necessary or desirable to give effect to such notice and directions, including any action required to be taken so that the obligations or other indebtedness of such Obligor in respect of any Purchased Receivables or Related Asset may no longer be legally satisfied by payment to AGCO Germany or any of its Affiliates; and

(iii)	upon the request of the Company, any assignee of the Company or the Agent, at any time when Termination Event or Potential Termination Event exists, AGCO Germany, at its own expense, shall, and shall cause each of its Subsidiaries (if any) to, (A) assemble all of the Records with respect to the Purchased Receivables and shall make the same available to the Company or its assigns at the address designated for notices pursuant to this Agreement or at any other place agreed to by the Company, AGCO Germany and the Agent, and (B) segregate all cash, cheques and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Company, such assignee or the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Company, such assignee or the Agent.
(c)	The parties hereto acknowledge and agree that pursuant to Clause 2.2(d) of the Receivables Servicing Agreement AGCO Germany has been appointed as Sub-Servicer to perform on behalf of the Master Servicer all of the Master Servicer’s obligations as Master Servicer under the Receivables Servicing Agreement in respect of the German Receivables Pool.
5.2	Responsibilities of AGCO Germany
(a)	AGCO Germany hereby agrees, for the benefit of the Company, its assigns and the Agent, that it will cooperate with and assist the Master Servicer (including any successor Master Servicer or Sub-Servicer appointed pursuant to the Receivables Servicing Agreement) in any manner such Master Servicer or the Agent reasonably requests to facilitate the performance of its duties under the Receivables Servicing Agreement (and, in the case of a successor Master Servicer, its transition). Such cooperation shall include, if so requested, (i) the endorsement of any cheque or other instrument representing Collections or other Affected Assets, (ii) the execution of any power of attorney or other similar instrument necessary or desirable in connection with the enforcement or servicing of the Purchased Receivables and other Affected Assets, and (iii) access to, transfer of, and use by, the new Master Servicer of any records, licenses, hardware or software necessary or desirable to collect the Purchased Receivables and otherwise service the Affected Assets. Anything herein to the contrary notwithstanding, the exercise by the Company of its rights hereunder shall not release any of AGCO Germany or any Obligors from any of its duties or obligations with respect to Purchased Receivables or the related Contracts, as applicable.

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(b)	AGCO Germany further agrees that from time to time, at its expense, it shall promptly execute and deliver all instruments and documents, and take all further action as may be necessary or that the Company, its assignees or the Agent may reasonably request in order to perfect, protect or more fully evidence the purchases hereunder, or to enable the Company, its assigns or the Agent to exercise or enforce any of their respective rights with respect to the Purchased Receivables or other Affected Assets whether arising under this Agreement or any other Transaction Document or existing at law. Without limiting the generality of the foregoing, AGCO Germany shall upon the request of the Company, its designee or the Agent execute such further agreements, instruments and powers of attorney, and to make such filings, deliver such notices and take such other actions, as may be necessary or appropriate to give full effect to the transactions contemplated hereby.
5.3	Power of Attorney

In order to permit the Company to exercise fully its ownership and other interests acquired under and pursuant to this Agreement, and to facilitate and/or expedite the servicing, administration and collection of the Purchased Receivables, it may be necessary or otherwise desirable for the Company and/or any Person designated by the Company upon prior consent of the Agent (including the Agent and the Master Servicer) to act under a power of attorney from AGCO Germany. Accordingly, to the fullest extent permitted by applicable law, AGCO Germany hereby grants to the Company and each Person designated by the Company upon prior consent of the Agent (including the Agent and the Master Servicer) an irrevocable power of attorney, which power of attorney is coupled with an interest and which is assignable by the Company (with the consent of the Agent) and any such Person designated by the Company, with full power of substitution and with full authority in the place and stead of AGCO Germany, which is assignable by the Company and any such Person designated by the Company, to take any and all steps in AGCO Germany’s name and on behalf of AGCO Germany as is necessary or desirable, in the reasonable determination of the Company or any such Person designated by the Company, to (i) collect any and all amounts or portions thereof due under any and all Purchased Receivables or Related Assets, including endorsing the name of the Company, or any other Person if so required under the Transaction Documents, on cheques and other instruments representing Collections and enforcing such Purchased Receivables, Related Assets and any related Contracts, (ii) take any and all other actions necessary or desirable, in the opinion of the Company or any such Person designated by the Company, to the enforcement, servicing, administration and/or collection of the Purchased Receivables and/or the other Affected Assets. Notwithstanding anything to the contrary contained in this Clause 5.3, (A) no exercise of the powers conferred upon the Company or any other Person designated by the Company pursuant to this Clause 5.3 shall subject the Company and/or any such Person to any liability, except for the Company’s or any such Person’s (if such Person is not the Agent) gross negligence or wilful misconduct in the exercise of such powers, and (B) such powers shall not confer any obligations upon the Company and/or such Person in any manner whatsoever to exercise such powers and, for the avoidance of doubt, no failure or delay on the part of the Company and/or any other Person designated by the Company pursuant to this Clause 5.3 to exercise any such powers, nor the invalidity or inadequacy of any exercise thereof, shall give rise to any liability on the part of the

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Company or such other Person. The Company and any such Person designated by the Company shall be released from the limitations of Section 181 of the German Civil Code and each of the Company and any such Person designated by the Company may delegate (unterbevollmächtigen) the power granted pursuant to this Clause 5.3 to any Person, upon which this Clause 5.3 shall apply mutatis mutandis, and may release such Person from the limitations of Section 181 of the German Civil Code in connection therewith.
5.4	Personal Data

Notwithstanding anything herein to the contrary, AGCO Germany shall ensure that no personal or other information in, or otherwise relating to, any Contract, Receivable, any Collection related thereto, or any other Affected Asset (“Relevant Personal Data”) is transmitted or delivered to, or otherwise received by, the Company, the Agent or any other Indemnified Party if such transmission, delivery or receipt would result in the violation by AGCO Germany or such Person of any legislation or regulation relating to data protection; provided that, upon the request of the Agent at any time after a Termination Event or Potential Termination Event has occurred and is continuing, AGCO Germany shall, at its own expense, co-operate, assist and otherwise take all necessary actions as may be required to ensure that all Relevant Personal Data is transferred to the Agent (or such other Person as the Agent may direct) in accordance with all applicable Law, including entering into any further deeds or documents which may be required to comply with any such legislation or regulations relating to data protection.

5.5	Repurchase of Purchased Receivables
(a)	Subject to Clause 5.5(c), ACGO Germany shall have the right to repurchase any AGCO Germany Purchased Receivables that have become Written-Off Receivables.

(b)	The repurchase price with respect to any Purchased Receivable to be repurchased pursuant to this Clause 5.5 shall be an amount equal to the net benefit to AGCO Germany of any VAT bad debt relief claim or credit in respect of such Purchased Receivable (the “Repurchase Price”).

(c)	The right of AGCO Germany to repurchase any Written-Off Receivable is subject to the conditions precedent that:
(i)	AGCO Germany shall have provided to the Master Servicer, the Agent and the Company written notice of such repurchase on or prior to the day on which such Written-Off Receivable is to be repurchased (with respect to any repurchase, the “Repurchase Date”);

(ii)	no Termination Event shall have occurred and be continuing;

(iii)	after giving effect to the repurchase of such Written-Off Receivable, such repurchase shall not result in the sum of Net Funding Advances and Net Liquidity Advances exceeding the Borrowing Base; and

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(iv)	on the Repurchase Date for such Written-Off Receivable AGCO Germany shall have deposited an amount equal to the Repurchase Price payable in respect of such Written-Off Receivable into a Company Account.
(d)	AGCO Germany hereby confirms that it has at all times the capability to identify each Repurchased Receivable and any Collections related thereto.
Notwithstanding anything herein to the contrary, each repurchase of Purchased Receivables pursuant to this Clause 5.5 shall be without recourse to, or representation or warranty by, the Company.
6.	ASSIGNMENTS

6.1	Assignments

AGCO Germany hereby agrees and consents to the complete or partial assignment and sale by the Company of any or all of its rights under, interest in and title to the Purchased Receivables, the Related Assets relating thereto and this Agreement. The Company hereby agrees that any transferee of the Company of all or any of the Purchased Receivables, the Related Assets relating thereto and/or this Agreement shall have all of the rights and benefits under this Agreement of the Company and no such transfer shall in any way impair the rights and benefits of the Company hereunder. Without limiting the foregoing, AGCO Germany hereby consents to and acknowledges the grant by the Company under the Security Agreement of a security interest to the Agent in all of the Company’s rights under, interests in and title to the Purchased Receivables, the Related Assets relating thereto and this Agreement, and the right of the Agent thereby to exercise the rights of the Company hereunder. AGCO Germany shall not have the right to assign any of its rights or obligations under this Agreement.

6.2	Tax and assignment

If:
(a)	the Company makes an assignment in accordance with Clause 6.1 to another person (a “new recipient”); and

(b)	as a result of circumstances existing at the date on which the assignment occurs, AGCO Germany would be obliged to make a payment to the new recipient under Clause 8.2 (Taxes), then the new recipient is only entitled to receive payment under Clause 8.2 (Taxes) to the same extent as the Company would have been if the assignment or sale had not occurred.

7.	TERMINATION

Following the occurrence of the Termination Date, AGCO Germany shall not sell, and the Company shall not purchase, any Receivables. No termination or rejection or failure to assume the executory obligations of this Agreement in any Insolvency Event with respect to AGCO Germany or the Company shall be deemed to impair or affect

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the obligations pertaining to any executed sale or executed obligations, including pre termination breaches of representations and warranties by AGCO Germany or the Company. Without limiting the foregoing, prior to the Termination Date, the failure of AGCO Germany to deliver computer records of any Receivables or any reports regarding any Receivables shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant this Agreement render an executed sale executory.

8.	INDEMNIFICATION

8.1	Indemnities by AGCO Germany

Without limiting any other rights which the Indemnified Parties may have hereunder or under the Transaction Documents or under applicable Law, AGCO Germany hereby agrees to indemnify the Company and its successors, transferees and assigns and all officers, directors, shareholders, controlling persons, employees, counsel and other agents of any of the foregoing (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys fees (which such attorneys may be employees of any Indemnified Party) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between AGCO Germany and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement or any of the transactions contemplated hereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or wilful misconduct on the part of such Indemnified Party, or (ii) recourse (except as otherwise specifically provided in this Agreement or the other Transaction Documents) for Purchased Receivables which are uncollectible, in particular, any losses incurred in connection with the credit risk relating to Purchased Receivables as further described in clause 9.13 (Characterisation). Without limiting the generality of the foregoing (and subject to sub-clauses (i) and (ii)), AGCO Germany shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:
(a)	any representation or warranty made by AGCO Germany or any officers of AGCO Germany under or in connection with this Agreement, any of the other Transaction Documents or any other information or report delivered by AGCO Germany pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made; unless such representation or warranty has been made in respect of a Purchased Receivable and the Company has received Deemed Collections in an amount equalling the full Outstanding Balance of such Purchased Receivable in accordance with Clause 2.3 (Collections);

(b)	the failure by AGCO Germany to comply with any applicable Law with respect to any Receivable or any related Contract, or the nonconformity of any Receivable or any Contract related thereto with any such applicable Law;

(c)	(i) the failure for any reason (A) to vest and maintain (or cause to be vested and maintained) in the Company a valid and enforceable perfected ownership interest in each Purchased Receivable and all of the other Affected Assets, or

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(B)to vest and maintain in the Agent, on behalf of the Secured Parties, a valid and enforceable perfected security interest ranking ahead of any other security interest and the interest of any other creditor of or purchaser from AGCO Germany, in each Purchased Receivable and all the other Affected Assets, free and clear of any Adverse Claim (other than any Adverse Claim arising hereunder or under the other Transaction Documents) in each case, or (ii) the creation of any Adverse Claim in favour of any Person with respect to any of the Receivables or any of the other Affected Assets;

(d)	the occurrence of any Termination Event relating to AGCO Germany;

(e)	any dispute, claim, offset or defence (other than discharge in bankruptcy) of any Obligor to the payment of any Purchased Receivable (including a defence based on such Purchased Receivable or any Contract related thereto not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Purchased Receivable or the furnishing or failure to furnish such merchandise or services, or from any breach or alleged breach of any provision of the Purchased Receivables or any Contracts related thereto restricting assignment of any Purchased Receivables;

(f)	any failure of AGCO Germany to perform its duties or obligations in accordance with the provisions hereof;

(g)	any product liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services relating to or which are the subject of any Purchased Receivable;

(h)	any lawsuit, order, consent decree, judgment, claim or other action of whatever sort relating to, or otherwise in connection with, any environmental, health, safety or hazardous material law, rule, regulation, ordinance, code, policy or rule of common law now or hereinafter in effect;

(i)	the failure by AGCO Germany to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Receivables or any Contracts related thereto;

(j)	the failure of AGCO Germany to pay when due any Taxes (other than Excluded Taxes) payable in connection with any of the Receivables;

(k)	any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Advances which such Indemnified Party believes in good faith is required to be made;

(l)	any commingling of Collections of Purchased Receivables at any time with other funds;

(m)	any investigation, litigation or proceeding related to this Agreement;

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(n)	any inability to obtain any judgment in or utilise the court or other adjudication system of, any state or country in which an Obligor may be located as a result of the failure of AGCO Germany to qualify to do business or file any notice of business activity report or any similar report;

(o)	except for recourse (other than as otherwise specifically provided in the Transaction Documents) for uncollectible Receivables, any attempt by any Person to void, rescind or set-aside any transfer by AGCO Germany to the Company of any Purchased Receivable or Related Assets under statutory provisions or common law or equitable action, including any provision of any Insolvency Law;

(p)	the use of the proceeds of any purchase hereunder for any purpose other than general corporate purposes; or

(q)	any and all amounts paid or payable by the Company pursuant to Clause 7 (Indemnification; Expenses; Related Matters) of the Receivables Funding Agreement or Clause 7 (Indemnification; Expenses; Related Matters) of the Liquidity Agreement.
8.2	Taxes
(a)	All payments and distributions made in respect of Purchased Receivables transferred pursuant hereto, and all payments and distributions made or deemed made by AGCO Germany to the Company or any other Person (each a “recipient”) (all of the foregoing “covered payments”), whether pursuant hereto or to any other Transaction Document, shall be made free and clear of and without deduction for any Taxes other than Excluded Taxes, except to the extent required by applicable Law. In the event that any withholding or deduction from any covered payment is required in respect of any Taxes, then AGCO Germany shall:
(i)	promptly upon becoming aware that it must make a deduction or withholding (or that there is any change in the rate or the basis of such deduction or withholding) notify the Company accordingly. Similarly the Company shall notify AGCO Germany on becoming so aware in respect of a covered payment;

(ii)	withhold or deduct the required amount from such payment;

(iii)	pay (or procure the payment of) directly to the relevant authority the full amount required to be so withheld or deducted;

(iv)	within 30 days of making such a payment in (iii) above, forward to the recipient an official receipt or other documentation satisfactory to such recipient evidencing such payment to such authority; and

(v)	except in the case of Excluded Taxes, pay (or procure the payment of) to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal

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the full amount such recipient would have received had no such withholding or deduction been required.
(b)	The recipient and AGCO Germany shall co-operate in completing any procedural formalities necessary for AGCO Germany to obtain authorisation under an applicable treaty to make a payment without a (or with a lower rate of) withholding or deduction and the recipient shall notify AGCO Germany promptly in writing if it ceases to be entitled to an exemption from withholding or deduction under that treaty.

(c)	Moreover, if any Taxes (other than Excluded Taxes) are directly asserted against any recipient with respect to any payment or income earned or received by such recipient hereunder or under any other Transaction Document, (including, for the avoidance of doubt, any value added taxes and comparable or similar taxes chargeable in respect of any supply made by the Company hereunder) AGCO Germany, upon being notified in writing by such recipient, shall within 30 days pay such additional amounts as shall be necessary in order that the net amounts received and retained by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

(d)	No recipient shall be entitled to be indemnified under any other indemnity contained in any other Transaction Document in respect of Taxes directly asserted against the recipient in the circumstances described in Clause 8.2(c) if such recipient has already been indemnified by AGCO Germany under Clause 8.2(c).

(e)	If AGCO Germany fails to pay (or procure the payment of) any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, AGCO Germany shall indemnify the recipient for any incremental Taxes that may become payable by any recipient as a result of any such failure except that such indemnity shall not apply to the extent that it can be shown that (i) such recipient failed to provide reasonable written notice to AGCO Germany of such Taxes (the amount of which AGCO Germany could not otherwise have reasonably known would have arisen) or (ii) the Taxes arose because of delay which was solely caused by actions or omissions of the recipient.

(f)	In the event that AGCO Germany pays an additional amount or amounts pursuant to Clause 8.2(a)(v)(c) or (e) (an “additional tax payment”), and in the event the recipient thereof determines acting reasonably that, as a result of such additional tax payment, it is effectively entitled to obtain, utilise and retain a refund of any Taxes or a tax credit in respect of Taxes which reduces the tax liability of such recipient (a “tax saving”), then such recipient shall, to the extent it can do so without prejudice to the amount of any other deduction, credit or relief, upon actual receipt of such tax savings reimburse to AGCO Germany with such amount as such recipient shall determine, acting reasonably to be the proportion of the tax savings as will leave such recipient (after such reimbursement) in no better or worse position than it would have been in had the payment of AGCO Germany in respect of which the foregoing

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additional tax payment was made not been subject to any withholding or deduction on account of Taxes. If AGCO Germany shall have received from any recipient any amount described in the preceding sentence and it is subsequently determined that such recipient was not entitled to obtain, utilise or retain the amount of the tax savings claimed, then AGCO Germany shall repay such amount to such recipient. Each recipient shall have sole discretion to arrange its affairs (including its tax affairs) without regard to this Clause 8.2(f) and no recipient shall be obligated to disclose any information regarding its affairs (including its tax affairs) or computations to AGCO Germany.

(g)	If the Company or any of its successors is treated by Section 8(1) of the UK Value Added Tax Act of making a supply to itself (a “self supply”) of any service supplied to it by AGCO Germany under this Agreement or any other Transaction Document then AGCO Germany shall forthwith pay to the Company or such successor an amount equal the amount of VAT chargeable in the self supply less the amount of credit for input tax to which the Company or such successor is entitled in respect of the self supply.
9.	MISCELLANEOUS

9.1	Waivers; Amendments
(a)	No failure or delay on the part of any party hereto in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

(b)	Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by AGCO Germany, the Company and the Agent.
9.2	Notices; Payment Information

All communications and notices provided for hereunder shall be provided in the manner described in Clause 4 (Communications) to the Schedule of Definitions.

9.3	Governing Law; Submission to Jurisdiction
(a)	This Agreement and, to the extent incorporated into, applied to or deemed repeated in this Agreement, the Schedule of Definitions shall be governed by and construed in accordance with German law.

(b)	AGCO Germany agrees that the district court (Landgericht) of Frankfurt am Main shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such court.

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(c)	AGCO Germany for itself irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 9.3(b) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby and agrees not to claim that any such court is not a convenient or appropriate forum.

(d)	The submission to the jurisdiction of the courts referred to in Clause 9.3(b) shall not (and shall not be construed so as to) limit the right of the Company or the Agent to take proceedings against AGCO Germany or any of its property in any other court of competent jurisdiction, nor shall the taking of proceedings in any other jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(e)	AGCO Germany hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby, to the giving of any relief or the issue of any process in connection with such action or proceeding including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding. Without limiting the foregoing, AGCO Germany agrees to reimburse any successful claimant the costs of any legal action or proceeding brought against AGCO Germany pursuant to this Clause 9.3, including the cost of all stamp duties (if any) payable in connection therewith.
9.4	Integration

This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.
9.5	Severability and Partial Invalidity
(a)	Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(b)	If a court of competent jurisdiction determines that any term or provision of this Agreement as written is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall reduce the scope, duration, or area of the term or provision, delete specific words or phrases, or replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this

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Agreement shall be enforceable as so modified after the expiration of the time within which the court’s judgment may be appealed.
9.6	Counterparts; Facsimile Delivery

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.

9.7	Successors and Assigns; Binding Effect
(a)	This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided that, except pursuant to the Receivables Servicing Agreement, AGCO Germany may not assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent.

(b)	AGCO Germany acknowledges and consents to the provisions of Clause 9.8 (Consent to disclosure) of the Receivables Funding Agreement which permit the CP Lender to assign all or portions of its rights, interests and obligations in, to and under the Transaction Documents.

(c)	Without limiting Clause 9.7(b), AGCO Germany hereby (i) agrees and consents to the assignment by the CP Lender from time to time of all or any part of its rights under, interest in and title to this Agreement and the Purchased Receivables and other Asset Interests to any Program Support Provider, and (ii) consents to and acknowledges the collateral assignment by the CP Lender of all of its rights under, interest in and title to this Agreement and the Asset Interest to the Agent.
9.8	Consent to Disclosure

AGCO Germany hereby consents to the disclosure of any non-public information with respect to it received by the Agent or any other Secured Party to any other Lender or potential Lender, the Agent, any nationally recognised statistical rating organisation rating the CP Lender’s Commercial Paper, any dealer or placement agent of or depositary for the CP Lender’s Commercial Paper, the Administrator, any Program Support Provider or any of such Person’s counsel or accountants in relation to this Agreement or any other Transaction Document to the extent that such disclosure is, in the reasonable opinion of the Person making such disclosure, appropriate in the context of the transactions contemplated herein and in the other Transaction Documents or otherwise required in connection with such Person’s Commercial Paper or other securitisation program or any transaction contemplated therein.

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9.9	Confidentiality
(a)	AGCO Germany hereby agrees that it will not disclose the contents of this Agreement or any other Transaction Document or any other proprietary or confidential information disclosed to it by the Agent, the Administrator, any other Secured Party or any Program Support Provider, respectively, to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognised statistical rating organisation, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information, (ii) an alternative commercial source of financing in connection with a potential refinancing of the Advances in the event that any Liquidity Lender shall have refused to extend the Commitment Termination Date pursuant to Clause 2.10 (Non-renewing Liquidity Lenders) of the Liquidity Agreement, or (iii) as otherwise required by applicable Law, by any order of a court of competent jurisdiction or by any governmental, taxation or regulatory authority.

(b)	Subject to Clause 9.8 (Consent to disclosure), the Agent hereby agrees that it will not disclose this Agreement or any other Transaction Document or the terms thereof or any confidential information of or with respect to AGCO Germany to any other Person except as otherwise required by applicable Law, the applicable rules of any stock exchange or similar body or order of a court of competent jurisdiction.
9.10	No Bankruptcy Petition

AGCO Germany hereby covenants and agrees that:
(a)	prior to the date which is one (1) year and one (1) day after the payment in full of all outstanding Commercial Paper or other rated indebtedness of the CP Lender, it will not institute against, or join any other Person in instituting against, the CP Lender any proceeding of a type referred to in the definition of Insolvency Event; and

(b)	prior to the date which is two years (2) and one (1) day after the Final Payout Date, it will not institute against, or join any other Person in instituting against, the Company any proceeding of a type referred to in the definition of Insolvency Event.
9.11	No Recourse
(a)	AGCO Germany acknowledges and agrees that the obligations of the CP Lender under the Receivables Funding Agreement and any other Transaction Document to which it is a party are solely the corporate obligations of the CP Lender and shall be payable solely to the extent of funds received from Collections or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper.

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(b)	Notwithstanding anything to the contrary contained in this Agreement and save as provided for in the Receivables Funding Agreement, the obligations of the Company under this Agreement and all other Transaction Documents to which it is a party are solely the corporate obligations of the Company and shall be payable solely to the extent of funds received by the Company and available for application thereto in accordance with the terms of the Servicing Agreement and the other Transaction Documents.
9.12	Third Party Beneficiary

This Agreement constitutes a contract for the benefit of third parties (Vertrag Zugunsten Dritter) in favour of the Secured Parties with respect to the provisions hereof which expressly contemplate performance of obligations in favour of the Secured Parties, and AGCO Germany hereby grants the Secured Parties irrevocable third party rights under Section 328 of the German Civil Code with respect to such obligations and confirms that the Secured Parties shall have the right to claim directly for damages for the non-performance of any such obligation (Schadensersatz wegen Nichterfüllung) pursuant to Sections 280 et seq. of the German Civil Code.

9.13	Characterisation

For the avoidance of doubt, the parties confirm their intention that any purchase and transfer under or pursuant to this Agreement shall constitute a true sale of the Purchased Receivables and the Related Assets and not a security arrangement for any obligations of AGCO Germany. Following transfer of the Purchased Receivables and the Related Assets, the Company shall have full and unencumbered title to, and interest in, and shall be free to dispose of, the Purchased Receivables and the Related Assets and shall be fully entitled to receive and retain for its own account any Collections in respect of the Purchased Receivables. AGCO Germany shall not be liable for the credit risk relating to a Purchased Receivable and the parties agree that the credit risk (Delkredereriskiko) relating to all Purchased Receivables shall pass from AGCO Germany to the Company. Except as specifically provided in this Agreement, each sale of a Receivable hereunder is made without recourse to AGCO Germany and AGCO Germany shall not be liable for the collectibility of such Receivable; provided that:
(a)	AGCO Germany shall be liable to the Company for all representations, warranties and covenants made by them pursuant to the terms of this Agreement (including but not limited to the existence of a Purchased Receivable); and

(b)	such sale does not constitute and is not intended to result in an assumption by the Company or any assignee thereof of any obligation of AGCO Germany or any other Person arising in connection with the Purchased Receivables, the Related Assets, or the related Contracts or any other obligations of the Originators.
9.14	Waiver with respect to Agents

The parties to this Agreement acknowledge and accept that this Agreement provides that certain of the parties hereto will, for certain purposes, act as the agent of one or

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more of the other parties hereto and that, whilst so acting as agent, such parties may also act as the counterparty to their principal for certain transactions effected pursuant to this Agreement. Each party hereto hereby irrevocably waives all and any rights to challenge any such transactions on the basis of any other party acting for the same transaction as its agent and as its counterparty in accordance with the terms of this Agreement.

9.15	Mitigation
(a)	The Company shall, in consultation with the AGCO Germany, take all reasonable steps (other than the sale of any Purchased Receivables) to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to Clause 8.2 (Taxes) including (but not limited to) transferring its rights and obligations under the Transaction Documents to another Affiliate.

(b)	The taking of any action by the Company under Clause 9.15(a) above shall be subject to the following conditions:
(i)	AGCO Germany shall indemnify the Company against any reasonable costs incurred by the Company in taking any mitigating action; and

(ii)	the Company shall not be obliged to take any action under Clause 9.15(a) which in its reasonable opinion would be materially prejudicial to it.
EXECUTION

The parties hereto have shown their acceptance of the terms of this Agreement by executing it below.

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EXECUTION

SIGNED by, , , duly authorised for and on behalf of AGCO GMBH	) ) )

SIGNED by , , duly authorised for and on behalf of AGCO RECEIVABLES LIMITED	) )

SIGNED by, , duly authorised for and on behalf of AGCO LIMITED	) )

SIGNED by, duly authorised for and on behalf of COOPERATIEVE CENTRALE RAIFFEISEN-BOEREN-LEENBANK B.A. (TRADING AS RABOBANK INTERNATIONAL), LONDON BRANCH	) ) ) ) ) )

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EXECUTION COPY
Dated 13 October 2006
(1)	AGCO RECEIVABLES LIMITED as Company

(2)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (TRADING AS RABOBANK INTERNATIONAL), LONDON BRANCH as Agent

DEED OF CHARGE AND ASSIGNMENT

LONDON

Schedules
1.     Notice of Assignment of Assigned Document
2.     Notice of Charge
3.     Pledged Receivables
4.     Spanish Pledge Agreement

THIS DEED is dated 13 October 2006 and made between:
(1)	AGCO RECEIVABLES LIMITED, a company incorporated under English law (the “Company”); and

(2)	COÖPERATIEVE CENTRALE RAIFEISEN-BOERENLEENBANK B.A. (trading as RABOBANK INTERNATIONAL), LONDON BRANCH, as security trustee for the Secured Parties (in such capacity the “Agent”).
BACKGROUND:
(A)	By the Receivables Funding Agreement, the CP Lender has made available to the Company a receivables funding facility of up to Euro 100,000,000.

(B)	The Agent holds the benefit of this Deed, including the security created and other rights granted in it, on trust for the Secured Parties.

(C)	The provision of this Deed is a condition precedent to the obligations of the CP Lender under the Receivables Funding Agreement. This is the “Security Agreement” as defined in the Schedule of Definitions.

(D)	This document is the deed of the Company, even if it has not been duly executed by the Agent or has been executed by the Agent but not as a deed.
THIS DEED WITNESSES that:
1.	DEFINITIONS AND INTERPRETATION

1.1	Terms defined in the Schedule of Definitions

In this Deed, unless otherwise defined herein or the context otherwise requires, capitalised terms have the meanings set out in the Master Schedule of Definitions, Interpretations and Construction, dated the Closing Date and signed by the parties hereto and others for the purposes of identification (the “Schedule of Definitions”).

1.2	Definitions

In addition, in this Deed:

“Administrator” means any administrator appointed to manage the affairs, business and assets of the Company under this Deed.

“Assigned Documents” means the documents assigned to the Agent pursuant to Clause 3.1 (Assignment).

“German Affected Assets” means all Affected Assets governed by the laws of Germany.

“IA” means the Insolvency Act 1986.

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“Instrument” means any document (which term includes any form of writing) under which any obligation is evidenced or undertaken or any Security Interest (or right in any Security Interest) is granted or perfected or purported to be granted or perfected.

“Losses” means losses (including loss of profit), claims, demands, actions, proceedings, damages and other payments, costs, expenses and other liabilities of any kind.

“LPA” means the Law of Property Act 1925.

“Notice of Assignment” means a notice of assignment substantially in the form set out in Schedule 1 (Notice of Assignment of Assigned Document) or in such other form as may be specified by the Agent.

“Notice of Charge” means a notice of charge substantially in the form set out in Schedule 2 (Notice of Charge) or in such other form as may be specified by the Agent.

“Receiver” means any receiver, receiver and manager or administrative receiver appointed by the Agent over all or any of the Security Assets under this Deed whether solely, jointly, severally or jointly and severally with any other person and includes any substitute for any of them appointed from time to time.

“Secured Obligations” means all monies from time to time due or owing, and all obligations and other actual or contingent liabilities from time to time incurred, by the Company to any Secured Party under the Transaction Documents:
(a)	in whatever currency;

(b)	whether due, owing or incurred alone or jointly with others or as principal, surety or otherwise; and

(c)	including monies and liabilities purchased by or transferred to the relevant Secured Party, but excluding any money, obligation or liability which would cause the covenant set out in Clause 2.1 (Covenant to pay) or the security which would otherwise be constituted by this Deed to be unlawful or prohibited by any applicable law or regulation.

“Security” means the security from time to time constituted by or in accordance with this Deed.

“Security Interest” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Spanish Affected Assets” means all Affected Assets governed by the laws of Spain.

1.3	Interpretation and construction
(a)	The principles of interpretation, construction and calculation set forth in Clauses 2 and 3 of the Schedule of Definitions apply to this Deed as if fully set forth herein.

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(b)	In addition, in this Deed, any reference to:
(i)	“including” means “including without limitation” (with related words being construed accordingly), “in particular” means “in particular but without limitation” and other general words shall not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of assets, matters or things; and

(ii)	a “right” includes any estate, interest, claim, remedy, power, authority, discretion or other right of any kind, both present and future.
1.4	Amendments to Schedule of Definitions

No amendment, restatement, supplement or other modification to the Schedule of Definitions after the date of this Deed shall affect the terms of this Deed unless approved in writing by the parties to this Deed.

2.	COVENANT TO PAY

The Company covenants with the Agent that it shall pay and discharge, or procure the payment or discharge of, each of the Secured Obligations at the time and in the manner provided in the relevant Instrument for their payment or discharge by the Company.

3.	SECURITY

3.1	Assignment
(a)	As security for the payment and discharge of the Secured Obligations, the Company with full title guarantee assigns absolutely to the Agent all its rights in, to and under:
(i)	the Affected Assets; and

(ii)	the Transaction Documents, including this Deed,
in each case, including all rights to receive payment of any amounts which may become payable to the Company, all payments received by the Company, all rights to serve notices and/or to make demands and/or to take such steps as may be required to cause payments to become due and payable, all rights of action in respect of any breach and all rights to receive damages or obtain other relief.

(b)	For the avoidance of doubt, the Company will remain at all times liable in respect of all of its obligations under and relating to each of the Security Assets to the same extent as if the Security had not been created and none of the Agent or any other Secured Party will be under any obligation or liability to the Company or to any other person under or in respect of the Security Assets.

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3.2	Fixed charge over accounts

As security for the payment and discharge of the Secured Obligations, the Company with full title guarantee charges by way of first fixed charge to the Agent all the Company’s rights in, to and under each Company Account, and all sums of money which may now be, or after the date of this Deed are from time to time, standing to the credit of any of the Company Accounts together with all interest accruing from time to time on those balances and the debts represented by those balances and the benefit of all covenants relating to the Company Accounts and all powers and remedies for enforcing the same.

3.3	Floating charge

As security for the payment and discharge of the Secured Obligations, the Company with full title guarantee charges by way of first floating charge the whole of its undertaking and other assets, other than assets validly and effectively charged or assigned pursuant to this Deed or any other Transaction Document (whether at law or in equity) by way of fixed security under the laws of England and Wales. Schedule B1, Paragraph 14 IA shall apply to the floating charge contained in this Deed.

3.4	German Security
(a)	Notwithstanding any other provision in this Clause 3, the Company hereby transfers (Sicherungsabtretung, Sicherungsübereignung) as security for the Secured Obligations to the Agent for the benefit of the Secured Parties (in each case, including the rights to alter the legal relationship if any (Gestaltungsrechte)):
(i)	all German Affected Assets sold and transferred to the Company under the German Receivables Transfer Agreement and all rights arising from such German Affected Assets; and

(ii)	all its claims and other rights arising from the Transaction Documents to the extent such Transaction Documents are governed by German law;
(together, the “German Security” and with the rights of the Company therein, the “German Security Assets”).

(b)	The Agent hereby accepts the transfer of the German Security hereunder.

(c)	To the extent that German Security Assets are not in existence or the Company does not have title to such German Security Assets on the date of this Deed, the German Security Assets shall be transferred to the Agent pursuant to this Clause 3.4 on the date on which such German Security Assets arise or title to such German Security Assets is transferred to the Company.

(d)	To the extent that title to any of the German Security Assets cannot be transferred by mere agreement between the Company and the Agent as contemplated by Clauses 3.4(a) through 3.4(c), the Company and the Agent agree that:

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(i)	any transfer of possession (Übergabe) necessary to transfer title in or to the German Security Assets, in particular, in relation to cheques or bills of exchange is hereby replaced by the Company holding such assets in custody for the Agent free of charge (unentgeltliche Verwahrung) or, insofar as the Company has no direct possession (unmittelbaren Besitz) of any German Security Asset, the Company hereby assigning to the Agent all claims for return (Herausgabeansprüche) against the relevant persons who are in actual possession of such asset and, as the case may be, all other persons having indirect possession (mittelbaren Besitz) of such German Security Asset; and

(ii)	any other Instruments, other documents and other acts and things necessary or, in the opinion of the Agent, desirable to perfect a first priority Security Interest of the Agent in the German Security Assets shall be immediately executed or done by the Company upon request by the Agent.
(e)	Any notice to be given in connection with the German Security, in particular its enforcement, shall immediately be given by the Company in such form as the Agent may require and if the Company fails to give such notice, the Agent shall be irrevocably authorised to give such notice on behalf of the Company upon the occurrence of a Termination Event.
3.5	Spanish Security
(a)	Notwithstanding any other provision in this Clause 3, as security for the fulfilment by the Company of all the Secured Obligations and up to an amount of Euro 100,000,000, the Company hereby grants an in rem right of pledge (hereinafter, the “Spanish Pledge”) in favour of the Agent over the Credit Rights (as defined below). The Agent hereby accepts the Spanish Pledge granted herein over the Credit Rights.

(b)	For the purposes of this Clause 3.5 and Schedule 4 (Spanish Pledge Agreement), the terms and expressions indicated below, when they appear in capital letters, will have the following meaning:
(i)	“Credit Rights” means (a) the Purchased Receivables transferred by AGCO Iberia and, thus, owned by the Company, according to the provisions of the Spanish Receivables Transfer Agreement and (b) any rights arising in favour of the Company vis-à-vis AGCO Iberia under the Spanish Receivables Transfer Agreement and any other documents executed as a result of the provisions contained in the Spanish Receivables Transfer Agreement; and

(ii)	“Parties” means the Company and the Agent, acting on its behalf and on behalf of the Secured Parties.
(c)	Schedule 3 (Pledged Receivables) includes a list of the Purchased Receivables owned at the date hereof by the Company and hereby pledged in favour of the Agent, under Clause 3.5(a) (the “Pledged Receivables”). The list attached as Schedule 3 (Pledged Receivables) will be updated on a monthly basis by

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means of a notarial deed executed by the Parties before a Spanish Notary Public, in which the Purchased Receivables transferred by AGCO Iberia and owned by the Company from time to time will be included and, thus, considered as pledged under Clause 3.5(a) (i.e. as Pledged Receivables). For the avoidance of doubt, such updated list may be in the form of an Accounts receivable Listing.

(d)	It is hereby acknowledged and agreed by the Parties that the security granted in Clause 3.5(a) shall take effect in accordance with the provisions set out in Schedule 4 (Spanish Pledge Agreement) which, in respect of the Spanish Pledge only, forms a part of this Deed for all purposes.

(e)	The Parties hereby agree to notarise this Deed before a Spanish Notary Public on the first date on which the Purchased Receivables are transferred by AGCO Iberia according to the Spanish Receivables Transfer Agreement.

(f)	This Spanish Pledge shall be governed by Spanish common law. However, should any of the Credit Rights pledged under this Clause 3.5 be located in Catalonia (Spain), the specific Catalan regime on securities contained in Catalan Law 5/2006, of May 10th (“Law 5/2006”), will apply. The Parties hereby, expressly waiving their rights, in respect of the Spanish Pledge only, to any other jurisdiction, agree to submit to the jurisdiction of the Courts of the City of Madrid for the resolution of any claims or disputes that may arise in connection with the Spanish Pledge.
4.	CRYSTALLISATION OF FLOATING CHARGE

4.1	Crystallisation by notice

The Agent may at any time convert the floating charge created by the Company in Clause 3.3 (Floating charge) into a fixed charge with immediate effect:
(a)	if a Termination Event has occurred;

(b)	by notice in writing to the Company as regards any Security Asset specified in such notice if the Agent considers that:
(i)	any Security Asset may be in danger of being seized or sold pursuant to any form of legal process or otherwise in jeopardy; or

(ii)	it is desirable to protect the priority of the Security.
4.2	Automatic crystallisation

The floating charge created by the Company in Clause 3.3 (Floating charge) shall automatically (without notice to the Company) be converted into a fixed charge with immediate effect as regards all assets subject to the floating charge if:
(a)	the Company creates a Security Interest (other than in accordance with the Transaction Documents) over any Security Asset or attempts to do so or any Security Asset is disposed of contrary to Clause 6.2 (No disposals) or is otherwise in jeopardy;

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(b)	any person levies or attempts to levy any distress, execution, sequestration or other process against any Security Asset; or

(c)	the Agent receives notice of a proposal or intention to wind up, or appoint an administrator of, the Company or if the Company is wound up or has an administrator appointed.
Nothing in this Clause 4 shall affect the crystallisation of the floating charge created by the Company under applicable law and regulation.

5.	PERFECTION OF SECURITY AND FURTHER ASSURANCE

5.1	Notice of Assignment

The Company shall:
(a)	promptly deliver (with a copy to the Agent) a Notice of Assignment, duly completed, to any other party to an Assigned Document specified by the Agent; and

(b)	procure that each addressee of a Notice of Assignment acknowledges that Notice of Assignment in the form attached to that Notice of Assignment (or in such other form as the Agent may approve).
5.2	Notice of Charge
(a)	The Company shall:
(i)	promptly deliver (with a copy to the Agent) a Notice of Charge, duly completed, to any bank specified by the Agent, being a bank with which any of each Company Account or its other bank accounts are opened or maintained; and

(ii)	procure that each addressee of a Notice of Charge acknowledges that Notice of Charge in the form attached to that Notice of Charge (or in such other form as the Agent may approve).
(b)	The execution of this Deed by the Company and the Agent shall constitute notice to the Agent of the charge over any Company Account or other bank account of the Company opened or maintained with the Agent.
5.3	Further assurance

The Company shall at the request of the Agent and at its own expense promptly execute (in such form as the Agent may reasonably require) any Instruments or other documents and otherwise do any acts and things which the Agent may require to improve, preserve, perfect or protect the security created (or intended to be created) by this Deed or the priority of it or to facilitate the realisation or enforcement of it or to exercise any of the rights of the Agent or any Receiver in relation to the same.

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5.4	Covenants for title

The obligations of the Company under this Deed shall be in addition to the covenants for title deemed to be included in this Deed by virtue of Part 1 Law of Property (Miscellaneous Provisions) Act 1994.

5.5	Acting on behalf of Company

If the Company for any reason fails to observe or punctually to perform any of its obligations to the Agent, whether under this Deed or any of the Transaction Documents, the Agent shall have power, on behalf of or in the name of the Company or otherwise, to perform the obligation and to take any steps which the Agent may (but shall not be obliged to do so), in its absolute discretion, consider appropriate with a view to remedying, or mitigating the consequences of, the failure, but so that the exercise of this power, or the failure to exercise it, shall in no circumstances prejudice the Agent ‘s other rights under this Deed.

6.	NEGATIVE PLEDGE AND DISPOSALS

6.1	Negative pledge

The Company undertakes that it will not, at any time prior to the Final Payout Date, create or permit to subsist any Security Interest over any Security Asset except as expressly permitted by the Transaction Documents.

6.2	No disposals

The Company undertakes that it will not, at any time prior to the Final Payout Date, dispose of (or agree to dispose of) any Security Asset except as expressly permitted by the Transaction Documents.

7.	ENFORCEMENT

7.1	Enforcement

On or at any time after the occurrence of a Termination Event:
(a)	the Agent may at any time (notwithstanding any conflicting agreement or arrangement) by notice to the Company render the Secured Obligations (or such of them as the Agent may specify) immediately due and payable or payable immediately on demand;

(b)	the Security shall become immediately enforceable and the Agent may enforce all or any of its rights under this Deed as it thinks fit. In particular, it may without further notice exercise in relation to the Security Assets:
(i)	the power of sale and all other powers conferred on mortgagees by the LPA (or otherwise by law) an administrative receiver by the IA, in either case as extended or otherwise amended by this Deed;

(ii)	to the extent that Clause 8 (Right of appropriation) applies, the power to appropriate the Security Assets in or towards the payment and discharge

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of the Secured Obligations in accordance with Clause 8.2 (Exercise of right of appropriation); and

(iii)	(without first appointing a Receiver) any or all of the rights which are conferred by this Deed (whether expressly or by implication) on a Receiver.
7.2	LPA provisions
(a)	The Secured Obligations shall be deemed for the purposes of all powers implied by statute to have become due and payable within the meaning of s101 LPA immediately on the execution of this Deed.

(b)	s93(1) LPA (restriction on the consolidation of mortgages), s103 LPA (restricting the power of sale) and s109 LPA (restricting the power to appoint a receiver) shall not apply to the Security.
7.3	Protection of third parties
(a)	No purchaser or other person dealing with a Receiver or the Agent shall be bound to enquire whether its right to exercise any of its rights has arisen or become exercisable, or be concerned as to the application of any money paid, raised or borrowed or as to the propriety or regularity of any sale by or other dealing with that Receiver or the Agent.

(b)	All of the protection to purchasers contained in ss104 and 107 LPA and s42(3) IA shall apply to any person purchasing from or dealing with a Receiver or the Agent as if the Secured Obligations had become due and the statutory powers of sale and of appointing a Receiver in relation to the Security Assets had arisen on the date of this Deed.
7.4	Delegation
(a)	The Agent may delegate to any person or persons all or any of the rights which are exercisable by it under this Deed. A delegation under this Clause may be made in any manner (including by power of attorney) and on any terms (including power to sub-delegate) which the Agent may think fit.

(b)	A delegation under Clause 7.4(a) shall not preclude the subsequent exercise of those rights by the Agent itself nor preclude the Agent from making a subsequent delegation of them to another person or from revoking that delegation.

(c)	The Agent shall not be liable or responsible to the Company for any loss or damage arising from any act, default, omission or misconduct on the part of any delegate or sub-delegate.
7.5	No liability

None of the Agent, any Receiver or any Administrator shall be liable as a mortgagee in possession or otherwise to account in relation to all or any part of the Security Assets for any loss on realisation or for any other action, default or omission for which it or he might be liable.

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8.	RIGHT OF APPROPRIATION

8.1	Application of right of appropriation

This Clause 8 applies to the extent the Security Assets constitute “financial collateral” and this Deed constitutes a “financial collateral arrangement” (within the meaning of the Financial Collateral Arrangements (No. 2) Regulations 2003).

8.2	Exercise of right of appropriation

If and to the extent that this Clause 8 applies, the Agent may appropriate the Security Assets. If the Agent exercises its right of appropriation then it shall for these purposes value:
(a)	any relevant Company Account or other bank account and the amount standing to the credit of that account, together with any accrued interest not credited to the account, at the time of the appropriation; and

(b)	any other relevant Security Asset by reference to an independent valuation or other procedure determined by the Agent, acting reasonably, at the time of the appropriation.
9.	APPOINTMENT OF RECEIVER

9.1	Appointment of Receiver

Without prejudice to any statutory or other powers of appointment of the Agent under the LPA as extended by this Deed or otherwise, at any time after this Security has become enforceable or if the Company so requests in writing at any time the Agent may without further notice to the Company do any of the following:
(a)	appoint by deed or otherwise (acting through a duly authorised officer) any one or more persons qualified to act as a Receiver to be a Receiver of all or any part of the Security Assets;

(b)	either at the time of appointment or any time after that appointment fix his or their remuneration (without being limited by the maximum rate specified in s109(6) LPA); and

(c)	(except as otherwise required by statute) remove any Receiver and appoint another or others in his or their place.
9.2	Powers of Receiver

Every Receiver shall have in relation to the Security Assets (every reference in this Clause 9.2 to “Security Assets” being a reference only to all or any part of the Security Assets in respect of which that Receiver was appointed) the powers granted by the LPA to any receiver appointed under it or to any mortgagor or mortgagee in possession and (whether or not the Receiver is an administrative receiver) the powers granted by the IA to any administrative receiver, all as varied and extended by this Deed. In addition, but without limiting the preceding sentence, every Receiver shall have power to do the following:

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(a)	Collection: enter on, take possession of, collect and get in the Security Assets and collect and get in all rents and other income whether accrued before or after the date of his appointment and for those purposes make any demands and take any actions or other proceedings which may seem to him expedient;

(b)	Compliance with Agreement: comply with and perform all or any of the acts, matters, omissions or things undertaken to be done or omitted by the Company under this Deed;

(c)	Dealing with Security Assets: sell or otherwise dispose of the Security Assets, grant rights or options over or in respect of them and surrender, accept the surrender or vary any agreement or arrangement relating to them. This power may be exercised without the need to comply with ss99 and 100 LPA. Any disposal or other dealing under this Clause 9.2(d) may be effected in the manner and on the terms which he thinks fit, for consideration consisting of cash, debentures or other obligations, shares or other valuable consideration and this consideration may be payable in a lump sum or by instalments spread over a period as he may think fit;

(d)	Dealing with third parties: appoint or dismiss officers, employees, contractors or other agents and employ professional advisers and others on such terms (as to remuneration and otherwise) as he may think fit;

(e)	Agreements: perform, repudiate, terminate, amend or enter into any arrangement or compromise any contracts or agreements which he may consider expedient;

(f)	Proceedings: settle, arrange, compromise or submit to arbitration any accounts, claims, questions or disputes which may arise in connection with the business of the Company or the Security Assets and bring, prosecute, defend, enforce, compromise, submit to and discontinue any actions, suits, arbitrations or other proceedings;

(g)	Rights in connection with Security Assets: exercise or permit the Company or any nominee of the Company to exercise any rights incidental to the ownership of the Security Assets in such manner as he may think fit;

(h)	Assets and rights: purchase or otherwise acquire any assets or rights of any description which he shall consider necessary or desirable for the realisation of the Security Assets;

(i)	Receipts and discharges: give valid receipts for all monies and execute all discharges and other documents which may be proper or desirable for realising the Security Assets and redeem, discharge or compromise any Security Interest whether or not having priority to the Security or any part of it;

(j)	All other acts: execute and do all such other acts, things and documents as he may consider necessary or desirable for the realisation or preservation of the Security Assets or incidental or conducive to any of the rights conferred on or vested in him under or by virtue of this Deed or otherwise and exercise and do in relation to the Security Assets, and at the cost of the Company, all the rights

11

and things which he would be capable of exercising or doing if he were the absolute beneficial owner of the same; and

(k)	Name of Company: use the name of the Company or his own name to exercise all or any of the rights conferred by this Deed.
9.3	Agent of the Company

Any Receiver appointed under this Deed whether acting solely or jointly shall be deemed to be the agent of the Company and to be in the same position as a receiver appointed under the LPA and the Company shall be solely responsible for his acts, omissions, defaults, losses and misconduct and for his remuneration and the Agent shall not be in any way liable or responsible either to the Company or to any other person for any Receiver.

9.4	Joint appointment

If at any time two or more persons have been appointed as Receivers of the same Security Assets, each one of those Receivers shall be entitled to exercise individually all of the rights conferred on Receivers under this Deed to the exclusion of the other or others in relation to any of the Security Assets in respect of which he has been appointed unless the Agent shall state otherwise in the document appointing him.

10.	APPOINTMENT OF ADMINISTRATOR

10.1	Appointment of Administrator
(a)	The Agent may without notice appoint any one or more persons to be an administrator of the Company pursuant to Schedule B1, Paragraph 14 IA at any time after this Security has become enforceable.

(b)	Clause 10.1(a) shall not apply to the Company if Schedule B1, Paragraph 14 IA does not permit an administrator of the Company to be appointed.

(c)	Any appointment under Clause 10.1(a) shall be in writing signed by a duly authorised officer of the Agent.
10.2	Replacement of an Administrator

The Agent may (subject to any necessary approval from the court) end the appointment of any Administrator by notice in writing signed by a duly authorised officer and appoint under Clause 10.1 a replacement for any Administrator whose appointment ends for any reason.

11.	APPLICATION OF PROCEEDS

Any monies received by the Agent or any Receiver under this Deed or under the rights conferred by this Deed shall, after the occurrence of a Termination Event and payment of any claims having priority to this Security, be applied in the following order, but without prejudice to the right of the Agent to recover any shortfall from the Company:

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(a)	where applicable, in payment of all Losses of and incidental to the appointment of the Receiver and the exercise of all or any of his powers;

(b)	where applicable, in payment of the Receiver’s remuneration at such rate as may be agreed with the Agent;

(c)	in accordance with Clause 4 (Allocation, deposit and distribution of Collections) of the Servicing Agreement; and

(d)	if the Company is not under any further actual or contingent liability under the Transaction Documents, in payment of the surplus (if any) to the person or persons entitled to it.
The application of monies received by an Administrator will be governed by the IA.

12.	GENERAL SECURITY PROVISIONS

12.1	Continuing security

This Deed is a continuing security and regardless of any intermediate payment or discharge in whole or in part to any Secured Party, shall be binding until the Final Payout Date.

12.2	Additional security

This Deed is in addition to and is not in any way prejudiced by any other guarantee or Security Interest now or subsequently held by or on behalf of the Agent or any other Secured Party.

12.3	Waiver of defences

The obligations of the Company under this Deed will not be discharged, impaired or otherwise affected by any act, omission, matter or thing which, but for this Clause 12.3, would reduce, release or prejudice any of its obligations under this Deed, including (whether or not known to it or the Agent):
(a)	any time, waiver, consent or other indulgence granted to, or composition with, the Company or any other person;

(b)	the release of the Company or any other person under the terms of any composition or arrangement with any creditor;

(c)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or Security Interest over the assets of, the Company or any other person or any non-presentation or non-observance of any formality or other requirement in respect of any Instrument or any failure to take, or failure to realise the full value of, any Security Interest;

(d)	any incapacity or lack of power, authority or legal personality of or Insolvency or change in the members or status of the Company or any other person; or

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(e)	any disclaimer, unenforceability, illegality, invalidity or ineffectiveness of any of the Secured Obligations or any other obligation of any person under any Transaction Document or any other Instrument or Security Interest.
12.4	Immediate recourse

The Company waives any right it may have of first requiring any Secured Party to proceed against or enforce any Security Interest or other rights or claim payment from any other person before claiming from it under this Deed. This waiver applies irrespective of any applicable law and regulation or any provision of any Transaction Document to the contrary.

12.5	Discretion in enforcement

Until the Final Payout Date, the Agent or any Receiver may:
(a)	refrain from applying or enforcing any other monies, Security Interests or other rights held or received by it in respect of the Secured Obligations or apply and enforce them in such manner and order as it sees fit (whether against the Secured Obligations or otherwise) and the Company shall not be entitled to the benefit of the same; and

(b)	hold in an interest-bearing suspense account any monies received from the Company or on account of the Secured Obligations.
13.	POWER OF ATTORNEY

13.1	Appointment

The Company irrevocably and by way of security appoints the Agent and any Receiver and every delegate referred to in Clause 7.4 (Delegation) and each of them jointly and also severally to be its attorney (with full powers of substitution and delegation) and in its name or otherwise and on its behalf and as its act and deed to execute, deliver and perfect all Instruments and other documents and do any other acts and things which may be required or which the attorney may consider desirable:
(a)	to carry out any obligation imposed on it by this Deed;

(b)	to carry into effect any disposal or other dealing by the Agent or any Receiver;

(c)	to convey or transfer any right in land or any other asset;

(d)	to get in the Security Assets; and

(e)	generally to enable the Agent and any Receiver to exercise the respective rights conferred on them by this Deed or by applicable law and regulation, and the Company undertakes to ratify and confirm all acts and things done by an attorney in the exercise or purported exercise of its powers and all monies spent by an attorney shall be deemed to be expenses incurred by the Agent under this Deed.

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13.2	Irrevocable power

The Company acknowledges that each power of attorney granted by Clause 13.1 is granted irrevocably and for value as part of this Security to secure a proprietary interest of, and the performance of obligations owed to, the donee within the meaning of s4 Powers of Attorney Act 1971.

14.	RELEASE OF SECURITY

As soon as reasonably practicable after the Final Payout Date, the Agent shall release and discharge this Security and re-assign the assets assigned to the Agent under this Deed to the Company (or as it shall direct), at all times without recourse, representation or warranty and subject to the provisions of the Transaction Document.

15.	PRIOR SECURITY INTERESTS

15.1	Redemption

The Agent may at any time:
	(a)	redeem, or procure the transfer to itself of, any prior Security Interest over any Security Assets; or

	(b)	settle and pass the accounts of the holder of any prior Security Interest. Any accounts so settled and passed shall be conclusive and binding on the Company.

	15.2	Costs of redemption

All principal monies, interest, costs, expenses and other amounts incurred in and incidental to any redemption or transfer under Clause 15.1 shall be paid by the Company to the Agent on demand.

16.	AGENT PROVISIONS

16.1	Role of the Agent
(a)	The Agent shall hold the benefit of the Security Documents on trust for the Secured Parties.

(b)	The Agent does not have any duties except those expressly set out in the Transaction Documents. In particular, the Agent shall not be subject to the duty of care imposed on trustees by the Trustee Act 2000.
16.2	No fiduciary duties

The Agent shall not be bound to account to any other Secured Party for any sum or the profit element of any sum received by it for its own account.

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16.3	Business with the Company

The Agent may accept deposits from, lend money to, invest in and generally engage in any kind of banking or other business with the Company and any Affiliate of the Company.

16.4	Discretions of the Agent
(a)	The Agent may rely on:
(i)	any representation, notice, document or other communication believed by it to be genuine, correct and appropriately authorised; and

(ii)	any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his or her knowledge or within his or her power to verify.
(b)	The Agent may assume that:
(i)	no Termination Event has occurred (unless it has actual knowledge of a Termination Event arising under Clause 6.1 (Events of Default) of the Receivables Funding Agreement); and

(ii)	any right vested in any Secured Party has not been exercised.
(c)	The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d)	The Agent may act in relation to the Transaction Documents through its personnel and agents.

(e)	Notwithstanding that the Agent and one or more of the other Secured Parties may from time to time be the same entity, that entity has entered into the Transaction Documents in those separate capacities. However, where the Transaction Documents provide for the Agent and the other Secured Parties to provide instructions to or otherwise communicate with one or more of the others of them, then for so long as they are the same entity it will not be necessary for there to be any formal instructions or other communication, notwithstanding that the Transaction Documents provide in certain cases for the same to be in writing.

(f)	Except as otherwise expressly provided in this Deed, the Agent shall be and is hereby authorised to assume without enquiry, in the absence of actual notice to the contrary, that the Company and the other parties to any of the Transaction Documents (other than the Agent) is duly performing and observing all the covenants and provisions contained in or arising pursuant to this Deed or any other Transaction Document respectively relating to it and on its part to be performed and observed.
16.5	Responsibility for documentation

The Agent is not responsible for:

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(a)	the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Secured Party, the Company or any other person given in or in connection with any Transaction Document; or

(b)	the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or any other agreement, arrangement or other document entered into, made or executed in anticipation of or in connection with any Transaction Document.
16.6	Exclusion of liability
(a)	Without limiting Clause 16.6(b), the Agent will not be liable for any action taken by it under or in connection with this Deed, unless directly caused by its gross negligence or wilful misconduct.

(b)	No Party may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to this Deed. Any officer, employee or agent of the Agent may rely on this Clause 16.6(b).

(c)	The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under this Deed to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	The Agent shall not be under any obligation to insure any of the Security Assets or any certificate, note, bond or other evidence in respect of any of them or to require any other person to maintain that insurance and shall not be responsible for any Losses which may be suffered as a result of the lack or inadequacy of that insurance.

(e)	The Agent shall not be responsible for any Losses occasioned to the Security Assets, however caused, by the Company or any other person by any act or omission on the part of any person (including any bank, broker, depository, warehouseman or other intermediary or any clearing system or the operator of it), or otherwise, unless those Losses are occasioned by the Agent’s own gross negligence or wilful misconduct. In particular the Agent shall be not responsible for any Losses which may be suffered as a result of any assets comprised in the Security Assets, or any deeds or documents of title to them, being uninsured or inadequately insured or being held by it or by or to the order of any custodian or by clearing organisations or their operators or by any person on behalf of the Agent.

(f)	The Agent shall have no responsibility to the Company as regards any deficiency which might arise because the Company is subject to any tax in respect of the Security Assets or any income or any proceeds from or of them.

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(g)	The Agent shall not be liable for any failure, omission or defect in giving notice of, registering or filing, or procuring registration or filing of, or otherwise protecting or perfecting, the security constituted over the Security Assets.
16.7	Indemnity to the Agent

The Agent may, in priority to any payment to the Secured Parties, indemnify itself out of the Security Assets in respect of, and pay and retain, all sums necessary to give effect to this indemnity and to all other indemnities given to it in the other Transaction Documents in its capacity as Agent. The Agent shall have a lien on the security constituted over the Security Assets and the proceeds of enforcement of this Deed for all such sums.
16.8	Security Documents
(a)	The Agent shall accept without investigation, requisition or objection whatever title any person may have to the assets which are subject to the Security Documents and shall not:
(i)	be bound or concerned to examine or enquire into the title of any person; or

(ii)	be liable for any defect or failure in the title of any person, whether that defect or failure was known to the Agent or might have been discovered upon examination or enquiry and whether it is capable of remedy or not.
(b)	Upon the appointment of any successor Agent under Clause 8.8 (Resignation of Agent) of the Receivables Funding Agreement, the resigning Agent shall execute and deliver any documents and do any other acts and things which may be necessary to vest in the successor Agent all the rights vested in the resigning Agent under the Security Documents.

(c)	Each of the other Secured Parties:
(i)	authorises the Agent to hold each mortgage or charge created pursuant to any Transaction Document in its sole name as agent for the Secured Parties; and

(ii)	requests the Land Registry to register the Agent as the sole proprietor of any mortgage or charge so created.
16.9	No obligation to remain in possession

If the Agent, any Receiver or any delegate takes possession of all or any of the Security Assets, it may from time to time in its absolute discretion relinquish such possession.

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16.10	Agent’s obligation to account

The Agent shall not in any circumstances (either by reason of taking possession of the Security Assets or for any other reason and whether as mortgagee in possession or on any other basis):
(a)	be liable to account to the Company or any other person for anything except the Agent’s own actual receipts which have not been distributed or paid to the Company or the persons entitled or at the time of payment believed by the Agent to be entitled to them; or

(b)	be liable to the Company or any other person for any principal, interest or Losses from or connected with any realisation by the Agent of the Security Assets or from any act, default, omission or misconduct of the Agent, its officers, employees or agents in relation to the Security Assets or from any exercise or non-exercise by the Agent of any right exercisable by it under this Deed unless they shall be caused by the Agent’s own gross negligence or wilful misconduct.
16.11	Receiver’s and delegate’s obligation to account

All the provisions of Clause 16.10 shall apply in respect of the liability of any Receiver or Administrator or delegate in all respects as though every reference in Clause 16.10 to the Agent were instead a reference to the Receiver or, as the case may be, Administrator or delegate.

16.12	Bank accounts

Subject to the terms and conditions of this Deed, the Agent shall be entitled at any time to instruct any account bank, with which any Company Account or any other account of the Company subject to a Security Interest is opened or maintained, to release any amount standing to the credit of such account to the Agent and to act in accordance with that instruction, provided that the Agent shall use any amount so received only in accordance with the Transaction Documents.

17.	RECEIVABLES FUNDING AGREEMENT PROVISIONS

Clause 7 (Indemnification; expenses; related matters), Clause 8 (The Agent), Clause 9.3 (Notices and payment information) and Clauses 9.8 (Successors and assigns; binding effect) to 9.12 (No recourse) of the Receivables Funding Agreement shall apply to this Deed as if they were set out in full again here, with any changes which are necessary to fit this context.

18.	MISCELLANEOUS

18.1	Severability and partial invalidity
(a)	Any term or provision of this Deed that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

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(b)	If a court of competent jurisdiction determines that any term or provision of this Deed as written is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall reduce the scope, duration, or area of the term or provision, delete specific words or phrases, or replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Deed shall be enforceable as so modified after the expiration of the time within which the court’s judgment may be appealed.
18.2	Waivers; amendments
(a)	No failure or delay on the part of the Agent or any other Secured Party in exercising any right under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other further exercise thereof or the exercise of any other right. The rights herein provided shall be cumulative and nonexclusive of any rights provided by law.

(b)	Any provision of this Deed may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Agent.
18.3	Counterparts; facsimile delivery

This Deed may be executed in any number of counterparts and by different Parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile of an executed signature page of this Deed shall be effective as delivery of an executed counterpart hereof.

18.4	Governing law; submission to jurisdiction; appointment of Process Agent
(a)	This Deed and, to the extent incorporated into, applied to or deemed repeated in this Deed, the Schedule of Definitions shall be governed by and construed in accordance with English law; with the exception of:
(i)	Clause 3.4 (German Security) which shall be governed by and construed in accordance with German law; and

(ii)	Clause 3.5 (Spanish Security) which shall be governed by and construed in accordance with Spanish law.
(b)	The Company agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Deed or the transactions contemplated hereby and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

(c)	The Company irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 18.4(b) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any dispute,

20

which may arise out of or in connection with this Deed or the transactions contemplated hereby and agrees not to claim that any such court is not a convenient or appropriate forum.

(d)	The submission to the jurisdiction of the courts referred to in Clause 18.4(b) shall not (and shall not be construed so as to) limit the right of the Agent to take proceedings against the Company or any of its respective property in any other court of competent jurisdiction nor shall the taking of proceedings in any other jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(e)	The Company hereby consents generally in respect of any legal action or proceeding arising out of or in connection with any Transaction Document or the transactions contemplated thereby, to the giving of any relief or the issue of any process in connection with such action or proceeding including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding. Without limiting the foregoing, the Company agrees to reimburse any successful claimant the costs of any legal action or proceeding brought against it pursuant to this Clause 18.4, including the cost of all stamp duties (if any) payable in connection therewith.
EXECUTION:
The parties have shown their acceptance of the terms of this Deed by executing it, in the case of the Company as a deed, at the end of the Schedules.

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SCHEDULE 1
NOTICE OF ASSIGNMENT OF ASSIGNED DOCUMENT
[On Company’s notepaper]
To: [Name and address of other party]
[Date]
Dear Sirs
[Name and date of Assigned Document]
We refer to an agreement dated [•] 2006 between us and you (as amended or novated from time to time, the “Agreement”).
We give you notice that by a Agreement (the “Agreement”) dated [•] 2006 and entered into by us in favour of Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch (as Agent, as defined in the Agreement), we have assigned all our rights under the Agreement including the right to receive any payments due under the Agreement.
Please note the following:
(a)	we shall at all times remain solely liable to you for the performance of all of the obligations assumed by us under or in respect of the Agreement;

(b)	we irrevocably and unconditionally instruct and authorise you (despite any previous instructions which we may have given to the contrary) to pay any monies payable by you to us under the Agreement to such bank account as the Agent may from time to time specify in writing;

(c)	all of the powers, discretions, remedies and other rights which would, but for the Agreement, be vested in us under and in respect of the Agreement are exercisable by the Agent;

(d)	we have agreed not to waive any rights under nor amend, novate, rescind or otherwise terminate the Agreement without the prior written consent of the Agent;

(e)	we agree that:
(i)	none of the instructions, authorisations and confirmations in this notice can be revoked or varied in any way except with the Agent’s prior written consent; and

(ii)	you are authorised to disclose any information in relation to the Agreement to the Agent at the Agent’s request.
Please acknowledge receipt of this notice, and confirm your agreement to it, by signing the acknowledgement on the enclosed copy letter and returning it to the Agent, at Thames Court, One Queenhithe, London EC4V 3RL, England.

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This letter is governed by, and shall be construed in accordance with, English law.
Yours faithfully

[Name of Company]
By: [Name of signatory]

23

[On copy letter only:]

To:	Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.
(trading as Rabobank International), London Branch
Thames Court
One Queenhithe
London EC4V 3RL
England
We acknowledge receipt of a notice dated [•] 2006 addressed to us by [Name of Company] (the “Company”) regarding an agreement dated [•] 2006 between us and the Company (as amended or novated from time to time, the “Agreement”).
We confirm that:
(a)	we consent to the assignment of the Agreement and will comply with the terms of that notice;

(b)	we have not, as at the date of this acknowledgement, received any notice that any third party has or will have any right in, or has made or will be making any claim or demand or taking any action in respect of, the rights of the Company under or in respect of the Agreement;

(c)	if the Company is in breach of any of its obligations, express or implied, under the Agreement or if any event occurs which would permit us to terminate, cancel or surrender the Agreement we will:
(i)	immediately on becoming aware of it, give you written notice of that breach; and

(ii)	accept as an adequate remedy for that breach, performance by you of those obligations within 20 days of that notice;
(d)	we confirm that no waiver of any of the Company’s rights under and no amendment, novation, rescission or other termination by the Company of, the Agreement shall be effective without the prior written consent of the Agent; and

(e)	we confirm that we shall not exercise any right of combination, consolidation or set-off which we may have in respect of any debt owed to us by the Company and we shall send you copies of all statements, orders and notices given by us relating to that debt.

[Name of other party]
By: [Name of signatory]
Dated:

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SCHEDULE 2
NOTICE OF CHARGE
[On Company’s notepaper]
To: [Name and address of other bank]
[Date]
Dear Sirs
Account number: [•]
We refer to Account number: [•] (the “Account”).
We give you notice that by a Agreement (the “Agreement”) dated [•] 2006 and entered into by us in favour of Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch (as Agent, as defined in the Agreement) we have charged all our rights in any credit balances on the Account (the “Balances”) and the indebtedness represented by the Account.
We irrevocably and unconditionally instruct and authorise you (despite any previous instructions which we may have given to the contrary):
(a)	to disclose to the Agent (without any reference to or further authority from us and without any enquiry by you as to the justification for the disclosure), any information relating to the Account which the Agent may, at any time and from time to time, request;

(b)	at any time and from time to time on receipt by you of any written instruction from the Agent, to release any amount of the Balances and to act in accordance with that instruction (without any reference to or further authority from us and without any enquiry by you as to the justification for the instruction or the validity of the same); and

(c)	to comply with the terms of any written notice, statement or instruction in any way relating or purporting to relate to the Account, the Balances or the indebtedness represented by it or them which you may receive at any time and from time to time from the Agent (without any reference to or further authority from us and without any enquiry by you as to the justification for the notice, statement or instruction or the validity of it).
We agree that:
(i)	none of the instructions, authorisations and confirmations in this notice can be revoked or varied in any way except with the Agent’s prior written consent; and

(ii)	you are authorised to disclose any information in relation to the Account to the Agent at the Agent’s request.
Please acknowledge receipt of this notice, and confirm your agreement to it, by signing the acknowledgement on the enclosed copy letter and returning it to the Agent at Thames Court, One Queenhithe, London EC4V 3RL, England.

25

This letter is governed by, and shall be construed in accordance with, English law.
Yours faithfully

[Name of Company]
By: [Name of signatory]

26

[On copy letter only:]

To:	Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A.
(trading as Rabobank International), London Branch
Thames Court
One Queenhithe
London EC4V 3RL
England
We acknowledge receipt of a notice dated [•] 2006 addressed to us by [Name of Company] (the “Company”) regarding Account number: [•] (the “Account”).
We confirm that:
(a)	we consent to the charge of the Account and will comply with the terms of that notice;

(b)	there does not exist in our favour, and we undertake not to create, assert, claim or exercise, any mortgage, fixed or floating charge, assignment or other security interest of any kind or any agreement or arrangement having substantially the same economic or financial effect as any of the above (including any rights of counter-claim, rights of set-off or combination of accounts over or with respect to all or any part of the Account and/or the Balances (as defined in that notice); and

(c)	we have not, as at the date of this acknowledgement, received any notice that any third party has or will have any right in, or has made or will be making any claim or demand or taking any action in respect of, the rights of the Company under or in respect of the Account or the Balances.

for and on behalf of
[Name of bank]
By: [Name of signatory]
Dated:

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SCHEDULE 3
PLEDGED RECEIVABLES

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SCHEDULE 4
SPANISH PLEDGE AGREEMENT
(A)	The Spanish Pledge granted by Clause 3.5 of this Deed shall be extended to any other assets (whether tangible or intangible), rights, titles, securities or funds that may replace or correspond to the Credit Rights or may be exchanged for the Credit Rights, regardless of the cause of this substitution.

(B)	The Parties agree that, for the purposes of complying with the requirement regarding the transfer of possession established in Article 1863 of the Spanish Civil Code and Article 569-13 of Law 5/2006, such transfer of possession will occur in favour of the Agent by means of the execution and notarisation of this Deed. In addition, for the purposes of that requirement of transfer of possession, the Parties hereto instruct the Spanish Notary Public before whom this Deed will be notarised to notify AGCO Iberia of the creation of this Spanish Pledge.

(C)	The Spanish Pledge secures the full and punctual fulfilment of the Secured Obligations and it is granted with an indivisible nature. Consequently, each and every one of the Credit Rights over which this Spanish Pledge is granted secures the full payment of the Secured Obligations. Partial fulfilment of such obligations shall not extinguish proportionally the Spanish Pledge. Therefore, the Company shall only be entitled to cancel the Spanish Pledge after the full compliance with all the Secured Obligations.

(D)	During the term of this Spanish Pledge, the Company undertakes not to sell, transfer, assign as security interest, pledge or charge by any means the Credit Rights, except in accordance with the Transaction Documents.

(E)	This Spanish Pledge will be in force until all the Secured Obligations have been duly fulfilled or have been extinguished in accordance with the terms thereof.

(F)	The occurrence of a Termination Event will entitle the Agent to enforce the Spanish Pledge granted hereunder.

(G)	For the purposes of the enforcement of the Spanish Pledge, the execution of which will not affect the general liability of the Company, the Agent may, at its discretion, use any of the available legal proceedings, be they judicial, declarative or enforcement proceedings, or the non-judicial procedure provided for by Article 1872 of the Spanish Civil Code and Article 569-20 of Law 5/2006. Should the Agent decide to make use of one of such proceedings, such decision will not prevent it from initiating a new claim under any of the remaining available proceedings or the enforcement of any other additional guarantees or securities granted in favour of the Agent in so far as the Secured Obligations have not been fully discharged.

(H)	For the purposes of the enforcement of this Spanish Pledge, the Parties agree and expressly state that:
(i)	The amount due, liquid and payable in the event of enforcement of this Spanish Pledge shall be the amount specified in the certification issued by the Agent, indicating the balance of the account opened by the Agent in favour of

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the Company for accounting any amounts arising from the Transaction Documents on the date of the closing of such account.

(ii)	For that purpose, the Agent has opened in the name of the Company a special control account (the Control Register), in order to register all the entries arising from the Transaction Documents with regard to the Company. To the credit side of that Control Register there shall be credited all the amounts that the Company pays to the Agent for any reason under the Transaction Documents. To the debit side of the Control Register there shall be debited all the amounts owed by the Company to the Agent for any reason under the Transaction Documents. The balance of the Control Register shall indicate at any given time the exact amount of the sums owed by the Company to the Agent under the Transaction Documents.
(I)	For the purposes of exercising the aforementioned judicial enforcement action, the presentation of the following documents will be sufficient:
(i)	an original of this Deed, duly notarised before a Spanish Notary Public; and

(ii)	The certification issued by the Agent referred to in paragraph (H)(i) above, duly completed by the Notary Public designated by the Agent, who shall indicate that the liquidation of the debt has been carried out in the form agreed by the Parties in this Deed, and that the balance therein coincides with that of the Control Register opened in the name of the Company.
(J)	Should the Agent decide to enforce the Spanish Pledge following the procedure established in Article 1872 of the Spanish Civil Code or Article 569-20.4 of Law 5/2006, the Parties agree as follows:

(i)	The domiciles for all notices and injunctions will be the following ones:

For the Company: Abbey Park Stoneleigh, Stareton, Kenilworth, Warwickshire CV8 2TQ.

For the Agent: Thames Court, One Queenhithe, London EC4V 3RL, England.
(ii)	The reference price of the Credit Rights for the purposes of the auction will be equal to the maximum amount of the Secured Obligations mentioned in Clause 3.5 above plus 20%.

(iii)	The Company hereby appoints the Agent, who shall act through its duly authorised representatives, as its agent in the auction of the pledged Credit Rights, and expressly and irrevocably empowers the Agent to execute, in the name and on behalf of the Company, all public or private documents which may be necessary in order to formalise the transfer of the pledged Credit Rights in favour of the purchaser or, as the case may be, purchasers of the Credit Rights, with express authority to execute also any documents to which the Agent may be also a party as purchaser of the Credit Rights.

(iv)	The Notary Public who shall be competent for carrying out the auction shall be the Spanish Notary Public designated by the Agent. Should the Credit Rights pledged be located in Catalonia, the Notary Public will be the one established in paragraph a) of Article 569-20.4 of Law 5/2006. The reference price for the first auction shall be the price indicated in paragraph (ii) above.

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The reference price for the second auction will be 75% of the reference price for the first auction. The pledged Credit Rights will be awarded to the highest bidder.

(v)	Third and subsequent auctions may take place at the request of the Agent, subject to the same formalities and without a minimum reference price.

(vi)	Likewise, at the request of the Agent, partial auctions may take place with respect only to part of the pledged Credit Rights.

(vii)	The lack of agreement of the Company with respect to the amount payable will not suspend or delay the enforcement proceedings.

(viii)	Bidders will be required to deposit, for any auction in an escrow account with the Notary Public an amount equivalent to 10% of the reference price for the first auction. Said amount will be returned to any unsuccessful bidder once the auction is over. The Agent shall not be required to make a deposit in said escrow account in order to attend the auction.

(ix)	Whoever wins the auction shall pay the balance between the amount subject to the escrow deposit and the purchase price of the pledged Credit Rights within three (3) business days as from the closing of the auction. Should the winner of the auction fail to pay such balance, it will lose the amount of the escrow deposit in favour of the Agent. Likewise, the winner of the auction may assign its right to purchase the Credit Rights, who shall pay the balance between the escrow deposit made by the winner of the auction and the purchase price of the Credit Rights within the above-mentioned three (3) business days. Failure to pay said amount shall result in the loss of the amount subject to the escrow deposit in favour of the Agent.

(x)	The price obtained in the auction, once all the expenses arising from the enforcement procedures have been duly covered, will be delivered by the Notary Public to the Agent, who will in turn deliver to the Company any excess after the Secured Obligations have been fully and irrevocably discharged.

(xi)	The Notary Public shall publicize the auctions in a newspaper of national scope with at least ten (10) calendar days prior notice. Should the Credit Rights pledged be located in Catalonia, the auctions will be publicized and notified as established in paragraph b) of Article 569-20.4 of Law 5/2006.

(xii)	Where appropriate, each auction shall take place at least four (4) calendar days after the previous auction. The auctions may be announced simultaneously.

(xiii)	Should the Credit Rights be acquired by the Agent, this shall deliver to the Company full receipt for the price paid, without prejudice to the provisions below.

(xiv)	Amounts resulting from the sale of the Credit Rights will be allocated to the payment of the Secured Obligations.

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(K)	The Agent will retain all rights and claims arising from this Deed and the other Transaction Documents for that part of the Secured Obligations which has not been fully discharged as a result of the enforcement of the Spanish Pledge.

(L)	The Company expressly authorises the Agent to request the issue of second and subsequent notarial copies of the notarial deed by means of which this Deed is notarised, for the purposes of Article 517 of the Spanish Civil Procedural Law.

(M)	The Company hereby represents and warrants to the Agent that by virtue of Clause 3.5 of this Deed and this Schedule 4 a first-priority in rem right of pledge is created over the Credit Rights in favour of the Agent as security for the fulfilment of the Secured Obligations, subject only to those non contractual liens resulting from applicable law.

(N)	The Parties agree that any notice or other communication to be made in connection with Clause 3.5 of this Deed or with this Schedule 4 shall be made in writing, delivered by hand or sent by ordinary first class post, facsimile transmission or electronic mail to the following addresses, relevant addressees, facsimile numbers and mail addresses, unless such addresses, relevant addressees, facsimile numbers and mail addresses of any of the parties has changed and such Party has notified the other Parties in writing of this change in accordance with the provisions of this paragraph (N).

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EXECUTION:

The Company

SIGNED by ,	)
, duly authorised for	)
and on behalf of AGCO RECEIVABLES
LIMITED, as Company

The Agent

SIGNED by ,	)
, duly authorised for	)
and on behalf of COÖPERATIEVE	)
CENTRALE RAIFFEISEN-)
BOERENLEENBANK B.A. (TRADING	)
AS RABOBANK INTERNATIONAL), LONDON BRANCH, as Agent	)

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EXECUTION COPY
Dated 13 October 2006
(1)	AGCO RECEIVABLES LIMITED as the Company

(2)	AGCO LIMITED as Master Servicer

(3)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (trading as RABOBANK INTERNATIONAL), LONDON BRANCH as Agent and Administrator

(4)	AGCO GMBH, as an Originator and a Sub-Servicer

(5)	AGCO S.A. as an Originator

(6)	AGCO IBERIA SA as an Originator

RECEIVABLES SERVICING AGREEMENT

LONDON

THIS AGREEMENT is dated 13 October 2006 and is made between:
(1)	AGCO RECEIVBLES LIMITED, a company incorporated under the laws of England and Wales (the “Company”);

(2)	AGCO LIMITED, a company incorporated under the laws of England and Wales (the “Master Servicer”);

(3)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A, (trading as RABOBANK INTERNATIONAL, LONDON BRANCH) as Agent (the “Agent”) for the CP Lender and as Administrator (the “Administrator”) and Agent for the Liquidity Lenders;

(4)	AGCO GMBH, a Gesellschaft mit beschränkter Haftung incorporated under the laws of Germany (“AGCO Germany”) as an Originator and Sub-Servicer;

(5)	AGCO S.A., a société anonyme incorporated under the laws of France, as an Originator; and

(3)	AGCO IBERIA SA, a Sociedad Anonima incorporated under the laws of Spain, as an Originator.
BACKGROUND
(A)	Certain Originators intend to sell, assign and transfer certain Receivables from time to time to the Company.

(B)	The Company desires to obtain the services of the Master Servicer in connection with the management and collection of the Purchased Receivables.

(C)	Each of the Company and the Master Servicer wish to set out the terms on which the Master Servicer may provide services in respect of the Purchased Receivables from time to time to the Company.
1.	DEFINITIONS AND INTERPRETATION

1.1	Terms Defined in Schedule of Definitions

In this Agreement, unless otherwise defined herein or the context otherwise requires, capitalised terms have the meanings set forth in the Master Schedule of Definitions, Interpretations and Construction, dated as of the date hereof and signed by the parties hereto and others for the purposes of identification (the “Schedule of Definitions”).

1.2	Interpretation and construction

The principles of interpretation, construction and calculation set forth in Clauses 2 (Interpretation) and 3 (Calculation) of the Schedule of Definitions apply to this Agreement as if fully set forth herein.

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1.3	Amendments to Schedule of Definitions

No amendment, restatement, supplement or other modification to the Schedule of Definitions after the date of this Agreement shall affect the terms of this Agreement unless approved in writing by the parties to this Agreement.

1.4	The Agent

The parties to this Agreement acknowledge that the Agent and the Administrator are parties to this Agreement, inter alia, for the purposes of obtaining the benefit of the obligations of the Master Servicer and the Sub-Servicers hereunder. Neither the Agent nor the Administrator shall have any responsibility or liability as a result of its being party to this Agreement.

2.	APPOINTMENT OF MASTER SERVICER

2.1	Appointment of Master Servicer
(a)	The servicing, administering and collection of the Purchased Receivables shall be conducted by the Person so designated from time to time as Master Servicer in accordance with this Clause 2.1. Each of the Company and the Agent, on behalf of itself and the CP Lender, hereby appoints as its agent the Master Servicer, from time to time designated pursuant to this Clause 2.1, to administer and enforce their respective rights and interests in and under the Affected Assets. To the extent permitted by applicable law, each of the Company and the Agent (to the extent not then acting as Master Servicer hereunder) hereby agrees to grant to any Master Servicer appointed hereunder a power of attorney (subject to Clause 2.1(b)) to, in such Person’s name and on behalf of such Person:
(i)	take the actions set forth in Clause 3.1(d) to collect all amounts due under any and all Purchased Receivables and take such other actions (including endorsing the Company’s name on cheques and other instruments representing Collections) as may be required in the course of completing the collection process contemplated in Clause 3.1(d) and

(ii)	take all such other actions set forth in this Agreement.
Until the Agent gives notice to AGCO Limited (in accordance with the following sentence of this Clause 2.1(a)) of the designation of a new Master Servicer, AGCO Limited is hereby designated as, and hereby agrees to perform the duties and obligations of, the Master Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event or Potential Termination Event, the Agent may, and upon the direction of the Majority Lenders shall, designate as Master Servicer any Person (including itself) to succeed AGCO Limited or any successor Master Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Master Servicer pursuant to the terms hereof.

(b)	Upon the designation of a successor Master Servicer as set forth above, AGCO Limited agrees that it will terminate its activities as Master Servicer

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hereunder on the date on which the Agent reasonably determines is desirable, to facilitate the transition of the performance of such activities to the new Master Servicer and any power of attorney granted to the Master Servicer hereunder shall be deemed to be revoked.

(c)	AGCO Limited acknowledges that the Company, the Agent and the Secured Parties have relied on AGCO Limited’s agreement to act as Master Servicer hereunder in making their decision to execute and deliver this Agreement and the other Transaction Documents to which they are a party. Accordingly, AGCO Limited agrees that it will not voluntarily resign as Master Servicer.

(d)	AGCO Limited hereby agrees that it shall cause each of its Subsidiaries and Affiliates that is an Originator or a Sub-Servicer or that performs any operations or other action related to the origination or servicing of the Affected Assets (each such Person, an “Origination and Servicing Affiliate") to cooperate and assist the Master Servicer (including any successor Master Servicer appointed pursuant to Clause 2.1) in any manner such Master Servicer or the Agent reasonably determines will facilitate the performance of its duties hereunder, including (i) endorsing any cheque or other instrument representing Collections or other Related Assets, (ii) executing any power of attorney or other similar instrument necessary or desirable in connection with the enforcement, servicing, administration and/or collection of the Purchased Receivables and other Related Assets, and (iii) providing access to and upon request transferring, and otherwise permitting use by the Master Servicer of, any records, licenses, hardware or software necessary or reasonably desirable to collect the Purchased Receivables and otherwise service the Related Assets.

(e)	If at any time AGCO Limited shall cease to be the Master Servicer hereunder, AGCO Limited hereby irrevocably agrees to, and agrees to cause each Origination and Servicing Affiliate to, act (if the Agent or then current Master Servicer so requests) as the data-processing agent of such Master Servicer and, in such capacity, AGCO Limited and any such Origination and Servicing Affiliate shall conduct the data-processing functions of the administration of the Purchased Receivables, the Collections thereon and other Related Assets in substantially the same way that AGCO Limited conducted such data-processing functions while it acted as the Master Servicer.
2.2	Appointment of Sub-Servicer
(a)	The Master Servicer may at any time appoint a Sub-Servicer to perform all or any portion of its obligations as Master Servicer under and on the terms of this Agreement; provided that, in each case:
(i)	the Agent shall have given its prior written consent to such appointment (provided that no such consent shall be required for the appointment of any Originator as a Sub-Servicer with respect to the Purchased Receivables generated by such Originator) such consent not to be unreasonably withheld,

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(ii)	upon the termination of the then-acting Master Servicer pursuant to the terms of this Agreement, the appointment of any Sub-Servicer appointed by such Master Servicer shall also terminate unless the Agent shall instruct such Master Servicer and Sub-Servicer otherwise,

(iii)	the Master Servicer shall remain obligated and liable to the Company, the Agent and the Secured Parties for the servicing and administering of the Purchased Receivables in accordance with the provisions hereof without diminution of such obligation and liability by virtue of any such appointment of such Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Purchased Receivables and

(iv)	the Master Servicer shall not appoint a Sub-Servicer to perform any portion of its obligations if, in the opinion of counsel, such appointment would cause the Company to become subject to tax in the jurisdiction in which such Sub-Servicer is located solely by reason of such appointment.
(b)	The Master Servicer shall require that any Sub-Servicer adopt the negative covenants of the Master Servicer set forth in Clause 6.2.

(c)	The fees and expenses of any such Sub-Servicer shall be as agreed between the Master Servicer and such Sub-Servicer from time to time and none of the Company, the Agent, the Administrator, the CP Lender or any Subsidiary or Affiliate thereof shall have any responsibility therefor; provided that any such fees and expenses are paid at arm’s length commercial rates; provided further, that the sub-servicing fee payable by the Master Servicer to any Sub-Servicer shall be payable to such Sub-Servicer regardless of whether the Master Servicer has received any Servicing Fee.

(d)	Subject to the terms and conditions hereof, in particular Clause 2.2(a)(ii), the Master Servicer hereby appoints AGCO Germany as Sub-Servicer to perform all of the Master Servicer’s obligations as Master Servicer hereunder in respect of the German Receivables Pool. AGCO Germany herewith adopts the negative covenants of the Master Servicer set forth in Clause 6.2 (Negative Covenants of the Master Servicer).
3.	DUTIES OF MASTER SERVICER

3.1	Duties and rights of Master Servicer
(a)	The Master Servicer shall perform its obligations under this Agreement with reasonable care and diligence as if it were the owner of the Purchased Receivables and Related Assets and in accordance with all applicable Law and the applicable Credit and Collection Policy. The Master Servicer shall set aside (and, if applicable, segregate) for the accounts of the Company, the Agent, the CP Lender and each other Secured Party the amount of the Collections to which each is entitled in accordance with Clause 4. The Master Servicer shall not extend the maturity of any Purchased Receivable or adjust the Outstanding Balance of any Purchased Receivable except as permitted by

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the Credit and Collection Policy or the Transaction Documents. The Company shall deliver to the Master Servicer and the Master Servicer shall hold in trust for the Company and the Agent, on behalf of the Secured Parties, in accordance with their respective interests, all Records which evidence or relate to any Affected Asset. The Master Servicer shall not, and shall not permit any of its Affiliates to, make the Administrator, the Agent or any of the Secured Parties or any Affiliate thereof a party to any litigation without the prior written consent of such Person.

(b)	The Master Servicer shall, as soon as practicable following receipt thereof, remit to the applicable Originator all collections from any Person of indebtedness of such Person which are not on account of a Purchased Receivable originated by such Originator. Notwithstanding anything to the contrary contained in this Clause 3, the Master Servicer, if not AGCO Limited or any Affiliate of AGCO Limited, shall have no obligation to collect, enforce or take any other action described in this Clause 3 with respect to any indebtedness that does not constitute a part of the Affected Assets other than to deliver to the Company the Collections and documents with respect to any such indebtedness as described in this Clause 3.1(b).

(c)	Any payment by an Obligor in respect of any indebtedness owed by it to an Originator shall, except as otherwise specified by such Obligor, required by contract or law or clearly indicated by facts or circumstances (including, by way of example, an equivalence of a payment and the amount of a particular invoice), and unless otherwise instructed by the Agent, be applied as a Collection of any Purchased Receivable of such Obligor (starting with the oldest such Purchased Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other Receivable or other indebtedness of such Obligor.

(d)	The Master Servicer shall take action to collect each Purchased Receivable from time to time in accordance with the applicable Credit and Collection Policy. If at any time payment (or a portion thereof) with respect to any Purchased Receivable remains unpaid, the Master Servicer shall, in accordance with the Credit and Collection Policy, contact the related Obligor with respect to such payment and notify such Obligor of its intention to commence foreclosure proceedings, and if necessary commence the enforcement of such Purchased Receivable, any Related Assets and the related Contracts, if any.

(e)	The Master Servicer shall be entitled to change the Credit and Collection Policy subject to the consent of the CP Lender (or the Agent acting on behalf of the CP Lender); provided, however, that (i) such change is not reasonably likely to cause or result in any Material Adverse Effect, and (ii) any material change to the Credit and Collection Policy requires the prior written consent of each of the Agent and each Rating Agency.

(f)	AGCO Germany shall be entitled, in its capacity as Sub-Servicer on behalf of the Master Servicer, to extend, amend or otherwise modify the terms of any German Receivable or any Contract related thereto in accordance with the Credit and Collection Policy. Upon request by the Master Servicer, AGCO

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Germany shall use reasonable endeavours to extend, amend or otherwise modify the terms of any German Receivable or any Contract in accordance with the Credit and Collection Policy.

(g)	The Company shall grant to the Master Servicer access to the Company Account by delivering to the relevant account bank an Account Mandate Letter. Only upon the occurrence and during the continuance of a Termination Event or Potential Termination Event or following the designation of a Master Servicer other than the Parent or an Affiliate of the Parent pursuant to Clause 2.1 (Appointment of Master Servicer), such access may be withdrawn as set forth in the Account Mandate Letter.
3.2	Reports

On each Master Servicer Reporting Date, the Master Servicer shall make available to the Agent and the Administrator a Master Servicer Report. Each such delivery of a Master Servicer Report shall constitute the Master Servicer’s representation and warranty that, based upon the data set forth in each Account Receivables Listing delivered in connection with the Purchased Receivables, no breach of the Transaction Documents would have occurred following the purchase of any Receivables offered for sale under any Receivables Transfer Agreement.

3.3	Enforcement rights after Termination Event

At any time upon the occurrence and during the continuance of a Termination Event or Potential Termination Event:
(a)	the Agent shall be entitled to authorise any other Person to deliver Obligor Notifications to any Obligor or such other notifications to Obligors as the Agent may deem necessary from time to time and require the Company under the authority granted to the Company or the Agent by any Originator in a Power of Attorney to endorse any bill of exchange, promissory note or other instrument;

(b)	at the Agent’s request and at the Master Servicer’s expense, the Master Servicer shall, and shall cause each of its Origination and Servicing Affiliates to (i) give notice of the Company’s ownership of the Purchased Receivables and the security interest of the Agent and the Secured Parties’ therein to each Obligor and direct that payments be made directly to the Agent or its designee, and (ii) execute any power of attorney or other similar instrument and/or take any other action necessary or desirable to give effect to such notice and directions, including any action required to be taken so that the obligations or other indebtedness of such Obligor in respect of any Purchased Receivables or other Related Asset may no longer be legally satisfied by payment to an Originator or other AGCO Party; and

(c)	at the Agent’s request, the Master Servicer shall at its own expense, and, shall cause each of its Origination and Servicing Affiliates to (i) assemble all of the Records and shall make the same available to the Agent at the addresses specified for the related Originator in the Receivables Transfer Agreement to which such Originator is a party or at any other place agreed to by such

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Originator and the Agent, and (ii) segregate all cash, cheques and other instruments received by it from time to time constituting Collections of Purchased Receivables in a manner reasonably acceptable to the Agent and shall, promptly upon receipt, remit all such cash, cheques and instruments, duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.
3.4	Power of Attorney

The Company hereby authorises the Agent, and irrevocably appoints the Agent as its attorney-in-fact, with full power of substitution and with full authority in the place and stead of the Company, which appointment is coupled with an interest, at any time when a Termination Event or Potential Termination Event exists, to take the actions set forth in Clause 3.1 to collect all amounts due under any and all Purchased Receivables and take such other actions (including endorsing the Company’s name on cheques, bills of exchange, promissory notes and other instruments representing Collections) as may be required in the course of completing the collection process contemplated in Clause 3.1. Nothing in this Clause 3.4 shall subject such attorney-in-fact to any liability if such attorney-in-fact elects in its sole discretion not to take any such action or if any action taken by it shall prove to be inadequate or invalid.

4.	ALLOCATION, DEPOSIT AND DISTRIBUTION OF COLLECTIONS

4.1	Allocation and distribution of Collections

The Master Servicer shall hold and distribute Collections in accordance with this Clause 4.1.
(a)	On each day, the Master Servicer shall in respect of the Collections that are received or deemed received by the Company or any Originator on such day:
(i)	firstly, procure that in the following order for the benefit of the Agent and the Secured Parties an aggregate amount equal to the sum of:
(A)	all Yield accrued through such day on the Net Funding Advances and all Interest accrued through such day on the Net Liquidity Advances;

(B)	the Servicing Fee, if any, accrued through such day;

(C)	any other fees payable by the Company on or before the next Settlement Date as described in the Fee Letter;

(D)	any payment or mandatory prepayment of the Net Funding Advances or Net Liquidity Advances to be made on or before the next Settlement Date; and

(E)	any other amounts payable by the Company as described in the definition of Aggregate Unpaids;
is held by the Company or the relevant Originator on trust, and each of the Company and the relevant Originator hereby agrees to hold such

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amount on trust, for the benefit of the parties entitled to such amounts under this Clause 4.1(a)(i); and
(ii)	secondly, hold on trust (or procure the holding on trust of), pro rata based on the amounts owing pursuant to this Clause 4.1(a)(ii) to the Company, (A) an amount equal to any operating expenses (including management fees and expenses and any Taxes payable by Company) of the Company that will become due and payable on or prior to the next Settlement Date, and (B) an amount per annum retained by the Company equal to the greater of (x) Euro 10,000 and (y) 0.01% of the amount by which (1) the Collections of the Purchased Receivables in such year exceeds (2) the Purchase Price (less, in the case of Purchased Receivables which are French Receivables, the relevant Subrogation Fee) of such Purchased Receivables;

(iii)	thirdly, hold on trust (or procure the holding on trust of) the remainder, if any, of such Collections to the Company for application in accordance with Clause 4.2.
(b)	On each date (other than a Settlement Date) when amounts described in Clause 4.1(a)(i) are due and payable:
(i)	the Master Servicer shall deposit, or procure the deposit of, into the account of the Agent specified in Schedule 1 (Payment information) to the Schedule of Definitions, out of the amounts held pursuant to Clause 4.1(a)(i), an amount equal to the sum of the amounts so due and payable (or, if less, the amount available for such payment); and

(ii)	upon receipt by the Agent of such amount, the Agent shall distribute it to the CP Lender or other Persons entitled thereto, in the order of priority set forth in Clause 4.1(c)(ii).
(c)	On each Settlement Date:
(i)	the Master Servicer shall deposit, or procure the deposit of, into the applicable account of the Agent specified in Schedule 1 (Payment information) to the Schedule of Definitions, out of the amounts determined or set aside pursuant to Clause 4.1(a)(i) (and not prior to such time deposited in accordance with Clause 4.1(b) and applied in accordance with Clause 4.1(c)), an amount equal to the sum of the unpaid amounts described in such Clause 4.1(a)(i) and falling due on or before such Settlement Date; and

(ii)	upon receipt by the Agent of such amount, the Agent shall distribute it to the Persons (and in the case of payments to the Liquidity Lenders, such payments shall be treated as payments by the Borrower to the Liquidity Lenders under the Liquidity Agreement), for the purposes and in the order of priority set forth below:
(A)	to the Liquidity Lenders, pro rata based on the amount of accrued and unpaid Interest owing to each of them, in payment

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of the accrued and unpaid Interest on the Liquidity Advances for the related Interest Period in an amount equal to the amount of accrued and unpaid interest on the lesser of the Asset Deficiency and the Net Liquidity Advances;

(B)	to the Lenders, pro rata based on the amount of accrued and unpaid Yield and Interest owing to each of them, in payment of the accrued and unpaid Yield on the Tranches for the related Rate Period and all other accrued and unpaid Interest on the Liquidity Advances for the related Interest Period (and not paid under Clause 4.1(c)(ii)(A));

(C)	if AGCO Limited or any Affiliate of AGCO Limited is not then the Master Servicer, to the Master Servicer in payment of the accrued and unpaid Servicing Fee, if any, payable on such Settlement Date to the extent not retained by the Master Servicer as provided for by Clause 4.1(c)(iii);

(D)	to the Liquidity Lenders, pro rata based on the respective principal amounts of the Liquidity Advances held by them, in repayment and reduction of the Net Liquidity Advances, in an amount equal to the lesser of the Asset Deficiency and the Net Liquidity Advances then due and payable;

(E)	to the Lenders, pro rata based on the respective principal amounts of the Advances outstanding, in repayment and reduction of the Net Funding Advances and Net Liquidity Advances, in each case then due and payable;

(F)	to the Agent, the Administrator, the applicable Lenders or such other Persons as may be entitled to such payment, in payment of any other Aggregate Unpaids (other than Net Funding Advances, Net Liquidity Advances, Yield, Interest and Servicing Fee) owed by the Company, any Originator and/or the Master Servicer hereunder to such Person; and

(G)	if AGCO Limited or any Affiliate of AGCO Limited is the Master Servicer, to the Master Servicer in payment of the accrued Servicing Fee, if any, payable on such Settlement Date, to the extent not retained by the Master Servicer as provided for by Clause 4.1(c)(iii);
(iii)	notwithstanding the foregoing, unless either (A) a Termination Event or Potential Termination Event has occurred and is continuing, or (B) the Agent elects, by not less than 10 days prior written notice to the Master Servicer, to revoke its consent to the Master Servicer’s retention of any Servicing Fee, the Master Servicer may retain amounts which would otherwise be deposited in respect of any accrued and unpaid Servicing Fee, in which case no deposit or distribution shall be made in respect of such Servicing Fee under this Clause 4.1(c); and

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(iv)	the Master Servicer shall retain and the Company or the relevant Originator, as the case may be, shall continue to hold in trust in accordance with Clause 4.1(a), any amounts held pursuant to Clause 4.1(a)(i) in excess of the amount required to be deposited in the Agent’s account pursuant to this Clause 4.1(c) or pursuant to Clause 4.1(b) above.
(d)	Notwithstanding anything herein or in any other Transaction Document to the contrary, on and after the occurrence and during the continuance of a Termination Event or a Potential Termination Event, the Company shall, and shall require the Master Servicer, any Originator and any other AGCO Party to, upon the request of the Agent to the Company (with a copy to the Master Servicer), within one Business Day after receipt by such Person of any Collections, including any Collections received or deposited into another account, remit (or cause to be remitted) such Collections together with all interest and earnings thereon to the CP Lender Account
4.2	Application of Collections allocated to the Company
(a)	On each Settlement Date, the Master Servicer shall apply, on behalf of the Company, Collections in respect of Purchased Receivables held for the Company under Clause 4.1(a)(iii) as follows:
(i)	first, to the payment, pro rata based on the respective amounts owing in respect thereof, of the Subrogation Price of French Receivables to be purchased pursuant to the French Receivables Transfer Agreement and to the payment of the Purchase Price of German Receivables to be purchased pursuant to the German Receivables Transfer Agreement;

(ii)	second, pro rata based on the respective amounts owing in respect thereof, to the payment of the Purchase Price of new Receivables purchased or to be purchased by the Company on such day pursuant to the Receivables Transfer Agreements;

(iii)	third, to the payment of accrued interest and other amounts outstanding with respect to any Subordinated Loan owed by the Company to the Subordinated Lender, provided that no payment shall be made in accordance with this Clause 4.2(a)(iii) unless, following such payment, the Net Receivables Balance is greater than or equal to the sum of (A) the aggregate amount of outstanding Commercial Paper issued to fund Funding Advances, plus (B) the Net Liquidity Advances, plus (C) the Required Capital Percentage of the Net Receivables Balance, at such time; and

(iv)	fourth, for investment by the Master Servicer in Eligible Investments; provided that no such Eligible Investments shall include any option or other embedded derivative feature nor be in the form of an equity security.
(b)	The amount of Collections held for the Company under Clause 4.1(a) on any day shall be allocated among the Originators and the Subordinated Lender for

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application pursuant to Clauses 4.2(a)(i) through (iv); provided that no amount shall be distributed to any Originator or the Subordinated Lender in excess of available Collections on Receivables purchased by the Company from such Originator.

(c)	On or before each Master Servicer Reporting Date, the Master Servicer will calculate the aggregate amounts paid or payable to each Originator and the Subordinated Lender under Clause 4.2(a) during the preceding calendar month, and will set forth the results of such calculations and any resulting adjustments as indicated in the form of the Master Servicer Report.
4.3	Handling of Collections
(a)	So long as the Master Servicer shall hold any Collections then or thereafter required to be paid by the Company or the Master Servicer to the Agent, it shall hold such Collections, and any interest or investment earnings thereon, in trust on behalf of (and to the order of) the Agent in accordance with the order of priority set out in Clause 4.1 (Allocation and distribution of Collections).

(b)	The Master Servicer shall, upon the reasonable request of the Agent, segregate, in a manner acceptable to the Agent (acting reasonably), all cash constituting Collections and all cheques, Promissory Notes, and other instruments received by it which evidence Purchased Receivables and the proceeds thereof constituting Collections, received by it from time to time, from the general funds of each of the Master Servicer, the Company, the Originators and the Sub-servicers prior to the remittance thereof to the Agent in accordance with this Agreement. If the Master Servicer is required to segregate Collections, cheques, promissory notes and other instruments evidencing Purchased Receivables pursuant to the preceding sentence, the Master Servicer shall segregate and deposit in an account in the name of the Agent acting for the Secured Parties with a bank designated by the Agent such Collections, cheques, promissory notes and other instruments on the first Business Day following receipt by the Master Servicer thereof, duly endorsed or with duly executed instruments of transfer.

(c)	Each of the Company and the Master Servicer agrees that, from time to time, upon a reasonable request of the CP Lender or the Agent, it shall:
(i)	take such actions as the CP Lender or the Agent deems necessary or desirable (in each case acting reasonably) to cause all cash constituting Collections and all cheques and other instruments evidencing Purchased Receivables and any Related Assets to come into the possession of the CP Lender or the Agent rather than the Company, any Originator or the Master Servicer;

(ii)	transfer all cash constituting Collections received or deemed received (in accordance with the terms hereof) by the Master Servicer, the Company , any Originator or any Sub-servicer to such accounts as the CP Lender or the Agent on its behalf may from time to time specify, with such frequency as the CP Lender or the Agent may require (acting reasonably); and

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(iii)	endorse the CP Lender’s name on cheques and other instruments representing Purchased Receivables.
(d)	No Advance shall be deemed reduced by any amount held in trust or held in any account unless and until, and then only to the extent that, such amount is finally paid to the Agent in accordance with Clause 4.1.
4.4	Deemed Collections
(a)	Dilutions. If, on any day, any Purchased Receivable becomes a Diluted Receivable, other than by reason of the operation of Clause 4.4(b), the Company shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of the reduction, adjustment or cancellation of the Outstanding Balance thereof which resulted in such Purchased Receivable being a Diluted Receivable.

(b)	Breach of Representation or Warranty. If on any day any of the representations or warranties in Clause 4 (Representations and warranties) of the Receivables Funding Agreement or Clause 5 (Representations and warranties) of this Agreement was or becomes untrue with respect to a Purchased Receivable, the Company shall be deemed to have received on such day a Collection of such Purchased Receivable in full.

(c)	Payment. If the Company is deemed to have received a Collection on any Purchased Receivable pursuant to Clause 4.4(a) or (b), the Company shall be obliged to pay an amount equal to such Deemed Collection to the Master Servicer and such amount shall be applied by the Master Servicer in accordance with Clause 4.1 (Allocation and distribution of Collections). The payment of such amount shall become due on the date of such Deemed Collection, but not payable until the Settlement Date next following the date of such Deemed Collection, provided that, if a Termination Event has occurred and is continuing, such payment shall be due and payable on the date of such Deemed Collection.

(d)	To the extent that (i) the Company has received the full Outstanding Balance of a Purchased Receivable referred to in Clause 4.4(b) and (ii) the Company subsequently receives Collections with respect to such Purchased Receivable, the Company shall pay to the relevant Originator the Collections so received.
4.5	Payments, etc.
(a)	All amounts to be paid or deposited by the Company or the Master Servicer hereunder shall be paid in a manner such that the amount to be paid or deposited is actually received by the Person to which such amount is to be paid or on behalf of which such amount is to be deposited, in accordance with the terms hereof on the day when due in immediately available funds.

(b)	All amounts payable to the Agent (whether on behalf of or for the account of any Secured Party or otherwise) shall be paid or deposited in the account indicated under the heading “Payment Information” in Schedule 1 (Payment

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information) to the Schedule of Definitions, unless otherwise notified by the Agent.

(c)	The Company shall, to the extent permitted by Law, pay to the Agent, for the benefit of the Secured Parties, upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to the Default Rate.

(d)	Euro is the currency of account for each payment made or to be made under this Agreement with respect to each Receivables Pool.
4.6	Payments of Liquidity Advances

The parties hereto agree and acknowledge that on any Settlement Date on which repayment of Liquidity Advances and payment of Interest is due under the Liquidity Agreement, such Liquidity Advances and Interest shall be paid out of the Collections available therefore pursuant to Clause 4.1 (Allocation and distribution of Collections). Any payments so made shall be treated as payments by the Borrower to the Liquidity Lenders under the Liquidity Agreement.

5.	REPRESENTATIONS AND WARRANTIES

5.1	Representations and warranties of the Master Servicer

Each of the Master Servicer and AGCO Germany, in its capacity as Sub-Servicer, represents and warrants to the Company and the Agent, for the benefit of the Agent and the Secured Parties, that, on the Closing Date and on each Settlement Date:
(a)	Corporate Existence and Power. It is a body corporate duly organised and validly existing under the laws of its jurisdiction of incorporation and (ii) has all corporate power and all governmental licences, authorisations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, the failure to have which would have a Material Adverse Effect.

(b)	No Conflict. The execution, delivery and performance by it of each Transaction Document to which it is a party:
(i)	are within its corporate powers;

(ii)	have been duly authorised by all necessary corporate action and have been duly executed and delivered;

(iii)	do not contravene or violate:
(A)	any of its constitutional documents;

(B)	any law, rule or regulation applicable to it which would result in a Material Adverse Effect;

(C)	any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound which would result in a Material Adverse Effect; or

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(D)	any order, writ, claim form, judgment, award, injunction or decree binding on or affecting it or any of its property, which contravention or violation would result in a Material Adverse Effect; and
(iv)	do not result in the creation or imposition of any Adverse Claim on its assets (except as created under any Transaction Document).
(c)	Governmental Authorisation. No authorisation or approval or other action by, and no notice to or filing with, any Governmental Entity or regulatory body, the absence of which could have a Material Adverse Effect, is required for the due execution, delivery and performance by it of any Transaction Documents to which it is a party.

(d)	Binding Effect. Each Transaction Document to which it is a party constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms (as such enforcement may be subject to any applicable Enforcement Limitation).

(e)	Accuracy of Information. All information furnished or made available by it or on its behalf to the Company or the Agent for the purposes of or in connection with this Agreement, any of the other Transaction Documents, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished or made available by it or on its behalf to the Company or the Agent shall, to the best of its knowledge and belief, be true, accurate and complete in every material respect on the date such information is stated or certified, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(f)	Financial Statements. (i) The Parent’s audited consolidated balance sheets and the statements of income relating thereto, for the most recently-ended fiscal year of the Parent which have been prepared in accordance with GAAP applicable to the Parent consistently applied and copies of which have been furnished or made available to the Agent, present a true and fair view of the consolidated financial condition of the Group Companies on such date; and (ii) the Master Servicer’s audited balance sheets and the statements of income relating thereto, for its most recently-ended fiscal year which have been prepared in accordance with GAAP applicable to it consistently applied and copies of which have been furnished or made available to the Agent, present a true and fair view of its financial condition on such date.

(g)	Places of Business. Its registered office, Centre of Main Interest and principal places of business where it keeps all its Records, are located at the address(es) listed in Exhibit 1 to the Schedule of Definitions or such other locations notified to the Agent in accordance with Clause 6.2(d).

(h)	Actions, Suits. There are no actions, suits or proceedings pending or, to its knowledge threatened against or affecting it or any of its properties in or before any court, arbitrator or other body, which would have a Material

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Adverse Effect. It is not in default with respect to any order of any court, arbitrator or governmental body which default would have a Material Adverse Effect.

(i)	Other Defaults. It does not have any indebtedness (other than to another Group Company and whether individually or collectively) in excess of the Threshold Amount which has been declared to be or otherwise has become due and payable prior to its scheduled maturity date.

(j)	Sovereign Immunity. None of its properties or assets has any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any competent court, service of process upon it or any agent, attachment prior to judgment, attachment in aid of execution, execution or any other process for the enforcement of any judgment or other legal process in respect of any of its obligations under any Transaction Document to which it is a party. To the extent that, the foregoing notwithstanding, it has or may have any such immunity, such right of immunity is hereby irrevocably and unconditionally waived.

(k)	Corporate Information. All shareholders’ resolutions or other events or circumstances with respect to it (including all excerpts from any commercial register) which are required or which are capable of being recorded in the commercial register in the jurisdiction of its incorporation have been so recorded, save for such resolutions or other events or circumstances where any failure to so record would not have a Material Adverse Effect.

(l)	Tracking. The Master Servicer has the capability (i) at any given time to identify the Purchased Receivables of each individual Obligor, (ii) to track Collections in respect of each Obligor of the Purchased Receivables and Collections in respect of each individual Purchased Receivable and of each of the Receivables that have been or will be offered for sale under each Receivables Transfer Agreement and (iii) as among the Purchased Receivables payable by any Obligor, to identify which of such Purchased Receivables (if any) are Defaulted Receivables and/or Delinquent Receivables. Each Originator has the capability (i) at any given time to identify each Purchased Receivable originated by such Originator of each individual Obligor and (ii) to track Collections in respect of each Obligor of the Purchased Receivables and Collections in respect of each individual Purchased Receivable and of each of the Receivables that have been or will be offered for sale under each Receivables Transfer Agreement and (iii) as among the Purchased Receivables payable by any Obligor, to identify which of such Purchased Receivables (if any) are Defaulted Receivables and/or Delinquent Receivables.

(m)	Eligibility of Receivables. Each Purchased Receivable represented by it to be an Eligible Receivable in any Master Servicer Report is in fact an Eligible Receivable as of the Purchase Date relating to such Purchased Receivable and the date of such report, and each Purchased Receivable which is included in the calculation of any Net Receivables Balance as of any time is in fact an Eligible Receivable and not a Defaulted Receivable at such time. It has no knowledge of any fact (including any defaults by the Obligor thereunder on

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any other Purchased Receivable) that would cause it or should have caused it to expect any payments on such Purchased Receivable not to be paid in full when due or that is reasonably likely to cause or result in any other Material Adverse Effect with respect to such Purchased Receivable.

(n)	Credit and Collection Policy. Except as otherwise permitted under, or contemplated by, this Agreement, the Credit and Collection Policy has not been amended or modified in any respect which would have a Material Adverse Effect.

(o)	Material Adverse Effect. Since its most recent financial statements, there has been no Material Adverse Effect in relation to the Master Servicer.

(p)	Accounts
(i)	Collections are only paid into the AGCO Accounts.

(ii)	The Obligor in respect of each Purchased Receivable has been instructed to make payments in respect of such Purchased Receivable only to the AGCO Accounts.
(q)	No Termination Event. No event has occurred and is continuing and no condition exists which constitutes or may reasonably be expected to constitute a Termination Event.

(r)	Solvency. It is solvent and able to pay its debts as they fall due and has not suspended or threatened to suspend making payments (whether of principal or interest) with respect to all or any class of its debts and will not become insolvent or unable to pay its debts in consequence of any obligation or transaction contemplated in the Transaction Documents.

(s)	Insolvency procedures. No corporate action has been taken or is pending, no other steps have been taken (whether out of court or otherwise) and no legal proceedings (other than any frivolous and vexatious proceedings which are dismissed within 10 days) have been commenced or are threatened or are pending for:
(i)	its bankruptcy, liquidation, suspension of payments, controlled management, winding-up, liquidation, dissolution, administration or reorganisation; or

(ii)	it to enter into any composition or arrangement with its creditors; or

(iii)	the appointment of a receiver, administrative receiver, trustee or similar officer in respect of it or any of its property, undertaking or assets.
No event equivalent to any of the foregoing has occurred in or under the laws of any relevant jurisdiction.

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5.2	Additional representations and warranties of the Master Servicer

Each of the Master Servicer and AGCO Germany, in its capacity as Sub-Servicer, represents and warrants on the Closing Date and on each Settlement Date to the Company, the Agent, the Administrator and the Secured Parties, which representation and warranty shall survive the execution and delivery of this Agreement, that each of the representations and warranties of the Master Servicer or AGCO Germany (whether made in its capacity hereunder or under another Transaction Document) contained in any other Transaction Document is true, complete and correct and applies with equal force to the Master Servicer or AGCO Germany in its capacity as the Master Servicer or Sub-Servicer, as applicable, and each of the Master Servicer and AGCO Germany hereby makes each such representation and warranty to, and for the benefit of, the Company, the Agent, the Administrator and the Secured Parties as if the same were set forth in full herein.

6.	COVENANTS

6.1	Affirmative covenants of the Master Servicer

At all times from the date hereof to the Final Payout Date, unless the Agent shall otherwise consent in writing:
(a)	Reporting Requirements. The Master Servicer shall maintain for itself and its Subsidiaries a system of accounting established and administered in accordance with GAAP, and shall furnish or make available (or cause to be furnished or made available) to the Agent:
(i)	Annual Reporting. Upon the request of the Agent and after filing thereof with the relevant Official Body, audited financial statements certified in a manner acceptable to the Agent by a duly authorised officer of the Master Servicer;

(ii)	Compliance Certificate. Together with the financial statements required hereunder, a compliance certificate signed by the Master Servicer’s director of finance or chief financial officer, stating that (A) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Master Servicer and its Subsidiaries, and (B) to the best of such Person’s knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof and the action, if any, taken or proposed to be taken to remedy the same.

(iii)	Other Information. To the extent not prohibited by applicable Law, such other information (including non-financial information) as the Agent or the Administrator may from time to time reasonably request with respect to the Master Servicer or any Subsidiary of the Master Servicer.
(b)	Conduct of Business. The Master Servicer shall, and shall cause each of its Subsidiaries to, (i) carry on and conduct its business in substantially the same

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manner and in substantially the same fields of enterprise as it is presently conducted, (ii) do all things necessary to remain duly organised, validly existing and in good standing in its jurisdiction of organisation, and (iii) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(c)	Compliance with Laws, etc. The Master Servicer shall, and shall cause each of its Subsidiaries to, (i) comply with all Laws to which it or its respective properties may be subject, non-compliance with which would have a Material Adverse Effect and (ii) preserve and maintain its corporate existence, licenses, rights, franchises, qualifications and privileges.

(d)	Audits. The Master Servicer shall, and shall procure that each Originator shall, during regular business hours on any European Business Day as requested by the Company upon reasonable notice (or, after the occurrence of a Termination Event or Potential Termination Event, as frequently and at such times as the Company shall determine and whether or not on notice), permit the Company, the Agent and their respective agents or representatives (including the auditors appointed by the Agent for the purpose) to conduct an audit of the Master Servicer and each Originator and, in connection therewith, without limitation:
(i)	to examine and make copies of and abstracts from all Records in the possession or under the control of the Master Servicer and each Originator relating to Purchased Receivables and the Related Assets, including, without limitation, the related Contracts; and

(ii)	to visit the offices and properties of the Master Servicer and each Originator for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Master Servicer’s and each Originator’s financial condition, or the Purchased Receivables and the Related Assets, the Master Servicer’s, each Originator’s and each Sub-Servicer’s performance under the Transaction Documents to which it is party, and under the Contracts, with any of the officers or employees of the Master Servicer and each Originator.
Following the occurrence of a Termination Event or a Potential Termination Event, the Master Servicer shall reimburse the Company and the Agent for any reasonable out of pocket costs and expenses incurred in connection with the actions described in this Clause 6.1(d).

(e)	Keeping and Maintaining of Records and Books; Notation in Financial Statements.
(i)	The Master Servicer shall, in each case with respect to the Purchased Receivables, maintain and implement administrative and operating procedures (including an ability to recreate records evidencing such Receivables and identifying such Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary

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or advisable for the collection of all such Receivables (including records adequate to permit the immediate identification of each Purchased Receivable, the Equipment or Parts relating to such Receivable and all Collections of and adjustments to such Receivable) and provide to the Agent from time to time such information as the Agent may reasonably request. The Master Servicer shall give the Agent and the Company notice of any material change in the administrative and operating procedures referred to in the previous sentence.

(ii)	The Master Servicer shall keep a complete and accurate copy of each Account Receivables Listing delivered by the Originators under the Receivables Transfer Agreements.
(f)	Performance and Compliance with Receivables and Contracts and Credit and Collection Policy. The Master Servicer shall (i) at its own expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under any Contract related to the Purchased Receivables; and (ii) timely and fully comply with the applicable Credit and Collection Policy.

(g)	Personal Information. Notwithstanding anything in any Transaction Document to the contrary, the Master Servicer shall ensure that no personal or other information in, or otherwise relating to, any Contract, Purchased Receivable, any Collection related thereto, or any other Affected Asset or any Record (“Relevant Personal Data”) is transmitted or delivered to, or otherwise received by, the Company, the Agent or any other Indemnified Party if such transmission, delivery or receipt would result in the violation by such Person of any legislation or regulation relating to data protection; provided that, upon the request of the Agent at any time after a Termination Event or Potential Termination Event has occurred and is continuing, the Master Servicer shall, and shall cause each of the Originators to, in each case, at its own expense, co-operate, assist and otherwise take all necessary actions as may be required to ensure that all Relevant Personal Data is transferred to the Agent (or such other Person as the Agent may direct) in accordance with all applicable Law, including entering into any further deeds or documents which may be required to comply with any such legislation or regulations relating to data protection.

(h)	Notices. The Master Servicer shall notify the Agent and the Company in writing of any of the following, describing the same and, if applicable, the steps being taken with respect thereto:
(i)	Termination Event. Immediately upon becoming aware thereof, the occurrence of any Termination Event or Potential Termination Event, by a statement of one of its duly authorised officers;

(ii)	Final Judgment. As soon as reasonably practicable following the occurrence thereof, the entry of any final judgment or decree (which is not subject to any further appeal) against the Parent, the Company, any Originator or the Master Servicer in an amount which, when aggregated with any other undischarged judgments or decrees against

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the Parent, the Company, such Originator the Master Servicer is in excess of the Threshold Amount at the time of entry of such judgment or decree;

(iii)	Litigation. As soon as reasonably practicable following the occurrence thereof and, in any event, no later than the immediately succeeding Settlement Date, the institution of any litigation, dispute resolution, arbitration proceeding or governmental proceeding against the Parent, the Company, any Originator or the Master Servicer or to which it becomes party seeking monetary damages in an amount which, when aggregated with any other such monetary damages sought against the Parent, the Company, any Originator or the Master Servicer is in excess of the Threshold Amount; and

(iv)	Adverse Claims. Immediately upon becoming aware thereof, the creation or imposition of any Adverse Claim on any Purchased Receivable or any Security Asset (except as created under any Transaction Document) or the occurrence of a Material Adverse Effect.
6.2	Negative covenants of the Master Servicer

At all times from the date hereof to the Final Payout Date, unless the Agent shall otherwise consent in writing:
(a)	No Extension or Amendment of Receivables. The Master Servicer shall not (i) extend, amend or otherwise modify the terms of any Purchased Receivable, or (ii) amend, modify or waive any term or condition of any Contract related thereto, other than as permitted by the Credit and Collection Policy.

(b)	No Change in Business or Credit and Collection Policy. The Master Servicer shall not (i) make any material change in the general nature of its business without the prior written consent of the Agent, or (ii) make any change in any Credit and Collection Policy (other than as permitted by the Transaction Documents).

(c)	No Mergers, etc. The Master Servicer shall not consolidate or merge with or into, or sell, lease or transfer all or substantially all of its assets to, any other Person, unless in the case of any such action by the Master Servicer (i) no Termination Event, Potential Termination Event or Material Adverse Effect would occur or be reasonably likely to occur as a result of such transaction, (ii) such Person executes and delivers to the Agent and each Secured Party an agreement by which such Person assumes the obligations of the Master Servicer hereunder and under the other Transaction Documents to which it is a party, or confirms that such obligations remain enforceable against it, together with such certificates and opinions of counsel as the Agent or any Lender may reasonably request.

(d)	Name Change, Offices, Records and Books of Accounts. The Master Servicer shall not:
(i)	change its name or identity; or

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(ii)	change its corporate structure, which change would have a Material Adverse Effect; or

(iii)	relocate any office where Records are kept,
in each case without having given the Agent at least 30 days prior written notice thereof.

(e)	Change in Payment Instructions to Obligors. The Master Servicer shall not, at any time following the delivery of any Obligor Notification to an Obligor, amend, supplement or otherwise modify or cancel or revoke any Obligor Notification or other payment instructions to any Obligor given in accordance with this Agreement and shall not instruct any Obligor to make payments in respect of Purchased Receivables to any account other than the account referred to in such Obligor Notification.

(f)	No impairment of security. The Master Servicer shall not take any action or permit any action to occur or suffer any circumstance to exist which would result in any security or security interest granted, or charge or security agreement or document entered into or registered or filed, in connection with this Agreement or any other Transaction Document becoming impaired or unenforceable in any material respect.
7.	SERVICING FEE

7.1	Servicing Fee

The Agent and the Master Servicer may from time to time agree a Servicing Fee to be paid to the Master Servicer in accordance with Clause 4.1 and subject to the priorities therein. If the Master Servicer is not AGCO Limited or an Affiliate of AGCO Limited, the Master Servicer, by giving three Business Days prior written notice to the Agent, may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds one hundred and ten percent (110%) of the reasonable and appropriate out-of-pocket costs and expenses of such Master Servicer incurred in connection with the performance of its obligations hereunder as documented to the reasonable satisfaction of the Agent; provided that if on any Settlement Date the sum of the Net Funding Advances and the Net Liquidity Advances exceeds the Borrowing Base as determined as of the last day of the immediately preceding Reporting Period, any compensation to the Master Servicer in excess of the Servicing Fee initially provided for herein shall be an obligation of the Company and shall not be payable, in whole or in part, from Collections allocated to the CP Lender.

7.2	Value added taxes

Each of the parties hereto agrees that the Servicing Fee determined in accordance with Clause 7.1 shall be inclusive of all value added taxes and comparable or similar Taxes and that (a) the payor of such fee shall have no responsibility to pay any additional amount in respect of any such Taxes and (b) in the event that any such Taxes are payable with respect to the payment or receipt of the Servicing Fee, the Master Servicer shall promptly pay such Taxes in full or, to the extent such Taxes have already been paid by a Person legally obligated to pay such Taxes (other than the

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Master Servicer), the Master Servicer shall promptly reimburse such payor in full, whether out of such fees received by it or otherwise.

8.	INDEMNIFICATION

8.1	Indemnities by the Master Servicer

Without limiting any other rights which the Agent or the CP Lender or the other Indemnified Parties may have hereunder or under applicable law, the Master Servicer hereby agrees to indemnify the Indemnified Parties and the Company from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly):
(a)	the failure of any information contained in any Master Servicer Report to be true and correct, or the failure of any other information provided to any Indemnified Party by, or on behalf of, the Master Servicer to be true and correct;

(b)	the failure of any representation, warranty or statement made or deemed made by the Master Servicer (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made;

(c)	the failure by the Master Servicer to comply with any applicable Law with respect to any Purchased Receivable or any Contract related thereto;

(d)	any dispute, claim, offset or defence of the Obligor to the payment of any Purchased Receivable resulting from or related to the collection activities in respect of such Purchased Receivable;

(e)	any failure of the Master Servicer to perform its duties or obligations in accordance with the provisions hereof; or

(f)	the commingling of Collections of Purchased Receivables at any time with other funds.
8.2	Currency indemnity

If under any applicable law or regulation, or pursuant to a judgment or order being made or registered against the Master Servicer, or the liquidation of the Master Servicer, or for any other reason, any payment under or in connection with this Agreement or any Transaction Document is made (including any payment pursuant to this Clause 8) or fails to be satisfied, in a currency (the “payment currency”) other than the currency in which such payment is expressed to be due under or in connection with this Agreement or any Transaction Document or, in the event no currency is specified, a currency determined by the Person (in its reasonable good faith opinion) to whom such payment is owed or otherwise payable (the “contractual currency”), then, to the extent that the amount of such payment actually received by the Agent, the Administrator, the Company, any Indemnified Party or any Lender (the “payee”) when converted into the contractual currency at the rate of exchange falls short of such amount due, the Master Servicer (the “currency payor”) as a separate and independent obligation, shall indemnify and hold harmless the payee against the

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amount of such shortfall. For the purposes of this Clause “rate of exchange” means the rate at which the payee is able on or about the date of such payment to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and the payor shall be liable for) any premium and other costs of exchange including any taxes or duties incurred by reason of any such exchange.

8.3	Taxes
(a)	All payments and distributions made in respect of Receivables to which this Agreement is subject, and all payments and distributions made or deemed made hereunder by Master Servicer to any Person (herein, each a “recipient”) (all of the foregoing “covered payments”) shall be made free and clear of and without deduction of any Taxes, (other than Excluded Taxes) except to the extent required by applicable Law. In the event that any withholding or deduction from any covered payment is required in respect of any Taxes, then the Master Servicer shall:
(i)	promptly upon becoming aware that it must make a deduction or withholding (or that there is any change in the rate or the basis of such deduction or withholding) notify the recipient accordingly. Similarly the recipient shall notify the Master Servicer on becoming so aware in respect of a covered payment;

(ii)	withhold or deduct the required amount from such payment;

(iii)	pay (or procure the payment of) directly to the relevant authority the full amount required to be so withheld or deducted;

(iv)	within 30 days of making such payment in (iii) above, forward to such recipient an official receipt or other documentation satisfactory to such recipient evidencing such payment to such authority; and

(v)	except in the case of Excluded Taxes, pay (or procure the payment of), out of funds other than Collections, to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.
(b)	The recipient and the Master Servicer shall co-operate in completing any procedural formalities necessary for the Master Servicer to obtain authorisation under an applicable treaty to make a payment without a (or with a lower rate of) withholding or deduction and the recipient shall notify the Master Servicer promptly in writing if it ceases to be entitled to an exemption from withholding or deduction under that treaty.

(c)	Moreover, if any Taxes (other than Excluded Taxes) are directly asserted against any recipient with respect to any payment or income earned or received by such recipient hereunder or under any other Transaction Document, the Master Servicer will promptly pay such additional amounts

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(including any penalties, interest or expenses) as shall be necessary in order that the net amounts received and retained by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

(d)	No recipient shall be entitled to be indemnified under any other indemnity contained in any other Transaction Document in respect of Taxes directly asserted against the recipient in the circumstances described in Clause 8.3(c) if such recipient has already been indemnified by the Master Servicer under Clause 8.3(c).

(e)	If the Master Servicer fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the Master Servicer shall indemnify the recipient for any incremental Taxes that may become payable by any recipient as a result of any such failure except that such indemnity shall not apply to the extent that it can be shown that (i) such recipient failed to provide reasonable written notice to the Master Servicer of such Taxes (the amount of which the Master Servicer could not otherwise have reasonably known would have arisen) or (ii) the Taxes arose because of delay which was solely caused by actions or omissions of the recipient.

(f)	In the event that the Master Servicer pays any additional amount or amounts pursuant to Clause 8.3(a)(v),(c) or (e) (an “additional tax payment”), and in the event the recipient thereof determines, acting reasonably, that, as a result of such additional tax payment, it is effectively entitled to obtain, utilise and retain a refund of any Taxes or a tax credit in respect of Taxes which reduces the tax liability of such recipient (a “tax saving”), then such recipient shall, to the extent it can do so without prejudice to the amount of any other deduction, credit or relief, upon actual receipt of such tax saving reimburse to the Master Servicer such amount as such recipient shall determine, acting reasonably, to be the proportion of the tax saving as will leave such recipient (after such reimbursement) in no better or worse position than it would have been in had the payment by the Master Servicer in respect of which the foregoing additional tax payment was made not been subject to any withholding or deduction on account of Taxes. If the Master Servicer shall have received from any recipient any amount described in the preceding sentence and it is subsequently determined that such recipient was not entitled to obtain, utilise or retain the amount of the tax saving claimed, then the Master Servicer shall repay such amount to such recipient. Each recipient shall have sole discretion to arrange its affairs (including its tax affairs) without regard to this Clause 8.3(f) and no recipient shall be obligated to disclose any information regarding its affairs (including its tax affairs) or computations to the Master Servicer.
8.4	Stamp taxes, etc.

The Master Servicer for so long as it is AGCO Limited or any Affiliate of AGCO Limited hereby agrees to pay on demand all stamp and other Taxes (other than Excluded Taxes) and fees (including interest, late payment fees and penalties) paid, payable or determined to be payable in connection with the execution, delivery, performance (including any sale of Receivables), filing and recording of this

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Agreement, any other Transaction Document or any other instrument, document or agreement filed or delivered in connection therewith.

9.	MISCELLANEOUS

9.1	Term of Agreement

This Agreement shall terminate on the Final Payout Date; provided that (i) the rights and remedies of the Agent, the Company, the CP Lender and the other Secured Parties with respect to any representation and warranty made or deemed to be made by the Master Servicer pursuant to this Agreement, (ii) the indemnification and payment provisions of Clause 8 (Indemnification), (iii) the agreements set forth in Clauses 9.9 (Consent to disclosure), 9.10 (Confidentiality), 9.11 (No petition) and 9.12 (Limited recourse), shall be continuing and shall survive any termination of this Agreement.

9.2	Waivers; amendments
(a)	No failure or delay on the part of any party hereto in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

(b)	Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company, the Master Servicer and the Agent.
9.3	Notices

All communications and notices provided for hereunder shall be provided in the manner described in Clause 4 (Communications) of the Schedule of Definitions.

9.4	Governing law; submission to jurisdiction; appointment of service agent
(a)	This Agreement and, to the extent incorporated into, applied to or deemed repeated in this Agreement, the Schedule of Definitions shall be governed by and construed in accordance with English law.

(b)	The Master Servicer agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

(c)	The Master Servicer for itself irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 9.4(b) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated

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hereby or thereby and agrees not to claim that any such court is not a convenient or appropriate forum.

(d)	The submission to the jurisdiction of the courts referred to in Clause 9.4(b) shall not (and shall not be construed so as to) limit the right of the Agent to take proceedings against the Master Servicer or any of its property in any other court of competent jurisdiction nor shall the taking of proceedings in any other jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(e)	The Master Servicer hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby, to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding. Without limiting the foregoing, the Master Servicer agrees to reimburse any successful claimant the costs of any legal action or proceeding brought against the Master Servicer pursuant to this Clause 9.4, including the cost of all stamp duties (if any) payable in connection therewith.
9.5	Integration

This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

9.6	Severability and partial invalidity
(a)	Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(b)	If a court of competent jurisdiction determines that any term or provision of this Agreement as written is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall reduce the scope, duration, or area of the term or provision, delete specific words or phrases, or replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the court’s judgment may be appealed.
9.7	Counterparts; facsimile delivery

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be

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deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.

9.8	Successors and assigns; binding effect
(a)	This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided that, subject to Clause 2.1 (Appointment of Master Servicer), the Master Servicer may not assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent.

(b)	The Master Servicer hereby agrees and consents to the assignment by the CP Lender from time to time of all or any part of its rights under, interest in and title to this Agreement and the Asset Interest to any Program Support Provider. In addition, each of the Company and the Master Servicer hereby consents to and acknowledges the assignment by the CP Lender of all of its rights under, interest in and title to this Agreement and the Asset Interest to the Agent. The Master Servicer hereby acknowledges that it has read Clause 8.8 of the Receivables Funding Agreement and hereby agrees that the CP Lender may assign its right and interests in this Agreement to the same extent as provided for therein.

(c)	If:
(i)	the CP Lender makes an assignment in accordance with Clause 9.8 to another person (a “new recipient”); and

(ii)	as a result of circumstances existing at the date on which the assignment occurs, the Company would be obliged to make a payment to the new recipient under Clauses 8.3 (Taxes), then the new recipient is only entitled to receive payment under Clause 8.3 (Taxes) to the same extent as the CP Lender would have been if the assignment had not occurred.
9.9	Consent to disclosure

The Master Servicer hereby consents to the disclosure of any non-public information with respect to it received by the Agent, the Administrator, the Company or any other Secured Party to any other Lender or potential Lender, the Agent, any nationally recognised statistical rating organisation rating the CP Lender’s Commercial Paper, any dealer or placement agent of or depositary for the CP Lender’s Commercial Paper, the Administrator, any Program Support Provider, any Participant or any of such Person’s counsel or accountants in relation to this Agreement or any other Transaction Document.

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9.10	Confidentiality
(a)	The Master Servicer hereby agrees that it will not disclose the contents of this Agreement or any other Transaction Document or any other proprietary or confidential information disclosed to it by the Agent, the Company, the Administrator, any other Secured Party or any Program Support Provider, respectively, to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognised statistical rating organisation, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information, (ii) an alternative commercial source of financing in connection with a potential refinancing of the Advances in the event that any Liquidity Bank shall have refused to extend the Commitment Termination Date pursuant to Clause 2.11 of the Liquidity Agreement, or (iii) as otherwise required by applicable Law, by any order of a court of competent jurisdiction or by any governmental, taxation or regulatory authority.

(b)	Subject to Clause 9.9, the Agent hereby agrees that it will not disclose this Agreement or any other Transaction Document or the terms thereof or any confidential information of or with respect to the Master Servicer to any other Person except as otherwise requested or required by applicable Law or order of a court of competent jurisdiction.
9.11	No petition

The Master Servicer hereby covenants and agrees that:
(a)	prior to the date which is one (1) year and one (1) day after the payment in full of all outstanding Commercial Paper or other rated indebtedness of the CP Lender, it will not institute against, or join any other Person in instituting against, the CP Lender any proceeding of a type referred to in the definition of Insolvency Event; and

(b)	prior to the date which is two (2) years and one (1) day after the Final Payout Date, it will not institute against, or join any other Person in instituting against, the Company any proceeding of a type referred to in the definition of Insolvency Event.
9.12	Limited recourse

The Master Servicer acknowledges and agrees that, notwithstanding anything to the contrary contained in this Agreement:
(a)	save as provided for in the Receivables Funding Agreement, the obligations of the Company under the Transaction Documents to which it is a party are solely the corporate obligations of the Company and shall be payable solely to the extent of funds received by the Company in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof and available for such payment in accordance with this Agreement and the other Transaction Documents; and

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(b)	save as provided for in the Receivables Funding Agreement, the obligations of the CP Lender under the Receivables Funding Agreement and any other Transaction Document to which it is a party are solely the corporate obligations of the CP Lender and shall be payable solely to the extent of funds received from Collections or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper.
9.13	Mitigation
(a)	Each recipient (as defined in Clause 8.3 (Taxes)) shall, in consultation with the Master Servicer, take all reasonable steps (other than the sale of any Purchased Receivables) to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to Clause 8.3 (Taxes) transferring its rights and obligations under the Transaction Documents.

(b)	The taking of any action by the recipient under Clause 9.13(a) above shall be subject to the following conditions:
(i)	the Master Servicer shall indemnify the recipient against any reasonable costs incurred by the recipient in taking any mitigating action; and

(ii)	the recipient shall not be obliged to take any action under Clause 9.13(a) which in its reasonable opinion would be materially prejudicial to it.
9.14	Contracts (Rights of Third Parties) Act (1999)

Except in respect of the Company, the Agent and the other Secured Parties, which Persons (including, for the avoidance of doubt, their respective successors and permitted assigns) are intended to have the benefit of this Agreement pursuant to the Contracts (Rights of Third Parties) Act (1999), the parties hereto do not intend any term of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Act (1999).

EXECUTION

The parties hereto have shown their acceptance of the terms of this Agreement by executing it below.

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EXECUTION

SIGNED by ,	)
, duly authorised for	)
and on behalf of AGCO RECEIVABLES
LIMITED

SIGNED by ,	)
, duly authorised for	)
and on behalf of AGCO LIMITED

SIGNED by , duly	)
authorised for and on behalf of	)
COÖPERATIEVE CENTRALE	)
RAIFFEISEN-BOERENLEENBANK	)
B.A. (TRADING AS RABOBANK	)
INTERNATIONAL), LONDON	)
BRANCH

SIGNED by ,	)
, duly authorised for	)
and on behalf of AGCO GMBH

SIGNED by ,	)
, duly authorised for	)
and on behalf of AGCO S.A.

SIGNED by ,	)
, duly authorised for	)
and on behalf of AGCO IBERIA SA
Receivables Servicing Agreement

1

EXECUTION COPY
Dated 13 October 2006
(1)	AGCO RECEIVABLES LIMITED as the Company

(2)	AGCO CORPORATION as the Parent

(3)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. trading as RABOBANK INTERNATIONAL, LONDON BRANCH as Agent

PARENT UNDERTAKING AGREEMENT

LONDON

 i

THIS AGREEMENT is dated 13 October 2006 and is made between:
(1)	AGCO RECEIVABLES LIMITED, a company incorporated under the laws of England and Wales (the “Company”);

(2)	AGCO CORPORATION, a Delaware corporation (the “Parent”);

(3)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A, trading as RABOBANK INTERNATIONAL, LONDON BRANCH, acting in its capacity as Agent (the “Agent”) for Erasmus Capital Corporation (the “CP Lender”).
BACKGROUND
(A)	Certain Originators intend to sell, assign and transfer certain Receivables from time to time to the Company.
(B)	The Agent and the Company wish to obtain certain assurances from the Parent regarding the performance by the Originators and the Master Servicer of their respective obligations under the Transaction Documents to which they are each party.
(C)	Each of the parties hereto wish to set out the terms on which the Parent will support the performance by the Originators and the Master Servicer of their respective obligations under the Transaction Documents.
1.	DEFINITIONS AND INTERPRETATION

1.1	Terms Defined in Schedule of Definitions

In this Agreement, unless otherwise defined herein or the context otherwise requires, capitalised terms have the meanings set forth in the Master Schedule of Definitions, Interpretations and Construction, dated as of the Closing Date and signed by the parties hereto and others for the purposes of identification (the “Schedule of Definitions”).

1.2	Interpretation and construction

The principles of interpretation, construction and calculation set forth in Clauses 2 and 3 of the Schedule of Definitions apply to this Agreement as if fully set forth herein.

1.3	Amendments to Schedule of Definitions

No amendment, restatement, supplement or other modification to the Schedule of Definitions after the date of this Agreement shall affect the terms of this Agreement unless approved in writing by the parties to this Agreement.

1.4	The Agent

The parties to this Agreement acknowledge that the Agent is a party to this Agreement, inter alia, for the purposes of:

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(a)	enforcing the rights of the Company and other Secured Parties against the Parent in connection with the performance guarantee in Clause 2;

(b)	obtaining the benefit of the other obligations of the Parent in favour of the Company and other Secured Parties hereunder.
The Agent shall have no responsibility or liability as a result of its being party to this Agreement.

2.	PERFORMANCE OF PERFORMANCE OBLIGATIONS

2.1	Performance of Performance Obligations
(a)	The Parent hereby unconditionally and irrevocably undertakes and agrees, with and for the benefit of the Company, the Agent and the other Secured Parties (i) to cause the due and punctual performance and observance by each of the Originators, the Master Servicer, each Sub-Servicer the Company and the Subordinated Lender, to the extent any such Person is a Subsidiary of the Parent, (each, a “Performance Party”) of all of the terms, covenants, conditions, agreements and undertakings on the part of the Performance Parties to be performed or observed under the Transaction Documents to which any of the Performance Parties are or hereafter become a party and any other agreements and other documents delivered from time to time by the Performance Parties pursuant thereto or in connection therewith in accordance with the terms thereof, including any agreement of any Performance Party to pay any money or deposit Collections under any Transaction Document (all such terms, covenants, conditions, agreements and undertakings on the part of the Performance Parties to be performed or observed being collectively called the “Performance Obligations”), and (ii) to pay any and all expenses (including reasonable fees and expenses of counsel) incurred by the Company, the Agent or any other Secured Party in enforcing the Parent’s obligations hereunder.

(b)	In the event that any Performance Party shall fail in any manner whatsoever to perform or observe any Performance Obligation when the same shall be required to be performed or observed under the Transaction Documents to which such Performance Party is a party, then the Parent will itself duly and punctually perform or observe, or cause to be duly and punctually performed or observed, such Performance Obligation, and it shall not be a condition to the obligation of the Parent hereunder to perform or observe any Performance Obligation (or to cause the same to be performed or observed) that the Company, the Agent or any other Secured Party shall have first made any request of or demand upon or given any notice to the Parent, any Performance Party or any other Person, or have instituted any action or proceeding against the Parent, any Performance Party or any other Person in respect thereof.

(c)	The Agent (on behalf of the Company and the Secured Parties or any of them) may proceed to enforce the obligations of the Parent under this Clause 2.1 without first pursuing or exhausting any right or remedy which the Company, the Agent or any other Secured Party may have against any Performance

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Party, any other Person, any Receivables or related assets, or any collateral for any or all of the Performance Obligations.
2.2	Obligations absolute
(a)	The Parent will perform its obligations under this Agreement regardless of any law, rule, regulation or order now or hereafter in effect in any jurisdiction affecting any of the terms of the Transaction Documents or the rights of the Company, the Agent or any other Secured Party with respect thereto and regardless of whether the Parent has notice or knowledge of any matters referred to in this Clause 2.2(a).

(b)	The obligations of the Parent under this Agreement shall be absolute and unconditional irrespective of:
(i)	any lack of validity or enforceability of any Transaction Document;

(ii)	any change in the time, manner or place of performance of, or in any other term of, or release, surrender, compromise, settlement, waiver, subordination, assignment or transfer all or any of the Performance Obligations, or any failure or omission to enforce any right, power or remedy with respect to the Performance Obligations or any part thereof or any agreement relating thereto or any other amendment or waiver of or any consent to departure from the terms of any Transaction Document;

(iii)	any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from the terms of any other guaranty or surety agreement, for all or any of the Performance Obligations or change of ownership of any Performance Party;

(iv)	any failure to obtain any authorisation or approval from or other action by, or to notify or file with, any governmental authority or regulatory body required in connection with the performance of such obligations by the Parent;

(v)	the application of payments received from any source to the payment of any Performance Obligations of any Performance Party, any part thereof or amounts which are not covered by this Agreement even though the Agent or the Company might lawfully have elected to apply such payments to any part or all of such Performance Obligations or to amounts which are not covered by this Agreement; or

(vi)	any other circumstance which might constitute a defense available to, or a discharge of, any Performance Party or the Parent, or any other circumstance, event or happening whatsoever, whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above in this Clause 2.2.

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(c)	This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment by any Performance Party or any Obligor is rescinded or must otherwise be returned by the Company, the Agent or any other Secured Party upon the insolvency, bankruptcy or reorganisation of any Performance Party or any Obligor or otherwise, all as though such payment had not been made.

(d)	The obligations of the Parent under this Agreement shall not be subject to reduction, termination or other impairment by reason of any set-off, recoupment, counterclaim or defense or for any other reason, and shall not be discharged except by performance as herein provided. In the event of an acceleration of the time for payment of any of the Performance Obligations, such amounts then due and owing under the terms of any Transaction Document, or any other agreement evidencing, securing or otherwise executed in connection with the Performance Obligations, shall become immediately due and payable by the Parent.
2.3	Waiver

The Parent hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Performance Obligations and the Transaction Documents and any requirement that the Company, the Agent or any other Secured Party exhaust any right or take any action against any Performance Party, any Obligor or any other Person. The Company and the Agent hereby agree that they will use reasonable efforts to give the Parent notice of any intention to make any claim or demand hereunder; provided that the Parent hereby acknowledges and agrees that no failure or delay on the part of the Company and/or the Agent to give the Parent any such notice shall relieve or otherwise release the Parent from its obligations hereunder, preclude the exercise by the Company and/or the Agent of its, or their, rights hereunder or otherwise affect this Agreement in any way or afford the Parent any recourse against the Company or the Agent in respect of such failure or delay.

2.4	Subrogation
(a)	The Parent will not exercise or assert any rights which it may acquire by way of subrogation under this Agreement in respect of any Performance Obligations until the Final Payout Date. The Parent waives any benefit of and any right to participate in any collateral security which may be held by the Agent until the Final Payout Date. The payment of any amounts due with respect to any indebtedness of the Performance Parties now or hereafter owed to the Parent is hereby subordinated to the prior payment in full of all the Performance Obligations. If any payment shall be made to the Parent on account of any such subrogation rights at any time when all of the Performance Obligations shall not have been paid and performed finally and in full or before the Final Payout Date, then each and every amount so paid will be held in trust for the benefit of the Company, the Agent and the other Secured Parties as their interests appear and forthwith be paid to the Agent to be credited and applied to the Performance Obligations to the extent then unsatisfied, in accordance with the terms of the Transaction Documents.

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(b)	In the event that the Parent shall have satisfied any of the Performance Obligations in full and the Final Payout Date has occurred, then the Company and the Agent will, at the Parent’s request and expense, execute and deliver to the Parent appropriate documents, without recourse and without representation or warranty of any kind, necessary to evidence or confirm the transfer by way of subrogation to the Parent of the rights of the Company or the Agent (on behalf of the Secured Parties or any of them) with respect to the Performance Obligations to which the Parent shall have become entitled by way of subrogation, and thereafter the Company, the Agent and the other Secured Parties shall have no responsibility to the Parent or any other Person with respect thereto.
2.5	Payments; overdue interest
(a)	Notwithstanding anything contained herein or any other Transaction Document to the contrary, all amounts to be paid or deposited by the Parent hereunder shall be paid in a manner such that the amount to be paid or deposited is actually received by the Person to which such amount is to be paid or on behalf of which such amount is to be deposited, in accordance with the terms hereof (and of the Servicing Agreement, as applicable), on the day when due in immediately available funds. If such amounts are payable to the Agent (whether on behalf of the Company, any other Secured Party or otherwise) they shall be paid or deposited in the account indicated under the heading “Payment Information” in Schedule 2 to the Schedule of Definitions, until otherwise notified by the Agent.

(b)	The Parent shall, to the extent permitted by applicable Law, pay to the Agent, for the benefit of the Secured Parties, upon demand, interest on all amounts not paid or deposited when due hereunder at the Default Rate.
2.6	Right of set-off

Without limiting any rights which the Company, the Agent or the other Secured Parties may have hereunder or under the Transaction Documents and applicable Law, each of the Company, the Agent and each Secured Party is hereby authorised at any time to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Company, the Agent or such Secured Party for the account of, or to, the Parent against any amount owing hereunder by the Parent to such Person or to the Agent on behalf of such Person (even if contingent or unmatured).

3.	REPRESENTATIONS AND WARRANTIES

The Parent represents and warrants to and for the benefit of the Company, the Agent and the other Secured Parties that, on the Closing Date and on each Advance Date and each Settlement Date:
(a)	Corporate Existence and Power. It (i) is a corporation duly organised, validly existing and in good standing under the laws of its jurisdiction of organisation, (ii) has all corporate power and all licenses, authorisations, consents, approvals and qualifications of and from all Official Bodies and other third

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parties required to carry on its business in each jurisdiction in which its business is now and proposed to be conducted (except where the failure to have any such licenses, authorisations, consents, approvals and qualifications would not individually, or in the aggregate, have a Material Adverse Effect), and (iii) is duly qualified to do business in and in good standing in every other jurisdiction in which the nature of its business requires it to be so qualified (except where the failure to be so qualified or in good standing would not have a Material Adverse Effect).

(b)	Corporate and Governmental Authorisation; Contravention. The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party (i) are within the its corporate powers, (ii) have been duly authorised by all necessary corporate and shareholder action, (iii) require no action by or in respect of, or filing with, any Official Body or official thereof or third party, (iv) do not contravene or constitute a default under (A) its Organic Documents, (B) any Law applicable to it, (C) any contractual restriction binding on or affecting it or its property or (D) any order, writ, judgment, award, injunction, decree or other instrument binding on or affecting it or its property and (v) do not result in the creation or imposition of any Adverse Claim upon or with respect to its property or the property of any of its Subsidiaries (except as contemplated by the Transaction Documents).

(c)	Binding Effect. Each of this Agreement and each of the other Transaction Documents to which it is a party has been duly executed and delivered and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms (as such enforcement may be subject to any applicable Enforcement Limitation). Its obligations hereunder are and will be direct, unconditional and general obligations which rank equally with all its other unsecured obligations and liabilities, present or future, actual or contingent, save for unsecured obligations and liabilities accorded preference over its other unsecured obligations and liabilities pursuant to any provision of the laws of its country of incorporation.

(d)	Accuracy of Information. All information heretofore furnished by it or on its behalf or by or on behalf of any Performance Party to the Company, the Agent or any other Secured Party for purposes of or in connection with the Transaction Documents is, and all such information hereafter furnished by it or any Performance Party to the Company, the Agent or any other Secured Party will be, true, complete and accurate in every material respect, on the date such information is stated or certified, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(e)	Subsidiaries. The Parent owns, directly or indirectly, all the issued and outstanding shares of each Performance Party, free and clear of any Adverse Claim, other than the lien in such shares securing indebtedness and obligations arising under the Group Credit Agreement.

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(f)	Financial Statements. (i) The Parent’s audited consolidated balance sheets and the statements of income relating thereto, for the most recently-ended fiscal year of the Parent which have been prepared in accordance with GAAP applicable to the Parent consistently applied and copies of which have been made available to the Agent, present a true and fair view of the consolidated financial condition of the Group Companies on such date; and (ii) each of the Company’s, the Master Servicer’s and each Originator’s audited balance sheets and the statements of income relating thereto, for its most recently-ended fiscal year which have been prepared in accordance with GAAP applicable to such Person consistently applied and copies of which have been made available to the Agent, present a true and fair view of its financial condition on such date.

(g)	Places of Business. The registered office, Centre of Main Interest and principal places of business of each of each Originator, the Master Servicer and the Subordinated Lender, where such Person keeps all its Records, are located at the address(es) listed in Exhibit I to the Schedule of Definitions or such other locations notified to the Agent in accordance with the Transaction Documents.

(h)	Actions, Suits. There are no actions, suits or proceedings pending or, to its knowledge threatened against or affecting the Parent, the Company, the Master Servicer or any Originator or any of their respective properties in or before any court, arbitrator or other body, which would have a Material Adverse Effect. None of the Parent, the Company, the Master Servicer or any Originator is in default with respect to any order of any court, arbitrator or governmental body which default would have a Material Adverse Effect.

(i)	Other Defaults. None of the Parent, the Company, the Master Servicer or any Originator has indebtedness for money borrowed (other than to another Group Company and whether individually or collectively) in excess of the Threshold Amount which has been declared to be or otherwise has become due and payable prior to its scheduled maturity date.

(j)	Sovereign Immunity. None of the properties or assets of any of the Parent, the Company, the Master Servicer or any Originator has any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any competent court, service of process upon it or any agent, attachment prior to judgment, attachment in aid of execution, execution or any other process for the enforcement of any judgment or other legal process in respect of any of its obligations under any Transaction Document to which it is a party. To the extent that, the foregoing notwithstanding, the Parent, the Company or the Master Servicer has or may have any such immunity, such right of immunity is hereby irrevocably and unconditionally waived.

(k)	Solvency. The Parent is solvent and able to pay its debts as they fall due and has not suspended or threatened to suspend making payments (whether of principal or interest) with respect to all or any class of its debts and will not become insolvent or unable to pay its debts in consequence of any obligation or transaction contemplated in the Transaction Documents.

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(l)	Insolvency procedures. No corporate action has been taken or is pending, no other steps have been taken (whether out of court or otherwise) and no legal proceedings (other than any frivolous and vexatious proceedings which are dismissed within 10 days) have been commenced or are threatened or are pending for:
(i)	its bankruptcy, liquidation, suspension of payments, controlled management, winding-up, liquidation, dissolution, administration or reorganisation; or

(ii)	it to enter into any composition or arrangement with its creditors; or

(iii)	the appointment of a receiver, administrative receiver, trustee or similar officer in respect of it or any of its property, undertaking or assets.
No event equivalent to any of the foregoing has occurred in or under the laws of any relevant jurisdiction.
4.	COVENANTS

4.1	Affirmative covenants of the Parent

At all times from the date hereof to the Final Payout Date, unless the Agent shall otherwise consent in writing:
(a)	Reporting Requirements. The Parent shall maintain a system of accounting established and administered in accordance with GAAP, and shall furnish (or cause to be furnished) to the Agent or make available to the Agent on the Parent’s website:
(i)	Annual Reporting. Upon the request of the Agent and after filing thereof with the relevant Official Body, audited consolidated financial statements of the Parent and its Subsidiaries, prepared in accordance with GAAP, including a balance sheet as of the end of such period and the related statements of operations and shareholders’ equity, accompanied by an unqualified audit report certified by KMPG LLP or any other independent certified public accountants of recognised national standing, prepared in accordance with GAAP.

(ii)	Quarterly Reporting. Within seventy (70) days after the close of the first three (3) quarterly periods of each of its fiscal years, an unaudited consolidated balance sheet of the Parent and its Subsidiaries as at the close of each such period and related statements of operations, shareholder’s equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, all prepared in accordance with GAAP.

(iii)	Compliance Certificate. Within 70 days after the close of the first three quarterly periods of each of its fiscal years and within 100 days after the close of each of its fiscal years, a certificate signed by the

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Parent’s director of finance or chief financial officer stating that (A) the most recent financial statements have been prepared in accordance with GAAP and accurately reflect the consolidated financial condition of the Parent and its Subsidiaries, and (B) to the best of such Person’s knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

(iv)	Change in Debt Ratings. Within five (5) days after the date of any reduction in the Parent’s or any Performance Party’s public or private debt ratings, if any, a written certification of such public and private debt ratings after giving effect to any such reduction.

(v)	Other Information. To the extent not prohibited by applicable Law, such other information (including non-financial information) as the Agent or the Administrator may from time to time reasonably request with respect to the Parent or the Affected Assets.
(b)	Maintenance of Existence, etc. The Parent shall do all things necessary to remain duly organised, validly existing and in good standing in its jurisdiction of organisation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, failure of which to do, in each case, would have a Material Adverse Effect.

(c)	Compliance with Laws, etc. The Parent shall comply with all Laws to which it or its respective properties may be subject, and preserve and maintain its licenses, rights, franchises, qualifications and privileges, except to the extent that any such failure to so comply or preserve or maintain the same would not individually or in the aggregate have a Material Adverse Effect.

(d)	Furnishing of Information and Inspection of Records. The Parent shall furnish or cause to be furnished to the Agent from time to time such information in its possession with respect to the Affected Assets as the Agent may reasonably request, including listings identifying the Obligor and the Outstanding Balance of each Receivable. Upon reasonable advance notice by the Agent to the Parent, the Parent shall at any time and from time to time during regular business hours, as requested by the Agent, permit the Agent, or its agents or representatives, at the expense of the Parent:
(i)	to examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Receivables or other Affected Assets, including any related Contract, and

(ii)	to visit the offices and properties of the Parent for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Affected Assets or the Parent’s or the Performance Parties’ performance under the Transaction Documents to which it is a party, or under the Contracts, if any, with any of the officers, directors or relevant employees (after consultation with AGCO Limited) of such Person having knowledge of such matters.

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Subject to Clause 6.9, such agents and representatives shall be bound to treat any information received pursuant to this clause (d) as confidential.

(e)	Sale Treatment. The Parent shall not account for, or report, or otherwise treat, the transactions contemplated by each Receivables Transfer Agreement in any manner other than as a sale of Receivables by the relevant Originator to the Company.

(f)	Notices. The Parent shall notify the Agent and the Company in writing of any of the following, describing the same and, if applicable, the steps being taken with respect thereto:
(i)	Termination Event. Immediately upon becoming aware thereof, the occurrence of any Termination Event or Potential Termination Event, by a statement of one of its duly authorised officers;

(ii)	Final Judgment. As soon as reasonably practicable following the occurrence thereof, the entry of any final judgment or decree (which is not subject to any further appeal) against the Parent, the Company, any Originator or the Master Servicer in an amount which, when aggregated with any other undischarged judgments or decrees against the Parent, the Company, such Originator the Master Servicer is in excess of the Threshold Amount at the time of entry of such judgment or decree;

(iii)	Litigation. As soon as reasonably practicable following the occurrence thereof and, in any event, no later than the immediately succeeding Settlement Date, the institution of any litigation, dispute resolution, arbitration proceeding or governmental proceeding against the Parent, the Company, any Originator or the Master Servicer or to which it becomes party seeking monetary damages in an amount which, when aggregated with any other such monetary damages sought against the Parent, the Company, any Originator or the Master Servicer is in excess of the Threshold Amount; and

(iv)	Adverse Claims. Immediately upon becoming aware thereof, the creation or imposition of any Adverse Claim on any Purchased Receivable or any Related Asset (except as created under any Transaction Document) or the occurrence of a Material Adverse Effect.
(g)	Compliance with Contracts. The Parent shall procure that each Originator shall:
(i)	perform and comply in all material respects with all provisions, covenants and other promises required to be observed by such Originator under the Contracts related to the Purchased Receivables to which such Originator is a party; and

(ii)	comply in all material respects with the Credit and Collection Policy with regard to the Purchased Receivables and the related Contracts.

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(h)	Separate entity. The Parent shall at all times procure, except as otherwise expressly provided for in the Transaction Documents, that the Company:
(i)	holds itself out as a separate entity and correct any misunderstanding regarding its separate identity known to it;

(ii)	maintains an arm’s length relationship with its Affiliates;

(iii)	has at least one independent director;

(iv)	maintains books, records and accounts separate from those of any other Person or entity and keep substantially complete and up to date records of all amounts due and payable by it under the Transaction Documents;

(v)	maintains separate audited accounts;

(vi)	prevents its assets from becoming commingled with those of any other entity; and

(vii)	uses separate invoices and cheques.
4.2	Negative Covenants of the Parent

At all times from the date hereof to the Final Payout Date, unless the Agent shall otherwise consent in writing:
(a)	No Mergers, etc. The Parent shall not, and shall not permit any AGCO Party to, consolidate or merge with or into, or sell, lease or transfer all or substantially all of its assets to, any other Person, unless (i) no Termination Event or Material Adverse Effect would occur or be reasonably likely to occur as a result of such transaction, (ii) either the Parent is the Person surviving such merger or such surviving Person executes and delivers to the Company and the Agent, for the benefit of the Company, the Agent and the other Secured Parties, an agreement by which such Person assumes the obligations of the Parent under this Agreement, together with such certificates and opinions of counsel as the Company or the Agent may reasonably request, and (iii) after giving effect to such transaction, such transaction would not result in the sum of the Net Funding Advances and the Net Liquidity Advances exceeding the Borrowing Base.

(b)	Amendment to Organic Documents. The Parent shall not amend its constitutional documents in any respect if such change would have a Material Adverse Effect.
5.	INDEMNIFICATION AND EXPENSES

5.1	Indemnities by the Parent

Without limiting any other rights which the Indemnified Parties may have hereunder or under the other Transaction Documents or applicable Law, the Parent hereby agrees to indemnify the Company, the Agent and the other Secured Parties, their respective officers, directors, employees, counsel and other agents, and the other

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Indemnified Parties referred to in the Receivables Funding Agreement (all such Persons being herein collectively called the “Indemnified Parties”), from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys’ fees and disbursements (collectively, “Indemnified Amounts”), awarded against or incurred by any of them in any action or proceeding between the Parent, any Performance Party (including any Originator or any Affiliate of any Originator acting as Master Servicer or Sub-Servicer) or any Affiliate of the foregoing and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of the Transaction Documents or any of the other transactions contemplated thereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party, as finally determined by a court of competent jurisdiction, or (ii) recourse (except as otherwise specifically provided in the Transaction Documents) for uncollectible Receivables. Without limiting the generality of the foregoing (and subject to clauses (i) and (ii)), the Parent shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:
(a)	any representation or warranty made by the Parent or any Performance Party or any officers of the Parent or any Performance Party under or in connection with this Agreement, any Receivables Transfer Agreement, any of the other Transaction Documents, any Master Servicer Report, or any other information or report delivered by the Parent or any Performance Party pursuant to any of the Transaction Documents which shall have been incomplete, false or incorrect in any respect when made or deemed made;

(b)	the failure by the Parent or any Performance Party to comply with any applicable Law with respect to any Purchased Receivable or any Contract related thereto, or the nonconformity of any Purchased Receivable or any Contract related thereto with any such applicable Law;

(c)	the occurrence of any Termination Event;

(d)	any lawsuit, order, consent decree, judgment, claim or other action of whatever sort relating to, or otherwise in connection with, any environmental, health, safety or hazardous material law, rule, regulation, ordinance, code, policy or rule of common law now or hereinafter in effect;

(e)	the failure by the Parent or any Performance Party to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties or obligations under the Receivables or any Contracts related thereto;

(f)	any repayment by any Indemnified Party of any amount previously distributed to such Indemnified Party which such Indemnified Party believes in good faith is required to be made;

(g)	at any time AGCO Limited or any Affiliate of AGCO Limited is the Master Servicer or a Sub-servicer, the commingling by the Parent or any Performance Party of Collections of Receivables with any other funds;

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(h)	any investigation, litigation or proceeding related to this Agreement or any of the other Transaction Documents, except to the extent that such investigation, litigation or proceeding relates solely to such Indemnified Parties’ participation in securitisation transactions;

(i)	any inability to obtain any judgment in or utilise the court or other adjudication system of, any state or country in which an Obligor may be located as a result of the failure of the Parent or any Performance Party to qualify to do business or file any notice of business activity report or any similar report;

(j)	except for recourse for uncollectible Receivables (other than as otherwise specifically provided in the Transaction Documents), any attempt by any Person to void, rescind or set-aside any transfer by any Originator to the Company of any Receivable or Related Assets under statutory provisions or common law or equitable action, including any provision of any Insolvency Law; or

(k)	any action taken by the Parent or any Subservicer in the enforcement or collection of any Receivable.
5.2	Taxes
(a)	All payments and distributions made under the Transaction Documents by the Parent, the Master Servicer, any Originator or the Company (each a “payor”) to or for the account of the Company, the Agent or any other Secured Party (each, a “recipient”) (all of the foregoing “covered payments”) shall be made free and clear of and without deduction of any Taxes, (other than Excluded Taxes) except to the extent required by applicable Law. In the event that any withholding or deduction from any covered payment is required in respect of any Taxes, then the Parent shall, or shall cause the applicable Performance Party to:
(i)	promptly upon becoming aware that it must make a deduction or withholding (or that there is any change in the rate or the basis of such deduction or withholding) notify the recipient accordingly. Similarly the recipient shall notify the Parent on becoming so aware in respect of a covered payment;

(ii)	withhold or deduct the required amount from such payment;

(iii)	pay (or procure the payment of) directly to the relevant authority the full amount required to be so withheld or deducted;

(iv)	within 30 days of making such payment in (iii) above, forward to such recipient, with a copy to the Agent, an official receipt or other documentation satisfactory to such recipient or the Agent evidencing such payment to such authority; and

(v)	except in the case of Excluded Taxes, pay (or procure the payment of) to the recipient such additional amount or amounts as is necessary to

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ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.
(b)	The recipient and the Parent shall co-operate in completing any procedural formalities necessary for the Parent, or the relevant Performance Party, to obtain authorisation under an applicable treaty to make a payment without a (or with a lower rate of) withholding or deduction and the recipient shall notify the Parent promptly in writing if it ceases to be entitled to an exemption from withholding or deduction under that treaty. Solely in relation to any procedural formalities in relation to any payment made by the Parent on its own behalf, in the event any such recipient fails to complete such procedural formalities necessary to qualify for such exemption or lower rate of withholding, Taxes shall exclude the amount of taxes that would not have been required to be paid had such procedural formalities had been complied with.

(c)	Moreover, if any Taxes (other than Excluded Taxes) are directly asserted against any recipient with respect to any payment or income earned or received by such recipient hereunder or under any other Transaction Document, the Parent shall, or shall cause the applicable Performance Party to, promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amounts received and retained by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

(d)	No recipient shall be entitled to be indemnified under any other indemnity contained in any other Transaction Document in respect of Taxes directly asserted against the recipient in the circumstances described in Clause 5.2(c) if such recipient has already been indemnified by the Parent under Clause 5.2(c).

(e)	If the Parent or the Performance Party fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the Parent shall, or shall cause the applicable Performance Party to, indemnify the recipient for any incremental Taxes that may become payable by any recipient as a result of any such failure except that such indemnity shall not apply to the extent that it can be shown that (i) such recipient failed to provide reasonable written notice to the Parent or applicable Performance Party of such Taxes (the amount of which the Parent nor applicable Performance Party could not otherwise have reasonably known would have arisen) or (ii) the Taxes arose because of delay which was solely caused by actions or omissions of the recipient.

(f)	In the event that Parent pays any additional amount or amounts pursuant to Clause 5.2(a)(v)(c) or (e) (an “additional tax payment”), and in the event the recipient thereof determines, acting reasonably, that, as a result of such additional tax payment, it is effectively entitled to obtain, utilise and retain a refund of any Taxes or a tax credit in respect of Taxes which reduces the tax liability of such recipient (a “tax saving”), then such recipient shall, to the extent it can do so without prejudice to the amount of any other deduction,

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credit or relief, upon actual receipt of such tax saving reimburse to the Parent such amount as such recipient shall determine, acting reasonably, to be the proportion of the tax saving as will leave such recipient (after such reimbursement) in no better or worse position than it would have been in had the payment by the Parent in respect of which the foregoing additional tax payment was made not been subject to any withholding or deduction on account of Taxes. If the Parent shall have received from any recipient any amount described in the preceding sentence and it is subsequently determined that such recipient was not entitled to obtain, utilise or retain the amount of the tax saving claimed, then the Parent shall repay such amount to such recipient. Each recipient shall have sole discretion to arrange its affairs (including its tax affairs) without regard to this Clause 5.2(f) and no recipient shall be obligated to disclose any information regarding its affairs (including its tax affairs) or computations to the Parent or any Performance Party.

(g)	In relation to payments made by the Parent on its own behalf, if the appropriate forms provided by a recipient at the time such recipient first becomes a party to the Transaction Documents indicates an interest-withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such recipient provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form.
5.3	Other costs and expenses
(a)	The Parent agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Agent and the other Secured Parties harmless against liability for the payment of, all reasonable out-of-pocket expenses (including attorneys’, accountants’ and other third parties’ fees and expenses, any filing fees and expenses incurred by officers or employees of any Lender and/or the Agent) or intangible, documentary or recording taxes incurred by or on behalf of any Lender or the Agent (i) in connection with the preparation, negotiation, execution and delivery of the Transaction Documents and any documents or instruments delivered pursuant thereto and the transactions contemplated thereby, and (ii) from time to time (A) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (B) arising in connection with any Lender’s or the Agent’s enforcement or preservation of rights under this Agreement or the other Transaction Documents, or (C) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents.

(b)	The Parent hereby agrees to pay on demand all stamp and other Taxes (other than Excluded Taxes) and fees (including late payment fees and penalties) paid, payable or determined to be payable in connection with the execution, delivery, performance (including any sale of Receivables), filing and recording of the Agreement, any other Transaction Document or any other instrument, document or agreement filed or delivered in connection therewith.

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5.4	Currency indemnity

If under any applicable law or regulation, or pursuant to a judgment or order being made or registered against the Parent, or the liquidation of any of the Parent for any other reason, any payment under or in connection with this Agreement is made (including any payment pursuant to Clause 2 or this Clause 5) or fails to be satisfied, in a currency (the “payment currency”) other than the currency in which such payment is expressed to be due under or in connection with this Agreement or any Transaction Document or, in the event no currency is specified, a currency determined by the Person (in its reasonable good faith opinion) to whom such payment is owed or otherwise payable (the “contractual currency”), then, to the extent that the amount of such payment actually received by the Agent, the Administrator or any other Secured Party (the “payee”), when converted into the contractual currency at the rate of exchange falls short of such amount due, the Parent as a separate and independent obligation, shall, or shall cause the relevant Performance Party to indemnify and hold harmless the payee against the amount of such shortfall. For the purposes of this Clause 5.4 “rate of exchange” means the rate at which the payee is able on or about the date of such payment to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and the payor shall be liable for) any premium and other costs of exchange including any taxes or duties incurred by reason of any such exchange.

6.	MISCELLANEOUS

6.1	Term of Agreement

This Agreement shall terminate on the Final Payout Date; provided that (a) the rights and remedies of the Company, the Agent and the other Secured Parties with respect to any representation and warranty made or deemed to be made by the Parent pursuant to this Agreement, (b) the indemnification and payment provisions of Clause 5, and (c) the agreements set forth in Clauses 6.9, 6.10, 6.11, 6.12 and 6.13 shall be continuing and shall survive any termination of this Agreement.

6.2	Waivers; amendments
(a)	No failure or delay on the part of any party hereto in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

(b)	Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Parent, the Company and the Agent.
6.3	Notices; payment information

All communications and notices provided for hereunder shall be provided in the manner described in Clause 4 to the Schedule of Definitions.

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6.4	Governing Law; submission to jurisdiction; appointment of Process Agent
(a)	This Agreement and, to the extent incorporated into, applied to or deemed repeated in this Agreement, the Schedule of Definitions shall be governed by and construed in accordance with English law.

(b)	The Parent agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

(c)	The Parent for itself irrevocably waives any objection which it might now or hereafter have to the courts referred to in clause (b) above being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby and agrees not to claim that any such court is not a convenient or appropriate forum.

(d)	The Parent agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in England to AGCO Limited as the English process agent of the Parent.

(e)	The submission to the jurisdiction of the courts referred to in clause (b) above shall not (and shall not be construed so as to) limit the right of the Agent to take proceedings against the Parent or any of its property in any other court of competent jurisdiction, nor shall the taking of proceedings in any other jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(f)	The Parent hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby, to the giving of any relief or the issue of any process in connection with such action or proceeding including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding. Without limiting the foregoing, the Parent agrees to reimburse any successful claimant the costs of any legal action or proceeding brought against the Parent pursuant to this Clause 6.4, including the cost of all stamp duties (if any) payable in connection therewith.
6.5	Integration

This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

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6.6	Severability and partial invalidity
(a)	Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(b)	If a court of competent jurisdiction determines that any term or provision of this Agreement as written is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall reduce the scope, duration, or area of the term or provision, delete specific words or phrases, or replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the court’s judgment may be appealed.
6.7	Counterparts; facsimile delivery

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.

6.8	Successors and assigns; binding effect
(a)	This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided that, except pursuant to the Servicing Agreement, the Parent may not assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent.

(b)	The Parent acknowledges and consents to the provisions of Clause 9.8 of the Receivables Funding Agreement which permit the CP Lender to assign all or portions of its rights, interests and obligations in, to and under the Transaction Documents.

(c)	Without limiting Clause 6.8(b), the Parent hereby (i) agrees and consents to the assignment by the CP Lender from time to time of all or any part of its rights under, interest in and title to this Agreement and the Asset Interest to any Program Support Provider, and (ii) consents to and acknowledges the collateral assignment by the CP Lender of all of its rights under, interest in and title to this Agreement and the Asset Interest to the Agent.

(d)	If:
(i)	the CP Lender makes an assignment in accordance with this Clause 6.8 to another person (a “new recipient”); and

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(ii)	as a result of circumstances existing at the date on which the assignment occurs, the Parent would be obliged to make a payment to the new recipient under Clause 5.2 (Taxes), then the new recipient is only entitled to receive payment under Clause 5.2 (Taxes) to the same extent as the CP Lender would have been if the assignment had not occurred.
6.9	Consent to disclosure

The Parent hereby consents to the disclosure of any non-public information with respect to it received by the Agent or any other Secured Party to any other Lender or potential Lender, the Agent, any nationally recognised statistical rating organisation rating the CP Lender’s Commercial Paper, any dealer or placement agent of or depositary for the CP Lender’s Commercial Paper, the Administrator, any Program Support Provider or any of such Person’s counsel or accountants in relation to this Agreement or any other Transaction Document to the extent that such disclosure is, in the reasonable opinion of the Person making such disclosure, appropriate in the context of the transactions contemplated herein and in the other Transaction Documents or otherwise required in connection with such Person’s Commercial Paper or other securitisation program or any transaction contemplated therein; provided that any dealer or placement agent of or depositary for the CP Lender’s Commercial Paper, the Administrator, any Program Support Provider or any such counsel or accountant to whom such disclosure is made has agreed in writing to maintain the confidentiality of such non-public information and terms not less strict than those set forth in Clause 6.10 (Confidentiality).

6.10	Confidentiality
(a)	The Parent hereby agrees that it will not disclose the contents of this Agreement or any other Transaction Document or any other proprietary or confidential information disclosed to it by the Agent, the Administrator, any other Secured Party or any Program Support Provider, respectively, to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognised statistical rating organisation, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information, (ii) an alternative commercial source of financing in connection with a potential refinancing of the Advances in the event that any Liquidity Bank shall have refused to extend the Commitment Termination Date pursuant to Clause 2.11 of the Liquidity Agreement, or (iii) as otherwise required by applicable Law, by any order of a court of competent jurisdiction or by any governmental, taxation or regulatory authority.

(b)	Subject to Clause 6.9, the Agent hereby agrees that it will not disclose this Agreement or any other Transaction Document or the terms thereof or any confidential information of or with respect to the Parent or any Performance Party to any other Person except as otherwise required by applicable Law, the applicable rules of any stock exchange or similar body or order of a court of competent jurisdiction.

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(c)	Notwithstanding any provision in this Clause 6.10, the parties hereto acknowledge and agree that the Parent shall be entitled to file of public record this Agreement and the other Transaction Documents with the U.S. Securities Exchange Commission to the extent the Parent in good faith deems such filing to be necessary or appropriate under U.S. securities laws.
6.11	No petition

The Parent hereby covenants and agrees that:
(a)	prior to the date which is one (1) year and one (1) day after the payment in full of all outstanding Commercial Paper or other rated indebtedness of the CP Lender, it will not institute against, or join any other Person in instituting against, the CP Lender any proceeding of a type referred to in the definition of Insolvency Event; and

(b)	prior to the date which is two years (2) and one (1) day after the Final Payout Date, it will not institute against, or join any other Person in instituting against, the Company any proceeding of a type referred to in the definition of Insolvency Event.
6.12	No recourse
(a)	The Parent acknowledges and agrees that the obligations of the CP Lender under the Receivables Funding Agreement and any other Transaction Document to which it is a party are solely the corporate obligations of the CP Lender and shall be payable solely to the extent of funds received from Collections or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper.

(b)	Notwithstanding anything to the contrary contained in this Agreement and save as provided for in the Receivables Funding Agreement, the obligations of the Company under this Agreement and all other Transaction Documents to which it is a party are solely the corporate obligations of the Company and shall be payable solely to the extent of funds received by the Company and available for application thereto in accordance with the terms of the Servicing Agreement and the other Transaction Documents.
6.13	Mitigation
(a)	Each of the Company, the Agent or any other Secured Party shall, in consultation with the Parent, take all reasonable steps (other than the sale of any Purchased Receivables) to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to Clause 5.2 (Taxes) including (but not limited to) transferring its rights and obligations under the Transaction Documents.

(b)	The taking of any action by the Company, Agent or any Secured Party under Clause 6.13(a) above shall be subject to the following conditions:

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(i)	the Parent shall indemnify the Company, Agent and each Secured Party against any reasonable costs incurred by them in taking any mitigating action; and

(ii)	the Company, Agent and each Secured Party shall not be obliged to take any action under Clause 6.13(a) which in its reasonable opinion would be materially prejudicial to it.
6.14	Contracts (Rights of Third Parties) Act (1999)

Except in respect of the Company, the Agent and the other Secured Parties, which Persons (including, for the avoidance of doubt, their respective successors and permitted assigns) are intended to have the benefit of this Agreement pursuant to the Contracts (Rights of Third Parties) Act (1999), the parties hereto do not intend any term of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Act (1999).

EXECUTION

The parties hereto have shown their acceptance of the terms of this Agreement by executing it below.

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EXECUTION:

SIGNED by , , duly authorised for and on behalf of AGCO RECEIVABLES LIMITED	) )

SIGNED by , , duly authorised for and on behalf of AGCO CORPORATION	) ) )

SIGNED by , , duly authorised for and on behalf of COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A TRADING AS RABOBANK INTERNATIONAL, LONDON BRANCH	) ) ) )
Parent Undertaking Agreement

S-1

EXECUTION COPY
Dated 13 October 2006
(1)	AGCO RECEIVABLES LIMITED as the Company

(2)	ERASMUS CAPITAL CORPORATION as CP Lender

(3)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (trading as RABOBANK INTERNATIONAL), LONDON BRANCH as Agent and Administrator

RECEIVABLES FUNDING AGREEMENT

LONDON

THIS AGREEMENT is dated 13 October 2006 and is made between:
(1)	AGCO RECEIVABLES LIMITED, a company incorporated under the laws of England and Wales (the “Company”);

(2)	ERASMUS CAPITAL CORPORATION, a Delaware corporation (the “CP Lender”);

(3)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A, (trading as RABOBANK INTERNATIONAL, LONDON BRANCH) as Agent (the “Agent”) for the CP Lender and as Administrator (the “Administrator”) and Agent for the Liquidity Lenders.
BACKGROUND
(A)	Certain Originators intend to sell, assign and transfer certain Receivables from time to time to the Company, and the Master Servicer will provide certain services to the Company in connection with the management and collection of the Purchased Receivables.

(B)	The Company desires to obtain financing for its purchase of Receivables from the CP Lender.

(C)	Each of the Company and the CP Lender wish to set out the terms on which the CP Lender may provide financing from time to time to the Company.

1.	DEFINITIONS AND INTERPRETATION

1.1	Terms defined in Schedule of Definitions

In this Agreement, unless otherwise defined herein or the context otherwise requires, capitalised terms have the meanings set forth in the Master Schedule of Definitions, Interpretations and Construction, dated as of the date hereof and signed by the parties hereto and others for the purposes of identification (the “Schedule of Definitions”).

1.2	Interpretation and construction

The principles of interpretation, construction and calculation set forth in Clauses 2 (Interpretation) and 3 (Calculation) of the Schedule of Definitions apply to this Agreement as if fully set forth herein.

1.3	Amendments to Schedule of Definitions

No amendment, restatement, supplement or other modification to the Schedule of Definitions after the date of this Agreement shall affect the terms of this Agreement unless approved in writing by the parties to this Agreement.

1.4	The Agent and the Administrator

The parties to this Agreement acknowledge that the Agent and the Administrator are parties to this Agreement, inter alia, for the purposes of:

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(a)	enforcing the rights of the CP Lender against the Company hereunder;

(b)	obtaining the benefit of the other obligations of the Company hereunder.
Neither the Agent nor the Administrator shall have any responsibility or liability as a result of its being party to this Agreement.

2.	ADVANCES AND PAYMENTS

2.1	Advance Facility and Commitments
(a)	Advances. Subject to the terms and conditions hereof, in particular those set forth in Clause 3 (Conditions precedent), the CP Lender shall make advances to the Company (each an “Advance") in Euro from time to time on any Settlement Date occurring during the period from the Closing Date to the Termination Date. Subject to the terms of this Agreement and the other Transaction Documents, during the period from the Closing Date to the Termination Date, Advances shall be borrowed, reborrowed and/or repaid in accordance herewith. In respect of each Settlement Date on which the Company remains obligated to pay all or any portion of the Purchase Price of Purchased Receivables and Related Assets purchased by it pursuant to any Receivables Transfer Agreement, the Company shall, to the extent it is permitted to do so under this Agreement, deliver a Borrowing Request for an Advance in an amount equal to the lesser of (i) the amount it is at such time entitled to request hereunder and (ii) the amount it is obligated to pay to the relevant seller of such Affected Assets in respect of the Purchase Price of such Purchased Receivables and Related Assets.

(b)	General Rules Relating to Advances. Notwithstanding any other provision of this Agreement:
(i)	No Advance shall be made on or after the Termination Date.

(ii)	No Advance shall be made by the CP Lender on any date if, after giving effect to such Advance and the application of the proceeds thereof on the date of such Advance to repay other Advances, to purchase Receivables or otherwise in accordance with this Agreement the sum of the Net Funding Advances and the Net Liquidity Advances would exceed the lesser of (i) the Maximum Net Advances and (ii) the Borrowing Base.
(c)	Use of Proceeds. The Company will use the proceeds of each Advance only for the payment of its expenses, the purchase of Receivables and Related Assets pursuant to the Receivables Transfer Agreements and other purposes in accordance with the Transaction Documents and applicable Law.
2.2	Borrowing procedures
(a)	Notice of Borrowing. The Company shall request each Advance to be made hereunder by delivering (or causing to be delivered) to the Agent by facsimile a Borrowing Request no later than on the third Business Day prior to the

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proposed Advance Date of any Advance (other than the initial Advance). Each such Borrowing Request shall, in accordance with Clause 2.1(a), specify (i) the date of such Advance (the “Advance Date”) which shall be a Settlement Date, (ii) subject to Clauses 2.1(b) and 2.2(b), the amount of such Advance, (iii) the Settlement Date on which repayment of the principal amount of such Advance and payment of Yield on such Advance is due; and (iv) all other information specified in Exhibit A.

(b)	Amount of Advances. The amount of each Advance funded by the CP Lender on any Advance Date (when combined with all other Advances to be funded by the CP Lender on such Advance Date) shall be at least equal to €2,000,000 (or such lesser amount approved by the CP Lender in its sole discretion) or an integral multiple of €500,000 (or such lesser amount approved by the CP Lender in its sole discretion) in excess thereof.

(c)	CP Lender acceptance or rejection; Borrowing Request irrevocable
(i)	The Agent will promptly notify the CP Lender of the Agent’s receipt of any Borrowing Request. If the Borrowing Request is received prior to the Termination Date, the Agent shall accept or, if the conditions precedent set out in Clause 3 (Conditions precedent) have not been fulfilled, reject such Borrowing Request no later than on the second Business Day following its receipt of any such Borrowing Request.

(ii)	Each Borrowing Request shall be irrevocable and binding on the Company, and the Company shall indemnify the CP Lender and the Agent against any loss or expense incurred by the CP Lender and/or the Agent, either directly or indirectly (including through a Program Support Agreement) as a result of any failure by the Company to borrow any Advance, including any loss or expense incurred by the Agent or the CP Lender, either directly or indirectly (including pursuant to a Program Support Agreement) by reason of the liquidation or reemployment of funds acquired by the CP Lender (or the applicable Program Support Provider(s)) (including funds obtained by issuing commercial paper or promissory notes or obtaining deposits or loans from third parties) in order to fund such Advance.
(d)	Making of Advances. On each Advance Date, the CP Lender shall (in the event it has agreed to make a requested Advance pursuant to Clause 2.2(c)(i)) remit the aggregate amount of the Advance to be made on such Advance Date to the Agent by wire transfer of same day funds to the account of the Agent specified therefor from time to time by the Agent by notice to the CP Lender. Following the Agent’s receipt of funds from the CP Lender as aforesaid, the Agent shall remit such funds received to the Company’s account at the location indicated in Schedule 1 (Payment Information) to the Schedule of Definitions or to any other account specified by the Company for further payment to the Company or the relevant Originator in respect of any purchase of Affected Assets by the Company), by wire transfer of same day funds.

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2.3	Payment of principal and Yield
(a)	The Company shall repay the principal amount of the Advances to the Agent for the account of the CP Lender:
(i)	in full on the Settlement Date set forth in the Borrowing Request applicable to such Advance; and

(ii)	on each Settlement Date after the Termination Date, in an amount equal to the Collections available for such payment in accordance with Clause 4 (Allocation, deposit and distribution of Collections) of the Receivables Servicing Agreement.
(b)	The Company shall pay Yield to the Agent for the account of the CP Lender on the Net Funding Advances from time to time outstanding on the dates and calculated as provided in this Clause 2.
2.4	Determination of Yield and Rate Periods
(a)	Tranches. For the purpose of calculation and payment of Yield hereunder, from time to time the Agent shall allocate each Advance to one or more portions (each a “Tranche”). Each Tranche will be treated as funded by issuance of Commercial Paper or by drawing under a Program Support Agreement as determined by the Agent. At any time, each Tranche will be associated with a particular Rate Period, and Yield will accrue thereon at the interest rate determined in accordance with this Clause 2.4. The Agent shall make each such allocation and select the corresponding Rate Periods on or before the date of any requested Advance or the expiration of any then existing Rate Period.

(b)	Advances Funded by Commercial Paper. Each Rate Period applicable to any Tranche funded by the CP Lender through the issuance of Commercial Paper shall be a period of one month, running from (and including) the Settlement Date on which the relevant Advance is made to (but excluding) the next succeeding Settlement Date.

(c)	Advances Funded under Program Support Agreement. Each Rate Period applicable to any Tranche funded pursuant to a Program Support Agreement shall be a period of one day.

(d)	Rate Protection; Illegality
(i)	If the Agent is unable to obtain on a timely basis the information necessary to determine EURIBOR for any proposed Rate Period, then:
(A)	the Agent shall forthwith notify the CP Lender and the Company that EURIBOR cannot be determined for such Rate Period, and

(B)	while such circumstances exist, any outstanding Tranche shall be reallocated to a Rate Period with respect to which Yield is calculated by reference to the Base Rate.

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(ii)	If, with respect to any outstanding Rate Period, the CP Lender notifies the Agent that it is unable to obtain matching deposits in the applicable interbank market to fund its purchase or maintenance of such Tranche or that EURIBOR will not adequately reflect the cost to it of funding or maintaining such Tranche for such Rate Period, then (A) the Agent shall forthwith so notify the Company and (B) upon such notice and thereafter while such circumstances continue to exist, any outstanding Tranche shall be reallocated to a Rate Period with respect to which Yield is calculated by reference to the Base Rate.

(iii)	Notwithstanding any other provision of this Agreement, if the CP Lender shall notify the Agent that it has determined (or that it has received notice from any Program Support Provider) that the introduction of or any change in or in the interpretation of any Law makes it unlawful (either for the CP Lender or such Program Support Provider, as applicable), or any central bank or other Official Body asserts that it is unlawful, for the CP Lender or such Program Support Provider, as applicable, to fund the purchases or maintenance of any Tranche accruing Yield calculated by reference to EURIBOR, then (A) as of the effective date of such notice from the CP Lender to the Agent, the obligation or ability of the CP Lender to fund the making or maintenance of any Tranche accruing Yield calculated by reference to EURIBOR shall be suspended until the CP Lender notifies the Agent that the circumstances causing such suspension no longer exist and (B) each Tranche shall either (I) if the CP Lender may lawfully continue to maintain such Tranche accruing Yield calculated by reference to EURIBOR until the last day of the applicable Rate Period, be reallocated on the last day of such Rate Period to another Rate Period and shall accrue Yield calculated by reference to the Base Rate or (II) if the CP Lender shall determine that it may not lawfully continue to maintain such Tranche accruing Yield calculated by reference to EURIBOR until the end of the applicable Rate Period, the CP Lender’s share of such Tranche allocated to such Rate Period shall be deemed to accrue Yield at the Base Rate from the effective date of such notice until the end of such Rate Period.
2.5	Yield, fees and other costs and expenses
(a)	The Company shall pay, as and when due in accordance with this Agreement, the Fee Letter or the Receivables Servicing Agreement, as the case may be, all fees hereunder and under the Fee Letter and all amounts payable pursuant to Clause 7 (Indemnification; expenses; related matters), if any.

(b)	On each Settlement Date on which repayment of the principal amount of a Tranche is due and payable in accordance with Clause 2.3 (Payment of principal and Yield), the Company shall pay to the Agent, on behalf of the CP Lender, an amount equal to the accrued and unpaid Yield for the related Rate Period together with an amount equal to the interest or discount accrued on the CP Lender’s Commercial Paper to the extent such Commercial Paper was issued (on a commercial basis) in order to fund any such Advance in an amount in excess of the amount actually borrowed by the Company.

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(c)	Notwithstanding Clause 9.12(b), if on any Settlement Date the Company has not sufficient funds available to pay the amount of Yield due and payable on such date, such amount shall remain due (to be paid immediately once funds are received by the Company which are available for application thereto in accordance with the terms of the Transaction Documents) and any amounts which remain unpaid shall survive into any winding up of the Company. For the avoidance of doubt, nothing in this Clause 2.5(c) shall prejudice the occurrence of a Termination Event or the rights of the Agent and the CP Lender under Clause 6.1(a) (Termination Events) and 6.2 (Remedies) and Clause 6.1(a) (Termination Events) and 6.2 (Remedies) of the Liquidity Agreement

(d)	Nothing in this Agreement shall limit in any way the obligations of the Company to pay the amounts set forth in this Clause 2.5.
2.6	Payments; overdue Interest
(a)	Notwithstanding anything contained herein or in any other Transaction Document to the contrary, all amounts to be paid or deposited by the Company hereunder (or by the Master Servicer on behalf of the Company pursuant to the Receivables Servicing Agreement) shall be paid in a manner such that the amount to be paid or deposited is actually received by the Person to which such amount is to be paid or on behalf of which such amount is to be deposited, in accordance with the terms hereof (and of the Receivables Servicing Agreement, as applicable), on the day when due in immediately available funds. If such amounts are payable to the Agent (whether on behalf of the CP Lender or otherwise) they shall be paid or deposited in the account indicated under the heading “Payment Information” in Schedule 1 to the Schedule of Definitions, until otherwise notified by the Agent.

(b)	The Company shall, to the extent permitted by Law, pay to the Agent, for the benefit of the CP Lender, upon demand, interest on all amounts not paid or deposited when due hereunder at the Default Rate.
2.7	Right of setoff

Without in any way limiting the provisions of Clause 2.9 (Collections held in trust), each of the Agent and the CP Lender is hereby authorised (in addition to any other rights it may have) at any time after the occurrence and during the continuance of a Termination Event or Potential Termination Event to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Agent or the CP Lender to, or for the account of, the Company against the amount of the Aggregate Unpaids owing by the Company to the Agent or to the CP Lender on behalf of such Person (even if contingent or unmatured).

2.8	CP Lender Account
(a)	On or before the Closing Date the Agent shall establish, and at all times thereafter until the Final Payout Date the Agent shall maintain, a segregated account in the name of the CP Lender into which amounts payable to the CP

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Lender under this Agreement shall be deposited as and to the extent required by this Clause 2.8 (the “CP Lender Account”). The CP Lender Account shall bear a designation clearly indicating that the funds deposited therein are held for the benefit of the CP Lender. The Agent shall have exclusive dominion and control over the CP Lender Account and all monies, instruments and other property from time to time in the CP Lender Account.

(b)	Notwithstanding anything herein to the contrary, on and after the occurrence and during the continuance of a Termination Event or Potential Termination Event, the Company shall, and shall require the Master Servicer, any Originator and any other AGCO Party to, upon the request of the Agent to the Company (with a copy to the Master Servicer), within one Business Day after receipt by such Person of any Collections, including any Collections received or deposited into another account, remit (or cause to be remitted) such Collections together with all interest and earnings thereon to the CP Lender Account.

(c)	Funds on deposit in the CP Lender Account may be invested by the Agent, in the name of the Agent, in Eligible Investments that will mature so that such funds will be available so as to permit the amounts in the CP Lender Account to be paid and applied on the next Settlement Date and otherwise in accordance with the provisions of Clause 2.3 (Payment of principal and Yield) and the Receivables Servicing Agreement; provided that such funds shall not reduce the Net Funding Advances or accrued Yield hereunder until so applied under Clause 2.3 (Payment of principal and Yield).

(d)	On each Settlement Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the CP Lender Account shall be applied as Collections set aside for the Agent in accordance with the Receivables Servicing Agreement.

(e)	On the Final Payout Date, any funds remaining on deposit in the CP Lender Account shall be paid to the Company.
2.9	Collections held in trust
(a)	So long as the Company shall hold any Collections then or thereafter required to be paid by the Company to the Master Servicer or the Agent, it shall hold such Collections, and any interest or investment earnings thereon, in trust, and shall deposit such Collections within one Business Day after receipt thereof into the applicable account or, if requested by the Agent pursuant to Clause 2.8(b) (CP Lender Account), the CP Lender Account in each case, to be used in accordance with the Transaction Documents.

(b)	The Net Funding Advances shall not be deemed reduced by any amount held in trust or in any account, including the CP Lender Account, unless and until, and then only to the extent that, such amount is finally paid to the Agent in accordance with Clause 2.3 (Payment of principal and Yield).

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2.10	Proceeds of Subordinated Loans
(a)	On the Closing Date the Company shall request a Subordinated Loan in an amount equal to the excess of (i) the aggregate Purchase Price of all of the Purchased Receivables to be transferred to the Company on the Closing Date pursuant to the Receivables Transfer Agreements, over (ii) the aggregate amount of the Advance made by the CP Lender to the Company on the Closing Date in respect of such Purchased Receivables.

(b)	If on any day the Company has insufficient funds to pay any Purchase Price under any Receivables Transfer Agreement that is due on such day, the Company shall request a Subordinated Loan on such day in an amount equal to such insufficiency.

(c)	The Company shall apply the proceeds of each Subordinated Loan to the payment of the Purchase Price of Receivables transferred (or to be transferred) to the Company by the Originators identified in the Subordinated Loan Borrowing Request related to such proceeds.
3.	CONDITIONS PRECEDENT

3.1	Conditions Precedent to Closing

The occurrence of the Closing Date and the effectiveness of the Commitments hereunder shall be subject to the conditions precedent that
(a)	all amounts required to be paid on or prior to the Closing Date pursuant to the Fee Letter shall have been paid in full,

(b)	the fees and expenses described in Clause 7.4(a)(i) and invoiced prior to the Closing Date shall have been paid in full (and each of the Company and the Parent hereby:
(i)	request that the Agent deduct from the proceeds of the initial Advance any amounts payable pursuant to Clauses 3.1(a) and (b),

(ii)	acknowledge and agree on behalf of itself and each Originator that Net Funding Advances shall not in any way be reduced as a result of such deduction from the initial Advance, and

(iii)	agree that the Subordinated Loan made on the Closing Date shall be increased by an amount equal to the amount payable pursuant to Clauses 3.1(a) and (b)), and
(c)	the Company shall have delivered, or caused to be delivered, to the Agent, for itself and the CP Lenders, and the Agent’s counsel, an original (unless otherwise indicated) of each of the following documents, each in form and substance satisfactory to the Agent:
(i)	A duly executed counterpart of this Agreement, the Schedule of Definitions, the Liquidity Agreement, the Subordinated Loan Agreement, the Receivables Servicing Agreement, the Parent

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Undertaking Agreement, the Security Agreement, each Receivables Transfer Agreement, the Fee Letter and each of the other Transaction Documents executed by the Originators, the Company, the Parent, the Master Servicer and each other AGCO Party, as applicable.

(ii)	A certificate, in form and substance reasonably satisfactory to the Agent, of an authorised representative of the Company and each AGCO Party, certifying and (in the case of Clauses 3.1(c)(ii)(A) through (D)) attaching as exhibits thereto:
(A)	its Organic Documents (certified by one of its officers as of a recent date);

(B)	resolutions of its board of directors or other governing body authorising the execution, delivery and performance by it of each Transaction Document to be delivered by it hereunder or thereunder;

(C)	all other documents evidencing necessary corporate action (including shareholder consents) and government approvals, if any;

(D)	the incumbency, authority and signature of each of its authorised representative executing the Transaction Documents or any certificates or other documents delivered hereunder or thereunder on its behalf; and
certifying that no conflicts exist between the Transaction Documents and the transaction contemplated thereby and any other material agreements of the Company or such AGCO Party.

(iii)	Evidence reasonably satisfactory to the Agent that as of the Closing Date no steps have been taken for the winding up of the Company or any AGCO Party.

(iv)	Evidence satisfactory to the Agent that the (A) ownership interests of the Company, and (B) the first priority security interest of the Agent, in the Purchased Receivables and the other Affected Assets have been perfected in accordance with applicable law (other than notifying the Obligors of the security interest of the Agent in relation to French Receivables as required under French law).

(v)	Favourable opinions of special counsel to the Company and each AGCO Party, covering such corporate and capacity matters as the Agent may reasonably request.

(vi)	Favourable opinions covering such tax matters as the Agent may reasonably request.

(vii)	Favourable opinions of counsel to the Agent and the CP Lender covering such matters as the Agent may reasonably request.

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(viii)	A report identifying all Purchased Receivables and the Outstanding Balances thereon and including such other information as the Agent may reasonably request.

(ix)	A pro forma Master Servicer Report dated on or about the date hereof showing the calculation of the Borrowing Base after giving effect to the initial Advance.

(x)	Evidence of the appointment of the English Process Agent as agent for service of process as required by the Transaction Documents as applicable.

(xi)	Evidence of the establishment of the CP Lender Account and each other bank account required to be established hereunder and under the Receivables Servicing Agreement.

(xii)	Such other approvals, documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request.

(xiii)	A certificate, in form and substance reasonably satisfactory to the Agent, of an authorised representative of the Company and each AGCO Party, certifying that the execution, delivery and performance by the Company or such AGCO Party of each Transaction Document to which it is a party and the consummation by it of the transactions provide for therein do not and will not (A) contravene, violate or constitute a default under (I) its Organic Documents, (II) any law of its jurisdiction of incorporation, (III) to the best of such authorised representative’s knowledge after due inquiry, any contractual restriction binding on or affecting the Company or such AGCO Party or its property or (IV) to the best of such authorised representative’s knowledge after due inquiry, any order, writ, judgment, award, injunction, decree or other instrument binding on or affecting the Company or such AGCO Party or its property, or (B) result in the creation or imposition of any Adverse Claim upon or with respect to its property or the property of any of its Subsidiaries (except as contemplated by the Transaction Documents to which it is a party).
3.2	Conditions Precedent to all Advances

Each Advance hereunder (including the initial Advance) shall be subject to the conditions precedent that (i) the Closing Date shall have occurred, (ii) the Agent shall have received such approvals, documents, instruments, certificates and opinions as the Agent or any Lender, may reasonably request, and (iii) on the date of such Advance the following statements shall be true (and the Company by accepting the amount of such Advance shall be deemed to have certified that):
(a)	the Agent shall have received a Borrowing Request, appropriately completed, within the time period required by Clause 2.2 (Borrowing procedure);

(b)	the making of such Advance shall not violate any provision of Clause 2.1 (Advance Facility and Commitment);

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(c)	the representations and warranties contained in Clause 4.1 (Representations and warranties of the Company) shall be true, complete and correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day;

(d)	no Termination Event or Potential Termination Event shall have occurred and be continuing;

(e)	the Agent shall have received a Master Servicer Report with respect to the proposed Advance Date in accordance with Clause 3.2 (Reports) of the Receivables Servicing Agreement and the information set forth therein shall be true, complete and correct; and

(f)	the Termination Date shall not have occurred.
4.	REPRESENTATIONS AND WARRANTIES

4.1	Representations and warranties of the Company

The Company represents and warrants to the Agent, the Administrator and the CP Lender, that, on the dates set forth in Clause 4.2 (with reference to the circumstances existing on each such date):
(a)	Corporate Existence and Power. It (i) is a limited company duly organised, validly existing and in good standing under the laws of its jurisdiction of organisation, (ii) has all corporate power and all licenses, authorisations, consents, approvals and qualifications of and from all Official Bodies and other third parties required to carry on its business in each jurisdiction in which its business is now and proposed to be conducted (except where the failure to have any such licenses, authorisations, consents, approvals and qualifications would not individually or in the aggregate have a Material Adverse Effect), and (iii) is duly qualified to do business in and in good standing in every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect.

(b)	Corporate and Governmental Authorisation; Contravention. The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party (i) are within its corporate powers, (ii) have been duly authorised by all necessary corporate and shareholder action, (iii) require no action by or in respect of, or filing with, any Official Body or official thereof or third party (except for any filings in respect of the Agent’s security interests pursuant to the Security Documents), (iv) do not contravene or constitute a default under (A) its Organic Documents, (B) any Law applicable to it, (C) any contractual restriction binding on or affecting it or its property or (D) any order, writ, judgment, award, injunction, decree or other instrument binding on or affecting it or its property, or (v) result in the creation or imposition of any Adverse Claim upon or with respect to its property (except as contemplated hereby).

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(c)	Binding Effect. Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms (as such enforcement may be subject to any applicable Enforcement Limitation).

(d)	Asset Interest. (i) The Company is the owner of all of the Purchased Receivables and other Affected Assets, free and clear of all Adverse Claims (other than any Adverse Claim arising hereunder or under the other Transaction Documents), and (ii) at all times on and after the Closing Date until the Final Payout Date (A) all actions to be taken in order to perfect and protect the interests of the Agent and the other Secured Parties in the Purchased Receivables and other Affected Assets against any Adverse Claim (other than any Adverse Claim arising hereunder or under the other Transaction Documents) or the interest of any creditor of or Company from the Company and/or any Originator will have been duly taken in each jurisdiction necessary for such purpose (other than the notification of the Obligors in relation to French Receivables as required under French law); or (B) all registrations, financing statements, notices, instruments and documents required to be recorded or filed in order to perfect and protect the interests of the Agent and the other Secured Parties in the Purchased Receivables and other Affected Assets against any Adverse Claim (other than any Adverse Claim arising hereunder or under the other Transaction Documents) or the interest of any creditor of, or Company from, the Company and/or any Originator will have been duly executed, filed or served in or on the appropriate filing office, Official Body or other Person in each jurisdiction necessary for such purpose (other than the notification of the Obligors in relation to French Receivables as required under French law), and (C) all fees and taxes, if any, payable in connection with such actions and filings shall have been paid in full.

(e)	Accuracy of Information. All information heretofore furnished or made available by it or on its behalf (including the Master Servicer Reports and its financial statements) to any Lender, the Agent or the Administrator for purposes of or in connection with this Agreement, any other Transaction Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished or made available by it to any Lender, the Agent or the Administrator will be, true, complete and accurate in every material respect, on the date such information is stated or certified, and no such item contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

(f)	Tax Status. It has (i) timely filed all tax returns required to be filed except to the extent that any failure to do so would not, individually or in the aggregate, have a Material Adverse Effect, and (ii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges except any such taxes, assessments or charges which are being diligently contested in

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good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

(g)	Actions; Suits. It is not in violation of any order of any Official Body or arbitrator. There are no actions, suits, litigation or proceedings pending, or to its knowledge, threatened, against or affecting it or any of its Affiliates or their respective properties, in or before any Official Body or arbitrator, which may, individually or in the aggregate, have a Material Adverse Effect.

(h)	Registered Office and Location of Records. Its principal place of business, Centre of Main Interest, registered office and the offices where it keeps all its Records are located at the address(es) listed in Exhibit 1 to the Schedule of Definitions.

(i)	Subsidiaries; Tradenames; etc. The Company (i) has no Subsidiaries or divisions, (ii) has not done business under any trade name or other name other than its legal name, and (iii) since the date of its organisation, has not merged with or into or consolidated with any other Person or been the subject of any proceeding under any Insolvency Law.

(j)	Good Title. From the Purchase Date with respect to each Purchased Receivable, as and until the Final Payout Date, the Agent shall have, on behalf of the Secured Parties, a valid and enforceable first priority perfected security interest, ranking ahead of any other security interest and the interest of any other creditor of the Company and the Originators, in each Purchased Receivable and all of the other Affected Assets, free and clear of any Adverse Claim.

(k)	Eligibility of Receivables. Each Purchased Receivable treated as an Eligible Receivable for purposes of any Master Servicer Report is in fact an Eligible Receivable as of the Purchase Date relating to such Purchased Receivable and the date of such Master Servicer Report, and each Purchased Receivable included in the calculation of any Net Receivables Balance as of the date of any Master Servicer Report is in fact an Eligible Receivable and not a Defaulted Receivable at such time. The Company has no knowledge of any fact (including any defaults by the Obligor thereunder or under any other Purchased Receivable) that would cause it or should have caused it to expect any payments on such Purchased Receivable not to be paid in full when due or that is reasonably likely to cause or result in any other Material Adverse Effect with respect to such Purchased Receivable.

(l)	Coverage Requirement. On any Settlement Date, the sum of the Net Funding Advances and the Net Liquidity Advances does not exceed the Borrowing Base as determined as of the last day of the immediately preceding Reporting Period.

(m)	Credit and Collection Policy. Since the date hereof, there have been no material changes in any Credit and Collection Policy other than in accordance with this Agreement and the Transaction Documents. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables. It has at all times complied with the Credit and Collection Policy.

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(n)	Material Adverse Effect. Since its formation, there has been no Material Adverse Effect.

(o)	No Termination Event. No event has occurred and is continuing and no condition exists, or would result from any Advance or from the application of the proceeds therefrom, which constitutes or may reasonably be expected to constitute a Termination Event or a Potential Termination Event.

(p)	Accounts.
(i)	Collections are only paid into the AGCO Accounts.

(ii)	The Obligor in respect of each Purchased Receivable has been instructed to make payments in respect of such Purchased Receivable only to the AGCO accounts.
(q)	Transfers Under Receivables Transfer Agreements. The Company has purchased each Receivable from an Originator pursuant to, and in accordance with, the terms of the relevant Receivables Transfer Agreement.

(r)	No Voidability. The Company has given reasonably equivalent value and/or fair market value under applicable Law to the relevant Originator in consideration for the transfer to it of the Affected Assets from such Originator, and each such transfer shall not have been made for or on account of an antecedent debt owed by such Originator to it and no such transfer is or may be at the relevant time voidable under any Insolvency Law.

(s)	Investment Company Act. The Company is not, and is not controlled by, an “investment company” within the meaning of the U.S. Investment Company Act of 1940, or is exempt from all provisions of such act.

(t)	Choice of Law. In any proceedings taken in any Approved Country in relation to this Agreement, any Receivables Transfer Agreement or any sale of Receivables thereunder or any other Transaction Document, the choices of governing law of this Agreement, the relevant Receivables Transfer Agreement or any such sale (as provided for in the relevant Receivables Transfer Agreement, as applicable) or such other Transaction Document shall be recognised and enforced.

(u)	Representations and Warranties in other Transaction Documents. Each of the representations and warranties of the Company contained in the Transaction Documents (other than this Agreement) is true, complete and correct in all respects and the Company hereby makes each such representation and warranty to, and for the benefit of, the Agent, the Administrator and the Secured Parties as if the same were set forth in full herein.

(v)	Solvency. It is solvent and able to pay its debts as they fall due and has not suspended or threatened to suspend making payments (whether of principal or interest) with respect to all or any class of its debts and will not become insolvent or unable to pay its debts in consequence of any contract concluded by it for the purchase of any Affected Assets under the Transaction

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Documents or any other obligation or transaction contemplated in the Transaction Documents.

(w)	Insolvency procedures. No corporate action has been taken or is pending, no other steps have been taken (whether out of court or otherwise) and no legal proceedings (other than any frivolous and vexatious proceedings which are dismissed within 10 days) have been commenced or are threatened or are pending for:
(i)	its bankruptcy, liquidation, suspension of payments, controlled management, winding-up, liquidation, dissolution, administration or reorganisation; or

(ii)	it to enter into any composition or arrangement with its creditors; or

(iii)	the appointment of a receiver, administrative receiver, trustee or similar officer in respect of it or any of its property, undertaking or assets.
No event equivalent to any of the foregoing has occurred in or under the laws of any relevant jurisdiction.

(x)	Activities. It has not engaged in any activities since the date of its incorporation other than those incidental to its incorporation and its entry into and exercise of its rights and performance of its obligations under the Transaction Documents to which it is a party.

(y)	Consents. No authorisation, approval, consent, licence, exemption, registration, recording, filing or notarisation and no payment of any duty or tax and no other action whatsoever which has not been duly and unconditionally obtained, made or taken is required to ensure the creation, validity, legality, enforceability or priority of its rights, liabilities and obligations under the Transaction Documents.
4.2	Repetition of representations and warranties

The representations and warranties of the Company given in Clause 4.1 (Representation and warranties of the Company) shall be given on the Closing Date and on each Settlement Date.

5.	COVENANTS

5.1	Affirmative covenants of the Company

At all times from the date hereof to the Final Payout Date, unless the Agent shall otherwise consent in writing:
(a)	Reporting Requirements. The Company shall maintain a system of accounting established and administered in accordance with GAAP, and shall furnish or make available (or cause to be furnished or made available), as the case may be, to the Agent:

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(i)	Annual Reporting. Upon the request of the Agent and after filing thereof with the relevant Official Body, unaudited financial statements of the Company, prepared in accordance with GAAP, including a balance sheet as of the end of such period and the related statements of operations and shareholder’s equity, all certified by its director of finance or chief financial officer.

(ii)	Compliance Certificate. Together with the financial statements required hereunder, a certificate signed by a director of the Company stating that (A) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of the Company, and (B) to the best of such Person’s knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

(iii)	Information Under Transaction Documents. Promptly upon its receipt of any report, document, information or notice delivered by any Originator pursuant to any Transaction Document and not concurrently delivered to the Agent, a copy of the same.

(iv)	Other Information. Such other information (including non-financial information) as the Agent may from time to time reasonably request with respect to the Company or the Affected Assets.
(b)	Maintenance of Existence, etc. The Company shall do all things necessary to remain duly organised, validly existing and in good standing in its jurisdiction of organisation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

(c)	Compliance with Laws, etc. The Company shall (i) comply with all Laws to which it or its respective properties may be subject, and (ii) preserve and maintain its corporate existence, licenses, rights, franchises, qualifications and privileges except to the extent that any such failure to preserve or maintain the same would not individually or in the aggregate have a Material Adverse Effect.

(d)	Furnishing of Information and Inspection of Records. The Company shall furnish to the Agent from time to time such information with respect to the Affected Assets as the Agent may reasonably request, including listings identifying the Obligor and the Outstanding Balance of each Purchased Receivable. Upon reasonable advance notice by the Agent, the Company shall, at any time and from time to time during regular business hours, permit the Agent, or its agents or representatives, at the expense of the Company (i) to examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Purchased Receivables or other Affected Assets, including any related Contract, and (ii) to visit the offices and properties of the Company, for the purpose of examining such materials described in Clause 5.1(d)(i), and to discuss matters relating to the Affected Assets or the Company’s performance hereunder, under the Contracts, if any, and under the other Transaction Documents to

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which such Person is a party with any of the officers, directors or relevant employees of the Company having knowledge of such matters. Subject to Clause 9.9 (Consent to disclosure), such agents and representatives shall be bound to treat any information received pursuant to this Clause 5.1(d) as confidential.

(e)	Keeping of Records and Books of Account. The Company shall maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Purchased Receivables and any related Contract in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, computer tapes, disks, records and other information reasonably necessary or advisable for the collection of all Purchased Receivables (including records adequate to permit the daily identification of each new Purchased Receivable and all Collections of and adjustments to each existing Purchased Receivable). The Company shall give the Agent prompt notice of any material change in its administrative and operating procedures referred to in the previous sentence.

(f)	Performance and Compliance with Purchased Receivables and Contracts and Credit and Collection Policy. The Company shall, (i) at its own expense, timely and fully perform and comply with all material provisions, covenants and other promises, if any, required to be observed by it under any Contract related to the Purchased Receivables; and (ii) timely and fully comply with each Credit and Collection Policy.

(g)	Limitation on Business Activities. Save with the consent of the CP Lender (or the Agent acting on behalf of the CP Lender) the Company shall not engage in any business other than the transactions contemplated by the Transaction Documents and activities reasonably incidental thereto. The officers and directors of the Company (as appropriate) shall make decisions with respect to the business and daily operations of the Company independent of and not dictated by any controlling Person.

(h)	Corporate Documents. The Company shall only amend, alter, change or repeal its Organic Documents with the prior written consent of the CP Lender (or the Agent on the CP Lender’ s behalf).

(i)	Security Interest, etc. The Company shall, at its expense, take (or cause to be taken) all action necessary or in the opinion of the Agent desirable to establish and maintain in favour of the Agent for the benefit of the Secured Parties a valid and enforceable first priority perfected security interest in the Affected Assets, free and clear of all Adverse Claims and in any event ranking ahead of any other security interest and the interest of any other creditor of the Company or the Originators, and shall promptly execute and deliver all instruments and take any other such actions as maybe necessary or desirable, or as the Agent may reasonably request, to perfect, protect or more fully evidence such security interest.

(j)	Enforcement of Transaction Documents. The Company, on its own behalf and on behalf of the Agent and each Lender, shall promptly procure compliance with and/or, as appropriate, enforce all covenants and obligations of the

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Originators contained in the Transaction Documents. The Company shall deliver consents, approvals, directions, notices, waivers and take other actions under any Transaction Document as may be directed by the Agent.

(k)	Notices. The Company shall notify the Agent and the CP Lender in writing of any of the following, describing the same and, if applicable, the steps being taken with respect thereto:
(i)	Termination Event. Immediately upon becoming aware thereof, the occurrence of any Termination Event or Potential Termination Event, by a statement of one of its duly authorised officers;

(ii)	Final Judgment. As soon as reasonably practicable following the occurrence thereof, the entry of any final judgment or decree (which is not subject to any further appeal) against the Company in an amount which, when aggregated with any other undischarged judgments or decrees against the Company is in excess of €20,000,000 or the foreign currency equivalent thereof at the time of entry of such judgment or decree;

(iii)	Litigation. As soon as reasonably practicable following the occurrence thereof and, in any event, no later than the immediately succeeding Settlement Date, the institution of any litigation, dispute resolution, arbitration proceeding or governmental proceeding against the Company or to which it becomes party seeking monetary damages in an amount which, when aggregated with any other such monetary damages sought against the Company is in excess of €20,000,000 or the foreign currency equivalent thereof; and

(iv)	Adverse Claims. Immediately upon becoming aware thereof, the creation or imposition of any Adverse Claim on any Purchased Receivable or any Related Asset (except as created under any Transaction Document) or the occurrence of a Material Adverse Effect.
(l)	Excess Cash. Save with consent of the CP Lender (or the Agent acting on behalf of the CP Lender) any excess cash which the Company may have and which is not needed to pay Aggregate Unpaids shall, to the extent held by the Company at any time be used by the Company only for holding in a bank account or for investments in Eligible Investments.
5.2	Negative covenants of the Company

At all times from the date hereof to the Final Payout Date, unless the CP Lender (or the Agent on the CP Lender’ s behalf) shall otherwise consent in writing:
(a)	No Sales, Liens, etc. Except as otherwise provided in Clauses 3 or 5 of the Security Agreement or in Clause 5.5 of each Receivables Transfer Agreement, the Company shall not (and the Company shall not even with the consent of the CP Lender (or the Agent on the CP Lender’s behalf)):

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(i)	(A) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to any of the Affected Assets, including any Adverse Claim arising from an Adverse Claim on any inventory or goods, or (B) assign any right to receive income in respect thereof; or

(ii)	issue any security to, or sell, transfer or otherwise dispose of any of its property or other assets to any Person.
(b)	No Extension or Amendment of Purchased Receivables. The Company shall not (i) extend, amend or otherwise modify the terms of any Purchased Receivable, or (ii) amend, modify or waive any term or condition of any Contract related thereto.

(c)	No Change in Business or Credit and Collection Policy. The Company shall not (i) make any change in the general nature of its business, or (ii) make any change in the Credit and Collection Policy other than in accordance with the Transaction Documents.

(d)	No Subsidiaries, Mergers, etc. The Company shall not consolidate or merge with or into, or sell, lease or transfer all or substantially all of its assets to, any other Person. The Company shall not form or create any Subsidiary.

(e)	No Impairment of Security. The Company shall not take any action or permit any action to occur or suffer any circumstance to exist which would result in any security or security interest granted, or charge or security agreement or document entered into or registered or filed, in connection with this Agreement or any other Transaction Document becoming impaired or unenforceable in any material respect.

(f)	No Amendment of Transaction Documents. The Company shall not amend, modify, or supplement any Transaction Document or waive any provision thereof, in each case except with the prior written consent of the Agent, nor shall the Company take, or permit any Originator to take, any other action under any Transaction Document that could have a Material Adverse Effect or which is inconsistent with the terms of this Agreement or any other Transaction Document.

(g)	Other Debt. Except as provided in the Transaction Documents, the Company shall not create, incur, assume or suffer to exist any indebtedness, whether current or funded, exceeding the Threshold Amount, other than (i) indebtedness of the Company representing fees, expenses and indemnities arising hereunder or under the Receivables Transfer Agreements for the Purchase Price of the Purchased Receivables and other Affected Assets, and (ii) other indebtedness incurred in the ordinary course of its business.

(h)	Payments Under Receivables Transfer Agreements. The Company shall not acquire any Receivable other than through, under, and pursuant to the terms of, the Receivables Transfer Agreements, and the Company shall not become obligated to pay, and shall not make payment of, any amounts to the

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Originators, other than payments arising out of the purchase of Receivables pursuant to the Receivables Transfer Agreements made in accordance with the terms thereof.

(i)	Restricted Payments. The Company shall not (i) purchase or redeem any shares of its capital stock, (ii) prepay, purchase or redeem any indebtedness, (iii) lend or advance any funds or (iv) repay any loans or advances to, for or from any Person, in each case, except to the extent provided in the Transaction Documents.

(j)	Name Change, Offices, Records and Books of Accounts. The Company shall not:
(i)	change its name or identity; or

(ii)	change its corporate structure, which change would have a Material Adverse Effect; or

(iii)	relocate any office where Records are kept,
in each case without having given the Agent at least 30 days prior written notice thereof.

(k)	Change in Payment Instructions to Obligors. The Company shall not amend, supplement or otherwise modify or cancel or revoke any payment instructions to any Obligor or any Obligor Notification given in accordance with the Transaction Documents and shall not instruct any Obligor to make payments in respect of Purchased Receivables to any account other than the AGCO Accounts or such other account referred to in an Obligor Notification.

(l)	Powers of Attorney. The Company shall not revoke or attempt to revoke any Power of Attorney granted by it in connection with this Agreement until the date upon which the Aggregate Unpaids have been indefeasibly reduced to zero (and, as soon as reasonably practicable following such date the Agent shall return such Powers of Attorney to the Company).
6.	TERMINATION EVENTS

6.1	Termination Events

The occurrence of any one or more of the following events shall constitute a “Termination Event":
(a)	Payments, Covenants and Agreements. The Parent, the Company, the Master Servicer, any Originator or other AGCO Party shall fail:
(i)	to make any payment or deposit required hereunder or under any Transaction Document to which it is a party when due and such failure shall remain unremedied for three Business Days; or

(ii)	to perform or observe in any material respect any term, obligation, covenant, undertaking or agreement hereunder (other than as referred

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to in Clause 6.1(a)(i)) and such failure shall remain unremedied for 20 days.
(b)	Reports. The Master Servicer shall fail to deliver:
(i)	on any Master Servicer Reporting Date, the duly completed Master Servicer Report to be delivered on such date and such failure shall remain unremedied for 20 days; or

(ii)	on any Reporting Date, the duly completed Accounts Receivables Listing or Obligor Information Listing to be delivered on such date and such failure shall remain unremedied for three Business Days.
(c)	Representations and Warranties. Any representation, warranty, certification or statement made by the Parent, the Company any Originator, the Master Servicer or any other AGCO Party in this Agreement, any other Transaction Document to which any of them is a party or in any other document delivered pursuant hereto or thereto, shall prove to have been incorrect in any material respect when made or deemed made and, if capable of remedy, to have remained incorrect for three Business Days thereafter.

(d)	Insolvency Proceedings. An Insolvency Event shall occur in respect of the Parent, the Company, any Originator, the Master Servicer or any other AGCO Party.

(e)	Indebtedness. Indebtedness (other than to another Group Company) of any one or more of the Parent, any Originator, the Master Servicer or any other AGCO Company (whether individually or collectively) has been declared to be or otherwise has become due and payable prior to its scheduled maturity date and this could have a Material Adverse Effect.

(f)	Judgement. Any judgement or decree is entered against the Parent, any Originator, the Master Servicer or any other AGCO Party which could have a Material Adverse Effect.

(g)	Laws. The Master Servicer shall at any time be prohibited by any relevant law from acting as Master Servicer under the Receivables Servicing Agreement and no replacement Master Servicer satisfactory to the Agent (acting reasonably) has been appointed in accordance with the terms of the Receivables Servicing Agreement within 15 Business Days.

(h)	Resignation of Master Servicer. The Master Servicer, at any time, voluntarily resigns from its role as Master Servicer and, at such time, an Affiliate of the Master Servicer acceptable to the Agent (acting reasonably) has not been appointed as a replacement Master Servicer.

(i)	Enforceability. At any time this Agreement, any Receivables Transfer Agreement or any other Transaction Document to which any Originator, the Company, the Master Servicer, the Parent or any other AGCO Party is a party ceases to be the legally valid, binding or enforceable obligation of such Originator, the Company, the Master Servicer, the Parent or such other AGCO

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Party or the sale and transfer, assignment, Subrogation, endorsement or other transfer of Receivables or Related Assets under a Receivables Transfer Agreement, in any material number (in relation to the Total Receivables Pool or any other Receivables Pool) in the reasonable opinion of the Agent, is not or ceases to be legally valid, binding or enforceable.

(j)	Title to Receivables. (i) The Company (or the relevant Originator prior to any sale and transfer thereof under any Receivables Transfer Agreement) shall cease to have a fully perfected ownership interest in Purchased Receivables in any material number (in relation to the Total Receivables Pool or any other Receivables Pool) in the reasonable opinion of the Agent, or the ability to obtain unilaterally such a fully perfected ownership interest, free from any Adverse Claim; or (ii) the Agent, on behalf of the Secured Parties, shall for any reason fail or cease to have a valid and enforceable first priority perfected security interest ranking ahead of any other security interest and the interest of any other creditor of the Company and/or the Originators, in each Purchased Receivable and all of the other Affected Assets, free and clear of any Adverse Claim; provided that a failure to notarise an Assignment Deed on a Purchase Date shall constitute a Termination Event only if such Assignment Deed is not notarised within five Business Days of such Purchase Date;

(k)	Pool Triggers. Any of the following shall occur:
(i)	the Average Default Ratios shall exceed 2.8% on any Reference Date; or

(ii)	the Average Delinquency Ratio shall exceed 3.8% on any Reference Date; or

(iii)	the Average Dilution Ratio shall exceed 9% on any Reference Date;
(l)	Ownership of Company. The Parent shall cease to own, directly or indirectly, free and clear of any Adverse Claim and on a fully diluted basis, 100% of the outstanding shares of voting stock of the Company.

(m)	Material Adverse Effect. A Material Adverse Effect shall have occurred.

(n)	Taxes. Any of the following shall occur:
(i)	the CP Lender has not filed its application to receive payments of interest free of withholding of tax under the US/UK Double Taxation Convention (“treaty clearance”) within one month of the Closing Date;

(ii)	a tax authority notifies the Company or the CP Lender in writing that it will not give treaty clearance and the Company is obliged to make a payment under Clause 7.3(a) (Taxes) of this Agreement;

(iii)	within 11 months of the Closing Date, the tax authority has not confirmed whether or not it will give treaty clearance;

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(iv)	an AGCO Party is obliged under any of the Transaction Documents other than this Agreement to withhold tax and gross up in relation to any payment made to another party;

(v)	the Company or any AGCO Party is obliged to indemnify the CP Lender or any other party against Taxes under the indemnities contained in this Agreement or in any of the Transaction Documents; or

(vi)	solely due to a change of Law or any amendment or change in the administration, interpretation or application of any existing or future Law coming into effect after the Closing Date:
(A)	the Company is not entitled to obtain a deduction for corporation tax purposes for the Yield payable to the CP Lender under this Agreement; or

(B)	the Company or any Originator is liable to a materially increased tax cost which it would not otherwise have had to bear.
6.2	Remedies
(a)	Upon the occurrence and during the continuation of any Termination Event other than Termination Events of the types referred to in Clause 6.2(b), the Agent may, and at the direction of the CP Lender (and/or, in the case of a Termination Event of a type described at Clause 6.1(n), at the direction of the Company) the Agent shall, by notice to the Company (or, in the case of a direction given by the Company in relation to Clause 6.1(n), by notice to the CP Lender) with a copy to the Master Servicer, do any of the following:
(i)	declare the Termination Date to have occurred, and upon such declaration the Termination Date shall occur and no further Advances may be made hereunder;

(ii)	declare the principal amount of the Advances, together with interest thereon and all other Aggregate Unpaids, to be immediately due and payable, and upon such declaration all such amounts shall become and be immediately due and payable;
in each case, without any further notice, demand or other further action of any kind, all of which the Company hereby irrevocably waives.

(b)	Upon the occurrence and during the continuation of any Termination Event of the type described in Clauses 6.1(a), 6.1(d), 6.1(g), 6.1(h), 6.1(i) or 6.1(j):
(i)	the Termination Date shall occur; and

(ii)	all Advances, together with interest accrued thereon and all other Aggregate Unpaids, shall become and be immediately due and payable,

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in each case, immediately and automatically without any notice, demand or other action of any kind, all of which the Company hereby irrevocably waives.

(c)	Upon the declaration or the occurrence of the Termination Date under this Clause 6:
(i)	the Agent shall be entitled to:
(A)	deliver Obligor Notifications to any Obligor or such other notifications to Obligors as the Agent may deem necessary from time to time;

(B)	exercise its rights under any Powers of Attorney;

(C)	appoint a replacement Master Servicer pursuant to Section 2.1 (Appointment of Master Servicer) of the Receivables Servicing Agreement; and/or
(ii)	each AGCO Party shall from time to time, at its expense, promptly execute and deliver all instruments and documents, provide all information and take all actions, that may be necessary, or that the Agent may reasonably request to enable the Agent and the Company to protect, more fully evidence or exercise and enforce the ownership interests of the Company in the Purchased Receivables and Related Assets and the security interest of the Agent (on behalf of the Secured Parties) in the Purchased Receivables and other Security Assets.
(d)	The Agent may, and at the direction of the CP Lender the Agent shall, enforce its security interests in the Security Assets pursuant to the Security Documents and exercise, on behalf of the Agent and the Secured Parties, any and all other rights and remedies of the Agent and the Secured Parties under this Agreement, the Security Documents and the other Transaction Documents.

(e)	The Agent shall have and may exercise, in addition to its rights and remedies under this Agreement and the other Transaction Documents, any and all other rights and remedies provided under the Laws of each applicable jurisdiction and other applicable Laws, all of which rights and remedies shall be cumulative.
7.	INDEMNIFICATION; EXPENSES; RELATED MATTERS

7.1	Indemnities by the Company

Without limiting any other rights which the Indemnified Parties may have hereunder, under any other Transaction Document or under applicable Law, the Company hereby agrees to indemnify the CP Lender, the Liquidity Lenders, the Agent, the Administrator, the other Program Support Providers and their respective officers, directors, employees, counsel and other agents (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys’ fees (which such attorneys may be employees of the Indemnified Parties, as applicable) and disbursements (all of the foregoing being

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collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between the Company, any AGCO Party (including any Originator or any Affiliate of any Originator acting as Master Servicer or Sub-Servicer) or any Affiliate of the foregoing and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the provision of the Commitments or the making of Advances or any of the other transactions contemplated hereby or thereby, excluding, however (i) Indemnified Amounts to the extent resulting from gross negligence or wilful misconduct on the part of such Indemnified Party, as finally determined by a court of competent jurisdiction, or (ii) recourse (except as otherwise specifically provided in this Agreement) for Purchased Receivables which are uncollectible. Without limiting the generality of the foregoing (and subject to Clauses 7.1(i) and 7.1(ii)), the Company shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:
(a)	any representation or warranty made by the Company, the Master Servicer or any other AGCO Party or any officers of the Company, the Master Servicer or any other AGCO Party under or in connection with this Agreement, any Receivables Transfer Agreement, any of the other Transaction Documents, any Master Servicer Report or any other information or report delivered by the Company, the Master Servicer or any other AGCO Party pursuant hereto, or pursuant to any of the other Transaction Documents which shall have been incomplete, false or incorrect in any respect when made or deemed made;

(b)	the failure by the Company, the Master Servicer or any other AGCO Party to comply with any applicable Law with respect to any Purchased Receivable or any Contract related thereto including any disclosure of or other action or omission relating to information relating to any Obligor by the Master Servicer or any AGCO Party or the nonconformity of any Purchased Receivable or any Contract related thereto with any such applicable Law;

(c)	(i) the failure for any reason (A) to vest and maintain (or cause to be vested and maintained) in the Company a valid and enforceable perfected ownership interest in each Purchased Receivable and all of the Related Assets free and clear of any Adverse Claim (other than any Adverse Claim arising hereunder or under the other Transaction Documents) and the interest of any other creditor of the Company and the Originators, or (B) to vest and maintain in the Agent, on behalf of the Secured Parties, a valid and enforceable perfected security interest ranking ahead of any other security interest and the interest of any other creditor of the Company and the Originators, in each Purchased Receivable and all of the other Affected Assets, free and clear of any Adverse Claim (other than any Adverse Claim arising hereunder or under any other Transaction Document), or (ii) the creation of any Adverse Claim in favour of any Person with respect to the Purchased Receivables or any of the other Affected Assets;

(d)	the occurrence of any Termination Event;

(e)	any dispute, claim, offset or defense (other than discharge in bankruptcy) of any Obligor to the payment of any Purchased Receivable (including a defense based on such Purchased Receivable or any Contract related thereto not being

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the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Purchased Receivable or the furnishing or failure to furnish such merchandise or services, or from any breach or alleged breach of any provision of the Purchased Receivables or any Contracts related thereto restricting assignment of any Purchased Receivables;

(f)	any failure of the Master Servicer to perform its duties or obligations in accordance with the Receivables Servicing Agreement;

(g)	any product liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Purchased Receivable;

(h)	any lawsuit, order, consent decree, judgment, claim or other action of whatever sort relating to, or otherwise in connection with, any environmental, health, safety or hazardous material law, rule, regulation, ordinance, code, policy or rule of common law now or hereinafter in effect;

(i)	the failure by the Company or any AGCO Party to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties or obligations under the Purchased Receivables or any Contracts related thereto;

(j)	on any Settlement Date, the sum of the Net Funding Advances and the Net Liquidity Advances exceeding the Borrowing Base as determined as of the last day of the immediately preceding Reporting Period;

(k)	the failure of the Company, the Master Servicer or any other AGCO Party to pay when due any Taxes (other than Excluded Taxes) payable in connection with the sale of any of the Receivables;

(l)	any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Funding Advances which such Indemnified Party believes in good faith is required to be made;

(m)	at any time when AGCO Limited or any Affiliate of AGCO Limited is the Master Servicer, or when any Originator or any Affiliate of an Originator is the Sub-Servicer, the commingling by the Company or any AGCO Party of Collections of Purchased Receivables with any other funds;

(n)	any investigation, litigation or proceeding related to this Agreement or any of the other Transaction Documents;

(o)	any inability to obtain any judgment in or utilise the court or other adjudication system of, any state or country in which an Obligor may be located as a result of the failure of the Company or any AGCO Party to qualify to do business or file any notice of business activity report or any similar report;

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(p)	except for recourse (other than as otherwise specifically provided in the Transaction Documents) for Purchased Receivables which are uncollectible, any attempt by any Person to void, rescind or set-aside any transfer by any Originator to the Company of any Purchased Receivable or any other Affected Asset under statutory provisions or common law or equitable action, including any provision of any Insolvency Law;

(q)	any action taken by the Company, the Master Servicer or any Sub-Servicer in the enforcement or collection of any Purchased Receivable; or

(r)	any and all amounts paid or payable by the CP Lender pursuant to Clause 7 (Indemnification; Expenses; Related Matters) and 9.13 (Mitigation) of the Liquidity Agreement.
7.2	Indemnity for Taxes, reserves and expenses
(a)	If after the Closing Date, the adoption of any Law or bank regulatory guideline or any amendment or change in the administration, interpretation or application of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):
(i)	subjects any Indemnified Party (or its applicable lending office) to any Taxes (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the financing of the Asset Interest, any of the transactions contemplated hereby or thereby or payments of amounts due hereunder, or changes the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transaction Documents, the financing of the Asset Interest, any of the transactions contemplated hereby or thereby or payments of amounts due hereunder or its obligation to advance funds hereunder, under a Program Support Agreement or the credit or liquidity support furnished by a Program Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the financing of the Asset Interest or any transactions contemplated hereby or thereby (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party’s principal executive office is located);

(ii)	imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party, or imposes on any Indemnified Party or on the United States market for certificates of deposit, the London interbank market or any other market in which funds are normally raised or deposited any other condition affecting this Agreement, the other Transaction Documents, the financing of the Asset Interest, any of the transactions contemplated hereby or thereby or payments of amounts due hereunder or its obligation to advance funds hereunder, under a Program Support Agreement or the credit or

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liquidity support provided by a Program Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the financing of the Asset Interest, any of the transactions contemplated hereby or thereby; or

(iii)	imposes upon any Indemnified Party any other condition or expense (including any loss of margin, reasonable attorneys’ fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the financing of the Asset Interest, any of the transactions contemplated hereby or thereby or payments of amounts due hereunder or its obligation to advance funds hereunder under a Program Support Agreement or the credit or liquidity support furnished by a Program Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Asset Interests, and the result of any of the foregoing is to increase the cost to or to reduce the amount of any sum received or receivable by such Indemnified Party with respect to this Agreement, the other Transaction Documents, the financing of the Asset Interest, the Purchased Receivables, the obligations hereunder, the funding of any purchases hereunder or a Program Support Agreement, by an amount deemed by such Indemnified Party to be material, or to in any way restrict the free transferability or convertibility of any currency, or restrict the consummation of any spot, forward, hedging or other transaction involving such currency, then within 10 days after demand by such Indemnified Party through the Agent, the Company shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction.

(b)	If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Official Body, or any request or directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party’s obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within 10 days after demand by such Indemnified Party through the Agent, the Company shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction. For the avoidance of doubt, any rule, regulation or interpretation issued by any financial accounting standards board shall constitute an adoption, change, request or directive subject to this Clause 7.2(b).

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(c)	The Agent shall promptly notify the Company of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Clause 7.2; provided that no failure to give or any delay in giving such notice shall affect the Indemnified Party’s right to receive such compensation. A notice by the Agent or the applicable Indemnified Party claiming compensation under this Clause and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

(d)	Anything in this Clause 7.2 to the contrary notwithstanding, if the CP Lender enters into agreements for the acquisition of interests in receivables from one or more Other SPVs, the CP Lender shall allocate the liability for any amounts under this Clause 7.2 which are in connection with a Program Support Agreement or the credit or liquidity support provided by a Program Support Provider (“Additional Costs”) to the Company and each Other SPV; provided that if such Additional Costs are attributable to the Company or any AGCO Party and not attributable to any Other SPV, the Company shall be solely liable for such Additional Costs or if such Additional Costs are attributable to Other SPVs and not attributable to the Company or any AGCO Party, such Other SPVs shall be solely liable for such Additional Costs.
7.3	Taxes
(a)	All payments and distributions made hereunder by the Company to the CP Lender, the Agent or any other Person to whom a payment is owing by the Company pursuant to the Transaction Documents (each, a “recipient”) (all of the foregoing “covered payments”) shall be made free and clear of and without deduction of any Taxes, (other than Excluded Taxes) except to the extent required by applicable Law. In the event that any withholding or deduction from any covered payment is required in respect of any Taxes, then the Company shall:
(i)	promptly upon becoming aware that it must make a deduction or withholding (or that there is any change in the rate or the basis of such deduction or withholding) notify the CP Lender accordingly. Similarly the CP Lender shall notify the Company on becoming so aware in respect of a covered payment;

(ii)	withhold or deduct the required amount from such payment;

(iii)	pay (or procure the payment of) directly to the relevant authority the full amount required to be so withheld or deducted;

(iv)	within 30 days of making such payment in (iii) above, forward to such recipient an official receipt or other documentation satisfactory to such recipient evidencing such payment to such authority; and

(v)	except in the case of Excluded Taxes, pay (or procure the payment of) to the recipient such additional amount or amounts as is necessary to

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ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.
(b)	The recipient and the Company shall co-operate in completing any procedural formalities necessary for the Company to obtain authorisation under an applicable treaty to make a payment without a (or with a lower rate of) withholding or deduction and the recipient shall notify the Company promptly in writing if it ceases to be entitled to an exemption from withholding or deduction under that treaty.

(c)	Moreover, if any Taxes (other than Excluded Taxes) are directly asserted against any recipient with respect to any payment or income earned or received by such recipient hereunder or under any other Transaction Document, the Company will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amounts received and retained by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

(d)	No recipient shall be entitled to be indemnified under any other indemnity contained in any other Transaction Document in respect of Taxes directly asserted against the recipient in the circumstances described in Clause 7.3(c) if such recipient has already been indemnified by the Company under Clause 7.3(c).

(e)	If the Company fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the Company shall indemnify the recipient for any incremental Taxes that may become payable by any recipient as a result of any such failure except that such indemnity shall not apply to the extent that it can be shown that (i) such recipient failed to provide reasonable written notice to the Company of such Taxes (the amount of which the Company could not otherwise have reasonably known would have arisen) or (ii) the Taxes arose because of delay which was solely caused by actions or omissions of the recipient.

(f)	In the event that the Company pays any additional amount or amounts pursuant to Clause 7.3(a)(v)(c) or (e) (an “additional tax payment”), and in the event the recipient thereof determines, acting reasonably, that, as a result of such additional tax payment, it is effectively entitled to obtain, utilise and retain a refund of any Taxes or a tax credit in respect of Taxes which reduces the tax liability of such recipient (a “tax saving”), then such recipient shall, to the extent it can do so without prejudice to the amount of any other deduction, credit or relief, upon actual receipt of such tax saving reimburse to the Company such amount as such recipient shall determine, acting reasonably, to be the proportion of the tax saving as will leave such recipient (after such reimbursement) in no better or worse position than it would have been in had the payment by the Company in respect of which the foregoing additional tax payment was made not been subject to any withholding or deduction on account of Taxes. If the Company shall have received from any recipient any

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amount described in the preceding sentence and it is subsequently determined that such recipient was not entitled to obtain, utilise or retain the amount of the tax saving claimed, then the Company shall repay such amount to such recipient. Each recipient shall have sole discretion to arrange its affairs (including its tax affairs) without regard to this Clause 7.3(f) and no recipient shall be obligated to disclose any information regarding its affairs (including its tax affairs) or computations to the Company.

(g)	Erasmus undertakes that, on or before the first Settlement Date, it will have:
(i)	submitted to the US Internal Revenue Service a valid application under the US/UK Double Taxation Convention (“treaty clearance application”);

(ii)	submitted a copy of the treaty clearance application to HM Revenue & Customs; and

(iii)	provided the Company or the Company’s legal advisors with a copy of the documents sent under (i) and (ii) above.
7.4	Other costs and expenses
(a)	The Company agrees, upon receipt of a written invoice, to pay or cause to be paid, and to hold the CP Lender and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including attorneys’, accountants’ and other third parties’ fees and expenses, any filing fees and expenses incurred by officers or employees of the CP Lender and/or the Agent) or intangible, documentary or recording taxes incurred by or on behalf of the CP Lender or the Agent (i) in connection with the preparation, negotiation, execution and delivery of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including the perfection or protection of the Asset Interest), and (ii) from time to time (A) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (B) arising in connection with the CP Lender’s or the Agent’s enforcement or preservation of rights (including the perfection and protection of the Asset Interest under this Agreement), or (C) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, “Transaction Costs”).

(b)	The Company hereby agrees to pay on demand all stamp and other Taxes (other than Excluded Taxes) and fees (including, interest, late payment fees and penalties) paid, payable or determined to be payable in connection with the execution, delivery, performance (including any sale of Receivables), filing and recording of the Agreement, any other Transaction Document or any other instrument, document or agreement filed or delivered in connection therewith.

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7.5	Breakage costs

The Company shall pay the Agent for the account of the CP Lender, on demand, such amount or amounts as shall compensate the CP Lender for any loss, cost or expense incurred by the CP Lender (as reasonably determined by the Agent) as a result of any reduction of any Advance other than on the maturity date of the Commercial Paper (or other financing source) funding such Advance, such compensation to be (a) limited to an amount equal to any loss or expense suffered by the CP Lender during the period from the date of receipt of such repayment to (but excluding) the maturity date of such Commercial Paper (or other financing source) and (b) net of the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions of such Advance. The determination by the Agent of the amount of any such loss or expense shall be set forth in a written notice to the Company in reasonable detail and shall be conclusive, absent manifest error.

7.6	Currency indemnity

If under any applicable law or regulation, or pursuant to a judgment or order being made or registered against the Company or any AGCO Party, or the liquidation of any of the Company or any AGCO Party or for any other reason, any payment under or in connection with this Agreement or any Transaction Document is made (including any payment pursuant to this Clause 7) or fails to be satisfied, in a currency (the “payment currency”) other than the currency in which such payment is expressed to be due under or in connection with this Agreement or any Transaction Document or, in the event no currency is specified, a currency determined by the Person (in its reasonable good faith opinion) to whom such payment is owed or otherwise payable (the “contractual currency”), then, to the extent that the amount of such payment actually received by any Indemnified Party (the “payee”) when converted into the contractual currency at the rate of exchange falls short of such amount due, the Company or relevant AGCO Party (the “currency payor”) as a separate and independent obligation, shall indemnify and hold harmless the payee against the amount of such shortfall. For the purposes of this Clause 7.6, the term “rate of exchange” means the rate at which the payee is able on or about the date of such payment to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and the payor shall be liable for) any premium and other costs of exchange including any taxes or duties incurred by reason of any such exchange.

8.	THE AGENT

8.1	Appointment and authorisation of Agent

The CP Lender hereby irrevocably appoints, designates and authorises the Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and any other Transaction Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Agent have or be deemed to have any fiduciary relationship with the CP Lender, and

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no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

8.2	Delegation of duties

The Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

8.3	Liability of Agent

No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or wilful misconduct), or (b) be responsible in any manner to the CP Lender for any recital, statement, representation or warranty made by the Company or any AGCO Party, or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of the Company, any AGCO Party or any other party to any Transaction Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to the CP Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Company, any AGCO Party or any of their respective Affiliates.

8.4	Reliance by Agent
(a)	The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company or any AGCO Party), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document unless it shall first receive such advice or concurrence of the CP Lender as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the CP Lender against any and all liability and expense which may be

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incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the CP Lender and such request and any action taken or failure to act pursuant thereto shall be binding upon the CP Lender.

(b)	For purposes of determining compliance with the conditions specified in Clause 3 (Conditions precedent) on the Closing Date or the date of any Advance, the CP Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to the CP Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the CP Lender.
8.5	Notice of Default

The Agent shall not be deemed to have knowledge or notice of the occurrence of a Potential Termination Event or a Termination Event, unless the Agent has received written notice from the CP Lender or the Company describing such Potential Termination Event or Termination Event and stating that such notice is a “Notice of Termination Event or Potential Termination Event”. The Agent will notify the CP Lender of its receipt of any such notice. The Agent shall (subject to Clause 8.4 (Reliance by Agent)) take such action with respect to such Potential Termination Event or Termination Event as may be requested by the CP Lender; provided that, unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Termination Event or Termination Event as it shall deem advisable or in the best interest of the CP Lender.

8.6	Credit decision; disclosure of information by the Agent

The CP Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Company, any AGCO Party or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to the CP Lender as to any matter, including whether the Agent-Related Persons have disclosed material information in their possession. The CP Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company, each AGCO Party and their respective Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. The CP Lender also represents that it shall, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business,

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prospects, operations, property, financial and other condition and creditworthiness of the Company and the AGCO Parties. Except for notices, reports and other documents expressly herein required to be furnished or made available to the CP Lender by the Agent herein, the Agent shall not have any duty or responsibility to provide the CP Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company, any AGCO Party or their respective Affiliates which may come into the possession of any of the Agent-Related Persons.

8.7	Agent in individual capacity

Rabobank (and each successor acting as Agent) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any of the Company, the Master Servicer, any AGCO Party or any of their Subsidiaries or Affiliates as though Rabobank were not the Agent hereunder and without notice to or consent of the CP Lender. The CP Lender acknowledges that, pursuant to such activities, Rabobank and its Affiliates may receive information regarding the Company, the AGCO Parties and their respective Affiliates (including information that may be subject to confidentiality obligations in favour of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to it.

8.8	Resignation of Agent

The Agent may resign as Agent upon 30 days’ notice to the CP Lender. If the Agent resigns under this Agreement, the CP Lender shall, with the prior written consent of the Majority Lenders, appoint from among the Liquidity Lenders a successor agent for the CP Lender. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the CP Lender, a successor agent from among the Liquidity Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Clause 8.8 and Clause 8.3 (Liability by Agent) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Administrator shall perform all of the duties of the Agent hereunder until such time, if any, as the CP Lender appoints a successor agent as provided for above. It is understood and agreed that any resignation of the Agent pursuant to this Clause 8.8 shall apply to all of such Agent’s rights, duties and obligations in its capacity as Agent and that under no circumstances may the Agent resign with respect to only a portion of such rights, duties and obligations, including with respect to any Advance.

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9.	MISCELLANEOUS

9.1	Term of Agreement

This Agreement shall terminate on the Final Payout Date; provided that (a) the rights and remedies of the Agent, the CP Lender and the Administrator with respect to any representation and warranty made or deemed to be made by the Company pursuant to this Agreement, (b) the indemnification and payment provisions of Clause 7 (Indemnification; expenses; related matters), and (c) the agreements set forth in Clauses 9.9 (Consent to disclosure), 9.10 (Confidentiality), 9.11 (No petition) and 9.12 (No recourse) shall be continuing and shall survive any termination of this Agreement.

9.2	Waivers; amendments
(a)	No failure or delay on the part of the Agent, the CP Lender or the Administrator in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

(b)	Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the CP Lender (and, if Clause 8 (The Agent) or the rights or duties of the Agent are affected thereby, by the Agent).
9.3	Notices; payment information

All communications and notices provided for hereunder shall be provided in the manner described in Clause 4 (Communications) of the Schedule of Definitions.

9.4	Governing law; submission to jurisdiction; appointment of process agent
(a)	This Agreement and, to the extent incorporated into, applied to or deemed repeated in this Agreement, the Schedule of Definitions shall be governed by and construed in accordance with English law.

(b)	Each of the Company and the CP Lender agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

(c)	Each of the Company and the CP Lender for itself irrevocably waives any objection which it might now or hereafter have to the courts referred to in clause (b) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement, any other Transaction Document or the

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transactions contemplated hereby or thereby and agrees not to claim that any such court is not a convenient or appropriate forum.

(d)	The CP Lender agrees that the process by which any suit, action or proceeding is begun may be served on it by being delivered in connection with any suit, action or proceeding in England to an English process agent to be appointed by the CP Lender upon request by any party hereunder.

(e)	The submission to the jurisdiction of the courts referred to in clause (b) shall not (and shall not be construed so as to) limit the right of the Agent to take proceedings against the Company or the CP Lender or any of its respective property in any other court of competent jurisdiction nor shall the taking of proceedings in any other jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(f)	Each of the Company and the CP Lender hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby, to the giving of any relief or the issue of any process in connection with such action or proceeding including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding. Without limiting the foregoing, each of the Company and the CP Lender agrees to reimburse any successful claimant the costs of any legal action or proceeding brought against it pursuant to this Clause 9.4, including the cost of all stamp duties (if any) payable in connection therewith.
9.5	Integration

This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

9.6	Severability and partial invalidity
(a)	Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(b)	If a court of competent jurisdiction determines that any term or provision of this Agreement as written is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall reduce the scope, duration, or area of the term or provision, delete specific words or phrases, or replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the court’s judgment may be appealed.

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9.7	Counterparts; facsimile delivery

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.

9.8	Successors and assigns; binding effect
(a)	This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided that the Company may not assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent, such consent not to be unreasonably withheld. Except as provided in this Clause 9.8, no provision of this Agreement shall in any manner restrict the ability of the CP Lender to assign, participate, grant security interests in, or otherwise transfer any portion of, the Advances, Asset Interest or its other rights and interests under this Agreement and the other Transaction Documents.

(b)	The CP Lender may, from time to time, with prior or concurrent notice to the Company and the Master Servicer, in one transaction or a series of transactions, transfer all or a portion of the Net Funding Advances and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to a Conduit Assignee. Upon and to the extent of such transfer by the CP Lender to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the transferred portion of the Net Funding Advances, (ii) the related administrator for such Conduit Assignee will act as the Administrator for such Conduit Assignee, with all corresponding rights and powers, express or implied, granted to the Administrator hereunder or under the other Transaction Documents, (iii) such Conduit Assignee and its liquidity support provider(s) and credit support provider(s) and other related parties shall have the benefit of all the rights and protections provided to the CP Lender and its Program Support Provider(s) herein and in the other Transaction Documents (including any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to transfer to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all (or the transferred or assumed portion) of the CP Lender’s obligations, if any, hereunder or any other Transaction Document, and the CP Lender shall be released from such obligations, in each case to the extent of such transfer, and the obligations of the CP Lender and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of the Net Funding Advances shall be made to the applicable agent or Administrator, as applicable, on behalf of the CP Lender and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) the definition of the term “CP Rate” with respect to the portion of the Net Funding Advances funded with commercial paper issued by the CP Lender from time to time shall be determined in the manner set forth in the definition of “CP Rate” applicable to

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the CP Lender on the basis of the interest rate or discount applicable to commercial paper issued by such Conduit Assignee (rather than the CP Lender), (vii) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (viii) if requested by the Agent or Administrator with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Agent or such Administrator may reasonably request to evidence and give effect to the foregoing.

(c)	Each of the other parties hereby (i) agrees and consents to the transfer by the CP Lender from time to time of all or any part of its rights under, interest in and title to this Agreement and the Asset Interest to any Program Support Provider, and (ii) consents to and acknowledges the collateral transfer by the CP Lender of all of its rights under, interest in and title to this Agreement and the Asset Interest to the Agent.

(d)	If:
(i)	the CP Lender makes an assignment in accordance with Clause 9.8 to another person (a “new recipient”); and

(ii)	as a result of circumstances existing at the date on which the assignment occurs, the Company would be obliged to make a payment to the new recipient under Clauses 7.2 (Indemnity for Taxes, reserves and expenses) or Clause 7.3 (Taxes), then the new recipient is only entitled to receive payment under Clause 7.2 (Indemnity for Taxes, reserves and expenses) or Clause 7.3 (Taxes) to the same extent as the CP Lender would have been if the assignment had not occurred.
9.9	Consent to disclosure

The Company hereby consents to the disclosure of any non-public information with respect to it received by the Agent, the Administrator or any Lender to any other Lender or potential Lender, any Participant or potential Participant, the Agent, any nationally recognised statistical rating organisation rating the CP Lender’s Commercial Paper, any dealer or placement agent of or depositary for the CP Lender’s Commercial Paper, the Administrator, any Program Support Provider or any of such Person’s counsel or accountants in relation to this Agreement or any other Transaction Document.

9.10	Confidentiality
(a)	The Company hereby agrees that it will not disclose the contents of this Agreement or any other Transaction Document or any other proprietary or confidential information of or with respect to the CP Lender, the Agent, the Administrator, any Participant or any other Program Support Provider to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognised

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statistical rating organisation, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information, (ii) an alternative commercial source of financing in connection with a potential refinancing of the Advances in the event that any Liquidity Bank shall have refused to extend the Commitment Termination Date pursuant to Clause 2.11 of the Liquidity Agreement, or (iii) as otherwise required by applicable Law, by any order of a court of competent jurisdiction or by any governmental, taxation or regulatory authority.

(b)	Subject to Clause 9.9 (Consent to dislosure), each of the Agent, the Administrator and the CP Lender hereby agrees that it will not disclose this Agreement or any other Transaction Document or the terms thereof or any confidential information of or with respect to the Company to any other Person except as otherwise required by applicable Law or order of a court of competent jurisdiction.
9.11	No petition
(a)	Each of the parties hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other rated indebtedness of the CP Lender, it will not institute against, or join any other Person in instituting against, the CP Lender any proceeding of a type referred to in the definition of Insolvency Event.

(b)	Each of the parties hereby covenants and agrees, without prejudice to any other actions such party is permitted to take against the Company to enforce its rights, that prior to the date which is two years and one day after the Final Payout Date, it will not institute against, or join any other Person in instituting against, the Company any proceeding of a type referred to in the definition of Insolvency Event.
9.12	No recourse
(a)	Notwithstanding anything to the contrary contained in this Agreement, the obligations of the CP Lender under this Agreement and all other Transaction Documents to which it is a party are solely the corporate obligations of the CP Lender and shall be payable solely to the extent of funds received from the Company in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper.

(b)	Notwithstanding anything to the contrary contained in this Agreement but subject to Clause 2.5(c), the obligations of the Company under this Agreement and all other Transaction Documents to which it is a party are solely the corporate obligations of the Company and shall be payable solely to the extent of funds received by the Company and available for application thereto in accordance with the terms of the Receivables Servicing Agreement and the other Transaction Documents.

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9.13	Mitigation
(a)	The CP Lender shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to Clause 7.2 (Indemnity for Taxes, reserves and expenses) or Clause 7.3 (Taxes) including (but not limited to) transferring its rights and obligations under the Transaction Documents to a Conduit Assignee.

(b)	The taking of any action by the CP Lender under Clause 9.13(a) above shall be subject to the following conditions:
(i)	the Company shall indemnify the CP Lender against any reasonable costs incurred by the CP Lender in taking any mitigating action; and

(ii)	the CP Lender shall not be obliged to take any action under Clause 9.13(a) which in its reasonable opinion would be materially prejudicial to it.
9.14	Contracts (Rights of Third Parties) Act (1999)

Except in respect of the Secured Parties not party hereto, which Persons (including, for the avoidance of doubt, their respective successors and permitted assigns) are intended to have the benefit of this Agreement pursuant to the Contracts (Rights of Third Parties) Act (1999), the parties hereto do not intend any term of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Act (1999).

EXECUTION

The parties hereto have shown their acceptance of the terms of this Agreement by executing it after the Schedules.

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SCHEDULE 1
FACILITY AMOUNT

Euro

Facility Limit	€100 million

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EXECUTION

SIGNED by , , duly authorised for and on behalf of AGCO RECEIVABLES LIMITED	) )

SIGNED by , , duly authorised for and on behalf of ERASMUS CAPITAL CORPORATION	) )

SIGNED by , duly authorised for and on behalf of COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A (TRADING AS RABOBANK INTERNATIONAL), LONDON BRANCH	) ) ) ) ) )

EXHIBIT A
FORM OF BORROWING REQUEST
AGCO Receivables Limited (the “Company”), pursuant to Clause 2.2(a) of the Receivables Funding Agreement, dated [•] 200[•] (as amended, modified, or supplemented from time to time, the “Agreement”), among the Company, Erasmus Capital Corporation and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch, as Agent, hereby requests that an Advance be made pursuant to the Agreement. Capitalised terms used herein and not otherwise defined herein have the meaning assigned to them in the Agreement.
     The Company hereby requests:
          The Advance Date of such Advance will be: [•]
          The amount of the Advance will be: [•]1
          The Settlement Date on which repayment of the Advance and payment of Yield is due: [•]
The Company hereby certifies as of the date hereof that the conditions precedent to such Advance set forth in the Agreement have been satisfied, and that all of the representations and warranties made in Clause 4 of the Agreement are true and correct on and as of the Advance Date, both before and after giving effect to the Advance.
Dated:
[•]
By:
Name:
Title:

[1]	Subject to the minimum denominations set forth in Clause 2.2(b) of the Agreement.

EXECUTION COPY
Dated 13 October 2006
(1)	AGCO Iberia S.A. as AGCO Iberia

(2)	AGCO RECEIVABLES LIMITED as the Company

(3)	AGCO LIMITED as Master Servicer

(4)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (trading as RABOBANK INTERNATIONAL), LONDON BRANCH as Agent

RECEIVABLES TRANSFER AGREEMENT

LONDON

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THIS AGREEMENT is dated 13 October 2006 and is made between:
(1)	AGCO IBERIA S.A. a sociedad anónima incorporated under the laws of Spain (“AGCO Iberia”);

(2)	AGCO RECEIVABLES LIMITED, a company incorporated under the laws of England and Wales (the “Company”);

(3)	AGCO LIMITED, a company incorporated under the laws of England and Wales (in its capacity as Master Servicer under the Receivables Servicing Agreement, the “Master Servicer”); and

(4)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A, (trading as RABOBANK INTERNATIONAL), LONDON BRANCH acting in its capacity as Agent (the “Agent”) for Erasmus Capital Corporation (the “CP Lender”).
BACKGROUND
(A)	AGCO Iberia has originated and is the owner of certain Receivables and intends, from time to time, to originate further Receivables.

(B)	AGCO Iberia wishes to sell certain of its Receivables to the Company from time to time and the Company desires to purchase such Receivables from AGCO Iberia from time to time.

(C)	AGCO Iberia and the Company wish to set out the terms on which AGCO Iberia may sell, and the Company may purchase, certain Receivables.
1. DEFINITIONS AND INTERPRETATION
1.1	Terms defined in Schedule of Definitions

In this Agreement, unless otherwise defined herein or the context otherwise requires, capitalised terms have the meanings set forth in the Master Schedule of Definitions, Interpretations and Construction, dated as of the date hereof and signed by the parties hereto and others for the purposes of identification (the “Schedule of Definitions”).

1.2	Interpretation and construction

The principles of interpretation, construction and calculation set forth in Clauses 2 (Interpretation) and 3 (Calculation) of the Schedule of Definitions apply to this Agreement as if fully set forth herein.

1.3	Amendments to Schedule of Definitions

No amendment, restatement, supplement or other modification to the Schedule of Definitions after the date of this Agreement shall affect the terms of this Agreement unless approved in writing by the parties to this Agreement.

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1.4	The Agent

The parties to this Agreement acknowledge that the Agent is a party to this Agreement, inter alia, for the purposes of obtaining the benefit of the obligations of AGCO Iberia hereunder. The Agent shall have no responsibility or liability as a result of its being party to this Agreement.

2.	PURCHASE OF RECEIVABLES

2.1	Sale and transfer of Receivables
(a)	On the terms and subject to the conditions set forth herein, AGCO Iberia hereby sells and transfers to the Company, and the Company purchases from AGCO Iberia, and accepts the transfer of, on any Purchase Date occurring prior to the Termination Date, all of AGCO Iberia’s right, title and interest in, to and under:
(i)	the Receivables specified from time to time in Accounts Receivables Listings to be made available to the Agent in accordance with Clause 2.1(c);

(ii)	all Related Assets in relation thereto (whether now existing or hereafter arising or acquired); and

(iii)	all proceeds of the foregoing.
(b)	The parties agree that the transfer under Clause 2.1(a) of any Receivable and any Related Assets shall be conditional upon the receipt by AGCO Iberia of the Purchase Price of such Receivable payable on such Purchase Date pursuant to Clause 2.2. (Payment of Purchase Price).

(c)	On each Reporting Date immediately preceding a Purchase Date or in the case of the first Purchase Date, on or before the Closing Date, the Master Servicer shall make available to the Agent an Account Receivables Listing setting out the Receivables to be purchased by and transferred to the Company under this Agreement on such Purchase Date. On the same Reporting Date, the Master Servicer shall make available to the Agent (or any other Person designated by the Agent) an Obligor Information Listing relating to the Receivables set out on the Account Receivables Listing to be made available to the Agent on such day.

(d)	Without prejudice to the effectiveness of the transfer of Purchased Receivables and Related Assets set forth above and for the purposes of Article 1,526 of the Spanish Civil Code, AGCO Iberia hereby agrees to execute (acting in such execution also in the name and on behalf of the Company), before a Spanish Notary Public (Notario) designated by AGCO Iberia and notified to the Company, on each Purchase Date occurring prior to the Termination Date, an Assignment Deed substantially in the form of Exhibit A to this Agreement.

Each Assignment Deed shall attach a full list of all Purchased Receivables which have been acquired by the Company on the Purchase Date on which the Assignment Deed is granted. The above-mentioned list will include, separately, those Receivables evidenced by Spanish Draft Instruments.

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AGCO Iberia is hereby authorised to attach to the relevant Assignment Deeds the lists of Purchased Receivables referred to in the preceding paragraph in electronic form, provided, however, that such Assignment Deed lists the first and last Purchased Receivable transferred by AGCO Iberia in a list in writing and, provided further that nothing in this Clause shall prejudice the Company’s right to request a written list of all such Purchased Receivables to be attached to such Assignment Deed and, when there are Purchased Receivables evidenced by Spanish Draft Instruments, to request a copy of the original of the instrument or document in which they are evidenced. For the avoidance of doubt, it is hereby agreed that in the case Purchased Receivables evidenced by Spanish Draft Instruments, AGCO Iberia shall retain the mere direct possession (posesión inmediata) of the physical document itself, just for mere agency, administration and collection purposes under the Receivables Servicing Agreement; the Company will have the indirect possession (posesión mediata) and the ownership of such physical Spanish Draft Instrument. Accordingly, the Company will be entitled from time to time, at its request, to immediately receive from AGCO Iberia the direct possession of such Spanish Draft Instruments, and AGCO Iberia shall be obliged to deliver the Spanish Draft Instruments to the Company or any other Person indicated by it immediately upon receiving such request.

All costs and expenses arising out of the preparation, drawing up, execution and notarisation of any Assignment Deed, including, without limitation the fees of any Spanish Notary Public (Notario) and the cost of the electronic support or any written document shall be for the account of AGCO Iberia.

The lists to be attached to each Assignment Deed will include, at least, the following information regarding each Purchased Receivable transferred by AGCO Iberia:
(i)	the name of the Obligor;

(ii)	the Outstanding Balance of the Purchased Receivables (including VAT);

(iii)	the original due date of the Purchased Receivables;

(iv)	the invoice number;

(v)	the issue date of the invoice; and

(vi)	the number of the Obligor’s account in the books of AGCO Iberia.
2.2	Payment of Purchase Price
(a)	On each Purchase Date on which Receivables are sold and transferred or purported to be sold and transferred to the Company under Clause 2.1 (Sale and transfer of Receivables), the Company shall deposit into the AGCO Iberia Account an amount equal to the Purchase Price of such Purchased Receivables in immediately available funds in Euro.

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(b)	AGCO Iberia and the Company hereby agree that the Purchase Price payable by the Company pursuant to, and in accordance with, this Clause 2.2 shall be inclusive of all value added taxes and comparable or similar Taxes and that (A) the Company shall have no responsibility to pay any additional amount in respect of any such Taxes, and (B) in the event that any such Taxes are payable with respect to the payment or receipt of any such Purchase Price, AGCO Iberia shall promptly pay such Taxes in full or, to the extent such Taxes have already been paid by any other Person legally obligated to pay such Taxes, AGCO Iberia shall promptly reimburse such Person in full, whether out of such Purchase Price received by it or otherwise.

(c)	Where any value added taxes are fully recoverable by the Company, the Purchase Price shall be exclusive of value added taxes and the Company shall pay those value added taxes on receipt of a valid value added taxes invoice.
2.3	Deemed Collections
(a)	If, on any day, any Purchased Receivable becomes a Diluted Receivable, other than by reason of the operation of Clause 2.3(b) and except to the extent that the same is not reflected in the Dilution Adjustment, AGCO Iberia shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of the reduction, adjustment or cancellation of the Outstanding Balance thereof which resulted in such Purchased Receivable being a Diluted Receivable.

(b)	If any of the representations or warranties in Clauses 3.2(a), (d), (e), (f), (g), (h), (i) or (j) (Further representations and warranties of AGCO Iberia) is not true on or by reference to the facts existing on the day such representation or warranty was given with respect to a Purchased Receivable, AGCO Iberia shall be deemed to have received on such day a Collection of such Purchased Receivable in full.

(c)	If AGCO Iberia is deemed to have received a Collection on any Purchased Receivable pursuant to Clause 2.3(a) or (b), AGCO Iberia shall be obliged to pay an amount equal to the Deemed Collection to or to the order of the Company, such payment becoming due on the date of the Deemed Collection, but not payable until the Settlement Date next following the date of such Deemed Collection, provided that, if a Termination Event or Potential Termination Event has occurred and is continuing, such payment shall be due and payable on the date of the Deemed Collection.

(d)	Notwithstanding any other provisions of this Agreement, payment to the Company by AGCO Iberia of the full amount of all Collections deemed to have been received by AGCO Iberia under Clause 2.3(b) above with respect to a breach of the representation and warranty appearing in Clause 3.2(a) with respect to any Purchased Receivable shall constitute a full discharge and release of AGCO Iberia from any claims, rights and remedies which the Company may have against AGCO Iberia arising from such breach, but shall not affect any rights or remedies arising from a breach of such representation or warranty to the extent that it applies to any other Purchased Receivable or a

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breach of any other representation or warranty in Clause 3 (Further representations and warranties of AGCO Iberia).

(e)	To the extent that (i) the Company has received in accordance with Clause 2.3(c) the full Outstanding Balance of a Purchased Receivable referred to in Clause 2.3.(b) and (ii) the Company subsequently receives Collections with respect to such Purchased Receivable, the Company shall pay to AGCO Iberia the Collections so received.
2.4	Payments and computations, etc.
(a)	Euro is the currency of account for each payment made or to be made under this Agreement.

(b)	Except as otherwise expressly provided herein, all amounts (including, but not limited to, the remittance of any Collections) to be paid or deposited by any Person hereunder shall be paid or deposited in accordance with the terms hereof on the day when such amounts are due, in immediately available funds; if such amounts are payable to the Company, they shall be paid to the Company Account. If any amount hereunder is payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

(c)	Without prejudice to Clause 8.2 (Taxes), all payments by AGCO Iberia under this Agreement shall be made free of any set-off or counterclaim on the part of any Person.

(d)	Any payment by an Obligor in respect of any amounts owed by it in respect of any Purchased Receivable shall:
(i)	except as otherwise specified by such Obligor, be in a form customary between such Obligor and AGCO Iberia (and provided that such specification shall, if requested by the Company, be evidenced in writing); and

(ii)	unless otherwise required by contract or any applicable law and unless otherwise instructed by the Company, be applied as a Collection of any Purchased Receivables of such Obligor, in accordance with the Credit and Collection Policy, to the extent of any amounts then due and payable thereunder before being applied to any other Receivable or other obligation of such Obligor.
2.5	Default fees

If AGCO Iberia fails to pay any amount when due hereunder, AGCO Iberia agrees to pay to the Company, on demand, interest on such unpaid amount at a rate equal to the Default Rate.

2.6	Bills of exchange, etc.

AGCO Iberia shall upon the occurrence of a Termination Event or Potential Termination Event or upon the designation of a Master Servicer other than the Parent

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or an Affiliate of the Parent pursuant to Clause 2.1 (Appointment of Master Servicer) of the Receivables Servicing Agreement, endorse in blank (if possible under Spanish law) and deliver to the Company (or any other Person as requested by the Agent) each bill of exchange, promissory note and similar Spanish Draft Instrument (título-valor o documento cambiario) or instrument that has the purpose of transferring funds (instrumento con función de giro) it receives in relation to any Affected Asset.
3.	REPRESENTATIONS AND WARRANTIES

3.1	Representations and warranties relating to AGCO Iberia

AGCO Iberia hereby represents and warrants to the Company and the Agent, on the date hereof, on each Purchase Date and each Settlement Date:
(a)	Corporate Existence and Power. It:
(i)	is a body corporate duly organised and validly existing under the laws of its jurisdiction of incorporation; and

(ii)	has all corporate power and all governmental licences, authorisations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, the failure to have which would have a Material Adverse Effect.
(b)	No Conflict. The execution, delivery and performance by it of each Transaction Document to which it is a party, and its use of the proceeds of purchases made hereunder:
(i)	are within its corporate powers;

(ii)	have been duly authorised by all necessary corporate action and have been duly executed and delivered;

(iii)	do not contravene or violate:
(A)	any of its Organic Documents;

(B)	any law, rule or regulation applicable to it which would result in a Material Adverse Effect;

(C)	any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound which would result in a Material Adverse Effect; or

(D)	any order, writ, claim form, judgment, award, injunction or decree binding on or affecting it or any of its property; and
(iv)	do not result in the creation or imposition of any Adverse Claim on its assets (except as created under any Transaction Document).
(c)	Governmental Authorisation. No authorisation or approval or other action by, and no notice to or filing with, any Official Body or regulatory body, the

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absence of which could have a Material Adverse Effect, is required for the due execution, delivery and performance by it of any Transaction Documents to which it is a party.
(d)	Binding Effect. Each Transaction Document to which it is a party constitutes the legal, valid and binding obligations of it enforceable against it in accordance with its terms (as such enforcement may be subject to any applicable Enforcement Limitation).

(e)	Accuracy of Information. All information furnished or made available by or on behalf of it to the Company for the purposes of or in connection with this Agreement, any of the other Transaction Documents, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished or made available by or on behalf of it to the Company shall, to the best of its knowledge and belief, be, true, accurate and complete in every material respect on the date such information is stated or certified.

(f)	Financial Statements. Each of its audited balance sheets and the statements of income relating thereto delivered pursuant to Clause 4.1(a)(i) (Affirmative Covenants of AGCO Iberia) have been prepared in accordance with GAAP relevant to it consistently applied and present a true and fair view of its financial condition at the end of the fiscal year to which they relate.

(g)	Places of Business. Its registered office, Centre of Main Interest and principal places of business where it keeps all its Records are located at the address listed in Exhibit 1 to the Schedule of Definitions or such other locations notified to the Company in accordance with Clause 4.2(a).

(h)	Actions, Suits. There are no actions, suits or proceedings pending or, to its knowledge threatened against or affecting it or any of its properties in or before any court, arbitrator or other body, which would have a Material Adverse Effect. It is not in default with respect to any order of any court, arbitrator or governmental body which default would have a Material Adverse Effect.

(i)	Other Defaults. It does not have indebtedness (other than to another Group Company) and whether individually or collectively having an aggregate amount in excess of the Threshold Amount or the foreign exchange equivalent thereof which has been declared to be or otherwise has become due and payable prior to its scheduled maturity date.

(j)	Sovereign Immunity. Neither it nor any of its properties or assets has any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any competent court, service of process upon it or any agent, attachment prior to judgment, attachment in aid of execution, execution or any other process for the enforcement of any judgment or other legal process in respect of any of their respective obligations under any Transaction Document to which it may be a party. To the extent that, notwithstanding the foregoing, AGCO Iberia has or may have any such immunity, such right of immunity is hereby irrevocably and unconditionally waived.

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(k)	Corporate Information. All shareholders’ resolutions or other events or circumstances with respect to it (including all excerpts from any commercial register) which are required or which are capable of being recorded in the commercial register in the jurisdiction of its incorporation have been so recorded unless any failure to do so would not have a Material Adverse Effect.

(l)	Solvency. It is solvent and able to pay its debts as they fall due and has not suspended or threatened to suspend making payments (whether of principal or interest) with respect to all or any class of its debts and will not become insolvent or unable to pay its debts in consequence of any obligation or transaction contemplated in the Transaction Documents.

(m)	Insolvency procedures. No Insolvency Event has occurred in relation to AGCO Iberia, no corporate action has been taken or is pending, no other steps have been taken (whether out of court or otherwise) and no legal proceedings (other than any frivolous and vexatious proceedings which are dismissed within 10 days) have been commenced or are threatened or are pending for:
(i)	its bankruptcy, liquidation, suspension of payments, controlled management, winding-up, liquidation, dissolution, administration or reorganisation; or

(ii)	it to enter into any composition or arrangement with its creditors; or

(iii)	the appointment of a receiver, administrative receiver, trustee or similar officer in respect of it or any of its property, undertaking or assets.

No event equivalent to any of the foregoing has occurred in or under the laws of any relevant jurisdiction.
3.2	Further representations and warranties of AGCO Iberia

AGCO Iberia, in connection with any Receivables purchased (or purported to be purchased) by the Company hereunder represents and warrants to the Company and the Agent on the date hereof, on each Purchase Date and each Settlement Date as follows:
(a)	Eligible Receivables. Each of the Receivables purchased or purported to be purchased by the Company under this Agreement is a Spanish Eligible Receivable which is validly existing and validly evidenced for the full nominal amount thereof (save in the event mentioned below, in which case the document evidencing the Receivable could include a different amount).

If the Obligor of a Receivable had exercised vis-á-vis AGCO Iberia or the Company the right of set off recognised under Articles 1.195, 1.196 and 1.198 of the Spanish Civil Code, the document evidencing such Receivable could have been issued for a lesser amount than the full nominal amount thereof. In this event, AGCO Iberia shall be deemed to have received a Collection of the relevant Purchased Receivable for its full nominal amount, as established under Clause 2.3 (Deemed Collections) above.

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(b)	Accounts Receivable Listing. All information contained in each Accounts Receivable Listing is complete true and accurate in every material respect on the date on which it is delivered.

(c)	Credit and Collection Policy. Except as otherwise permitted under, or contemplated by, this Agreement, the Credit and Collection Policy has not been amended or modified in any respect which would have a Material Adverse Effect.

(d)	Transfer of Receivables. Subject to Clause 2.1(b), each sale and transfer of any Receivables hereunder shall be effective as against AGCO Iberia and the relevant Obligor to transfer to the Company all of AGCO Iberia’s present and future right and title to and interest in such Receivables and the Related Assets, free and clear of any Adverse Claim, except as created by any of the Transaction Documents and no further action need be taken in order to transfer to the Company such right, title and interest, save that, until notice of such sale of Receivables has been given to such Obligor, such sale shall not be effective as against such Obligor and, in particular, such Obligor is entitled to discharge its payment obligation with respect to such Receivable by payment to AGCO Iberia.

(e)	Arm’s Length. Each sale and purchase of Receivables under or as contemplated by this Agreement has been made on arm’s length terms.

(f)	No Voidable Sales. No sale by AGCO Iberia to the Company of any Receivable under this Agreement is or may be at the relevant time voidable by AGCO Iberia or by any liquidator, receiver, administrator, administrative receiver, custodian, trustee in bankruptcy, examiner or other similar official appointed with respect to, or any creditor of, AGCO Iberia under any law, rule or regulation in effect in any Approved Country or any political subdivision thereof or a jurisdiction therein (other than upon the occurrence of an Insolvency Event in respect of AGCO Iberia or an Obligor of a Purchased Receivable in accordance with applicable Spanish insolvency laws)

(g)	Principal, not Agent. With respect to each sale by AGCO Iberia of Equipment or Parts to an Obligor giving rise to a Receivable purchased or purportedly purchased under this Agreement, AGCO Iberia acted as principal and not as the agent of any Person.

(h)	Tracking. AGCO Iberia has the capability (i) at any given time to identify the Purchased Receivables of each individual Obligor, (ii) to track Collections in respect of each Obligor of the Purchased Receivables and Collections in respect of each individual Purchased Receivable and of each of the Receivables purchased or purported to be purchased hereunder; and (iii) as among the Receivable payable by any Obligor, to identify which of such Receivables (if any) are Defaulted Receivables and/or Delinquent Receivables.

(i)	Termination Events. No Termination Event has occurred which is continuing.

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(j)	Security interest. The Agent, on behalf of the Secured Parties, has a valid and enforceable first priority security interest ranking ahead of any other security interest and the interest of any other creditor of the Company and/or AGCO Iberia, in the Credit Rights (as defined in Clause 3.5 of the Security Agreement), free and clear of any Adverse Claim.
4.	COVENANTS

4.1	Affirmative covenants of AGCO Iberia

Until the date on which the Aggregate Unpaids have been indefeasibly reduced to zero, AGCO Iberia covenants as follows:
(a)	Financial Reporting. AGCO Iberia shall maintain a system of accounting established and administered in accordance with GAAP consistently applied, and furnish or make available, as the case may be, to the Company and the Agent:
(i)	Annual Reporting. Upon the request of the Agent and after filing thereof with the relevant Commercial Registry, audited financial statements approved by the General Shareholders’ Meeting of AGCO Iberia certified in a manner acceptable to the Agent by a duly authorised officer of AGCO Iberia;

(ii)	Compliance Certificate. Together with the financial statements required hereunder, a certificate signed by a director of AGCO Iberia stating that (A) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of AGCO Iberia, and (B) to the best of such Person’s knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof;

(iii)	Credit and Collection Policy. At least 30 days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a notice indicating such change or amendment; and

(iv)	Other Information. Such other information (including non-financial information) reasonably relating to the transactions contemplated by the Transaction Documents and/or to the Purchased Receivables as the Company or the Agent may from time to time reasonably request.
(b)	Notices. AGCO Iberia shall notify the Company and the Agent in writing of any of the following, describing the same and, if applicable, the steps being taken with respect thereto:
(i)	Termination Event. Immediately upon becoming aware thereof, the occurrence of any Termination Event or Potential Termination Event, by a statement of a duly authorised officer of AGCO Iberia;

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(ii)	Final Judgment. As soon as reasonably practicable following the occurrence thereof the entry of any final judgment or decree which is not subject to any further appeal against AGCO Iberia in an amount which, when aggregated with any other undischarged judgments or decrees against AGCO Iberia is in excess of the Threshold Amount or the foreign currency equivalent thereof at the time of entry of such judgment or decree;

(iii)	Litigation. As soon as reasonably practicable following the occurrence thereof and, in any event, no later than the immediately succeeding Settlement Date, the institution of any litigation, dispute resolution, arbitration proceeding or governmental proceeding against AGCO Iberia, or to which it becomes party seeking monetary damages in an amount which, when aggregated with any other such monetary damages sought against AGCO Iberia, is in excess of the Threshold Amount or the foreign currency equivalent thereof; and

(iv)	Adverse Claims. Immediately upon becoming aware thereof, the creation or imposition of any Adverse Claim on any Purchased Receivable or any Related Asset (except as created under any Transaction Document) or the occurrence of a Material Adverse Effect.
(c)	Compliance with Laws. AGCO Iberia shall comply with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees and awards to which it may be subject, including any relevant data protection legislation in respect of the list of Obligors to be provided pursuant to Clause 4.1(a)(iv), the non-compliance with which would have a Material Adverse Effect.

(d)	Maintenance of Corporate Existence. AGCO Iberia shall, subject to Clause 4.2(g), do all things necessary to remain duly organised and validly existing in the jurisdiction of its incorporation and maintain all requisite authority to conduct its business in such jurisdiction and any other jurisdiction, the failure to do which would have a Material Adverse Effect.

(e)	Keeping and Maintaining of Records and Books; Notation in Financial Statements.
(i)	AGCO Iberia shall, in each case with respect to the Receivables originated by it, maintain and implement administrative and operating procedures (including an ability to recreate records evidencing such Receivables and identifying such Receivables in the event of the destruction of the originals thereof) and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all such Receivables (including records adequate to permit the immediate identification of each Purchased Receivable, all Collections of and adjustments to each such Receivable and the Equipment relating to such Receivable) and provide to the Agent from time to time such information as the Agent may reasonably request.

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(ii)	AGCO Iberia shall keep a complete and accurate copy of each Account Receivables Listing delivered by it under this Agreement.
(f)	Compliance with Contracts. AGCO Iberia shall:
(i)	perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts, to which AGCO Iberia is a party, related to the Purchased Receivables; and

(ii)	comply in all material respects with the applicable Credit and Collection Policy with regard to the Purchased Receivables and the related Contracts, to which AGCO Iberia is a party.
(g)	Payment of Taxes. Without prejudice to Clause 8.2 (Taxes), AGCO Iberia shall pay when due any taxes (including value added tax and any similar other taxes) payable in connection with the Purchased Receivables originated by it or the sale of Equipment giving rise thereto.

(h)	Collections. On and after the occurrence and during the continuance of a Termination Event or Potential Termination Event, AGCO Iberia shall, and shall require the Master Servicer, any Originator and any other AGCO Party to, upon the request of the Agent to the Company (with a copy to AGCO Iberia and the Master Servicer), within one Business Day after receipt by such Person of any Collections, including any Collections received or deposited into any Collection Account, remit (or cause to be remitted) such Collections together with all interest and earnings thereon to the CP Lender Account.

(i)	Obligor Information Listing. To the extent that any Obligor Information Listing is received or held by any Person other than the Agent, AGCO Iberia shall grant any and all consents, approvals and authorisations and shall do any other act necessary or desirable in the reasonable opinion of the Agent to ensure that the Agent and the Administrator have at all times access to such Obligor Information Listing and all information contained therein.

(j)	Inspection of records. AGCO Iberia shall at any time and from time to time during regular business hours, upon reasonable advance notice by the Company, the Agent or the Administrator, permit the Company, the Agent or the Administrator or any of their agents or representatives, at the expense of the Agent:
(i)	to examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Purchased Receivables or other Affected Assets, including any related Contract; and

(ii)	to visit its offices and properties for the purpose of examining such materials described in Clause 4.1(j)(i), and to discuss matters relating to the Affected Assets or its performance hereunder, under the Contracts, if any, and under the other Transaction Documents to which it is a party with any of its officers, directors or relevant employees (in

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consultation with the Parent) having knowledge of such matters. Subject to Clause 9.8 (Consent to disclosure), such agents and representatives shall be bound to treat any information received pursuant to this Clause 4.1(j) as confidential.
(k)	Information. AGCO Iberia shall promptly deliver to the Master Servicer any information, documents, records or reports with respect to the Purchased Receivables that the Master Servicer shall request in order to complete the Master Servicer Reports, Account Receivables Listings or Obligor Information Listings.

(l)	Powers of Attorney. Should AGCO Iberia be granted any powers of attorney by any other party to this Agreement (the “Grantor”) for any purposes foreseen in the Transaction Documents, AGCO Iberia shall notify the Grantor of the attorney or representative through whom the Grantor will exercise those powers of attorney, who must be, in any case, an employee or representative of AGCO Iberia.
4.2	Negative covenants of AGCO Iberia

Until the date on which the Aggregate Unpaids have been indefeasibly reduced to zero, AGCO Iberia covenants as follows:
(a)	Name Change, Offices, Records and Books of Accounts. AGCO Iberia shall not:
(i)	change its name or identity; or

(ii)	change its corporate structure, which change would have a Material Adverse Effect; or

(iii)	relocate any office where Records are kept,

in each case unless AGCO Iberia shall have given the Company and the Agent at least 30 days prior written notice thereof.
(b)	Change in Payment Instructions to Obligors. AGCO Iberia shall not amend, supplement or otherwise modify or cancel or revoke any payment instructions to any Obligor or any Obligor Notification given in accordance with the Transaction Documents and shall not instruct any Obligor to make payments in respect of Purchased Receivables to any account other than the AGCO Iberia Account or such other account referred to in an Obligor Notification.

(c)	AGCO Iberia shall be entitled to change the Credit and Collection Policy; provided, however, that (i) such change is not reasonably likely to cause or result in any Material Adverse Effect, and (ii) any material change to the Credit and Collection Policy requires the prior written consent of each of the Agent and each Rating Agency. Save in respect of a manifest error in respect of an issued invoice, AGCO Iberia shall not be entitled to extend, amend or otherwise modify the terms of any Purchased Receivable or any Contract related thereto.

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(d)	Sales, Liens, Etc., on Receivables. Except as provided by the Transaction Documents, AGCO Iberia shall not, and shall not purport to, sell, assign (by operation of law or otherwise), transfer by way of subrogation or endorsement (by operation of law or otherwise), or otherwise transfer or dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to, or enter into any current account relationship with any Person with respect to any Purchased Receivable or Related Assets or Collections in respect thereof, any Contract under which any Purchased Receivable arises or assign any right to receive income in respect thereof, and AGCO Iberia shall take all reasonable steps within its power to defend the right, title and interest of the Company in, to and under any of the foregoing property, against all claims of third parties claiming through or under AGCO Iberia. AGCO Iberia hereby irrevocably waives any lien which it may have with respect to the Purchased Receivables and all Related Assets.

(e)	Sales, Liens, Etc. on Equipment and Parts. Except as provided by the Transaction Documents, and to or in favour of the applicable Obligor, AGCO Iberia shall not, and shall not purport to, sell or otherwise transfer or dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to any Equipment or Parts and AGCO Iberia shall take all reasonable steps within its power to defend the right, title and interest of the Company in, to and under any of the foregoing property, against all claims of third parties claiming through or under AGCO Iberia.

(f)	Amendments to Corporate Documents. AGCO Iberia shall not amend its Organic Documents in any respect in each case that would have a Material Adverse Effect.

(g)	Merger. AGCO Iberia shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as contemplated herein) all or any material part of its assets (whether now owned or hereafter acquired) to, or acquire all or any material part of the assets of, any Person if any of the following circumstances concur:
(i)	such merger, consolidation, conveyance, transfer, lease, other disposition or acquisition would have a Material Adverse Effect; or

(ii)	in the case of a merger or consolidation, the resulting entity would not assume all of the obligations of AGCO Iberia under this Agreement.
(h)	Deposits. AGCO Iberia shall not deposit or otherwise credit, or permit any Obligor or any other Person to deposit or otherwise credit, to the CP Lender Account, any cash or payment item other than pursuant to this Agreement.

(i)	Powers of Attorney. AGCO Iberia shall not revoke or attempt to revoke any Power of Attorney granted by it in connection with this Agreement until the date upon which the Aggregate Unpaids have been indefeasibly reduced to zero (and, as soon as reasonably practicable following such date the Company shall return each of such Powers of Attorney to AGCO Iberia).

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5.	ADMINISTRATION AND COLLECTION

5.1	Designation of the Master Servicer
(a)	AGCO Iberia hereby acknowledges that the servicing, administration and collection of the Purchased Receivables shall be conducted by the Person appointed by the Agent and the Company as the “Master Servicer” from time to time in accordance with Clause 2.1. (Appointment of Master Servicer) of the Receivables Servicing Agreement (or by a Sub-Servicer on behalf of, and appointed by, the Master Servicer pursuant to Clause 2.2 (Appointment of Sub-Servicer) of the Receivables Servicing Agreement). Without prejudice to the generality of Clause 5.2, AGCO Iberia expressly consents to the taking of all actions by the Master Servicer (or such Sub-Servicer) and agrees to comply with any request of the Master Servicer that the Master Servicer deems necessary in order to permit the Master Servicer perform its duties.

(b)	Without limiting any other provision of this Agreement:
(i)	the Company, the Company’s assigns or the Agent shall be entitled, at any time when a Termination Event or Potential Termination Event exists, to notify Obligors (by delivering Obligor Notifications or otherwise) of the assignment of the Purchased Receivables and the Related Assets hereunder and the Company’s ownership of such Purchased Receivables and Related Assets, and the security interest of the Agent and the Secured Parties in, the Purchased Receivables and the other Affected Assets and/or direct the Obligors that payment of all amounts payable under any Receivable be made directly to the Company or its assigns;

(ii)	upon the request of the Company, any assignee of the Company or the Agent, AGCO Iberia shall, at its own expense, at any time when a Termination Event or Potential Termination Event exists, give notice that the Purchased Receivables and the Related Assets have been assigned to the Company hereunder, the Company’s ownership of the Purchased Receivables and the Related Assets, and the security interest of the Agent and the other Secured Parties in the Purchased Receivables and other Affected Assets to each Obligor and/or direct that payments be made directly to the Agent or its designee and/or execute any power of attorney or other similar instrument and/or take any other action necessary or desirable to give effect to such notice and directions, including any action required to be taken so that the obligations or other indebtedness of such Obligor in respect of any Purchased Receivables or Related Asset may no longer be legally satisfied by payment to AGCO Iberia or any of its Affiliates; and

(iii)	upon the request of the Company, any assignee of the Company or the Agent, at any time when a Termination Event or Potential Termination Event exists, AGCO Iberia, at its own expense, shall, and shall cause each of its Subsidiaries (if any) to (A) assemble all of the Records with respect to the Purchased Receivables and shall make the same available to the Company or its assigns at the address designated for

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notices pursuant to this Agreement or at any other place agreed to by the Company, AGCO Iberia and the Agent, and (B) segregate all cash, cheques and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Company, such assignee or the Agent, and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Company, such assignee or the Agent.
5.2	Responsibilities of AGCO Iberia
(a)	AGCO Iberia hereby agrees, for the benefit of the Company, its assigns and the Agent, that it will cooperate with and assist the Master Servicer (including any successor Master Servicer or Sub-Servicer appointed pursuant to the Receivables Servicing Agreement) in any manner such Master Servicer or the Agent reasonably requests to facilitate the performance of its duties under the Receivables Servicing Agreement (and, in the case of a successor Master Servicer, its transition). Such cooperation shall include, if so requested, (i) the endorsement of any cheque or other instrument representing Collections or other Affected Assets, (ii) the execution of any power of attorney or other similar instrument necessary or desirable in connection with the enforcement or servicing of the Purchased Receivables and other Affected Assets, and (iii) access to, transfer of, and use by, the new Master Servicer of any records, licenses, hardware or software necessary or desirable to collect the Purchased Receivables and otherwise service the Affected Assets. Anything herein to the contrary notwithstanding, the exercise by the Company of its rights hereunder shall not release any of AGCO Iberia or any Obligors from any of its duties or obligations with respect to Purchased Receivables or the related Contracts, as applicable.

(b)	AGCO Iberia further agrees that from time to time, at its expense, it shall promptly execute and deliver all instruments and documents, and take all further action as may be necessary or that the Company, its assignees or the Agent may reasonably request in order to perfect, protect or more fully evidence the purchases hereunder, or to enable the Company, its assigns or the Agent to exercise or enforce any of their respective rights with respect to the Purchased Receivables or other Affected Assets whether arising under this Agreement or any other Transaction Document or existing at law. Without limiting the generality of the foregoing, AGCO Iberia shall upon the request of the Company, its designee or the Agent execute such further agreements, instruments and powers of attorney, and to make such filings, deliver such notices and take such other actions, as may be necessary or appropriate to give full effect to the transactions contemplated hereby.
5.3	Power of Attorney

In order to permit the Company to exercise fully its ownership and other interests acquired under and pursuant to this Agreement, and to facilitate and/or expedite the servicing, administration and collection of the Purchased Receivables, it may be necessary or otherwise desirable for the Company and/or any Person designated by the Company upon prior consent of the Agent (including the Agent and the Master

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Servicer) to act under a power of attorney from AGCO Iberia. Accordingly, to the fullest extent permitted by applicable law, AGCO Iberia hereby grants to the Company and each Person designated by the Company upon prior consent of the Agent (including the Agent and the Master Servicer) an irrevocable power of attorney, which power of attorney is coupled with an interest and which is assignable by the Company (with the consent of the Agent) and any such Person designated by the Company, with full power of substitution and with full authority in the place and stead of AGCO Iberia, which is assignable by the Company and any such Person designated by the Company, to take any and all steps in AGCO Iberia’s name and on behalf of AGCO Iberia as is necessary or desirable, in the reasonable determination of the Company or any such Person designated by the Company, to (i) collect any and all amounts or portions thereof due under any and all Purchased Receivables or Related Assets, including endorsing the name of the Company, or any other Person if so required under the Transaction Documents, on cheques and other instruments representing Collections and enforcing such Purchased Receivables, Related Assets and any related Contracts, (ii) take any and all other actions necessary or desirable, in the opinion of the Company or any such Person designated by the Company, to the enforcement, servicing, administration and/or collection of the Purchased Receivables and/or the other Affected Assets. Notwithstanding anything to the contrary contained in this Clause 5.3, (A) no exercise of the powers conferred upon the Company or any other Person designated by the Company pursuant to this Clause 5.3 shall subject the Company and/or any such Person to any liability, except for the Company’s or any such Person’s (if such Person is not the Agent) gross negligence or wilful misconduct in the exercise of such powers, and (B) such powers shall not confer any obligations upon the Company and/or such Person in any manner whatsoever to exercise such powers and, for the avoidance of doubt, no failure or delay on the part of the Company and/or any other Person designated by the Company pursuant to this Clause 5.3 to exercise any such powers, nor the invalidity or inadequacy of any exercise thereof, shall give rise to any liability on the part of the Company or such other Person.

5.4	Personal Data

Notwithstanding anything herein to the contrary, AGCO Iberia shall ensure that no personal or other information in, or otherwise relating to, any Contract, Receivable, any Collection related thereto, or any other Affected Asset (“Relevant Personal Data”) is transmitted or delivered to, or otherwise received by, the Company, the Agent or any other Indemnified Party if such transmission, delivery or receipt would result in the violation by AGCO Iberia or such Person of any legislation or regulation relating to data protection; provided that, upon the request of the Agent at any time after a Termination Event or Potential Termination Event has occurred and is continuing, AGCO Iberia shall, at its own expense, co-operate, assist and otherwise take all necessary actions as may be required to ensure that all Relevant Personal Data is transferred to the Agent (or such other Person as the Agent may direct) in accordance with all applicable Law, including entering into any further deeds or documents which may be required to comply with any such legislation or regulations relating to data protection.

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5.5	Repurchase of Purchased Receivables
(a)	Subject to Clause 5.5(c), AGCO Iberia SA shall have the right to repurchase any AGCO Iberia Purchased Receivables that have become Written-Off Receivables.

(b)	The repurchase price with respect to any Purchased Receivable to be repurchased pursuant to this Clause 5.5 shall be an amount equal to the net benefit to AGCO Iberia SA of any VAT bed debt relief claim or credit in respect of such Purchased Receivable (the “Repurchase Price”).

(c)	The right of AGCO Iberia SA to repurchase any Written-Off Receivable is subject to the conditions precedent that:
(i)	AGCO Iberia SA shall have provided to the Master Servicer, the Agent and the Company written notice of such repurchase on or prior to the day on which such Written-Off Receivable is to be repurchased (with respect to any repurchase, the “Repurchase Date”);

(ii)	no Termination Event shall have occurred and be continuing;

(iii)	after giving effect to the repurchase of such Written-Off Receivable, such repurchase shall not result in the sum of Net Funding Advances and Net Liquidity Advances exceeding the Borrowing Base; and

(iv)	on the Repurchase Date for such Written-Off Receivable AGCO Iberia shall have deposited an amount equal to the Repurchase Price payable in respect of such Written-Off Receivable into a Company Account.
(d)	AGCO Iberia hereby confirms that it has at all times the capability to identify each Repurchased Receivable and any Collections related thereto.

Notwithstanding anything herein to the contrary, each repurchase of Purchased Receivables pursuant to this Clause 5.5 shall be without recourse to, or representation or warranty by, the Company.
6.	ASSIGNMENTS

6.1	Assignments

AGCO Iberia hereby agrees and consents to the complete or partial assignment by the Company of any or all of its rights under, interest in and title to the Purchased Receivables, the Related Assets relating thereto and this Agreement. The Company hereby agrees that any transferee of the Company of all or any of the Purchased Receivables, the Related Assets relating thereto and/or this Agreement shall have all of the rights and benefits under this Agreement of the Company and no such transfer shall in any way impair the rights and benefits of the Company hereunder. Without limiting the foregoing, AGCO Iberia hereby consents to and acknowledges the grant by the Company under the Security Agreement of a security interest to the Agent in all of Company’s rights under, interests in and title to the Purchased Receivables, the Related Assets relating thereto and this Agreement, and the right of the Agent thereby

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to exercise the rights of the Company hereunder. AGCO Iberia shall not have the right to assign any of its rights or obligations under this Agreement.

6.2	Tax and assignment

If:
(a)	the Company makes an assignment in accordance with Clause 6.1 to another person (a “new recipient”); and

(b)	as a result of circumstances existing at the date on which the assignment occurs, AGCO Iberia would be obliged to make a payment to the new recipient under Clause 8.2 (Taxes), then the new recipient is only entitled to receive payment under Clauses 8.2 (Taxes) to the same extent as the Company would have been if the assignment or sale had not occurred.
7.	TERMINATION

Following the occurrence of the Termination Date, AGCO Iberia shall not sell, and the Company shall not purchase, any Receivables. No termination or rejection or failure to assume the executory obligations of this Agreement in any Insolvency Event with respect to AGCO Iberia or the Company shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including pre termination breaches of representations and warranties by AGCO Iberia or the Company, save where otherwise established under Spanish law. Without limiting the foregoing, prior to the Termination Date, the failure of AGCO Iberia to deliver computer records of any Receivables or any reports regarding any Receivables shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant this Agreement render an executed sale executory.

8.	INDEMNIFICATION

8.1	Indemnities by AGCO Iberia

Without limiting any other rights which the Indemnified Parties may have hereunder or under the Transaction Documents or under applicable Law, AGCO Iberia hereby agrees to indemnify the Company and its successors, transferees and assigns and all officers, directors, shareholders, controlling persons, employees, counsel and other agents of any of the foregoing (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys fees (which such attorneys may be employees of any Indemnified Party) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between AGCO Iberia and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement or any of the transactions contemplated hereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or wilful misconduct on the part of such Indemnified Party, or (ii) recourse (except as otherwise specifically provided in this Agreement or the other Transaction

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Documents) for uncollectible Receivables. Without limiting the generality of the foregoing (and subject to sub-clauses (i) and (ii)), AGCO Iberia shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:
(a)	any representation or warranty made by AGCO Iberia or any officers of AGCO Iberia under or in connection with this Agreement, any of the other Transaction Documents or any other information or report delivered by AGCO Iberia pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made; unless such representation or warranty has been made in respect of a Purchased Receivable and the Company has received Deemed Collections in an amount equalling the full Outstanding Balance of such Purchased Receivable in accordance with Clause 2.3 (Deemed Collections);

(b)	the failure by AGCO Iberia to comply with any applicable Law with respect to any Receivable or any related Contract, or the nonconformity of any Receivable or any Contract related thereto with any such applicable Law;

(c)	(i) the failure for any reason (A) to vest and maintain (or cause to be vested and maintained) in the Company a valid and enforceable perfected ownership interest in each Purchased Receivable and all of the other Affected Assets, or (B) to vest and maintain in the Agent, on behalf of the Secured Parties, a valid and enforceable perfected security interest ranking ahead of any other security interest and the interest of any other creditor of or purchaser from AGCO Iberia, in each Purchased Receivable and all the other Affected Assets, free and clear of any Adverse Claim (other than any Adverse Claim arising hereunder or under the other Transaction Documents) in each case, or (ii) the creation of any Adverse Claim in favour of any Person with respect to any of the Receivables or any of the other Affected Assets;

(d)	the occurrence of any Termination Event relating to AGCO Iberia;

(e)	any dispute, claim, offset or defence (other than discharge in bankruptcy) of any Obligor to the payment of any Purchased Receivable (including a defence based on such Purchased Receivable or any Contract related thereto not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Purchased Receivable or the furnishing or failure to furnish such merchandise or services, or from any breach or alleged breach of any provision of the Purchased Receivables or any Contracts related thereto restricting assignment of any Purchased Receivables;

(f)	any failure of AGCO Iberia to perform its duties or obligations in accordance with the provisions hereof;

(g)	any product liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services relating to or which are the subject of any Purchased Receivable;

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(h)	any lawsuit, order, consent decree, judgment, claim or other action of whatever sort relating to, or otherwise in connection with, any environmental, health, safety or hazardous material law, rule, regulation, ordinance, code, policy or rule of common law now or hereinafter in effect;

(i)	the failure by AGCO Iberia to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Receivables or any Contracts related thereto;

(j)	the failure of AGCO Iberia to pay when due any Taxes (other than Excluded Taxes) payable in connection with any of the Receivables;

(k)	any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Advances which such Indemnified Party believes in good faith is required to be made;

(l)	any commingling of Collections of Purchased Receivables at any time with other funds;

(m)	any investigation, litigation or proceeding related to this Agreement;

(n)	any inability to obtain any judgment in or utilise the court or other adjudication system of, any state or country in which an Obligor may be located as a result of the failure of AGCO Iberia to qualify to do business or file any notice of business activity report or any similar report;

(o)	except for recourse (other than as otherwise specifically provided in the Transaction Documents) for uncollectible Receivables, any attempt by any Person to void, rescind or set-aside any transfer by AGCO Iberia to the Company of any Purchased Receivable or Related Assets under statutory provisions or common law or equitable action, including any provision of any Insolvency Law;

(p)	the use of the proceeds of any purchase hereunder for any purpose other than general corporate purposes; or

(q)	any and all amounts paid or payable by the Company pursuant to Clause 7 (Indemnification; Expenses; Related Matters) of the Receivables Funding Agreement or Clause 7 (Indemnification; Expenses; Related Matters) of the Liquidity Agreement.
8.2	Taxes
(a)	All payments and distributions made in respect of Purchased Receivables transferred pursuant hereto, and all payments and distributions made or deemed made by AGCO Iberia to the Company or any other Person (each a “recipient”) (all of the foregoing “covered payments”), whether pursuant hereto or to any other Transaction Document, shall be made free and clear of and without deduction for any Taxes other than Excluded Taxes, except to the extent required by applicable Law. In the event that any withholding or

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deduction from any covered payment is required in respect of any Taxes, then AGCO Iberia shall:
(i)	promptly upon becoming aware that it must make a deduction or withholding (or that there is any change in the rate or the basis of such deduction or withholding) notify the Company accordingly. Similarly the Company shall notify AGCO Iberia on becoming so aware in respect of a covered payment;

(ii)	withhold or deduct the required amount from such payment;

(iii)	pay (or procure the payment of) directly to the relevant authority the full amount required to be so withheld or deducted;

(iv)	within 30 days of making such a payment in (iii) above, forward to the recipient an official receipt or other documentation satisfactory to such recipient evidencing such payment to such authority; and

(v)	except in the case of Excluded Taxes, pay (or procure the payment of) to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.
(b)	The recipient and AGCO Iberia shall co-operate in completing any procedural formalities necessary for AGCO Iberia to obtain authorisation under an applicable treaty to make a payment without a (or with a lower rate of) withholding or deduction and the recipient shall notify AGCO Iberia promptly in writing if it ceases to be entitled to an exemption from withholding or deduction under that treaty.

(c)	Moreover, if any Taxes (other than Excluded Taxes) are directly asserted against any recipient with respect to any payment or income earned or received by such recipient hereunder or under any other Transaction Document (including, for the avoidance of doubt, any value added taxes and comparable or similar taxes chargeable in respect of any supply made by the Company hereunder), AGCO Iberia, upon being notified in writing by such recipient, shall within 30 days pay such additional amounts as shall be necessary in order that the net amounts received and retained by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

(d)	No recipient shall be entitled to be indemnified under any other indemnity contained in any other Transaction Document in respect of Taxes directly asserted against the recipient in the circumstances described in Clause 8.2(c) if such recipient has already been indemnified by AGCO Iberia under Clause 8.2(c)

(e)	If AGCO Iberia fails to pay (or procure the payment of) any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required

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receipts or other required documentary evidence, AGCO Iberia shall indemnify the recipient for any incremental Taxes that may become payable by any recipient as a result of any such failure except that such indemnity shall not apply to the extent that it can be shown that (i) such recipient failed to provide reasonable written notice to AGCO Iberia of such Taxes (the amount of which AGCO Iberia could not otherwise have reasonably known would have arisen) or (ii) the Taxes arose because of delay which was solely caused by actions or omissions of the recipient..

(f)	In the event that AGCO Iberia pays an additional amount or amounts pursuant to Clause 8.2(a)(v)(c) or (e) (an “additional tax payment”), and in the event the recipient thereof determines acting reasonably that, as a result of such additional tax payment, it is effectively entitled to obtain, utilise and retain a refund of any Taxes or a tax credit in respect of Taxes which reduces the tax liability of such recipient (a “tax saving”), then such recipient shall, to the extent it can do so without prejudice to the amount of any other deduction, credit or relief, upon actual receipt of such tax savings reimburse to AGCO Iberia with such amount as such recipient shall determine acting reasonably to be the proportion of the tax savings as will leave such recipient (after such reimbursement) in no better or worse position than it would have been in had the payment by AGCO Iberia in respect of which the foregoing additional tax payment was made not been subject to any withholding or deduction on account of Taxes. If AGCO Iberia shall have received from any recipient any amount described in the preceding sentence and it is subsequently determined that such recipient was not entitled to obtain, utilise or retain the amount of the tax savings claimed, then AGCO Iberia shall repay such amount to such recipient. Each recipient shall have sole discretion to arrange its affairs (including its tax affairs) without regard to this Clause 8.2(f) and no recipient shall be obligated to disclose any information regarding its affairs (including its tax affairs) or computations to AGCO Iberia.

(g)	If the Company or any of its successors is treated by Section 8(1) of the UK Value Added Tax Act of making a supply to itself (a “self supply”) of any service supplied to it by ACGO Iberia under this Agreement or any other Transaction Document then ACGO Iberia shall forthwith pay to the Company or such successor an amount equal the amount of VAT chargeable in the self supply less the amount of credit for input tax to which the Company or such successor is entitled in respect of the self supply.
9.	MISCELLANEOUS

9.1	Waivers; amendments
(a)	No failure or delay on the part of any party hereto in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

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(b)	Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by AGCO Iberia, the Company and the Agent.
9.2	Notices; payment information

All communications and notices provided for hereunder shall be provided in the manner described in Clause 4 (Communications) to the Schedule of Definitions.

9.3	Governing Law; submission to jurisdiction;
(a)	This Agreement, and, to the extent incorporated into, applied to or deemed repeated in this Agreement, the Schedule of Definitions shall be governed by and construed in accordance with Spanish law.

(b)	AGCO Iberia agrees that the courts of the city of Madrid shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

(c)	AGCO Iberia for itself irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 9.3(b) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby and agrees not to claim that any such court is not a convenient or appropriate forum.

(d)	The submission to the jurisdiction of the courts referred to in Clause 9.3(b) shall not (and shall not be construed so as to) limit the right of the Company or the Agent to take proceedings against AGCO Iberia or any of its property in any other court of competent jurisdiction, nor shall the taking of proceedings in any other jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(e)	AGCO Iberia hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby, to the giving of any relief or the issue of any process in connection with such action or proceeding including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding. Without limiting the foregoing, AGCO Iberia agrees to reimburse any successful claimant the costs of any legal action or proceeding brought against AGCO Iberia pursuant to this Clause 9.3, including the cost of all stamp duties (if any) payable in connection therewith.

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9.4	Integration

This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.
9.5	Severability and partial invalidity
(a)	Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(b)	If a court of competent jurisdiction determines that any term or provision of this Agreement as written is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall reduce the scope, duration, or area of the term or provision, delete specific words or phrases, or replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the court’s judgment may be appealed.
9.6	Counterparts; facsimile delivery

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.
9.7	Successors and assigns; binding effect
(a)	This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided that, except pursuant to the Receivables Servicing Agreement, AGCO Iberia may not assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent.

(b)	AGCO Iberia acknowledges and consents to the provisions of Clause 9.8 (Consent to disclosure) of the Receivables Funding Agreement which permit the CP Lender to assign all or portions of its rights, interests and obligations in, to and under the Transaction Documents.

(c)	Without limiting Clause 9.7(b), AGCO Iberia hereby (i) agrees and consents to the assignment by the CP Lender from time to time of all or any part of its rights under, interest in and title to this Agreement and the Purchased

25

Receivables and other Asset Interests to any Program Support Provider, and (ii) consents to and acknowledges the collateral assignment by the CP Lender of all of its rights under, interest in and title to this Agreement and the Asset Interest to the Agent.
9.8	Consent to disclosure

AGCO Iberia hereby consents to the disclosure of any non-public information with respect to it received by the Agent or any other Secured Party to any other Lender or potential Lender, the Agent, any nationally recognised statistical rating organisation rating the CP Lender’s Commercial Paper, any dealer or placement agent of or depositary for the CP Lender’s Commercial Paper, the Administrator, any Program Support Provider or any of such Person’s counsel or accountants in relation to this Agreement or any other Transaction Document to the extent that such disclosure is, in the reasonable opinion of the Person making such disclosure, appropriate in the context of the transactions contemplated herein and in the other Transaction Documents or otherwise required in connection with such Person’s Commercial Paper or other securitisation program or any transaction contemplated therein.

9.9	Confidentiality
(a)	AGCO Iberia hereby agrees that it will not disclose the contents of this Agreement or any other Transaction Document or any other proprietary or confidential information disclosed to it by the Agent, the Administrator, any other Secured Party or any Program Support Provider, respectively, to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognised statistical rating organisation, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information, (ii) an alternative commercial source of financing in connection with a potential refinancing of the Advances in the event that any Liquidity Lender shall have refused to extend the Commitment Termination Date pursuant to Clause 2.10 (Non-renewing Liquidity Lenders) of the Liquidity Agreement, or (iii) as otherwise required by applicable Law, by any order of a court of competent jurisdiction or by any governmental, taxation or regulatory authority.

(b)	Subject to Clause 9.8 (Consent to disclosure), the Agent hereby agrees that it will not disclose this Agreement or any other Transaction Document or the terms thereof or any confidential information of or with respect to AGCO Iberia to any other Person except as otherwise required by applicable Law, the applicable rules of any stock exchange or similar body or order of a court of competent jurisdiction.
9.10	No petition

AGCO Iberia hereby covenants and agrees that:
(a)	prior to the date which is one (1) year and one (1) day after the payment in full of all outstanding Commercial Paper or other rated indebtedness of the CP Lender, it will not institute against, or join any other Person in instituting

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against, the CP Lender any proceeding of a type referred to in the definition of Insolvency Event; and

(b)	prior to the date which is two years (2) and one (1) day after the Final Payout Date, it will not institute against, or join any other Person in instituting against, the Company any proceeding of a type referred to in the definition of Insolvency Event.
9.11	No recourse
(a)	AGCO Iberia acknowledges and agrees that the obligations of the CP Lender under the Receivables Funding Agreement and any other Transaction Document to which it is a party are solely the corporate obligations of the CP Lender and shall be payable solely to the extent of funds received from Collections or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper.

(b)	Notwithstanding anything to the contrary contained in this Agreement and save as provided for in the Receivables Funding Agreement, the obligations of the Company under this Agreement and all other Transaction Documents to which it is a party are solely the corporate obligations of the Company and shall be payable solely to the extent of funds received by the Company and available for application thereto in accordance with the terms of the Receivables Servicing Agreement and the other Transaction Documents.
9.12	Third party beneficiary

Each of the parties hereto hereby acknowledges that the Company may assign all or any portion of its rights under this Agreement and that such assignees may further assign, or grant security interests in, their rights under this Agreement, and AGCO Iberia hereby consents to any such assignment or grant. All such assignees and secured parties, and all other Indemnified Parties, shall be third party beneficiaries of, and shall to the extent provided in the relevant assignment agreement be entitled to enforce the Company’s rights and remedies under, this Agreement to the same extent as if they were parties hereto. Without limiting the generality of the foregoing, AGCO Iberia hereby acknowledges that the Company has granted and will grant a security interest in all such rights, remedies and powers under this Agreement to the Agent. AGCO Iberia agrees that the Agent (for the benefit of the Secured Parties under the Security Documents) shall, subject to the terms of the Receivables Funding Agreement, have the right to enforce this Agreement and to exercise directly all of the Company’s rights and remedies under this Agreement, and AGCO Iberia agrees to cooperate fully with the Agent in the exercise of such rights and remedies. AGCO Iberia agrees to make available to the Agent copies of all notices and reports it is required to give to the Company hereunder.

9.13	Characterisation

For the avoidance of doubt, the parties confirm their intention that any purchase and transfer under or pursuant to this Agreement shall constitute a true sale of the Purchased Receivables and the Related Assets and not a security arrangement for any

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obligations of AGCO Iberia. Following transfer of the Purchased Receivables and the Related Assets, the Company shall have full and unencumbered title to, and interest in, and shall be free to dispose of the Purchased Receivables and the Related Assets and shall be fully entitled to receive and retain for its own account any Collections in respect of the Purchased Receivables. AGCO Iberia shall not be liable for the credit risk relating to any Purchased Receivable and the parties agree that the credit risk relating to all Purchased Receivables shall pass from AGCO Iberia to the Company upon purchase. Except as specifically provided in this Agreement, and without limiting the generality of the foregoing sentence, each sale of a Receivable hereunder is made without recourse to AGCO Iberia and AGCO Iberia shall not be liable for the collectibility of such Receivable; provided that:
(a)	AGCO Iberia shall be liable to the Company for all representations, warranties and covenants made by it pursuant to the terms of this Agreement (including but not limited to the existence of a Purchased Receivable); and

(b)	such sale does not constitute and is not intended to result in an assumption by the Company or any assignee thereof of any obligation of AGCO Iberia or any other Person arising in connection with the Purchased Receivables, the Related Assets, or the related Contracts, or any other obligations of the Originators.
9.14	Waiver with respect to Agents

The parties to this Agreement acknowledge and accept that this Agreement provides that certain of the parties hereto will, for certain purposes, act as the agent of one or more of the other parties hereto and that, whilst so acting as agent, such parties may also act as the counterparty to their principal for certain transactions effected pursuant to this Agreement. Each party hereto hereby irrevocably waives all and any rights to challenge any such transactions on the basis of any other party acting for the same transaction as its agent and as its counterparty in accordance with the terms of this Agreement.

9.15	Mitigation
(a)	The Company shall, in consultation with AGCO Iberia, take all reasonable steps (other than the sale of any Purchased Receivables) to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to Clause 8.2 (Taxes) including (but not limited to) transferring its rights and obligations under the Transaction Documents to another Affiliate.

(b)	The taking of any action by the Company under Clause 9.15(a) above shall be subject to the following conditions:
(i)	AGCO Iberia shall indemnify the Company against any reasonable costs incurred by the Company in taking any mitigating action; and

(ii)	the Company shall not be obliged to take any action under Clause 9.15(a) which in its reasonable opinion would be materially prejudicial to it.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorised officers on the date hereof.

SIGNED by , , duly authorised for and on behalf of AGCO Iberia S.A.	) )

SIGNED by , , duly authorised for and on behalf of AGCO RECEIVABLES LIMITED	) )

SIGNED by , , duly authorised for and on behalf of AGCO Limited	) )

SIGNED by , , duly authorised for and on behalf of COÖPERATIEVE CENTRALE RAIFFEISEN- BOERENLEENBANK B.A (trading as RABOBANK INTERNATIONAL), LONDON BRANCH	) ) ) )

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EXHIBIT A-1
FORM OF ASSIGNMENT DEED
(English Version)
Number [•]
NOTARIAL DEED OF FORMALISATION OF ASSIGNMENT OF RECEIVABLES
In [•], on [•].
Before me, Mr./Ms. [•], Public Notary of the Association of Notaries of [•], resident in [•],
APPEARS:
MR./MS. [...], of legal age, of [•] nationality, [marital status], with address at [•], holder of National Identity Card/Passport number [•], in force; and
MR./MS. [...], of legal age, of [•] nationality, [marital status], with address at [•], holder of National Identity Card/Passport number [•], in force.
ACTING:
MR./MS. [•], for and on behalf of the company of Spanish nationality named AGCO Iberia, S.A., with registered address at [•], incorporated for an indefinite period in a public deed granted before the Notary of [•], Mr./Ms. [•], on [date], under protocol number [•] (hereinafter, “AGCO Iberia”).
Said company is registered in the Companies Registry of [this] province, in Volume [•], Book [•], Clause [•], Sheet [•], Page number [•],[•] entry.
This company’s Tax Identification Number is [•]
MR./MS. [•], for and on behalf of [•], a limited liability company organized under the laws of [•], with its principal office at [•] (hereinafter, the “Company”), pursuant to a power of attorney duly notarised and apostilled, granted before the Notary Public of [•] Mr./Ms. [•], dated [•], according to the authorised copy of said power of attorney which he/she shows to me and of which I attach a copy to this document, considering its whole content to be herein reproduced.
AGCO Iberia and the Company shall hereinafter be referred to jointly as the “Parties”.
These persons have, in my judgement, the necessary legal capacity for this act and to this end,

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THEY WITNESSETH
I.	That the Parties entered into a contract named Receivables Transfer Agreement dated as of [•] (hereinafter referred to as the “Agreement”), which was notarised in Spain by means of a public deed granted before the Notary of [•], Mr. [•], dated [•], under protocol number [•].

II.	That pursuant to that Agreement on [ ] (the “Purchase Date”) AGCO Iberia has sold to the Company (who has acquired them) the Purchased Receivables (as defined in the Agreement) and the credit rights arising therefrom (the “Purchased Receivables”), identified in several lists (the “Lists of Purchased Receivables”).

III.	AGCO Iberia brings to the granting of this deed the Lists of Purchased Receivables mentioned in paragraph II above [in electronic form], which are delivered to me, the Notary, for them to be [attached to the original document of this public deed / deposited with me, the Notary]. The person appearing on behalf of AGCO Iberia represents that the purchase price has been paid to AGCO Iberia in full for the Purchased Receivables.
This being set forth, the Parties, in accordance with the provisions of the Agreement, have agreed to execute this deed of FORMALISATION OF ASSIGNMENT OF RECEIVABLES according to the following,
CLAUSES
ONE. PAYMENT OF PURCHASE PRICE.
AGCO Iberia represents it has received from the Company the relevant payment for the Purchased Receivables, as stated in Recital III above, and hereby grants formal receipt of such amount to the Company].
The Purchased Receivables which form the subject of the present Assignment Deed are taken up in the Lists of Purchased Receivables [attached hereto / deposited with the Notary] including [•] Receivables for a total amount of EUR [•]:
(i)	Number of Purchased Receivables: [•]

(ii)	Amount of Purchased Receivables: [•]
TWO. ASSIGNMENT OF RECEIVABLES
In accordance with the provisions of the Agreement, AGCO Iberia hereby declares that on the Purchase Date it has transferred ownership of the Purchased Receivables to the Company, who has acquired them, in accordance with the provisions of Articles 347 and 348 of the Spanish Commercial Code, being, therefore, AGCO Iberia responsible for the existence and legitimacy of the credit, but not for the Obligor’s solvency, under the terms and conditions of the Agreement, and regarding the Purchased Receivables represented by draft instruments (título-valor o documento cambiario) or in any document or instrument that has the purpose of transferring funds (instrumentos con función de giro), in accordance with the provisions of Article 24 of the Spanish Ley Cambiaria y del Cheque, and all rights, actions and privileges that AGCO Iberia held by virtue of the Purchased Receivables included in each of the Lists of Purchased Receivables mentioned in Recital III above with respect to the debtors of such

31

Purchased Receivables. For the purposes of Article 1,526 of the Spanish Civil Code, the Parties hereby execute this notarial deed through which the aforementioned transfer of Purchased Receivables is notarised.
The appearing persons deliver to me, the Notary, the abovementioned Lists of Purchased Receivables [in electronic form][, which I attach to the original document of this public deed / which I deposit with me], considering its whole content to be herein reproduced, and which includes the Purchased Receivables, which are outstanding receivables relating to invoices (including any applicable value added tax) issued to customers by AGCO Iberia with an invoice issue date falling in the period commencing on (and including) [insert date of previous Assignment Deed, if any, or any previous date in case of the first Assignment Deed] and ending on (but excluding) [include date of the Assignment Deed]. [The first and the last Purchased Receivables transferred by AGCO Iberia and included in the Lists of Purchased Receivables deposited with me are identified in Annex [ ] to this Deed.]
In addition, certain Purchased Receivables are evidenced by draft instruments (título-valor o documento cambiario) or in any document or instrument that has the purpose of transferring funds (instrumentos con función de giro), which credit rights arising therein have been transferred by means of an ordinary assignment to the Company, acquiring likewise the Company, the ownership of the physical document, draft instruments (título-valor o documento cambiario) or any document or instrument that has the purpose of transferring funds (instrumentos con función de giro) representing such credit rights. Nonetheless, it is agreed, that except otherwise indicated to AGCO Iberia by the Company, in these cases, AGCO Iberia shall retain mere direct possession (posesión inmediata) of such physical document itself, for the purposes of AGCO Iberia’s agency collection obligations vis-à-vis the relevant debtors pursuant to the Agreement, which in any case would be delivered immediately by AGCO Iberia to the Company at its simple request.
[Lists of Purchased Receivables shall identify all the receivables. With respect to those which are evidenced by draft instruments (título-valor o documento cambiario) or in any document or instrument that has the purpose of transferring funds (instrumento con función de giro), please note that it has to be expressly declared:
(i)	the type of draft document, i.e. promissory note (pagaré), bill of credit (letra de cambio), etc. in which the relevant receivable is documented and

(ii)	the purchase price for the acquisition of each receivable]
The electronic details of the Purchased Receivables will be [also] held on a database located at [•] (the “Database”) and identified under the reference [•] and such Database permits the identification of the identity and address of each Obligor (including corporate name), the amount of the Purchased Receivable, whether it included value added tax, its due date, invoice date and invoice number.
AGCO Iberia expressly acknowledges that all the rights, title, security interests and other rights of AGCO Iberia relating to the Purchased Receivables specified above, have been transferred to the Company and acquired by it on the Purchase Date and such transfer is formalised as a notarial deed by means of this Assignment Deed. The Company thus has acquired full legal title and ownership in all rights, title, security interests and other rights of the Sellers relating to the Receivables specified above simultaneously to the delivery of the

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Accounts Receivables Listings (as this expression is defined in the Agreement) to the Company.
This document will be part of the Agreement which will, therefore, be fully applicable to the assignment of Purchased Receivables to which it refers and its granting will be notified to Rabobank International, London Branch, as Agent by AGCO Iberia.
This document has been drafted in Spanish and in English. Should any discrepancy exist between the terms of both versions, the Spanish version shall prevail.
[Notarial language for closing of the deed]

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EXHIBIT A-2
[To be discussed]
Form of Assignment Deed
(Spanish Version)
Número [•]
ESCRITURA DE ELEVACIÓN A PÚBLICO DE CESIÓN DE DERECHOS DE CRÉDITO.
En [•], a [•].
Ante mí, D./Da [•], Notario del Ilustre Colegio de [•], con residencia en [•],
COMPARECEN:
DON/DOÑA [•], mayor de edad, de nacionalidad [•], [estado civil], con domicilio en [•], titular de [D.N.I./Pasaporte] número [•], vigente; y
DON/DOÑA [•], mayor de edad, de nacionalidad [•], [estado civil], con domicilio en [•], titular de [D.N.I./Pasaporte] número [•], vigente
INTERVIENE:
DON/DOÑA [•], en nombre y representación de la compañía mercantil de nacionalidad española denominada AGCO Iberia, S.A., domiciliada en [•], constituida con duración indefinida en escritura autorizada por el/la Notario de [•], Don/Doña [•], el día [•], con número [•] de protocolo (en adelante, “AGCO Iberia”).
INSCRITA en el Registro Mercantil de [esta provincia], en el Tomo [•], Libro [•], Folio [•], Sección [•], Hoja número [•], inscripción [•].
Tiene el C.I.F. número [•].
DON/DOÑA [•], en nombre y representación de la entidad denominada [•], constituida y debidamente existente conforme a la legislación de [•], domiciliada en [•] (en adelante, la “Compañía”), en virtud de poder debidamente notarizado y apostillado otorgado para este acto ante el/la Notario de [•], D./Da. [•], en fecha [•], que me exhibe el compareciente y del que tomo testimonio que dejo unido a la matriz de esta escritura, dando por reproducido su contenido.
AGCO Iberia y la Compañía serán denominados conjuntamente de ahora en adelante como las Partes.

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Los comparecientes tienen a mi juicio, según interviene, la capacidad legal necesaria para este acto, y al efecto,
EXPONEN
I.	Que las Partes han celebrado un contrato denominado Contrato de Transmisión de Créditos (“Receivables Transfer Agreement”; en adelante, el “Contrato”) de fecha [•], que fue elevado a público en España por medio de [escritura pública / póliza] otorgada ante el Notario de [•], D. /Da [•], de fecha [•][, con el número de protocolo [ ]].

II.	Que de acuerdo con el referido Contrato, el [ ] de [ ] de [ ] (la “Fecha de Compra”) AGCO Iberia ha vendido a la Compañía, quien los ha comprado, ciertos derechos de crédito (“Purchased Receivables”, tal y como dicho término se define en el Contrato) (los “Derechos de Crédito Adquiridos”), los cuales se hallan identificados en varios listados (los “Listados de Derechos de Crédito Adquiridos”).

III.	AGCO Iberia aporta al otorgamiento de esta escritura los Listados de Derechos de Crédito Adquiridos referidos en el Expositivo II anterior [en formato electrónico] que me entregan a mí, el Notario, [para unir los originales a la matriz de esta escritura / para su depósito]. AGCO Iberia declara que el precio de compra de los Derechos de Crédito Adquiridos le ha sido íntegramente pagado.
Y expuesto lo anterior, las Partes otorgan esta escritura DE ELEVACIÓN A PÚBLICO DE CESIÓN DE CRÉDITOS de acuerdo con las siguientes
CLÁUSULAS
PRIMERA.- PAGO DEL PRECIO DE COMPRA.
AGCO Iberia declara que ha recibido de la Compañía la cantidad correspondiente al pago por los Derechos de Crédito Adquiridos, tal y como se menciona en el Expositivo III anterior, y por la presente escritura concede a la Compañía la más formal carta de pago por dicha cantidad.
Los Derechos de Créditos Adquiridos objeto de la presente escritura se recogen en los Listados de Derechos de Crédito Adquiridos [adjuntos a la presente / depositados ante este Notario], y que incluyen [•] Créditos por un importe total de Euros [•].
(i)	Número de Derechos de Créditos Adquiridos: [•]

(ii)	Importe de los Derechos de Créditos Adquiridos: [•]
SEGUNDA.- CESIÓN DE DERECHOS DE CRÉDITO.
De acuerdo con lo previsto en el Contrato, AGCO Iberia por la presente declara haber transmitido en la Fecha de Compra a la Compañía la propiedad de los Derechos de Crédito Adquiridos, propiedad que ha sido adquirida por la Compañía, todo ello de acuerdo con lo establecido en los artículos 347 y 348 del Código de Comercio, por lo que AGCO Iberia responde de la existencia y legitimidad del crédito, pero no de la solvencia del deudor final, en los términos previstos en el Contrato, y, en relación con los Derechos de Crédito

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representados por títulos valores o documentos cambiarios o cualquier otro documento o instrumento con función de giro, de acuerdo con el artículo 24 de la Ley Cambiaria y del Cheque, y de todos los derechos, acciones y privilegios de los que AGCO Iberia era titular en virtud de los Derechos de Crédito Adquiridos incluidos en cada Listado de Derechos de Crédito Adquiridos referido en el Expositivo II anterior frente a los deudores de tales Derechos de Crédito. A efectos de lo dispuesto en el artículo 1526 del Código Civil, las Partes otorgan la presente escritura por la que la referida cesión de Derechos de Crédito es elevada a público.
Los comparecientes me entregan a mí, el Notario, cada uno de los Listados de Derechos de Crédito Adquiridos [en formato electrónico][, que dejo unidos a la matriz de esta escritura / que quedan depositados], dando por reproducido su contenido, que incluye los Derechos de Crédito Adquiridos, que son derechos de crédito relativos a todas las facturas (incluyendo el correspondiente impuesto sobre el valor añadido) emitidas a los clientes por AGCO Iberia con una fecha de emisión dentro del periodo que comienza (e incluye) [insertar la fecha de la última escritura de cesión, en su caso, o cualquier fecha anterior en caso de tratarse de la primera escritura de cesión] y termina (pero excluyendo) [insertar fecha de la escritura de cesión]. [El primer y el último Derecho de Crédito Adquirido transmitido por AGCO Iberia e incluido en los Listados de Derecho de Crédito depositados conmigo se identifican en el Anexo [ ] a la presente escritura]
Asimismo, ciertos Derechos de Crédito Adquiridos se encuentran incorporados a un título-valor o documento cambiario o a cualquier otro documento similar con función de giro. Dichos derechos de crédito han sido en la Fecha de Compra mediante cesión ordinaria a la Compañía, y por lo tanto son propiedad de ésta, adquiriendo igualmente la Compañía, la propiedad del documento, título-valor, documento cambiario o instrumento con función de giro que representa tales derechos de crédito. Sin perjuicio de ello, queda acordado que, salvo indicación en contrario a AGCO Iberia por la Compañía, en estos casos AGCO Iberia mantendrá la posesión inmediata de tales documentos, a los meros efectos de cumplir con sus obligaciones de gestión de cobro frente a los deudores según lo dispuesto en el Contrato, y quedando, en todo caso, obligada AGCO Iberia a su inmediata entrega a la Compañía a la sola petición de ésta.
[Los Listados de Derechos de Crédito Adquiridos deberán identificar todos los derechos de crédito. En relación con aquellos documentados mediante títulos-valores o documentos cambiarios o cualquier instrumento con función de giro, debe ser expresamente señalado lo siguiente:
(i)	el tipo de título-valor (pagaré, letra de cambio, etc.) mediante el cual está instrumentado; y

(ii)	el precio de adquisición de cada derecho de crédito]
Los datos electrónicos de los Derechos de Crédito Adquiridos serán, asimismo, mantenidos en una base de datos localizada en [•] (“Database”) e identificados bajo la referencia [•] y dicha Database permite la identificación de la identidad y dirección de cada Deudor (incluyendo la denominación social), el importe del Derecho de Crédito, incluyendo el impuesto sobre el valor añadido, fecha en la que es debido, fecha de emisión y número de factura.

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AGCO Iberia reconoce en este acto expresamente que todos los derechos, títulos, garantías y cualesquiera otros derechos que AGCO Iberia pudiese tener en relación con los Derechos de Crédito mencionados fueron cedidos a la Compañía y adquiridos por ésta en la Fecha de Compra, y que dicha cesión se eleva a público por la presente. La Compañía, en consecuencia, ha adquirido en la Fecha de Compra la titularidad y propiedad legal de todos los derechos, títulos, garantías y cualesquiera otros derechos que AGCO Iberia pudiese tener en relación con los Derechos de Crédito referidos anteriormente en virtud de la remisión a la Compañía del Listado de Cuentas de Créditos (Accounts Receivables Listings, tal y como esta expresión se define en el Contrato).
El presente documento formará parte del Contrato que será, en consecuencia, totalmente aplicable a la cesión de los Derechos de Crédito a los que hace referencia y su otorgamiento será comunicado por AGCO Iberia a Rabobank International, London Branch, en su condición de Agente.
El presente documento ha sido redactado en español y en inglés. En el caso de que existiese cualquier discrepancia entre los términos de ambas versiones, prevalecerá la versión española.
[Cierre de la escritura]]

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ANNEX I
LISTS OF PURCHASED RECEIVABLES
LISTADOS DE DERECHOS DE CRÉDITO ADQUIRIDOS

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EXECUTION COPY
Dated 13 October 2006
(1)	AGCO S.A. as AGCO France

(2)	AGCO RECEIVABLES LIMITED as the Company

(3)	AGCO LIMITED as Master Servicer

(4)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A (trading as RABOBANK INTERNATIONAL), LONDON BRANCH as Agent

RECEIVABLES TRANSFER AGREEMENT

PARIS

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THIS RECEIVABLES TRANSFER AGREEMENT is dated 13 October 2006 and made between:
(1)	AGCO S.A., a société anonyme incorporated under the laws of France (“AGCO France”);

(2)	AGCO RECEIVABLES LIMITED, a company incorporated under the laws of England and Wales (the “Company”);

(3)	AGCO LIMITED, a company incorporated under the laws of England and Wales (in its capacity as Master Servicer as appointed under the Receivables Servicing Agreement, the “Master Servicer”); and

(4)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A, (trading as RABOBANK INTERNATIONAL), LONDON BRANCH acting in its capacity as Agent (the “Agent”) for Erasmus Capital Corporation (the “CP Lender”).
BACKGROUND:
(A)	AGCO France has originated and is the owner of certain Receivables and intends, from time to time, to originate further Receivables.

(B)	AGCO France wishes to assign certain of its Receivables to the Company from time to time and the Company desires to acquire such Receivables from AGCO France from time to time.

(C)	AGCO France and the Company wish to set out the terms on which AGCO France may assign, and the Company may acquire, certain Receivables.
IT IS AGREED that:
1.	DEFINITIONS AND INTERPRETATION

1.1	Terms defined in Schedule of Definitions

In this Agreement, unless otherwise defined herein or the context otherwise requires, capitalised terms have the meanings set forth in the Master Schedule of Definitions, Interpretations and Construction, dated as of the Closing Date and signed by the parties hereto and others for the purposes of identification (the “Schedule of Definitions”).

1.2	Interpretation and construction

The principles of interpretation, construction and calculation set forth in Clauses 2 and 3 of the Schedule of Definitions apply to this Agreement as if fully set forth herein.

1.3	Amendments to Schedule of Definitions

No amendment, restatement, supplement or other modification to the Schedule of Definitions after the date of this Agreement shall affect the terms of this Agreement unless approved in writing by the parties to this Agreement.

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1.4	The Agent

The parties to this Agreement acknowledge that the Agent is a party to this Agreement, inter alia, for the purposes of obtaining the benefit of the obligations of AGCO France hereunder. The Agent shall have no responsibility or liability as a result of its being party to this Agreement.

2.	ASSIGNMENT OF RECEIVABLES

2.1	Subrogation and transfer of Receivables
(a)	On the terms and subject to the conditions set forth herein, AGCO France agrees to assign to the Company, and the Company agrees to acquire from AGCO France, by way of subrogation in accordance with Article 1250-1° of the French Civil Code, on any Purchase Date prior to the Termination Date, all of AGCO France rights, title and interest in, to and under:
(i)	the Receivables specified from time to time in Accounts Receivables Listings to be made available to the Agent on such day in accordance with Clause 2.1(b),

(ii)	all Related Assets in relation thereto (whether now existing or hereafter arising or acquired); and

(iii)	all proceeds of the foregoing.
(b)	On each Reporting Date immediately preceding a Purchase Date or in the case of the first Purchase Date, on or before the Closing Date, the Master Servicer shall make available to the Agent an Account Receivables Listing setting out the Receivables to be assigned to and transferred to the Company under this Agreement on such Purchase Date. On the same Reporting Date, the Master Servicer shall make available to the Agent (or any other Person designated by the Agent) an Obligor Information Listing relating to the Receivables set out on the Account Receivables Listing to be made available to the Agent on such day.
2.2	Assignments of Receivables
(a)	On each Purchase Date, and subject to the terms and conditions of this Agreement:
(i)	the Company shall deposit into the AGCO France Account an amount equal to the Subrogation Price for all Receivables identified in the relevant Account Receivables Listing in immediately available funds in Euro on such Purchase Date; and

(ii)	AGCO France shall deliver to the Company the Subrogation Certificate relating to the Receivables assigned hereunder on such Purchase Date.
(b)	The parties hereto agree that upon the payment by the Company to AGCO France of the Subrogation Price with respect to any Receivables, AGCO

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France shall Subrogate the Company absolutely to all of its rights and interests in, under and to, and all of its claims in respect of such Receivables and all Related Assets with respect thereto in accordance with Article 1250-1° of the French Civil Code and pursuant to the terms and conditions of this Agreement.

(c)	AGCO France and the Company hereby agree that the Subrogation Price payable by the Company pursuant to, and in accordance with, this Clause 2.2 shall be inclusive of all value added taxes and comparable or similar Taxes and that (A) the Company shall have no responsibility to pay any additional amount in respect of any such Taxes, and (B) in the event that any such Taxes are payable with respect to the payment or receipt of any such Subrogation Price, AGCO France shall promptly pay such Taxes in full or, to the extent such Taxes have already been paid by any other Person legally obligated to pay such Taxes, AGCO France shall promptly reimburse such Person in full, whether out of such purchase price received by it or otherwise.

(d)	Where any value added taxes are fully recoverable by the Company, the Purchase Price shall be exclusive of value added taxes and the Company shall pay those value added taxes on receipt of a valid value added taxes invoice.
2.3	Collections
(a)	If, on any day, any Purchased Receivable becomes a Diluted Receivable, other than by reason of the operation of Clause 2.3(b) and except to the extent that the same is not reflected in the Dilution Adjustment, AGCO France shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of the reduction, adjustment or cancellation of the Outstanding Balance thereof which resulted in such Receivable being a Diluted Receivable.

(b)	If any of the representations or warranties in Clauses 3.2(a), (d), (e), (f), (g), (h), (i), (j) or (k) is not true on or by reference to the facts existing on the day such representation or warranty was given with respect to a Purchased Receivable, AGCO France shall be deemed to have received on such day a Collection of such Purchased Receivable in full.

(c)	If AGCO France is deemed to have received a Collection on any Purchased Receivable pursuant to Clause 2.3(a) or (b), AGCO France shall be obliged to pay an amount equal to such Deemed Collection to or to the order of the Company, such payment becoming due on the date of the Deemed Collection but not payable until the Settlement Date next following the date of the Deemed Collection, provided that if a Termination Event or Potential Termination Event has occurred and is continuing, such payment shall be due and payable on the date of the Deemed Collection.

(d)	Notwithstanding any other provisions of this Agreement, payment to the Company by AGCO France of the full amount of all Collections deemed to have been received by AGCO France under Clause 2.3(b) with respect to a breach of the representation and warranty appearing in Clause 3.2(a) with respect to any Purchased Receivable shall constitute a full discharge and release of AGCO France from any claims, rights and remedies which the

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Company may have against AGCO France arising from such breach, but shall not affect any rights or remedies arising from a breach of such representation or warranty to the extent that it applies to any other Purchased Receivable or a breach of any other representation or warranty in Clause 3 (Representations and Warranties).

(e)	To the extent that (i) the Company has received in accordance with Clause 2.3(c) the full Outstanding Balance of a Purchased Receivable referred to in Clause 2.3(b) and (ii) the Company subsequently received Collections with respect to such Purchased Receivable, the Company shall pay to AGCO France the Collections so received.
2.4	Payments and computations, etc.
(a)	Euro is the currency of account for each payment made or to be made under this Agreement.

(b)	Except as otherwise expressly provided herein, all amounts (including, but not limited to the remittance of any Collections) to be paid or deposited by any Person hereunder shall be paid or deposited in accordance with the terms hereof on the day when such amounts are due, in immediately available funds. If any amount hereunder is payable on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day.

(c)	Without prejudice to Clause 8.2 (Taxes), all payments by AGCO France under this Agreement shall be made free of any set-off or counterclaim on the part of any Person.

(d)	Any payment by an Obligor in respect of any amounts owed by it in respect of any Purchased Receivable shall:
(i)	except as otherwise specified by such Obligor, be in a form customary between such Obligor and AGCO France (and provided that such specification shall, if requested by the Company, be evidenced in writing); and

(ii)	unless otherwise required by contract or any applicable law and unless otherwise instructed by the Company, be applied as a Collection of any Purchased Receivables of such Obligor, in accordance with the Credit and Collection Policy, to the extent of any amounts then due and payable thereunder before being applied to any other Receivable or other obligation of such Obligor.
2.5	Default fees

If AGCO France fails to pay any amount when due hereunder, such Person agrees to pay to the Company, on demand, interest on such unpaid amount, at a rate equal to the Default Rate.

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2.6	Bills of exchange, etc.

AGCO France shall upon the occurrence of a Termination Event or Potential Termination Event or upon the designation of a Master Servicer other than the Parent or an Affiliate of the Parent pursuant to Clause 2.1 (Appointment of Master Servicer) of the Receivables Servicing Agreement endorse in blank and deliver to the Company (or any other Person as requested by the Agent) each bill of exchange, promissory note and similar draft instrument or instrument that has the purpose of transferring funds it receives in relation to any Affected Asset. With respect to any bill of exchange in electronic form, AGCO France shall endorse such instrument by instructing the relevant collecting bank to note the Company and such other Person as the new beneficiary of such instrument.

2.7	Subrogation Fee

In consideration for the Company entering into this Agreement and agreeing periodically to acquire receivables from AGCO France, AGCO France shall pay to the Company, on each Settlement Date, an amount in immediately available funds equal to the Subrogation Fee. AGCO France and the Company agree to revise the calculation of Subrogation Fee as both parties consider appropriate.

3.	REPRESENTATIONS AND WARRANTIES

3.1	Representations and warranties relating to AGCO France

AGCO France hereby represents and warrants to the Company and the Agent, on the date hereof, on each Purchase Date and each Settlement Date:
(a)	Corporate Existence and Power. It:
(i)	is a body corporate duly organised and validly existing under the laws of its jurisdiction of incorporation; and

(ii)	has all corporate power and all governmental licences, authorisations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted, the failure to have which would have a Material Adverse Effect.
(b)	No Conflict. The execution, delivery and performance by it of each Transaction Document to which it is a party, and its use of the proceeds of assignments made hereunder:
(i)	are within its corporate powers;

(ii)	have been duly authorised by all necessary corporate action and have been duly executed and delivered;

(iii)	do not contravene or violate:
(A)	any of its Organic Documents;

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(B)	any law, rule or regulation applicable to it which would result in a Material Adverse Effect;

(C)	any restrictions under any agreement, contract or instrument to which it is a party or by which it or any of its property is bound which would result in a Material Adverse Effect; or

(D)	any order, writ, claim form, judgment, award, injunction or decree binding on or affecting it or any of its property; and
(iv)	do not result in the creation or imposition of any Adverse Claim on its assets (except as created under any Transaction Document).
(c)	Governmental Authorisation. No authorisation or approval or other action by, and no notice to or filing with, any Official Body or regulatory body, the absence of which could have a Material Adverse Effect, is required for the due execution, delivery and performance by it of any Transaction Documents to which it is a party.

(d)	Binding Effect. Each Transaction Document to which it is a party constitutes the legal, valid and binding obligations of it enforceable against it in accordance with its terms (as such enforcement may be subject to any applicable Enforcement Limitation).

(e)	Accuracy of Information. All information furnished or made available by or on behalf of it to the Company for the purposes of or in connection with this Agreement, any of the other Transaction Documents, or any transaction contemplated hereby or thereby is, and all such information hereafter furnished or made available by or on behalf of it to the Company shall, to the best of its knowledge and belief, be, true, accurate and complete in every material respect on the date such information is stated or certified.

(f)	Financial Statements. Each of its audited balance sheets and the statements of income relating thereto delivered pursuant to Clause 4.1(a)(i) have been prepared in accordance with GAAP relevant to it consistently applied and present a true and fair view of its financial condition at the end of the fiscal year to which they relate.

(g)	Places of Business. Its registered office, Centre of Main Interest and principal places of business where it keeps all its Records are located at the address listed in Exhibit 1 to the Schedule of Definitions or such other locations notified to the Company in accordance with Clause 4.2(a).

(h)	Actions, Suits. There are no actions, suits or proceedings pending or, to its knowledge threatened against or affecting it or any of its properties in or before any court, arbitrator or other body, which would have a Material Adverse Effect. It is not in default with respect to any order of any court, arbitrator or governmental body which default would have a Material Adverse Effect.

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(i)	Other Defaults. It does not have Indebtedness (other than to another Group Company) having an aggregate amount in excess of the Threshold Amount or the foreign exchange equivalent thereof which has been declared to be or otherwise has become due and payable prior to its scheduled maturity date.

(j)	Sovereign Immunity. Neither it nor any of its properties or assets has any right of immunity on the grounds of sovereignty or otherwise from any legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any competent court, service of process upon it or any agent, attachment prior to judgment, attachment in aid of execution, execution or any other process for the enforcement of any judgment or other legal process in respect of any of their respective obligations under any Transaction Document to which it may be a party. To the extent that, notwithstanding the foregoing, AGCO France has or may have any such immunity, such right of immunity is hereby irrevocably and unconditionally waived.

(k)	Corporate Information. All shareholders’ resolutions or other events or circumstances with respect to it (including all excerpts from any commercial register) which are required or which are capable of being recorded in the commercial register in the jurisdiction of its incorporation has been so recorded, unless any failure to do so would not have a Material Adverse Effect.

(l)	Solvency. It is solvent and able to pay its debts as they fall due and has not suspended or threatened to suspend making payments (whether of principal or interest) with respect to all or any class of its debts and will not become insolvent or unable to pay its debts in consequence of any obligation or transaction contemplated in the Transaction Documents.

(m)	Insolvency procedures. No corporate action has been taken or is pending, no other steps have been taken (whether out of court or otherwise) and no legal proceedings (other than any frivolous and vexatious proceedings which are dismissed within 10 days) have been commenced or are threatened or are pending for:
(i)	its bankruptcy, liquidation, suspension of payments, controlled management, winding-up, liquidation, dissolution, administration or reorganisation; or

(ii)	it to enter into any composition or arrangement with its creditors; or

(iii)	the appointment of a receiver, administrative receiver or similar officer in respect of it or any of its property, undertaking or assets.
No event equivalent to any of the foregoing has occurred in or under the laws of any relevant jurisdiction.

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3.2	Further representations and warranties of AGCO France

AGCO France, in connection with any Receivables acquired (or purported to be acquired) by the Company hereunder represents and warrants to the Company and Agent on the date hereof, on each Purchase Date and each Settlement Date as follows:
(a)	Eligible Receivables. Each of the Receivables assigned or purported to be assigned by the Company under this Agreement is a French Eligible Receivables which is validly existing and validly evidenced for the full nominal amount thereof.

(b)	Account Receivables Listings. All information contained in each Account Receivables Listing is complete true and accurate in every material respect on the date on which it is delivered.

(c)	Credit and Collection Policy. Except as otherwise permitted under, or contemplated by, this Agreement, the Credit and Collection Policy has not been amended or modified in any respect which would have a Material Adverse Effect.

(d)	Transfer of Receivables. Subject to Clause 2.1, each assignment by AGCO France of any Receivables hereunder, together with the delivery by AGCO France to the Company of a Subrogation Certificate with respect to such Receivables, subsequent to the payment of the Subrogation Price in respect of such Receivables by the Company, shall be effective as a subrogation against AGCO France and, with respect to the Obligor to which such Receivables relate, such Obligor to transfer to the Company all of AGCO France’s present and future right and title to and interest in such Receivables and the Related Assets, free and clear of any Adverse Claim, except as created by any of the Transaction Documents and no further action need be taken in order to transfer to the Company such right, title and interest, save that, until notice of such assignment of Receivables has been given to such Obligor, such assignment shall not be effective as against such Obligor and, in particular, such Obligor is entitled to discharge its payment obligation with respect to such Receivable by payment to AGCO France.

(e)	Arm’s Length. Each assignment of Receivables under or as contemplated by this Agreement has been made on arm’s length terms for bona fide commercial reasons in the best interests of AGCO France.

(f)	No Voidable Assignments. No assignment by AGCO France to the Company of any Receivable under this Agreement is or may be at the relevant time automatically voidable by AGCO France or by any liquidator, receiver, administrator, administrative receiver, custodian, trustee in bankruptcy, examiner or other similar official appointed with respect to, or any creditor of, AGCO France under any law, rule or regulation in effect in any Approved Country or any political subdivision thereof or a jurisdiction therein, whether relating to bankruptcy, insolvency, reorganisation, creditors’ rights or otherwise.

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(g)	Principal, not Agent. With respect to each sale by AGCO France of Equipment or Parts to an Obligor giving rise to a Receivable acquired or purportedly acquired under this Agreement, AGCO France acted as principal and not as the agent of any Person.

(h)	Tracking. AGCO France has the capability (i) at any given time to identify the Purchased Receivables of each individual Obligor, (ii) to track Collections in respect of each Obligor of the Purchased Receivables and Collections in respect of each individual Purchased Receivable and of each of the Receivables that have been or will be assigned hereunder and (iii) as among the Receivable payable by any Obligor, to identify which of such Receivables (if any) are Defaulted Receivables and/or Delinquent Receivables.

(i)	Termination Events. No Termination Event has occurred which is continuing.

(j)	Security Interest. Subject to notification to debtors as required under French law, the Agent, on behalf of the Secured Parties, has a valid and enforceable first priority security interest ranking ahead of any other security interest and the interest of any other creditor of the Company, in each Purchased Receivable and all of the other Affected Assets, free and clear of any Adverse Claim.
4.	COVENANTS

4.1	Affirmative covenants of AGCO France

Until the date on which the Aggregate Unpaids have been indefeasibly reduced to zero, AGCO France covenants as follows:
(a)	Financial Reporting. AGCO France shall maintain a system of accounting established and administered in accordance with GAAP consistently applied, and furnish or make available, as the case may be, to the Company and the Agent:
(i)	Annual Reporting. Upon the request of the Agent and after the filing thereof with the relevant Official Body, audited consolidated financial statements certified in a manner acceptable to the Agent by a duly authorised officer of AGCO France;

(ii)	Compliance Certificate. Together with the financial statements required hereunder, a certificate signed by a director of AGCO France stating that (A) the attached financial statements have been prepared in accordance with GAAP and accurately reflect the financial condition of AGCO France, and (B) to the best of such Person’s knowledge, no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof;

(iii)	Credit and Collection Policy. At least 30 days prior to the effectiveness of any material change in or amendment to the Credit and Collection Policy, a notice indicating such change or amendment; and

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(iv)	Other Information. Such other information (including non-financial information) reasonably relating to the transactions contemplated by the Transaction Documents and/or to the Purchased Receivables as the Company or the Agent may from time to time reasonably request.
(b)	Notices. AGCO France shall notify the Company and the Agent in writing of any of the following, describing the same and, if applicable, the steps being taken with respect thereto:
(i)	Termination Event. Immediately upon becoming aware thereof, the occurrence of any Termination Event or Potential Termination Event, by a statement of a duly authorised officer of AGCO France;

(ii)	Final Judgment. As soon as reasonably practicable following the occurrence thereof, the entry of any final judgment or decree (which is not subject to any further appeal) against AGCO France in an amount which, when aggregated with any other undischarged judgments or decrees against AGCO France is in excess of the Threshold Amount or the foreign currency equivalent thereof at the time of entry of such judgment or decree;

(iii)	Litigation. As soon as reasonably practicable following the occurrence thereof and, in any event, no later than the immediately succeeding Settlement Date, the institution of any litigation, dispute resolution, arbitration proceeding or governmental proceeding against AGCO France, or to which it becomes party seeking monetary damages in an amount which, when aggregated with any other such monetary damages sought against AGCO France is in excess of the Threshold Amount or the foreign currency equivalent thereof; and

(iv)	Adverse Claims. Immediately upon becoming aware thereof, the creation or imposition of any Adverse Claim on any Purchased Receivable or any Related Asset (except as created under any Transaction Document) or the occurrence of a Material Adverse Effect.
(c)	Compliance with Laws. AGCO France shall comply with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees and awards to which it may be subject, including any relevant data protection legislation in respect of the list of Obligors to be provided pursuant to Clause 4.1(a)(iv), the non-compliance with which would have a Material Adverse Effect.

(d)	Maintenance of Corporate Existence. AGCO France shall, subject to Clause 4.2(g), do all things necessary to remain duly organised and validly existing in the jurisdiction of its incorporation and maintain all requisite authority to conduct its business in such jurisdiction and any other jurisdiction, the failure to do which would have a Material Adverse Effect.

(e)	Keeping and Maintaining of Records and Books; Notation in Financial Statements.

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(i)	AGCO France shall, in each case with respect to the Receivables originated by it, maintain and implement administrative and operating procedures (including an ability to recreate records evidencing such Receivables and identifying such Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all such Receivables (including records adequate to permit the immediate identification of each Purchased Receivable, all Collections of and adjustments to each such Receivable and the Equipment relating to such Receivable) and provide to the Agent from time to time such information as the Agent may reasonably request.

(ii)	AGCO France shall keep a complete and accurate copy of each Account Receivables Listing delivered by it under this Agreement.
(f)	Compliance with Contracts. AGCO France shall:
(i)	perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts, to which AGCO France is a party, related to the Purchased Receivables; and

(ii)	comply in all material respects with the Credit and Collection Policy with regard to the Purchased Receivables and the related Contracts, to which AGCO France is a party.
(g)	Payment of Taxes. Without prejudice to Clause 8.2 (Taxes), AGCO France shall pay when due any taxes (including value added tax and any similar other taxes) payable in connection with the Purchased Receivables originated by it or the sale of Equipment giving rise thereto.

(h)	Collections. On and after the occurrence and during the continuance of a Termination Event or Potential Termination Event, AGCO France shall, and shall require the Master Servicer, any Originator and any other AGCO Party to, upon the request of the Agent to the Company (with a copy to AGCO France and the Master Servicer), within one Business Day after receipt by such Person of any Collections, including any Collections received or deposited into any Collection Account, remit (or cause to be remitted) such Collections to the CP Lender Account.

(i)	Obligor Information Listing. To the extent that any Obligor Information Listing is received or held by any Person other than the Agent, AGCO France shall grant any and all consents, approvals and authorisations and shall do any other act necessary or desirable in the reasonable opinion of the Agent to ensure that the Agent and the Administrator have at all times access to such Obligor Information Listing and all information contained therein.

(j)	Inspection of records. AGCO France shall at any time and from time to time during regular business hours, upon reasonable advance notice by the Company, the Agent or the Administrator, permit the Company, the Agent or

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the Administrator or any of their agents or representatives, at the expense of the Agent:
(i)	to examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Purchased Receivables or other Affected Assets, including any related Contract; and

(ii)	to visit its offices and properties for the purpose of examining such materials described in Clause 4.1(j)(i), and to discuss matters relating to the Affected Assets or its performance hereunder, under the Contracts, if any, and under the other Transaction Documents to which it is a party with any of its officers, directors or relevant employees (in consultation with the Parent) having knowledge of such matters. Subject to Clause 9.7 (Consent to disclosure), such agents and representatives shall be bound to treat any information received pursuant to this Clause 4.1(j) as confidential.
(k)	Information. AGCO France shall promptly deliver to the Master Servicer any information, documents, records or reports with respect to the Purchased Receivables that the Master Servicer shall request in order to complete the Master Servicer Reports, Account Receivables Listings or Obligor Information Listings.
4.2	Negative covenants of AGCO France

Until the date on which the Aggregate Unpaids have been indefeasibly reduced to zero, AGCO France covenants as follows:
(a)	Name Change, Offices, Records and Books of Accounts. AGCO France shall not:
(i)	change its name or identity; or

(ii)	change its corporate structure, which change would have a Material Adverse Effect; or

(iii)	relocate any office where Records are kept,
in each case unless AGCO France shall have given the Company and the Agent at least 30 days prior written notice thereof.

(b)	Change in Payment Instructions to Obligors. AGCO France shall not amend, supplement or otherwise modify or cancel or revoke any payment instructions to any Obligor or any Obligor Notification given in accordance with the Transaction Documents and shall not instruct any Obligor to make payments in respect of Purchased Receivables to any account other than the ACGO France Account or such other account referred to in an Obligor Notification.

(c)	Change in Credit and Collection Policy and Receivables. AGCO France shall be entitled to change the Credit and Collection Policy; provided, however, that (i) such change is not reasonably likely to cause or result in any Material

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Adverse Effect, and (ii) any material change to the Credit and Collection Policy requires the prior written consent of each of the Agent and each Rating Agency. Save in respect of a manifest error in respect of an issued invoice, AGCO France shall not be entitled to extend, amend or otherwise modify the terms of any Purchased Receivable or any Contract related thereto.

(d)	Sales, Liens, Etc. on Receivables. Except as provided by the Transaction Documents, AGCO France shall not, and shall not purport to, sell, assign (by operation of law or otherwise), transfer by way of subrogation or endorsement (by operation of law or otherwise), or otherwise transfer or dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to, or enter into any current account relationship with any Person with respect to, any Purchased Receivable or Related Assets or Collections in respect thereof, any Contract under which any Purchased Receivable arises or assign any right to receive income in respect thereof, and AGCO France shall take all reasonable steps within its power to defend the right, title and interest of the Company in, to and under any of the foregoing property, against all claims of third parties claiming through or under AGCO France. AGCO France hereby irrevocably waives any lien which it may have with respect to the Purchased Receivables and all Related Assets.

(e)	Sales, Liens, Etc. on Equipment and Parts. Except as provided by the Transaction Documents, and to or in favour of the applicable Obligor, AGCO France shall not, and shall not purport to, sell or otherwise transfer or dispose of, or grant any option with respect to, or create or suffer to exist any Adverse Claim upon or with respect to any Equipment or Parts and AGCO France shall take all reasonable steps within its power to defend the right, title and interest of the Company in, to and under any of the foregoing property, against all claims of third parties claiming through or under AGCO France.

(f)	Amendments to Corporate Documents. AGCO France shall not amend its Organic Documents in any respect in each case that would have a Material Adverse Effect.

(g)	Merger. AGCO France shall not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions, and except as contemplated herein) all or any material part of its assets (whether now owned or hereafter acquired) to, or acquire all or any material part of the assets of, any Person if (i) such merger, consolidation, conveyance, transfer, lease, other disposition or acquisition would have a Material Adverse Effect and (ii) in the case of a merger or consolidation, the resulting entity would not assume all of the obligations of AGCO France under this Agreement.

(h)	Deposits. AGCO France shall not deposit or otherwise credit, or permit any Obligor or any other Person to deposit or otherwise credit, to the CP Lender Account, any cash or payment item other than pursuant to this Agreement.

(i)	Powers of Attorney. AGCO France shall not revoke or attempt to revoke any Power of Attorney granted by it in connection with this Agreement until the date upon which the Aggregate Unpaids have been indefeasibly reduced to

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zero (and, as soon as reasonably practicable following such date the Company shall return each of such Powers of Attorney to AGCO France).
5.	ADMINISTRATION AND COLLECTION

5.1	Designation of the Master Servicer
(a)	AGCO France hereby acknowledges that the servicing, administration and collection of the Purchased Receivables shall be conducted by the Person appointed by the Agent and the Company as the “Master Servicer” from time to time in accordance with Clause 2.1 of the Receivables Servicing Agreement. Without prejudice to Clause 5.2, AGCO France expressly consents to the taking of all actions by the Master Servicer and agrees to comply with any request of the Master Servicer that the Master Servicer deems necessary in order to permit the Master Servicer to perform its duties.

(b)	Without limiting any other provision of this Agreement:
(i)	the Company, the Company’s assigns or the Agent shall be entitled, at any time when a Termination Event or Potential Termination Event exists, to notify Obligors (by delivering Obligor Notifications or otherwise) of the assignment of the Purchased Receivables and the Related Assets hereunder and the Company’s ownership of such Purchased Receivables and Related Assets, and the security interest of the Agent and the Secured Parties in, Purchased Receivables and the other Affected Assets and/or direct the Obligors that payment of all amounts payable under any Receivable be made directly to the Company or its assigns;

(ii)	upon the request of the Company, any assignee of the Company or the Agent, AGCO France shall, at its own expense, at any time when a Termination Event or Potential Termination Event exists, give notice that Purchased Receivables and the Related Assets have been assigned to the Company hereunder, the Company’s ownership of the Purchased Receivables and the Related Assets, and the security interest of the Agent and the other Secured Parties in the Purchased Receivables and other Affected Assets to each Obligor and/or direct that payments be made directly to the Agent or its designee and/or execute any power of attorney or other similar instrument and/or take any other action necessary or desirable to give effect to such notice and directions, including any action required to be taken so that the obligations or other indebtedness of such Obligor in respect of any Purchased Receivables or Related Asset may no longer be legally satisfied by payment to AGCO France or any of its Affiliates; and

(iii)	upon the request of the Company, any assignee of the Company or the Agent, at any time when Termination Event or Potential Termination Event exists, AGCO France, at its own expense shall, and shall cause each of its Subsidiaries (if any) to, (A) assemble all of the Records with respect to the Purchased Receivables and shall make the same available to the Company or its assigns at the address designated for

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notices pursuant to this Agreement or at any other place agreed to by the Company, AGCO France and the Agent, and (B) segregate all cash, cheques and other instruments received by it from time to time constituting Collections of Receivables in a manner acceptable to the Company, such assignee or the Agent and shall, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Company, such assignee or the Agent.
5.2	Responsibilities of AGCO France
(a)	AGCO France hereby agrees, for the benefit of the Company, its assigns, and the Agent (acting in the name and on behalf of the Secured Parties) that it will cooperate with and assist the Master Servicer (including any successor Master Servicer appointed pursuant to the Receivables Servicing Agreement) in any manner such Master Servicer or the Agent reasonably requests to facilitate the performance of its duties under the Receivables Servicing Agreement (and, in the case of a successor Master Servicer, its transition). Such cooperation shall include, if so requested, (i) the endorsement of any cheque or other instrument representing Collections or Related Assets, (ii) the execution of any power of attorney or other similar instrument necessary or desirable in connection with the enforcement or servicing of the Purchased Receivables and the Related Assets, and (iii) access to, transfer of, and use by, the new Master Servicer of any records, licenses, hardware or software necessary or desirable to collect the Purchased Receivables and otherwise service the Purchased Receivables and the Related Assets. Anything herein to the contrary notwithstanding, the exercise by the Company of its rights hereunder shall not release any of AGCO France or any Obligors from any of its duties or obligations with respect to Purchased Receivables or the related Contracts, as applicable.

(b)	AGCO France further agrees that from time to time, at its expense, it shall promptly execute and deliver all instruments and documents, and take all further action as may be necessary or that the Company, its assignees or the Agent may reasonably request in order to perfect, protect or more fully evidence the purchases hereunder, or to enable the Company, its assigns or the Agent to exercise or enforce any of their respective rights with respect to the Purchased Receivables or other Affected Assets whether arising under this Agreement or any other Transaction Document or existing at law. Without limiting the generality of the foregoing, AGCO France shall upon the request of the Company, its designee or the Agent execute such further agreements, instruments and powers of attorney, and to make such filings, deliver such notices and take such other actions, as may be necessary or appropriate to give full effect to the transactions contemplated hereby.
5.3	Power of Attorney

In order to permit the Company to exercise fully its ownership and other interests acquired under and pursuant to this Agreement, and to facilitate and/or expedite the servicing, administration and collection of the Purchased Receivables, it may be necessary or otherwise desirable for the Company and/or any Person designated by the Company upon prior consent of the Agent (including the Agent and the Master

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Servicer) to act under a power of attorney from AGCO France. Accordingly, to the fullest extent permitted by applicable law, AGCO France hereby grants to the Company and each Person designated by the Company upon prior consent of the Agent (including the Agent and the Master Servicer) a power of attorney (and undertakes not to revoke such power of attorney during the term of this Agreement), which power of attorney is coupled with an interest and which is assignable by the Company (with the consent of the Agent) and any such Person designated by the Company, with full power of substitution and with full authority in the place and stead of AGCO France, which is assignable by the Company and any such Person designated by the Company, to take any and all steps in AGCO France’s name and on behalf of AGCO France as is necessary or desirable, in the reasonable determination of the Company or any such Person designated by the Company, to (i) collect any and all amounts or portions thereof due under any and all Purchased Receivables or Related Security, including endorsing the name of the Company, or any other Person if so required under the Transaction Documents, on checks and other instruments representing Collections and enforcing such Purchased Receivables, Related Security and any related Contracts, (ii) take any and all other actions necessary or desirable, in the opinion of the Company or any such Person designated by the Company, to the enforcement, servicing, administration and/or collection of the Purchased Receivables and the Related Assets. Notwithstanding anything to the contrary contained in this Clause 5.3, (A) no exercise of the powers conferred upon the Company or any other Person designated by the Company pursuant to this Clause 5.3 shall subject the Company and/or any such Person to any liability, except for the Company’s or any such Person’s (if such Person is not the Agent) gross negligence or wilful misconduct in the exercise of such powers, and (B) such powers shall not confer any obligations upon the Company and/or such Person in any manner whatsoever to exercise such powers and, for the avoidance of doubt, no failure or delay on the part of the Company and/or any other Person designated by the Company pursuant to this Clause 5.3 to exercise any such powers, nor the invalidity or inadequacy of any exercise thereof, shall give rise to any liability on the part of the Company or such other Person.

5.4	Personal data

Notwithstanding anything herein to the contrary, AGCO France shall ensure that no personal or other information in, or otherwise relating to, any Contract, Receivable, any Collection related thereto, or any other Affected Asset (“Relevant Personal Data”) is transmitted or delivered to, or otherwise received by, the Company, the Agent or any other Indemnified Party if such transmission, delivery or receipt would result in the violation by AGCO France or such Person of any legislation or regulation relating to data protection; provided that, upon the request of the Agent at any time after a Termination Event or Potential Termination Event has occurred and is continuing, AGCO France shall, at its own expense, co-operate, assist and otherwise take all necessary actions as may be required to ensure that all Relevant Personal Data is transferred to the Agent (or such other Person as the Agent may direct) in accordance with all applicable Law, including entering into any further deeds or documents which may be required to comply with any such legislation or regulations relating to data protection.

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5.5	Repurchase of Purchased Receivables
(a)	Subject to Clause 5.5(c), ACGO France shall have the right to repurchase any AGCO France Purchased Receivables that have become Written-Off Receivables.

(b)	The repurchase price with respect to any Purchased Receivable to be repurchased pursuant to this Clause 5.5 shall be an amount equal to the net benefit to AGCO France of any VAT bed debt relief claim or credit in respect of such Purchased Receivable (the “Repurchase Price”).

(c)	The right of AGCO France to repurchase any Written-Off Receivable is subject to the conditions precedent that:
(i)	AGCO France shall have provided to the Master Servicer, the Agent and the Company written notice of such repurchase on or prior to the day on which such Written-Off Receivable is to be repurchased (with respect to any repurchase, the “Repurchase Date”);

(ii)	no Termination Event shall have occurred and be continuing;

(iii)	the Company shall have (simultaneously with delivery of the notice pursuant to Clause 5.5(c)(i)), delivered a duly completed and executed assignment agreement (a “Form of Repurchase Assignment”) to AGCO France, in the form set forth in Exhibit A hereto (Form of Repurchase Assignment), in accordance with Article 1689 et seq. of the French Civil Code;

(iv)	after giving effect to the repurchase of such Written-Off Receivable, such repurchase shall not result in the sum of Net Funding Advances and Net Liquidity Advances exceeding the Borrowing Base; and

(v)	on the Repurchase Date for such Written-Off Receivable AGCO France shall have deposited an amount equal to the Repurchase Price payable in respect of such Written-Off Receivable into a Company Account.
(d)	Subject to Clause 5.5(c) and the payment of the Repurchase Price for the applicable Purchased Receivable pursuant to, and in accordance with, such Clause, the Company shall execute and deliver to AGCO France the Form of Repurchase Assignment pursuant to Section 5.5 (c)(iii).

(e)	Upon the delivery of a Form of Repurchase Assignment pursuant to, and in accordance with, Section 5.5(d), all of the applicable Company’s right, title and interest in, to and under each and every Purchased Receivable included in such Form of Repurchase Assignment shall be immediately and automatically resold and reassigned to AGCO France.

(f)	AGCO France hereby confirms that it has at all times the capability to identify each Repurchased Receivable and any Collections related thereto.

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Notwithstanding anything herein to the contrary, each repurchase of Purchased Receivables pursuant to this Clause 5.5 shall be without recourse to, or representation or warranty by, the Company.

6.	ASSIGNMENTS

6.1	Assignments

AGCO France hereby agrees and consents to the complete or partial assignment or Subrogation by the Company of any or all of its rights under, interest in and title to the Purchased Receivables, the Related Assets relating thereto and this Agreement. The Company hereby agrees that any transferee of the Company of all or any of the Purchased Receivables, the Related Assets relating thereto and/or this Agreement shall have all of the rights and benefits under this Agreement of the Company and no such transfer shall in any way impair the rights and benefits of the Company hereunder. Without limiting the foregoing, AGCO France hereby consents to and acknowledges the grant by the Company under the Security Agreement of a security interest to the Agent and the Secured Parties in all of AGCO France’s rights under, interests in and title to the Purchased Receivables, the Related Assets relating thereto and this Agreement, and the right of the Agent and the Secured Parties thereby to exercise the rights of the Company hereunder. AGCO France shall not have the right to assign any of its rights or obligations under this Agreement.

6.2	Tax and assignment

If:
(a)	the Company makes an assignment in accordance with Clause 6.1 to another person (a “new recipient”); and

(b)	as a result of circumstances existing at the date on which the assignment occurs, AGCO France would be obliged to make a payment to the new recipient under Clause 8.2 (Taxes), then the new recipient is only entitled to receive payment under Clauses 8.2 (Taxes) to the same extent as the Company would have been if the assignment or sale had not occurred.

7.	TERMINATION

Following the occurrence of the Termination Date, AGCO France shall not assign, and the Company shall not acquire, any Receivables. No termination or rejection or failure to assume the executory obligations of this Agreement in any Insolvency Event with respect to AGCO France or the Company shall be deemed to impair or affect the obligations pertaining to any executed sale or executed obligations, including pre termination breaches of representations and warranties by AGCO France or the Company. Without limiting the foregoing, prior to the Termination Date, the failure of AGCO France to deliver computer records of any Receivables or any reports regarding any Receivables shall not render such transfer or obligation executory, nor shall the continued duties of the parties pursuant this Agreement render an executed sale executory.

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8.	INDEMNIFICATION

8.1	Indemnities by AGCO France

Without limiting any other rights which the Indemnified Parties may have hereunder or under the Transaction Documents or under applicable Law, AGCO France hereby agrees to indemnify the Company and its successors, transferees and assigns and all officers, directors, shareholders, controlling persons, employees, counsel and other agents of any of the foregoing (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys fees (which such attorneys may be employees of any Indemnified Party) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between AGCO France and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement or any of the transactions contemplated hereby, excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or wilful misconduct on the part of such Indemnified Party, or (ii) recourse (except as otherwise specifically provided in this Agreement or the other Transaction Documents) for uncollectible Receivables. Without limiting the generality of the foregoing (and subject to sub-clauses (i) and (ii)), AGCO France shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:
(a)	any representation or warranty made by AGCO France or any officers of AGCO France under or in connection with this Agreement, any of the other Transaction Documents or any other information or report delivered by AGCO France pursuant hereto or thereto, which shall have been false or incorrect in any material respect when made or deemed made; unless such representations or warranty has been made in respect of a Purchased Receivable and the Company has received Deemed Collections in an amount equalling the full Outstanding Balance of such Purchased Receivables in accordance with Clause 2.3 (Collections);

(b)	the failure by AGCO France to comply with any applicable Law with respect to any Receivable or any related Contract, or the nonconformity of any Receivable or any Contract related thereto with any such applicable Law;

(c)	(i) the failure for any reason (A) to vest and maintain (or cause to be vested and maintained) in the Company a valid and enforceable perfected ownership interest in each Purchased Receivable and all of the Related Assets, or (B) to vest and maintain in the Agent, on behalf of the Secured Parties, a valid and enforceable perfected security interest ranking ahead of any other security interest and the interest of any other creditor of or purchaser from AGCO France, in each Purchased Receivable and all the Related Assets, free and clear of any Adverse Claim (other than any Adverse Claim arising hereunder or under the other Transaction Documents) in each case, or (ii) the creation of any Adverse Claim in favour of any Person with respect to any of the Receivables or any of the Related Assets;

(d)	the occurrence of any Termination Event relating to AGCO France;

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(e)	any dispute, claim, offset or defence (other than discharge in bankruptcy) of any Obligor to the payment of any Purchased Receivable (including a defence based on such Purchased Receivable or any Contract related thereto not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Purchased Receivable or the furnishing or failure to furnish such merchandise or services, or from any breach or alleged breach of any provision of the Purchased Receivables or any Contracts related thereto restricting assignment of any Purchased Receivables;

(f)	any failure of AGCO France to perform its duties or obligations in accordance with the provisions hereof;

(g)	any product liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services relating to or which are the subject of any Purchased Receivable;

(h)	any lawsuit, order, consent decree, judgment, claim or other action of whatever sort relating to, or otherwise in connection with, any environmental, health, safety or hazardous material law, rule, regulation, ordinance, code, policy or rule of common law now or hereinafter in effect;

(i)	the failure by AGCO France to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Receivables or any Contracts related thereto;

(j)	the failure of AGCO France to pay when due any Taxes (other than Excluded Taxes) payable in connection with any of the Receivables;

(k)	any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Advances which such Indemnified Party believes in good faith is required to be made;

(l)	any commingling of Collections of Purchased Receivables at any time with other funds;

(m)	any investigation, litigation or proceeding related to this Agreement;

(n)	any inability to obtain any judgment in or utilise the court or other adjudication system of, any state or country in which an Obligor may be located as a result of the failure of AGCO France to qualify to do business or file any notice of business activity report or any similar report;

(o)	except for recourse (other than as otherwise specifically provided in the Transaction Documents) for uncollectible Receivables, any attempt by any Person to void, rescind or set-aside any transfer by AGCO France to the Company of any Purchased Receivable or Related Security under statutory provisions or common law or equitable action, including any provision of any Insolvency Law;

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(p)	the use of the proceeds of any assignment of Receivables hereunder for any purpose other than general corporate purposes; or

(q)	any and all amounts paid or payable by the Company pursuant to Clause 7 (Indemnification; Expenses; Related Matters) of the Receivables Funding Agreement or Clause 7 (Indemnification; Expenses; Related Matters) of the Liquidity Agreement.
8.2	Taxes
(a)	All payments and distributions made in respect of Purchased Receivables transferred pursuant hereto, and all payments and distributions made or deemed made by AGCO France to the Company or any other Person (each a “recipient”) (all of the foregoing “covered payments”), whether pursuant hereto or to any other Transaction Document, shall be made free and clear of and without deduction for any Taxes other than Excluded Taxes, except to the extent required by applicable Law. In the event that any withholding or deduction from any covered payment is required in respect of any Taxes, then AGCO France shall:
(i)	promptly upon becoming aware that it must make a deduction or withholding (or that there is any change in the rate or the basis of such deduction or withholding) notify the Company accordingly. Similarly the Company shall notify AGCO France on becoming so aware in respect of a covered payment;

(ii)	withhold or deduct the required amount from such payment;

(iii)	pay (or procure the payment of) directly to the relevant authority the full amount required to be so withheld or deducted;

(iv)	within 30 days of making such a payment in (iii) above, forward to the recipient an official receipt or other documentation satisfactory to such recipient evidencing such payment to such authority; and

(v)	except in the case of Excluded Taxes, pay (or procure the payment of) to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.
(b)	The recipient and AGCO France shall co-operate in completing any procedural formalities necessary for AGCO France to obtain authorisation under an applicable treaty to make a payment without a (or with a lower rate of) withholding or deduction and the recipient shall notify AGCO France promptly in writing if it ceases to be entitled to an exemption from withholding or deduction under that treaty

(c)	Moreover, if any Taxes (other than Excluded Taxes) are directly asserted against any recipient with respect to any payment or income earned or received by such recipient hereunder or under any other Transaction

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Document (including, for the avoidance of doubt, any value added taxes and comparable or similar taxes chargeable in respect of any supply made by the Company hereunder), AGCO France, upon being notified in writing by such recipient, shall within 30 days pay such additional amounts as shall be necessary in order that the net amounts received and retained by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

(d)	No recipient shall be entitled to be indemnified under any other indemnity contained in any other Transaction Document in respect of Taxes directly asserted against the recipient in the circumstances described in Clause 8.2(c) if such recipient has already been indemnified by AGCO France under Clause 8.2(c).

(e)	If AGCO France fails to pay (or procure the payment of) any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, AGCO France shall indemnify the recipient for any incremental Taxes that may become payable by any recipient as a result of any such failure, except that such indemnity shall not apply to the extent that it can be shown that (i) such recipient failed to provide reasonable written notice to AGCO France of such Taxes (the amount of which AGCO France could not otherwise have reasonably known would have arisen) or (ii) the Taxes arose because of delay which was solely caused by actions or omissions of the recipient.

(f)	In the event that AGCO France pays an additional amount or amounts pursuant to Clause 8.2(a)(v)(c) or (e) (an “additional tax payment”), and in the event the recipient thereof determines acting reasonably that, as a result of such additional tax payment, it is effectively entitled to obtain, utilise and retain a refund of any Taxes or a tax credit in respect of Taxes which reduces the tax liability of such recipient (a “tax saving”), then such recipient shall, to the extent it can do so without prejudice to the amount of any other deduction, credit or relief, upon actual receipt of such tax savings reimburse to AGCO France with such amount as such recipient shall determine, acting reasonably to be the proportion of the tax savings as will leave such recipient (after such reimbursement) in no better or worse position than it would have been in had the payment of AGCO France in respect of which the foregoing additional tax payment was made not been subject to any withholding or deduction on account of Taxes. If AGCO France shall have received from any recipient any amount described in the preceding sentence and it is subsequently determined that such recipient was not entitled to obtain, utilise or retain the amount of the tax savings claimed, then AGCO France shall repay such amount to such recipient. Each recipient shall have sole discretion to arrange its affairs (including its tax affairs) without regard to this Clause 8.2(f) and no recipient shall be obligated to disclose any information regarding its affairs (including its tax affairs) or computations to AGCO France.

(g)	If the Company or any of its successors is treated by Section 8(1) of the UK Value Added Tax Act of making a supply to itself (a “self supply”) of any service supplied to it by AGCO France under this Agreement or any other

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Transaction Document then AGCO France shall forthwith pay to the Company or such successor an amount equal the amount of VAT chargeable in the self supply less the amount of credit for input tax to which the Company or such successor is entitled in respect of the self supply.
9.	MISCELLANEOUS

9.1	Waivers; amendments
(a)	No failure or delay on the part of any party hereto in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

(b)	Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by AGCO France, the Company and the Agent.
9.2	Notices; payment information

All communications and notices provided for hereunder shall be provided in the manner described in Clause 4 (Communications) to the Schedule of Definitions.

9.3	Governing Law; submission to jurisdiction.
(a)	This Agreement and, to the extent incorporated into, applied or deemed repeated in this Agreement, the Schedule of Definitions shall be governed by and construed in accordance with French law.

(b)	AGCO France agrees that the Commercial Court of Paris shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

(c)	AGCO France for itself irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 9.3(b) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby and agrees not to claim that any such court is not a convenient or appropriate forum.

(d)	The submission to the jurisdiction of the courts referred to in Clause 9.3(b) shall not (and shall not be construed so as to) limit the right of the Company or the Agent to take proceedings against AGCO France or any of its property in any other court of competent jurisdiction, nor shall the taking of proceedings

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in any other jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(e)	AGCO France hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby, to the giving of any relief or the issue of any process in connection with such action or proceeding including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding. Without limiting the foregoing, AGCO France agrees to reimburse any successful claimant the costs of any legal action or proceeding brought against AGCO France pursuant to this Clause 9.3, including the cost of all stamp duties (if any) payable in connection therewith.
9.4	Integration

This Agreement and the other Transaction Documents contain the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

9.5	Severability and partial invalidity
(a)	Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(b)	If a court of competent jurisdiction determines that any term or provision of this Agreement as written is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall reduce the scope, duration, or area of the term or provision, delete specific words or phrases, or replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the court’s judgment may be appealed.
9.6	Successors and assigns; binding effect
(a)	This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided that, except pursuant to the Receivables Servicing Agreement, AGCO France may not assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent.

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(b)	AGCO France acknowledges and consents to the provisions of Clause 9.7 (Consent to disclosure) of the Receivables Funding Agreement which permit the CP Lender to assign all or portions of its rights, interests and obligations in, to and under the Transaction Documents.

(c)	Without limiting Clause 9.6(b), AGCO France hereby (i) agrees and consents to the assignment by the CP Lender from time to time of all or any part of its rights under, interest in and title to this Agreement and the Purchased Receivables and other Asset Interests to any Program Support Provider, and (ii) consents to and acknowledges the collateral assignment by the CP Lender of all of its rights under, interest in and title to this Agreement and the Asset Interest to the Agent.
9.7	Consent to disclosure

AGCO France hereby consents to the disclosure of any non-public information with respect to it received by the Agent or any other Secured Party to any other Lender or potential Lender, the Agent, any nationally recognised statistical rating organisation rating the CP Lender’s Commercial Paper, any dealer or placement agent of or depositary for the CP Lender’s Commercial Paper, the Administrator, any Program Support Provider or any of such Person’s counsel or accountants in relation to this Agreement or any other Transaction Document to the extent that such disclosure is, in the reasonable opinion of the Person making such disclosure, appropriate in the context of the transactions contemplated herein and in the other Transaction Documents or otherwise required in connection with such Person’s Commercial Paper or other securitisation program or any transaction contemplated therein.

9.8	Confidentiality
(a)	AGCO France hereby agrees that it will not disclose the contents of this Agreement or any other Transaction Document or any other proprietary or confidential information disclosed to it by the Agent, the Administrator, any other Secured Party or any Program Support Provider, respectively, to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognised statistical rating organisation, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information, (ii) an alternative commercial source of financing in connection with a potential refinancing of the Advances in the event that any Liquidity Lender shall have refused to extend the Commitment Termination Date pursuant to Clause 2.10 (Non-renewing Liquidity Lenders) of the Liquidity Agreement, or (iii) as otherwise required by applicable Law, by any order of a court of competent jurisdiction or by any governmental, taxation or regulatory authority.

(b)	Subject to Clause 9.7 (Consent to disclosure), the Agent hereby agrees that it will not disclose this Agreement or any other Transaction Document or the terms thereof or any confidential information of or with respect to AGCO France to any other Person except as otherwise required by applicable Law, the applicable rules of any stock exchange or similar body or order of a court of competent jurisdiction.

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9.9	No petition

AGCO France hereby covenants and agrees that:
(a)	prior to the date which is one (1) year and one (1) day after the payment in full of all outstanding Commercial Paper or other rated indebtedness of the CP Lender, it will not institute against, or join any other Person in instituting against, the CP Lender any proceeding of a type referred to in the definition of Insolvency Event; and

(b)	prior to the date which is two years (2) and one (1) day after the Final Payout Date, it will not institute against, or join any other Person in instituting against, the Company any proceeding of a type referred to in the definition of Insolvency Event.
9.10	No recourse
(a)	AGCO France acknowledges and agrees that the obligations of the CP Lender under the Receivables Funding Agreement and any other Transaction Document to which it is a party are solely the corporate obligations of the CP Lender and shall be payable solely to the extent of funds received from Collections or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper.

(b)	Notwithstanding anything to the contrary contained in this Agreement and save as provided for in the Receivables Funding Agreement, the obligations of the Company under this Agreement and all other Transaction Documents to which it is a party are solely the corporate obligations of the Company and shall be payable solely to the extent of funds received by the Company and available for application thereto in accordance with the terms of the Servicing Agreement and the other Transaction Documents.
9.11	Rights of Third Parties

Except in respect of the Company, the Agent acting in the name and on behalf of the Secured Parties, which Persons (including, for the avoidance of doubt, their respective successors and permitted assigns) are intended to have the benefit of this Agreement (within the meaning of the English Contracts Act 1999), the parties hereto do not intend any term of the Agreement to be a “stipulation pour autrui” pursuant to Article 1121 of the French Civil Code.

9.12	Protection of the Company’s rights

If AGCO France fails to perform any of their obligations hereunder, the Company may (but shall not be required to) perform, or cause performance of, such obligation and the Company’s reasonable costs and expenses incurred in connection therewith shall be payable by AGCO France on demand.

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9.13	Characterisation

For the avoidance of doubt, the parties confirm their intention that any transfer under or pursuant to this Agreement shall constitute a true sale of the Purchased Receivables and the Related Assets and not a security arrangement for any obligations of AGCO France. Following transfer of the Purchased Receivables and the Related Assets, the Company shall have full and unencumbered title to, and interest in, and shall be free to dispose of, any Purchased Receivables and the Related Assets and shall be fully entitled to receive and retain for its own account any Collections in respect of the Purchased Receivables. AGCO France shall not be liable for the credit risk relating to any Purchased Receivable and the parties agree that the credit risk relating to all Purchased Receivables shall pass from AGCO France to the Company upon assignment. Except as specifically provided in this Agreement, and without limiting the generality of the foregoing sentence, each assignment of a Receivable hereunder is made without recourse to AGCO France and AGCO France shall not be liable for the collectibility of such Receivable; provided, however, that:
(a)	AGCO France shall be liable to the Company for all representations, warranties and covenants made by them pursuant to the terms of this Agreement (including but not limited to the existence of a Purchased Receivable); and

(b)	such assigment does not constitute and is not intended to result in an assumption by the Company or any assignee thereof of any obligation of AGCO France or any other Person arising in connection with the Purchased Receivables, the Related Assets, or the related Contracts, or any other obligations of the Originators.
9.14	Waiver with respect to agents

The parties to this Agreement acknowledge and accept that this Agreement provides that certain of the parties hereto will, for certain purposes, act as the agent of one or more of the other parties hereto and that, whilst so acting as agent, such parties may also act as the counterparty to their principal for certain transactions effected pursuant to this Agreement. Each party hereto hereby irrevocably waives all and any rights to challenge any such transactions on the basis of any other party acting for the same transaction as its agent and as its counterparty in accordance with the terms of this Agreement.

9.15	Mitigation
(a)	The Company shall, in consultation with AGCO France, take all reasonable steps (other than the sale of any Purchased Receivables) to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to Clause 8.2 (Taxes) including (but not limited to) transferring its rights and obligations under the Transaction Documents to another Affiliate.

(b)	The taking of any action by the Company under Clause 9.15(a) above shall be subject to the following conditions:

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(i)	AGCO France shall indemnify the Company against any reasonable costs incurred by the Company in taking any mitigating action; and

(ii)	the Company shall not be obliged to take any action under Clause 9.15(a) which in its reasonable opinion would be materially prejudicial to it.
IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered by their duly authorised officers on the date hereof.

SIGNED by , , duly authorised for and on behalf of AGCO S.A.	) )

SIGNED by , , duly authorised for and on behalf of AGCO RECEIVABLES LIMITED	) )

SIGNED by , , duly authorised for and on behalf of AGCO LIMITED	) )

SIGNED by , , duly authorised for and on behalf of COÖPERATIEVE CENTRALE RAIFFEISEN BOEREN-LEENBANK B.A (TRADING AS RABOBANK INTERNATIONAL), LONDON BRANCH	) ) ) )

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EXHIBIT A
FORM OF REPURCHASE ASSIGNMENT
CONTRAT DE CESSION DES CREANCES
ENTRE :
                                        ,
(ci-après dénommée le “Cédant”),
ET :
                                        ,
(ci-après dénommée le “Cessionnaire”).
ETANT PREALABLEMENT EXPOSE QUE :
A.	Le Cédant est propriétaire de plusieurs créances au titre des contrats et/ou des factures listés ci-dessous ou identifiés dans un fichier fourni avec le présent contrat (les “Créances”) :

Nom ou raison
Nº de la	sociale du
facture	débiteur cédé	Adresse	Montant

B.	Le Cédant souhaite céder et le Cessionnaire acquérir les Créances. En conséquence, les parties se sont rapprochées en vue de conclure la présente cession des Créances.
CECI EXPOSE, IL EST CONVENU CE QUI SUIT
1.	CESSION

Le Cédant cède et transporte les Créances, en principal et intérêts, au Cessionnaire qui l’accepte conformément aux articles 1689 et suivants du Code civil, avec tous les droits, actions, privilèges et sûretés qui y sont attachés.

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2.	PRIX

La présente cession des Créances est consentie moyennant le prix de [___] euros (EUR [___]) payé par le Cessionnaire par virement bancaire en faveur du Cédant.

3.	LOI APPLICABLE — ATTRIBUTION DE COMPETENCE

La présente cession est régie et interprétée conformément à la loi française.

En cas de différend relatif au présent contrat et à ses suites, les parties font attribution exclusive de compétence au Tribunal de Commerce de Paris.

4.	REMISE DE TITRE

Un exemplaire du présent contrat a été remis à chacun des Cédant et Cessionnaire.
Fait à Paris, le [___]

[ ] Le Cédant	[ ] Le Cessionnaire

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[ENGLISH TRANSLATION OF THE FORM OF REPURCHASE ASSIGNMENT — FOR INFORMATION PURPOSES ONLY]
BETWEEN:
                                        ,
(hereinafter referred to as the “Assignor”),
AND:
                                        ,
(hereinafter referred to as the “Assignee”).
WHEREAS :
A.	The Assignor is the owner of a number of receivables pursuant to contracts and/or invoices listed below or identified in the data file attached hereto (the “Receivables”):

Name or
Invoice	identity of
number	obligor	Address	Amount

B.	The Assignor wishes to assign and the Assignee wishes to acquire the Receivables. Consequently, the parties have agreed to enter into this assignment of Receivables.
NOW THEREFORE, IT HAS BEEN AGREED AS FOLLOWS
1.	ASSIGNMENT

The Assignor sells and assigns the Receivables, in principal and interest, to the Assignee who accepts such assignment in accordance with Articles 1689 et seq. of the French Civil Code, with all rights, actions, privileges and security which may be attached thereto.

2.	PRICE

The assignment of Receivables hereunder is granted in consideration for a price of [___] euros. (EUR [___]) paid by the Assignor by wire transfer to the Assignor’s order.

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3.	APPLICABLE LAW — JURISDICTION

This assignment shall be governed by and interpreted in accordance with French law.

In the event of any disputes arising from this agreement or the performance thereof, the parties agree to submit to the exclusive jurisdiction of the Commercial Court of Paris.

4.	DELIVERY OF TITLE

A copy of this agreement has been delivered to each of the Assignor and Assignee.

Executed in Paris, on [___]

[ ] Assignor	[ ] Assignee

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EXECUTION COPY
Dated 13 October 2006
(1)	ERASMUS CAPITAL CORPORATION as Borrower

(2)	THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES HERETO as Liquidity Lenders

(3)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (trading as RABOBANK INTERNATIONAL), LONDON BRANCH as Agent and Administrator

LIQUIDITY AGREEMENT

LONDON

SCHEDULES
1.	COMMITMENTS
EXHIBITS
A.	FORM OF BORROWING REQUEST

B.	FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS AGREEMENT is dated 13 October 2006 and is made between:
(1)	ERASMUS CAPITAL CORPORATION a Delaware corporation, as the Borrower;

(2)	THE FINANCIAL INSTITUTIONS FROM TIME TO TIME PARTIES HERETO as Liquidity Lenders; and

(3)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (TRADING AS RABOBANK INTERNATIONAL), LONDON BRANCH, as Agent for the Liquidity Lenders and Administrator on behalf of the Borrower.
IT IS AGREED that:
1.	DEFINITIONS AND INTERPRETATION

1.1	Terms defined in the Schedule of Definitions

In this Agreement, unless otherwise defined herein or the context otherwise requires, capitalised terms have the meanings set forth in the Master Schedule of Definitions, Interpretations and Construction, dated as of the date hereof and signed by the parties hereto and others for the purposes of identification (the “Schedule of Definitions”).

1.2	Interpretation

The principles of interpretation, construction and calculation set forth in Clauses 2 and 3 of the Schedule of Definitions apply to this Agreement as if fully set forth herein.

1.3	Amendments to Schedule of Definitions

No amendment, restatement, supplement or other modification to the Schedule of Definitions after the date of this Agreement shall affect the terms of this Agreement unless approved in writing by the parties to this Agreement.

2.	LIQUIDITY ADVANCES AND PAYMENTS

2.1	Liquidity Advance facility and commitments
(a)	Subject to the terms and conditions of this Agreement, including those set out in Clause 3 (Conditions precedent), the Liquidity Lenders shall make advances to the Borrower in Euro from time to time (each an “Liquidity Advance”) and on any Settlement Date occurring during the period from the Closing Date to the Commitment Termination Date. Subject to the terms of this Agreement and the other Transaction Documents, Liquidity Advances may be borrowed, reborrowed and/or repaid in accordance with this Agreement.

(b)	In respect of each Settlement Date, occurring during the period from the Closing Date to the Termination Date, on which the Borrower is not able to make Funding Advances to the Company under Clause 2.1 (Advance facility and Commitments) of the Receivables Funding Agreement where the conditions for doing so are satisfied (other than by reason of the occurrence of

1

the Termination Date or an insolvency of the Borrower), the Borrower may deliver a Borrowing Request for an Liquidity Advance in an amount equal to the lesser of:
(i)	the amount it is at such time entitled to request under this Agreement; and

(ii)	the amount of the Funding Advances it makes on such Settlement Date to the Company.
(c)	In respect of each Settlement Date on which the Borrower remains obligated to pay maturing Commercial Paper, or pay an amount under a Forward Contract the proceeds of which will be used to pay maturing Commercial Paper, the Borrower may deliver a Borrowing Request for an Liquidity Advance in an amount equal to the lesser of:
(i)	the amount it is at such time entitled to request hereunder; and

(ii)	the amount it is obligated to pay in respect of such Commercial Paper or Forward Contract, as the case may be.
(d)	Notwithstanding any other provision of this Agreement:
(i)	No Liquidity Advance shall be made on or after the Commitment Termination Date.

(ii)	No Liquidity Lender shall be obligated to fund its share of any Liquidity Advance on any date if, after giving effect to such Liquidity Advance and the application of the proceeds thereof on the date of such Liquidity Advance in accordance with this Agreement:
(A)	the share of such Liquidity Lender in the Net Liquidity Advances would exceed the Available Commitment of such Liquidity Lender at such time; or

(B)	the Net Liquidity Advances would:
(I)	with respect to any Liquidity Advance the proceeds of which will be used to repay Commercial Paper or make payments under a Forward Contract, exceed the Asset Balance at such time; or

(II)	with respect to any Liquidity Advance the proceeds of which will be used to fund Funding Advances under the Receivables Funding Agreement, cause the sum of the Net Funding Advances and the Net Liquidity Advances to exceed the lesser of (i) the Maximum Net Advances and (ii) the Borrowing Base as determined as of the last day of the immediately preceding Reporting Period.

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2.2	Borrowing procedures
(a)	The Borrower shall (and the Administrator on the Borrower’s behalf may) request an Liquidity Advance to be made hereunder by delivering (or causing to be delivered) to the Agent (with a copy to each Liquidity Lender) by facsimile a Borrowing Request on the proposed Advance Date of any Liquidity Advance (including the initial Liquidity Advance). Each such Borrowing Request shall, in accordance with Clause 2.1(a), specify:
(i)	the date of such Liquidity Advance (the “Advance Date”) which shall be a Settlement Date;

(ii)	subject to Clause 2.1(c), the amount of such Liquidity Advance;

(iii)	the Settlement Date on which repayment of the principal amount of such Liquidity Advance and payment of Interest on such Liquidity Advance is due; and

(iv)	all other information specified in Exhibit A (Form of Borrowing Request).
(b)	Except as provided in Clause 2.2(c), each Borrowing Request shall be irrevocable and binding on the Borrower, and the Borrower shall indemnify the Agent and the Liquidity Lenders against any loss or expense incurred by the Agent or the Liquidity Lenders, either directly or indirectly as a result of any failure by the Borrower to borrow any Liquidity Advance, including any loss or expense incurred by the Agent or the Liquidity Lenders, either directly or indirectly by reason of the liquidation or reemployment of funds acquired by the Liquidity Lenders or any of them (including funds obtained by obtaining deposits or loans from third parties) in order to fund such Liquidity Advance.

(c)	In the event that the Borrower shall deliver a Borrowing Request in accordance with Clause 2.2(a) and it shall notify the Agent on the proposed Advance Date of the Liquidity Advance requested thereby that such Borrowing Request should be revoked, then such Borrowing Request shall without further act by any Person be revoked and of no further effect, and no Liquidity Advances may or shall be made pursuant thereto.

(d)	On each Advance Date, each Liquidity Lender shall remit its share of the aggregate amount of each Liquidity Advance to be made on such Advance Date to the Agent by wire transfer of same day funds to the account of the Agent specified therefor from time to time by the Agent by notice to the Liquidity Lenders no later than two hours following such Liquidity Lender’s receipt of the Borrowing Request therefor pursuant to Clause 2.1 (Liquidity Advance facility and Commitments) (or, if the Borrowing Request is delivered prior to the proposed Advance Date, not later than 2.30 p.m., London time, on such Advance Date). Following the Agent’s receipt of funds from the Liquidity Lenders as aforesaid, the Agent shall without delay remit such funds received by wire transfer of same day funds to the Borrower’s account set forth

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in Schedule 1 (Payment Information) to the Schedule of Definitions or to any other account specified by the Borrower.

(e)	The obligation of each Liquidity Lender to remit its Pro Rata Share of any Liquidity Advance shall be several from that of each other Liquidity Lender, and the failure of any Liquidity Lender to so make such amount available to the Agent shall not relieve any other Liquidity Lender of its obligation hereunder. Each Liquidity Bank hereby acknowledges and agrees that the Purchaser and the AGCO Parties are third-party beneficiaries of the Liquidity Banks’ obligations to make Liquidity Advances pursuant to this Clause 2.2.

(f)	Without limiting the generality of Clauses 9.11 (No bankruptcy petition) and 8.12 (Limited recourse), the obligations of the Borrower under this Agreement shall be payable solely from and to the extent of amounts received by it under the Receivables Funding Agreement, the Security Agreement and the other Transaction Documents and available for distribution in respect of such obligations.
2.3	Payment of principal and interest
(a)	The Borrower shall repay the principal amount of the Liquidity Advances to the Agent for the account of the Liquidity Lenders:
(i)	in full on the earlier of:
(A)	the Commitment Termination Date; and

(B)	the Settlement Date set forth in the Borrowing Request applicable to such Liquidity Advance;
(ii)	on each Settlement Date, to the extent that, absent such repayment:
(A)	after giving effect to any repayments on such Settlement Date, the share of any Liquidity Lender in the Net Liquidity Advances would exceed the Available Commitment of such Liquidity Lender; or

(B)	the sum of the Net Funding Advances and the Net Liquidity Advances would exceed the lesser of:
(I)	the Borrowing Base as determined as of the last day of the immediately preceding Reporting Period; and

(II)	the Maximum Net Advances; and
(iii)	on each Settlement Date after the Termination Date, in an amount equal to the Collections available for such payment in accordance with Clause 4 (Allocation, distribution and deposit of Collections) of the Receivables Servicing Agreement.

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(b)	The Borrower shall pay Interest to the Agent for the account of the Liquidity Lenders on the Liquidity Advances from time to time outstanding, on the dates and calculated as provided in this Clause 2.

(c)	The Net Liquidity Advances shall not be deemed reduced by any amount held in trust or in any account, including the CP Lender Account, unless and until, and then only to the extent that, such amount is finally paid to the Agent in accordance with this Clause 2.3.

(d)	The parties hereto agree and acknowledge that on any Settlement Date on which repayment of Liquidity Advances and payment of Interest is due under this Agreement, such Liquidity Advances and Interest shall be paid out of the Collections to the extent available therefore pursuant to Clause 4.1 (Allocation and distribution of Collections) of the Receivables Servicing Agreement. Any payments so made shall be treated as payments by the Borrower to the Liquidity Lenders hereunder.
2.4	Determination of interest and interest periods
(a)	For the purpose of calculation and payment of Interest hereunder, from time to time the Agent shall allocate each Liquidity Advance to one or more portions (each a “Tranche"). At any time, each Tranche will be associated with a particular Interest Period, and Interest will accrue thereon at the interest rate determined in accordance with this Clause 2.4. The Agent shall make each such allocation and select the corresponding Interest Periods on or before the date of any requested Liquidity Advance or the expiration of any then existing Interest Period.

(b)	Each Interest Period applicable to any Tranche shall be one month, running from (and including) a Settlement Date to (but excluding) the next succeeding Settlement Date; provided that, following the due date of any Tranche, each Interest Period applicable to such Tranche shall be a period of one day.

(c)	(i) If the Agent is unable to obtain on a timely basis the information necessary to determine EURIBOR for any proposed Interest Period, then:
(A)	the Agent shall forthwith notify the Liquidity Lenders and the Borrower that EURIBOR cannot be determined for such Interest Period; and

(B)	while such circumstances exist, any outstanding Tranche shall be reallocated to an Interest Period with respect to which Interest is calculated by reference to the Base Rate.
(ii)	If, with respect to any outstanding Interest Period, any Liquidity Lender notifies the Agent that it is unable to obtain matching deposits in the applicable interbank market to fund its purchase or maintenance of such Tranche or that EURIBOR will not adequately reflect the cost to it of funding or maintaining such Tranche for such Interest Period, then:

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(A)	the Agent shall forthwith so notify the Borrower; and

(B)	upon such notice and thereafter while such circumstances continue to exist, any outstanding Tranche shall be reallocated to an Interest Period with respect to which Interest is calculated by reference to the Base Rate.
(iii)	Notwithstanding any other provision of this Agreement, if any Liquidity Lender shall notify the Agent that it has determined that the introduction of or any change to or in the interpretation of any Law makes it unlawful, or any central bank or other Official Body asserts that it is unlawful for such Liquidity Lender to fund the purchases or maintenance of any Tranche accruing Interest calculated by reference to EURIBOR, then:
(A)	as of the effective date of such notice from such Liquidity Lender to the Agent, the obligation or ability of such Liquidity Lender to fund the making or maintenance of any Tranche accruing Interest calculated by reference to EURIBOR shall be suspended until such Liquidity Lender notifies the Agent that the circumstances causing such suspension no longer exist; and

(B)	such Liquidity Lender’s share of such Tranche shall either:
(I)	if such Liquidity Lender may lawfully continue to maintain such Tranche accruing Interest calculated by reference to EURIBOR until the last day of the applicable Interest Period, be reallocated on the last day of such Interest Period to another Interest Period and shall accrue Interest calculated by reference to the Base Rate; or

(II)	if such Liquidity Lender shall determine that it may not lawfully continue to maintain such Tranche accruing Interest calculated by reference to EURIBOR until the end of the applicable Interest Period, be deemed to accrue Interest at the Base Rate from the effective date of such notice until the end of such Interest Period.
2.5	Interest, fees and other costs and expenses
(a)	The Borrower shall pay, as and when due in accordance with this Agreement, the Receivables Servicing Agreement or the Fee Letter all fees hereunder and under the Fee Letter payable by it and all amounts payable by it pursuant to Clause 7 (Indemnification), if any.

(b)	On each Settlement Date on which repayment of the principal amount of a Tranche is due and payable in accordance with Clause 2.3 (Payment of principal and Interest), the Borrower shall pay to the Agent, on behalf of the Liquidity Banks, an amount equal to the accrued and unpaid Interest for the related Interest Period.

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2.6	Payments; overdue interest
(a)	Notwithstanding anything contained herein or in any other Transaction Document to the contrary, all amounts to be paid or deposited by the Borrower (or the Agent on its behalf) hereunder shall be paid in a manner such that the amount to be paid or deposited is actually received by the Person to which such amount is to be paid or on behalf of which such amount is to be deposited, in accordance with the terms hereof or of the Receivables Servicing Agreement, as applicable, on the day when due in immediately available funds. If such amounts are payable to the Agent (whether on behalf of the Liquidity Lenders or otherwise) they shall be paid or deposited in the account indicated under the heading “Payment Information” in Schedule 1 (Payment Information) to the Schedule of Definitions, until otherwise notified by the Agent.

(b)	The Borrower shall, to the extent permitted by Law, pay to the Agent, for the benefit of the Liquidity Lenders, upon demand, interest on all amounts not paid or deposited when due hereunder at the Default Rate.
2.7	Right of set-off

Each of the Agent and the Liquidity Lenders is hereby authorised (in addition to any other rights it may have) at any time after the occurrence and during the continuance of a Termination Event or a Potential Termination Event to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Agent or the Liquidity Lenders to, or for the account of, the Borrower against any amount owing by the Borrower to the Agent or to the Liquidity Lenders on behalf of such Person (even if contingent or unmatured).

2.8	Sharing of payments, etc.

If any Liquidity Lender (for purposes of this Clause 2.8 only, being a “Recipient”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) of principal or of interest on any Liquidity Advance in excess of its ratable share of payments on account of such Liquidity Advance obtained by the Liquidity Lenders entitled thereto, such Recipient shall forthwith purchase from the Liquidity Lenders entitled to a share of such amount participations in the portions of its Liquidity Advances as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person’s ratable share (according to the proportion of the amount of such other Person’s required payment to the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

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2.9	Downgrade of Liquidity Lender
(a)	(i) If at any time on or prior to the Commitment Termination Date the short term debt rating of any Liquidity Lender shall be lower than “A-1+” (or unrated) from S&P or lower than “P-1” (or unrated) from Moody’s, then such Liquidity Lender shall, within 30 days after request by the Agent transfer its rights and obligations hereunder to another financial institution (which institution shall have a short term debt rating of at least “A-1+” from S&P and “P-1” from Moody’s, and shall be acceptable to the Administrator on behalf of the Borrower and the Agent), if there be any financial institution so qualified and willing to accept such assignment, and either arranged by the Agent or arranged by such Liquidity Lender in the exercise of its reasonable efforts.
(ii)	If any such Liquidity Lender shall not have transferred its rights and obligations under this Agreement within the applicable time period described above (in either such case, the “Required Downgrade Assignment Period”), the Borrower (and the Administrator on its behalf) shall have the right to require such Liquidity Lender, and each Liquidity Lender hereby agrees in such event, to pay to the Agent upon one Business Day’s notice at any time after the Required Downgrade Assignment Period an amount equal to such Liquidity Lender’s unused Commitment (provided that the sum of such amounts shall not exceed such Liquidity Lender’s Commitment) (a “Downgrade Draw”), for deposit by the Agent into an account in the name of the Agent (a “Downgrade Collateral Account”), for application in accordance with Clause 2.10(b).
(b)	If any Liquidity Lender shall be required pursuant to Clause 2.10(a) to fund a Downgrade Draw, then the Agent shall apply the monies in the Downgrade Collateral Accounts applicable to such Liquidity Lender to the payment of such Liquidity Lender’s Pro Rata Share of Liquidity Advances required to be made by the Liquidity Lenders at the times, in the manner and subject to the conditions precedent set forth in this Agreement. The deposit of monies in such Downgrade Collateral Account by any Liquidity Lender shall not constitute an Liquidity Advance (and such Liquidity Lender shall not be entitled to interest on such monies except as provided below in this Clause 2.10(b)) unless and until (and then only to the extent that) such monies are used to fund Liquidity Advances pursuant to the first sentence of this Clause 2.10(b). The amount on deposit in such Downgrade Collateral Account shall be invested by the Agent in Eligible Investments and such Eligible Investments shall be selected by the Agent in its sole discretion. The Agent shall remit to such Liquidity Lender, on the last Business Day of each month, the income actually received thereon. Unless required to be released as provided in this Clause 2.10(b), Collections received by the Agent in respect of such Liquidity Lender’s portion of the Liquidity Advances shall be deposited in the Downgrade Collateral Account for such Liquidity Lender. Amounts on deposit in such Downgrade Collateral Account shall be released to such Liquidity Lender within one Business Day after each Settlement Date following the Termination Date to the extent that, after giving effect to the distributions made and received by the Liquidity Lenders on such Settlement

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Date, the amount on deposit in such Downgrade Collateral Account would exceed such Liquidity Lender’s Pro Rata Share (determined as of the day prior to the Termination Date) of the sum of all Tranches then funded by the Liquidity Lenders, plus Interest thereon. All amounts remaining in such Downgrade Collateral Account shall be released to such Liquidity Lender no later than the Business Day immediately following the earliest of:
(i)	the effective date of any replacement of such Liquidity Lender or removal of such Liquidity Lender as a party to this Agreement;

(ii)	the date on which such Liquidity Lender shall furnish the Agent with confirmation that such Liquidity Lender shall have short term debt ratings of at least “A 1+” from S&P and “P 1” from Moody’s, and shall not be on credit watch with negative implications from each such agency; and

(iii)	the Commitment Termination Date (or, if earlier, the Commitment Termination Date in effect prior to any renewal pursuant to Clause 2.10 (Non-renewing Liquidity Lenders) to which such Liquidity Lender does not consent).
Nothing in this Clause 2.9 shall affect or diminish in any way any such downgraded Liquidity Lender’s Commitment to the Borrower or such downgraded Liquidity Lender’s other obligations and liabilities hereunder and under the other Transaction Documents.
2.10	Non-renewing Liquidity Lenders

The Borrower shall request each year (which request shall be made not more than 60 nor less than 15 days prior to the then-current Commitment Termination Date) that the Liquidity Lenders renew their Commitments hereunder for a period not exceeding one additional year. If all or some but less than all the Liquidity Lenders consent to such renewal within 10 days of such request, the Commitment of such consenting Banks shall be so renewed. The Borrower shall use reasonable endeavours to arrange for a transfer to one or more financial institutions of all the rights and obligations hereunder of each non consenting Liquidity Lender in accordance with Clause 9.8 (Successors and assigns; binding effect). Any such transfer shall become effective on the then current Commitment Termination Date. Each Liquidity Lender which does not so consent to any renewal shall cooperate fully with the Borrower in effectuating any such transfer. The Agent hereby agrees that, in the event that a Liquidity Lender does not consent to any renewal requested by the Borrower pursuant to this Clause 2.10, it will use all reasonable efforts to identify, or otherwise assist in identifying, a financial institution to whom such Liquidity Lender’s rights and obligations hereunder may be transferred pursuant to this Clause 2.10 and in accordance with Clause 9.8 (Successors and assigns; binding effect); provided that:
(a)	neither the Agent nor any other Liquidity Lender shall be under any obligation to itself accept any such transfer or to otherwise increase its Commitment as a result of, or otherwise in connection with, any failure to identify such financial institution and/or for any financial institution to accept such transfer; and

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(b)	the failure of the Agent to identify any such financial institution or for any such financial institution to accept such transfer shall not give rise to any liability on the part of the Agent. If none or less than all the Commitments of the non-renewing Liquidity Lenders are so transferred as provided above, then:
(i)	the extended Commitment Termination Date shall be effective with respect to the renewing Liquidity Lenders;

(ii)	the Facility Limit shall automatically be reduced to an amount (rounded downward to the nearest €1,000) equal to the aggregate of the Commitments of all renewing Liquidity Lenders; and

(iii)	this Agreement and the Commitments of the renewing Liquidity Lenders shall remain in effect in accordance with their terms notwithstanding the expiration of the Commitments of the non-renewing Liquidity Lenders.
2.11	Defaulting Liquidity Lender

If on any Advance Date, one or more Liquidity Lenders (each being a “Defaulting Liquidity Lender”, and each Liquidity Lender other than any Defaulting Liquidity Lender being a “Non Defaulting Liquidity Lender”) fails to fund its Pro Rata Share of any Liquidity Advance to be made by it pursuant to Clause 2.2 (the aggregate amount not so paid being herein called the “Unpaid Liquidity Advance”), then the Agent shall instruct each Non Defaulting Liquidity Lender to pay in immediately available funds, to the applicable account of the Agent set forth in Schedule 1 (Payment information) to the Schedule of Definitions, an amount equal to the lesser of:
(a)	such Non Defaulting Liquidity Lender’s proportionate share (based upon the relative Commitments of the Non Defaulting Liquidity Lenders) of the Unpaid Liquidity Advance; and

(b)	its unused Commitment.
A Defaulting Liquidity Lender shall forthwith, upon demand, pay to the Agent for the ratable benefit of the Non Defaulting Liquidity Lenders all amounts paid by each Non Defaulting Liquidity Lender in respect of such Defaulting Liquidity Lender’s Unpaid Liquidity Advance, together with interest thereon, for each day from the date when such an amount was made by a Non Defaulting Liquidity Lender until the date such Non Defaulting Liquidity Lender has been repaid such amounts in full, at a rate per annum equal to the sum of the applicable Base Rate plus 2%) per annum. In addition, if, after giving effect to the payments by the Non-Defaulting Liquidity Lenders, any Unpaid Liquidity Advance continues to exist, then each Defaulting Liquidity Lender shall pay interest to the Agent, for the account of the Non-Defaulting Liquidity Lenders, on such Defaulting Liquidity Lender’s portion of such remaining Unpaid Liquidity Advance, at a rate per annum equal to the sum of the applicable Base Rate plus 2.00% per annum, for each day from the applicable Advance Date until the date such Defaulting Liquidity Lender shall pay its portion of such remaining Unpaid Liquidity Advance in full to the Non-Defaulting Liquidity Lenders.

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2.12	Transfers

All transfers required by this Clause 2 shall occur by way of novation done in accordance with Clause 9.8 (Successors and assigns; binding effect). All parties agree to cooperate and to enter into all documentation reasonably necessary to give effect to such novation.

2.13	Enforcement

Each assignee and transferee Liquidity Lender pursuant to this Clause 2 shall be responsible for all costs of enforcement (including stamp duties, if applicable) incurred by any other party hereto in connection with such Liquidity Lender’s obligations respect thereto.

2.14	Use of proceeds

The Borrower will use the proceeds of each Liquidity Advance only for the purpose of making or repaying Funding Advances pursuant to the Receivables Funding Agreements, repaying Liquidity Advances or paying maturing Commercial Paper or amounts under a Forward Contract the proceeds of which will be used to pay maturing Commercial Paper.

3.	CONDITIONS PRECEDENT

3.1	Conditions precedent to Closing

The occurrence of the Closing Date and the effectiveness of the Commitments hereunder shall be subject to the fulfilment to the satisfaction of the Agent of all of the conditions precedent described in Clause 3.1 (Conditions precedent to closing) of the Receivables Funding Agreement.

3.2	Conditions precedent to all Liquidity Advances

Each Liquidity Advance hereunder (including the initial Liquidity Advance) shall be subject to the conditions precedent that:
(a)	the Closing Date shall have occurred;

(b)	on the date of such Liquidity Advance the Commitment Termination Date shall not have occurred;

(c)	the Agent shall have received a Borrowing Request, appropriately completed, within the time period required by Clause 2.2 (Borrowing procedures); and

(d)	on the date of such Liquidity Advance the following additional conditions shall have been satisfied (and the Borrower by accepting the amount of such Liquidity Advance shall be deemed to have certified that):
(i)	with respect to any Liquidity Advance the proceeds of which will be used to repay Commercial Paper, make payments under Forward Contract, fund Funding Advances under the Receivables Funding Agreement or repay Liquidity Advances hereunder:

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(A)	an Insolvency Event with respect to the Borrower shall not have occurred; and

(B)	the making of such Liquidity Advance shall not violate any provision of Clause 2.1; and
(ii)	with respect to any Liquidity Advance the proceeds of which will be used to make Funding Advances under the Receivables Funding Agreement:
(A)	the Agent shall have received such approvals, documents, instruments, certificates and opinions as the Agent, the Administrator or any Liquidity Lender, may reasonably and in good faith request;

(B)	the representations and warranties contained in Clause 4.1 (Representations and warranties of the Borrower) shall be true, complete and correct on and as of such day as though made on and as of such day and shall be deemed to have been made on such day;

(C)	no Termination Event or Potential Termination Event shall have occurred and be continuing;

(D)	the Termination Date shall not have occurred;

(E)	the making of such Liquidity Advance shall not violate any provision of Clause 2.1 (Liquidity Advance facilities and commitment); and

(F)	the Agent shall have received a Master Servicer Report with respect to the proposed Advance Date in accordance with Clause 3.2(b) of the Receivables Servicing Agreement and the information set forth therein shall be true, complete and correct.
4.	REPRESENTATIONS AND WARRANTIES

4.1	Representations and warranties of the Borrower

The Borrower represents and warrants to the Agent, the Administrator and the Liquidity Lenders, that, on the dates set forth in Clause 4.2 (with reference to the circumstances existing on each such date):
(a)	Corporate existence and power

It:
(i)	is a limited company duly organised, validly existing and in good standing under the laws of its jurisdiction of organisation;

(ii)	has all corporate power and all licenses, authorisations, consents, approvals and qualifications of and from all Official Bodies and other

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third parties required to carry on its business in each jurisdiction in which its business is now and proposed to be conducted (except where the failure to have any such licenses, authorisations, consents, approvals and qualifications would not individually or in the aggregate have a Material Adverse Effect); and

(iii)	is duly qualified to do business in and in good standing in every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect.
(b)	Corporate and governmental authorisation; contravention

The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party:
(i)	are within its corporate powers;

(ii)	have been duly authorised by all necessary corporate and shareholder action;

(iii)	require no action by or in respect of, or filing with, any Official Body or official thereof or third party (except for any filings in respect of the Agent’s security interests pursuant to the Security Documents);

(iv)	do not contravene or constitute a default under:
(A)	its Organic Documents;

(B)	any Law applicable to it;

(C)	any contractual restriction binding on or affecting it or its property; or

(D)	any order, writ, judgment, award, injunction, decree or other instrument binding on or affecting it or its property; or
(v)	result in the creation or imposition of any Adverse Claim upon or with respect to its property (except as contemplated hereby).
(c)	Binding effect

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Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms (as such enforcement may be subject to any applicable Enforcement Limitation).
4.2	Repetition of representations and warranties

The representations and warranties of the Company given in Clause 4.1 (Representation and warranties by the Borrower) shall be given on the Closing Date and on each Settlement Date.

5.	COVENANTS OF THE BORROWER

The Borrower shall not issue any Commercial Paper in connection with the transaction contemplated hereby or the other Transaction Documents:
(a)	unless, after taking into account the issue and application of proceeds thereof in accordance with the terms hereof and the other Transaction Documents, the Net Receivables Balance equals or exceeds the sum of:
(i)	the aggregate amount of outstanding Commercial Paper issued to fund Funding Advances; plus

(ii)	the Net Liquidity Advances; plus

(iii)	the Required Capital Percentage of the Net Receivables Balance,
at such time; or

(b)	if any of the maturing dates of such Commercial Paper are on or after the last day of the next following Reporting Period.
6.	TERMINATION EVENTS

6.1	Termination Events

The occurrence of any one or more of the following events shall constitute a “Termination Event”:
(a)	Payments, Covenants and Agreements. The Parent, the Company, the Master Servicer, any Originator or other AGCO Party shall fail:
(i)	to make any payment or deposit required hereunder or under any Transaction Document to which it is a party when due and such failure shall remain unremedied for three Business Days; or

(ii)	to perform or observe in any material respect any term, obligation, covenant, undertaking or agreement hereunder (other than as referred to in Clause 6.1(a)(i)) and such failure shall remain unremedied for 20 days.
(b)	Reports. The Master Servicer shall fail to deliver:

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(i)	on any Master Servicer Reporting Date, the duly completed Master Servicer Report to be delivered on such date and such failure shall remain unremedied for 20 days; or

(ii)	on any Reporting Date, the duly completed Accounts Receivables Listing or Obligor Information Listing to be delivered on such date and such failure shall remain unremedied for three Business Days.
(c)	Representations and Warranties. Any representation, warranty, certification or statement made by the Parent, the Company any Originator, the Master Servicer or any other AGCO Party in this Agreement, any other Transaction Document to which any of them is a party or in any other document delivered pursuant hereto or thereto, shall prove to have been incorrect in any material respect when made or deemed made and, if capable of remedy, to have remained incorrect for three Business Days thereafter.

(d)	Insolvency Proceedings. An Insolvency Event shall occur in respect of the Parent, the Company, any Originator, the Master Servicer or any other AGCO Party.

(e)	Indebtedness. Indebtedness (other than to another Group Company) of any one or more of the Parent, any Originator, the Master Servicer or any other AGCO Company (whether individually or collectively) has been declared to be or otherwise has become due and payable prior to its scheduled maturity date and this could have a Material Adverse Effect.

(f)	Judgement. Any judgement or decree is entered against the Parent, any Originator, the Master Servicer or any other AGCO Party which could have a Material Adverse Effect.

(g)	Laws. The Master Servicer shall at any time be prohibited by any relevant law from acting as Master Servicer under the Receivables Servicing Agreement and no replacement Master Servicer satisfactory to the Agent (acting reasonably) has been appointed in accordance with the terms of the Receivables Servicing Agreement within 15 Business Days.

(h)	Resignation of Master Servicer. The Master Servicer, at any time, voluntarily resigns from its role as Master Servicer and, at such time, an Affiliate of the Master Servicer acceptable to the Agent (acting reasonably) has not been appointed as a replacement Master Servicer.

(i)	Enforceability. At any time this Agreement, any Receivables Transfer Agreement or any other Transaction Document to which any Originator, the Company, the Master Servicer, the Parent or any other AGCO Party is a party ceases to be the legally valid, binding or enforceable obligation of such Originator, the Company, the Master Servicer, the Parent or such other AGCO Party or the sale and transfer, assignment, Subrogation, endorsement or other transfer of Receivables or Related Assets under a Receivables Transfer Agreement, in any material number (in relation to the Total Receivables Pool or any other Receivables Pool) in the reasonable opinion of the Agent, is not or ceases to be legally valid, binding or enforceable.

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(j)	Title to Receivables. (i) The Company (or the relevant Originator prior to any sale and transfer thereof under any Receivables Transfer Agreement) shall cease to have a fully perfected ownership interest in Purchased Receivables in any material number (in relation to the Total Receivables Pool or any other Receivables Pool) in the reasonable opinion of the Agent, or the ability to obtain unilaterally such a fully perfected ownership interest, free from any Adverse Claim; or (ii) the Agent, on behalf of the Secured Parties, shall for any reason fail or cease to have a valid and enforceable first priority perfected security interest ranking ahead of any other security interest and the interest of any other creditor of the Company and/or the Originators, in each Purchased Receivable and all of the other Affected Assets, free and clear of any Adverse Claim;

(k)	Pool Triggers. Any of the following shall occur:
(i)	the Average Default Ratios shall exceed 2.8% on any Reference Date; or

(ii)	the Average Delinquency Ratio shall exceed 3.8% on any Reference Date; or

(iii)	the Average Dilution Ratio shall exceed 9% on any Reference Date;
(l)	Ownership of Company. The Parent shall cease to own, directly or indirectly, free and clear of any Adverse Claim and on a fully diluted basis, 100% of the outstanding shares of voting stock of the Company.

(m)	Material Adverse Effect. A Material Adverse Effect shall have occurred.

(n)	Taxes. Any of the following shall occur:
(i)	the Borrower has not filed its application to receive payments of interest free of withholding of tax under the US/UK Treaty (“treaty clearance”) under the Receivables Funding Agreement within one month of the Closing Date;

(ii)	a tax authority notifies the Company or the Borrower in writing that it will not give treaty clearance and the Company is obliged to make a payment under Clause 7.3(a) (Taxes) of the Receivables Funding Agreement;

(iii)	within 11 months of the Closing Date, the tax authority has not confirmed whether or not it will give treaty clearance;

(iv)	an AGCO Party is obliged under any of the Transaction Documents other than the Receivables Funding Agreement to withhold tax and gross up in relation to any payment made to another party;

(v)	the Company or any other AGCO Party is obliged to indemnify the Borrower or any other party against Taxes under the indemnities contained in this Agreement or in any of the Transaction Documents; or

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(vi)	solely due to a change of Law or any amendment or change in the administration, interpretation or application of any existing or future Law coming into effect after the Closing Date:
(A)	the Company is not entitled to obtain a deduction for corporation tax purposes for the Yield payable to the CP Lender under the Receivables Funding Agreement; or

(B)	the Company or any Originator is liable to a materially increased tax cost which it would not otherwise have had to bear.
(o)	Subordinated Lender. The Subordinated Lender assigns any of its rights or delegates any of its duties under the Subordinated Loan Agreement or under any of the other Transaction Documents to which it is a party to an Originator or any Subsidiary of an Originator.
6.2	Remedies
(a)	Upon the occurrence and during the continuation of any Termination Event other than Termination Events of the types referred to in Clause 6.2(b), the Agent may, and at the direction of the Majority Liquidity Lenders (and/or, in the case of a Termination Event of a type described at Clause 6.1(n), at the direction of the Company) the Agent shall, by notice to the Company (or, in the case of a direction given by the Company in relation to Clause 6.1(n), by notice to the Borrower) with a copy to the Master Servicer, do any of the following:
(i)	declare the Termination Date to have occurred, and upon such declaration the Termination Date shall occur and no further Liquidity Advances which are used to make Funding Advances under the Receivables Funding Agreement may be made hereunder; and/or

(ii)	declare the principal amount of the Liquidity Advances, together with interest thereon and all other Aggregate Unpaids, to be immediately due and payable, and upon such declaration all such amounts shall become and be immediately due and payable;
in each case, without any further notice, demand or other further action of any kind, all of which the Borrower hereby irrevocably waives.

(b)	Upon the occurrence and during the continuation of any Termination Event of the type described in Clauses 6.1(a), 6.1(d), 6.1(g), 6.1(h), 6.1(i) or 6.1(j):
(i)	the Termination Date shall occur and no further Liquidity Advances which are used to make Funding Advances under the Receivables Funding Agreement may be made hereunder; and

(ii)	all Liquidity Advances, together with interest accrued thereon and all other Aggregate Unpaids, shall become and be immediately due and payable,

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in each case, immediately and automatically without any notice, demand or other action of any kind, all of which the Borrower hereby irrevocably waives.

(c)	Upon the declaration or the occurrence of the Termination Date under this Clause 6:
(i)	the Agent shall be entitled to:
(A)	deliver Obligor Notifications to any Obligor or such other notifications to Obligors as the Agent may deem necessary from time to time;

(B)	exercise its rights under any Powers of Attorney;

(C)	appoint a replacement Master Servicer pursuant to Section 2.1 (Appointment of Master Servicer) of the Receivables Servicing Agreement; and/or
(ii)	each AGCO Party shall from time to time, at its expense, promptly execute and deliver all instruments and documents, provide all information and take all actions, that may be necessary, or that the Agent may reasonably request to enable the Agent and the Company to protect, more fully evidence or exercise and enforce the ownership interests of the Company in the Purchased Receivables and Related Assets and the security interest of the Agent (on behalf of the Secured Parties) in the Purchased Receivables and other Security Assets.
(d)	The Agent may, and at the direction of the Majority Liquidity Lenders the Agent shall, enforce its security interests in the Security Assets pursuant to the Security Documents and exercise, on behalf of the Agent and the Secured Parties, any and all other rights and remedies of the Agent and the Secured Parties under this Agreement, the Security Documents and the other Transaction Documents.

(e)	The Agent shall have and may exercise, in addition to its rights and remedies under this Agreement and the other Transaction Documents, any and all other rights and remedies provided under the Laws of each applicable jurisdiction and other applicable Laws, all of which rights and remedies shall be cumulative.
7.	INDEMNIFICATION; EXPENSES; RELATED MATTERS

7.1	Indemnities of the Borrower
(a)	Without limiting any other rights which the Indemnified Parties may have hereunder, under any other Transaction Document or under applicable Law, the Borrower hereby agrees to indemnify the Liquidity Banks, the Agent, the Administrator, the other Program Support Providers and their respective officers, directors, employees, counsel and other agents (collectively, “Indemnified Parties”) from and against any and all damages, losses, claims, liabilities, costs and expenses, including reasonable attorneys’ fees (which

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such attorneys may be employees of the Program Support Providers, the Agent or the Administrator, as applicable) and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between the Borrower, any AGCO Party (including any Originator or any Affiliate of any Originator acting as Master Servicer or Sub-Servicer) or any Affiliate of the foregoing and any of the Indemnified Parties or between any of the Indemnified Parties and any third party or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the provision of the Commitments or the making of Liquidity Advances or any of the other transactions contemplated hereby or thereby, excluding, however:
(i)	Indemnified Amounts to the extent resulting from gross negligence or wilful misconduct on the part of such Indemnified Party, as finally determined by a court of competent jurisdiction; or

(ii)	recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables.
7.2	Indemnity for taxes, reserves and expenses
(a)	If after the Closing Date, the adoption of any Law or bank regulatory guideline or any amendment or change in the administration, interpretation or application of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):
(i)	subjects any Indemnified Party (or its applicable lending office) to any Taxes, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the financing of the Asset Interest, any of the transactions contemplated hereby or thereby or payments of amounts due hereunder, or changes the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transaction Documents, the financing of the Asset Interest, any of the transactions contemplated hereby or thereby or payments of amounts due hereunder or its obligation to advance funds hereunder, under a Program Support Agreement or the credit or liquidity support furnished by a Program Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the financing of the Asset Interest or any transactions contemplated hereby or thereby (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party’s principal executive office is located);

(ii)	imposes, modifies or deems applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party, or imposes on any Indemnified Party or on the United States market for certificates of deposit, the London interbank market or any other market in which

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funds are normally raised or deposited any other condition affecting this Agreement, the other Transaction Documents, the financing of the Asset Interest, any of the transactions contemplated hereby or thereby or payments of amounts due hereunder or its obligation to advance funds hereunder, under a Program Support Agreement or the credit or liquidity support provided by a Program Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the financing of the Asset Interest, any of the transactions contemplated hereby or thereby; or

(iii)	imposes upon any Indemnified Party any other condition or expense (including any loss of margin, reasonable attorneys’ fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the financing of the Asset Interest, any of the transactions contemplated hereby or thereby or payments of amounts due hereunder or its obligation to advance funds hereunder under a Program Support Agreement or the credit or liquidity support furnished by a Program Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, the ownership, maintenance or financing of the Asset Interests, and the result of any of the foregoing is to increase the cost to or to reduce the amount of any sum received or receivable by such Indemnified Party with respect to this Agreement, the other Transaction Documents, the financing of the Asset Interest, the Purchased Receivables, the obligations hereunder, the funding of any purchases hereunder or a Program Support Agreement, by an amount deemed by such Indemnified Party to be material, or to in any way restrict the free transferability or convertibility of any currency, or restrict the consummation of any spot, forward, hedging or other transaction involving such currency, then:
(A)	within 10 days after demand by such Indemnified Party through the Agent, the Borrower shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party for such increased cost or reduction; and

(B)	the Borrower shall take such other action as the Agent may reasonably require to enable it to comply with, or to mitigate the effect on such Indemnified Party of, such restriction.
(b)	If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Official Body, or any request or directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party’s obligations hereunder or with respect hereto to a level below that which such

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Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within 10 days after demand by such Indemnified Party through the Agent, the Borrower shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction. For the avoidance of doubt, any rule, regulation or interpretation issued by any financial accounting standards board shall constitute an adoption, change, request or directive subject to this Clause 7.2(b).

(c)	The Agent shall promptly notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Clause 7.2; provided that no failure to give or any delay in giving such notice shall affect the Indemnified Party’s right to receive such compensation. A notice by the Agent or the applicable Indemnified Party claiming compensation under this Clause 7.2 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.
7.3	Taxes
(a)	All payments and distributions made hereunder by the Borrower to any Liquidity Lender, the Agent or any other Person to whom a payment is owing by the Borrower pursuant to the Transaction Documents (each, a “recipient”) (all of the foregoing “covered payments”) shall be made free and clear of and without deduction of any Taxes, (other than Excluded Taxes) except to the extent required by applicable Law. In the event that any withholding or deduction from any covered payment is required in respect of any Taxes, then the Borrower shall:
(i)	promptly upon becoming aware that it must make a deduction or withholding (or that there is any change in the rate or the basis of such deduction or withholding) notify the Liquidity Lender accordingly. Similarly the Liquidity Lender shall notify the Borrower on becoming so aware in respect of a covered payment;

(ii)	withhold or deduct the required amount from such payment;

(iii)	pay (or procure the payment of) directly to the relevant authority the full amount required to be so withheld or deducted;

(iv)	within 30 days of making such payment in (iii) above, forward to such recipient an official receipt or other documentation satisfactory to such recipient evidencing such payment to such authority; and

(v)	except in the case of Excluded Taxes, pay (or procure the payment of) to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal

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the full amount such recipient would have received had no such withholding or deduction been required.
(b)	The recipient and the Borrower shall co-operate in completing any procedural formalities necessary for the Borrower to obtain authorisation under an applicable treaty to make a payment without a (or with a lower rate of) withholding or deduction and the recipient shall notify the Borrower promptly in writing if it ceases to be entitled to an exemption from withholding or deduction under that treaty.

(c)	Moreover, if any Taxes (other than Excluded Taxes) are directly asserted against any recipient with respect to any payment or income earned or received by such recipient hereunder or under any other Transaction Document, the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amounts received and retained by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

(d)	No recipient shall be entitled to be indemnified under any other indemnity contained in any other Transaction Document in respect of Taxes directly asserted against the recipient in the circumstances described in Clause 7.3(c) if such recipient has already been indemnified by the Borrower under Clause 7.3(c).

(e)	If the Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the Borrower shall indemnify the recipient for any incremental Taxes that may become payable by any recipient as a result of any such failure except that such indemnity shall not apply to the extent that it can be shown that (i) such recipient failed to provide reasonable written notice to the Borrower of such Taxes (the amount of which the Borrower could not otherwise have reasonably known would have arisen) or (ii) the Taxes arose because of delay which was solely caused by actions or omissions of the recipient.

(f)	In the event that the Borrower pays any additional amount or amounts pursuant to Clause 7.3(a)(v)(c) or (e) (an “additional tax payment”), and in the event the recipient thereof determines, acting reasonably, that, as a result of such additional tax payment, it is effectively entitled to obtain, utilise and retain a refund of any Taxes or a tax credit in respect of Taxes which reduces the tax liability of such recipient (a “tax saving”), then such recipient shall, to the extent it can do so without prejudice to the amount of any other deduction, credit or relief, upon actual receipt of such tax saving reimburse to the Borrower such amount as such recipient shall determine, acting reasonably, to be the proportion of the tax saving as will leave such recipient (after such reimbursement) in no better or worse position than it would have been in had the payment by the Borrower in respect of which the foregoing additional tax payment was made not been subject to any withholding or deduction on account of Taxes. If the Borrower shall have received from any recipient any amount described in the preceding sentence and it is subsequently determined

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that such recipient was not entitled to obtain, utilise or retain the amount of the tax saving claimed, then the Borrower shall repay such amount to such recipient. Each recipient shall have sole discretion to arrange its affairs (including its tax affairs) without regard to this Clause 7.3(f) and no recipient shall be obligated to disclose any information regarding its affairs (including its tax affairs) or computations to the Borrower.
7.4	Other costs and expenses
(a)	The Borrower agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save the Liquidity Banks and the Agent harmless against liability for the payment of, all reasonable out of pocket expenses (including attorneys’, accountants’ and other third parties’ fees and expenses, any filing fees and expenses incurred by officers or employees of the Conduit and/or the Agent) or intangible, documentary or recording taxes incurred by or on behalf of the Conduit or the Agent:
(i)	in connection with the preparation, negotiation, execution and delivery of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including the perfection or protection of the Asset Interest); and

(ii)	from time to time:
(A)	relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents;

(B)	arising in connection with any Liquidity Bank’s or the Agent’s enforcement or preservation of rights (including the perfection and protection of the Asset Interest under this Agreement); or

(C)	arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents (all of such amounts, collectively, “Transaction Costs”).
(b)	The Borrower hereby agrees to pay on demand all stamp and other Taxes (other than Excluded Taxes) and fees (including, interest, late payment fees and penalties) paid, payable or determined to be payable in connection with the execution, delivery, performance (including any sale of Receivables), filing and recording of the Agreement, any other Transaction Document or any other instrument, document or agreement filed or delivered in connection therewith.
7.5	Breakage costs

The Borrower shall pay the Agent for the account of each Liquidity Bank, on demand, such amount or amounts as shall compensate such Liquidity Bank for any loss, cost or expense incurred by such Liquidity Bank (as reasonably determined by the Agent) as

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a result of any reduction of any Tranche other than on the last day of the Interest Period relating thereto, such compensation to be:
(a)	limited to an amount equal to any loss or expense suffered by such Liquidity Bank during the period from the date of receipt of such repayment to (but excluding) such last day; and

(b)	net of the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions of such Tranche. The determination by the Agent of the amount of any such loss or expense shall be set forth in a written notice to the Borrower in reasonable detail and shall be conclusive, absent manifest error.
7.6	Currency indemnity

If under any applicable law or regulation, or pursuant to a judgment or order being made or registered against the Borrower, the Company or any AGCO Party, or the liquidation of any of the Borrower, the Company or any AGCO Party or for any other reason, any payment under or in connection with this Agreement or any Transaction Document is made (including any payment pursuant to this Clause 7) or fails to be satisfied, in a currency (the “payment currency”) other than the currency in which such payment is expressed to be due under or in connection with this Agreement or any Transaction Document or, in the event no currency is specified, a currency determined by the Person (in its reasonable good faith opinion) to whom such payment is owed or otherwise payable (the “contractual currency”), then, to the extent that the amount of such payment actually received by any Indemnified Party (the “payee”) when converted into the contractual currency at the rate of exchange falls short of such amount due, the Borrower, the Company or relevant AGCO Party (the “currency payor”) as a separate and independent obligation, shall indemnify and hold harmless the payee against the amount of such shortfall. For the purposes of this Clause 7.6, the term “rate of exchange” means the rate at which the payee is able on or about the date of such payment to purchase, in accordance with its normal practice, the contractual currency with the payment currency and shall take into account (and the payor shall be liable for) any premium and other costs of exchange including any taxes or duties incurred by reason of any such exchange.

8.	THE AGENT

8.1	Appointment and authorisation of Agent

Each Liquidity Lender hereby irrevocably appoints, designates and authorises the Agent to take such action on its behalf under the provisions of this Agreement and each other Transaction Document and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and any other Transaction Document, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Agent have or be deemed to have any fiduciary relationship with any Liquidity Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or

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otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

8.2	Delegation of duties

The Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys in fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney in fact that it selects with reasonable care.

8.3	Liability of Agent

No Agent Related Person shall:
(a)	be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby (except for its own gross negligence or wilful misconduct); or

(b)	be responsible in any manner to any Liquidity Lender for any recital, statement, representation or warranty made by the Borrower, the Company or any AGCO Party, or any officer thereof, contained in this Agreement or in any other Transaction Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Transaction Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document, or for any failure of the Borrower, the Company any AGCO Party or any other party to any Transaction Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Liquidity Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Transaction Document, or to inspect the properties, books or records of the Borrower, the Company, any AGCO Party or any of their respective Affiliates.
8.4	Reliance by Agent
(a)	The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower, the Company or any AGCO Party), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Transaction Document

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unless it shall first receive such advice or concurrence of the Liquidity Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Liquidity Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Transaction Document in accordance with a request or consent of the Liquidity Lenders and such request and any action taken or failure to act pursuant thereto shall be binding upon the Liquidity Lenders.

(b)	For purposes of determining compliance with the conditions specified in Clause 3 (Conditions precedent) on the Closing Date or the date of any Liquidity Advance, the Liquidity Lenders shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to the Liquidity Lenders for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Liquidity Lenders.
8.5	Notice of default

The Agent shall not be deemed to have knowledge or notice of the occurrence of a Potential Termination Event or a Termination Event, unless the Agent has received written notice from a Liquidity Lender or the Borrower describing such Potential Termination Event or Termination Event and stating that such notice is a “Notice of Termination Event or Potential Termination Event”. The Agent will notify the Liquidity Lenders of its receipt of any such notice. The Agent shall (subject to Clause 8.4 (Reliance by Agent)) take such action with respect to such Potential Termination Event or Termination Event as may be requested by the Liquidity Lenders; provided that, unless and until the Agent shall have received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Termination Event or Termination Event as it shall deem advisable or in the best interest of the Liquidity Lenders.

8.6	Credit decision; disclosure of information by the Agent

Each Liquidity Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower, the Company, any AGCO Party or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to such Liquidity Lender as to any matter, including whether the Agent-Related Persons have disclosed material information in their possession. Each Liquidity Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, the Company, each AGCO Party and their respective Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Liquidity Lender also represents that it shall, independently and without reliance upon any Agent-

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Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Transaction Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, the Company and the AGCO Parties. Except for notices, reports and other documents expressly herein required to be furnished to the Liquidity Lenders by the Agent herein, the Agent shall not have any duty or responsibility to provide any Liquidity Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower, the Company, any AGCO Party or their respective Affiliates which may come into the possession of any of the Agent-Related Persons.

8.7	Indemnification of the Agent

Whether or not the transactions contemplated hereby are consummated, each Liquidity Lender hereby agrees to indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Amounts incurred by it; provided that no Liquidity Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Amounts resulting from such Person’s gross negligence or wilful misconduct, as finally determined by a court of competent jurisdiction; and provided, further, that no action taken in accordance with the directions of the Majority Liquidity Lenders shall be deemed to constitute gross negligence or wilful misconduct for purposes of this Clause 8.7. Without limitation of the foregoing, each Liquidity Lender shall reimburse the Agent upon demand for its ratable share of any costs or out of pocket expenses (including attorney’s fees) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Transaction Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Clause 8.7 shall survive payment on the Final Payout Date and the resignation or replacement of the Agent.

8.8	Agent in individual capacity

Rabobank (and each successor acting as Agent) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower, the Company, the Master Servicer, any AGCO Party or any of their Subsidiaries or Affiliates as though Rabobank were not the Agent hereunder and without notice to or consent of the Liquidity Lenders. Each Liquidity Lender acknowledges that, pursuant to such activities, Rabobank and its Affiliates may receive information regarding the Borrower, the Company, the AGCO Parties and their respective Affiliates (including information that may be subject to confidentiality obligations in favour of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to it. With respect to its

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Commitment, Rabobank (and each successor acting as Agent) in its capacity as a Liquidity Lender hereunder shall have the same rights and powers under this Agreement as any other Liquidity Lender and may exercise the same as though it were not the Agent, and the term “Liquidity Lender” or “Liquidity Lenders” shall, unless the context otherwise indicates, include the Agent in its individual capacity.

8.9	Resignation of Agent

The Agent may resign as Agent upon 30 days’ notice to the Liquidity Lenders. If the Agent resigns under this Agreement, the Majority Liquidity Lenders shall appoint from among them a successor agent for the Liquidity Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Liquidity Lenders, a successor agent from among the Liquidity Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term “Agent” shall mean such successor agent and the retiring Agent’s appointment, powers and duties as Agent shall be terminated. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Clause 8.9 and Clause 8.3 (Liability of Agent) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent’s notice of resignation, the retiring Agent’s resignation shall nevertheless thereupon become effective and the Administrator shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Liquidity Lenders appoint a successor agent as provided for above. It is understood and agreed that any resignation of the Agent pursuant to this Clause 8.9 shall apply to all of such Agent’s rights, duties and obligations in its capacity as Agent and that under no circumstances may the Agent resign with respect to only a portion of such rights, duties and obligations, including with respect to any Tranche.

8.10	Payments by the Agent

Unless specifically allocated to a Liquidity Lender pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Liquidity Lenders shall be paid by the Agent to the Liquidity Lenders pro rata in accordance with their respective outstanding funded portions of any Net Liquidity Advance on the Business Day received by the Agent, unless such amounts are received after 11:00 a.m. (New York time) on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Liquidity Lenders on such Business Day but, in any event, shall pay such amounts to the Liquidity Lenders not later than the following Business Day.

9.	MISCELLANEOUS

9.1	Term of Agreement

This Agreement shall terminate on the Final Payout Date; provided that:
(a)	the rights and remedies of the Agent, the Liquidity Lenders and the Administrator with respect to any representation and warranty made or deemed to be made by the Borrower pursuant to this Agreement;

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(b)	the indemnification and payment provisions of Clause 7 (Indemnification); and

(c)	the agreements set forth in Clause 9.9 (Consent to disclosure) Clause 9.10 (Confidentiality), 9.11 (No bankruptcy petition) and 9.12 (No recourse) shall be continuing and shall survive any termination of this Agreement.
9.2	Waivers; amendments
(a)	No failure or delay on the part of the Agent, the Liquidity Lenders or the Administrator in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

(b)	Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Liquidity Lenders (and, if Clause 8 (The Agent) or the rights or duties of the Agent are affected thereby, by the Agent); provided, that no such amendment or waiver shall, unless signed by each Liquidity Lender directly affected thereby;
(i)	increase the Commitment of a Liquidity Lender;

(ii)	reduce the Net Liquidity Advances or rate of Interest to accrue thereon or any fees or other amounts payable hereunder;

(iii)	postpone any date fixed for the payment of any scheduled distribution in respect of the Net Liquidity Advances or Interest with respect thereto or any fees or other amounts payable hereunder or for termination of any Commitment;

(iv)	change the percentage of the Commitments of Liquidity Lenders required for the Liquidity Lenders or any of them to take any action under this Clause 9.2 or any other provision of this Agreement;

(v)	release all or substantially all of the property with respect to which a security or ownership interest therein has been granted hereunder to the Agent or the Secured Parties; or

(vi)	extend or permit the extension of the Commitment Termination Date (it being understood that a waiver of a Termination Event shall not constitute an extension or increase in the of any Liquidity Lender.
9.3	Notices; payment information

All communications and notices provided for hereunder shall be provided in the manner described in Clause 4 (Communication) of the Schedule of Definitions.

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9.4	Governing law; submission to jurisdiction; appointment of process agent
(a)	This Agreement and, to the extent incorporated into, applied to or deemed repeated in this Agreement, the Schedule of Definitions shall be governed by and construed in accordance with English law.

(b)	The Borrower and each Liquidity Lender agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

(c)	The Borrower and each Liquidity Lender for itself irrevocably waives any objection which it might now or hereafter have to the courts referred to in Clause 9.4(b) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with any Transaction Document or the transactions contemplated thereby and agrees not to claim that any such court is not a convenient or appropriate forum.

(d)	The submission to the jurisdiction of the courts referred to in Clause 9.4(b) shall not (and shall not be construed so as to) limit the right of the Agent to take proceedings against the Borrower or any Liquidity Lender or any of its respective property in any other court of competent jurisdiction nor shall the taking of proceedings in any other jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(e)	The Borrower and each Liquidity Lender hereby consents generally in respect of any legal action or proceeding arising out of or in connection with any Transaction Document or the transactions contemplated thereby, to the giving of any relief or the issue of any process in connection with such action or proceeding including the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding. Without limiting the foregoing, the Borrower and each Liquidity Lender agrees to reimburse any successful claimant the costs of any legal action or proceeding brought against it pursuant to this Clause 9.4, including the cost of all stamp duties (if any) payable in connection therewith.
9.5	Integration

This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

9.6	Severability and partial invalidity
(a)	Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of

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the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(b)	If a court of competent jurisdiction determines that any term or provision of this Agreement as written is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall reduce the scope, duration, or area of the term or provision, delete specific words or phrases, or replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the court’s judgment may be appealed.
9.7	Counterparts; facsimile delivery

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.

9.8	Successors and assigns; binding effect
(a)	This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided that the Borrower may not assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent. Except as provided in this Clause 9.8, no provision of this Agreement shall in any manner restrict the ability of any Liquidity Lender to assign, participate, grant security interests in, or otherwise transfer any portion of, the Liquidity Advances, Asset Interest or its other rights and interests under this Agreement and the other Transaction Documents.

(b)	Any Liquidity Lender may transfer all or any portion of its interest in the Net Liquidity Advances made by it to any Person, all without the prior written approval of the Borrower, any other Liquidity Lender, the Agent, the Administrator or any AGCO Party. Any Liquidity Lender may transfer all or any portion of its Commitment, its interest in the Asset Interest and its other rights and obligations hereunder to any Person with the prior written approval of the Agent and the Administrator on behalf of the Borrower (such approval not to be unreasonably withheld). In connection with any such transfer, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement, duly executed, transferring to such assignee a pro rata interest in such assignor’s Commitment and other obligations hereunder and in the Net Liquidity Advances, the Asset Interest and other rights hereunder, and such assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee’s right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other

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Transaction Documents to which such assignor is or, immediately prior to such transfer, was a party. Upon any such transfer:
(i)	the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such transfer, was a party with respect to such assignor’s Commitment and interest in the Net Liquidity Advances and the Asset Interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such transfer, was a party; and

(ii)	the assignor shall have no further obligations with respect to the portion of its Commitment which has been transferred and shall relinquish its rights with respect to the portion of its interest in the Net Liquidity Advances and the Asset Interest which has been transferred for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such transfer, was a party. No such transfer shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent and the Borrower.
(c)	By executing and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows:
(i)	other than as provided in such Assignment and Assumption Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Transaction Documents or any such other instrument or document;

(ii)	the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any AGCO Party or the performance or observance by the Borrower or any AGCO Party of any of their respective obligations under this Agreement, the Receivables Transfer Agreements, the other Transaction Documents or any other instrument or document furnished pursuant hereto;

(iii)	such assignee confirms that it has received a copy of this Agreement each other Transaction Document and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest;

(iv)	such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements,

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documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents;

(v)	such assignee appoints and authorises the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents and the Affected Assets;

(vi)	such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and

(vii)	such assignee agrees that it will not institute against the Borrower any proceeding of the type referred to in Clause 9.11 (No bankruptcy petition) prior to the date which is one year and one day after the payment in full of all obligations for borrowed money of the Borrower.
(d)	If:
(i)	any Liquidity Lender makes an assignment in accordance with Clause 9.8 to another person (a “new recipient"); and

(ii)	as a result of circumstances existing at the date on which the assignment occurs, the Company would be obliged to make a payment to the new recipient under Clauses 7.2 (Indemnity for Taxes, reserves and expenses) or Clause 7.3 (Taxes), then the new recipient is only entitled to receive payment under Clause 7.2 (Indemnity for Taxes, reserves and expenses) or Clause 7.3 (Taxes) to the same extent as any Liquidity Lender would have been if the assignment had not occurred.
9.9	Consent to disclosure

The Borrower hereby consents to the disclosure of any non-public information with respect to it received by the Agent, any Liquidity Lender or the Administrator to any other Liquidity Lender or potential Liquidity Lender, any Participant or potential Participant, the Agent, any nationally recognised statistical rating organisation rating the Borrower’s Commercial Paper, any dealer or placement agent of or depositary for the Borrower’s Commercial Paper, the Administrator, any Program Support Provider or any of such Person’s counsel or accountants in relation to this Agreement or any other Transaction Document.

33

9.10	Confidentiality
(a)	The Borrower hereby agrees that it will not disclose the contents of this Agreement or any other Transaction Document or any other proprietary or confidential information of or with respect to any Liquidity Lender, the Agent, the Administrator, any Participant or any other Program Support Provider to any other Person except:
(i)	its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognised statistical rating organisation, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information;

(ii)	an alternative commercial source of financing in connection with a potential refinancing of the Liquidity Advances in the event that any Liquidity Bank shall have refused to extend the Commitment Termination Date pursuant to Clause 2.11;

(iii)	as otherwise required by applicable Law, by any order of a court of competent jurisdiction or by any governmental, taxation or regulatory authority.
(b)	Subject to Clause 9.9 (Consent to disclosure), each of the Agent, the Administrator and each Liquidity Lender hereby agrees that it will not disclose this Agreement or any other Transaction Document or the terms thereof or any confidential information of or with respect to the Borrower to any other Person except as otherwise required by applicable Law or order of a court of competent jurisdiction.
9.11	No bankruptcy petition

Each of the parties hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other rated indebtedness of the Borrower, it will not institute against, or join any other Person in instituting against, the Borrower any proceeding of a type referred to in the definition of Insolvency Event.

9.12	No recourse

Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Borrower under this Agreement and all other Transaction Documents to which it is a party are solely the corporate obligations of the Borrower and shall be payable solely to the extent of funds received from the Company in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper.

9.13	Mitigation
(a)	The Liquidity Lender shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would

34

result in any amount becoming payable under or pursuant to Clause 7.2 (Indemnity for Taxes, reserves and expenses) or Clause 7.3 (Taxes) including (but not limited to) transferring its rights and obligations under the Transaction Documents to another Affiliate.

(b)	The taking of any action by the Liquidity Lender under Clause 9.13(a) above shall be subject to the following conditions:
(i)	the Borrower shall indemnify the Liquidity Lender against any reasonable costs incurred by the Liquidity Lender in taking any mitigating action; and

(ii)	the Liquidity Lender shall not be obliged to take any action under Clause 9.13(a) which in its reasonable opinion would be materially prejudicial to it.
9.14	Contracts (Rights of Third Parties) Act (1999)

Except in respect of the Secured Parties, the Company and the AGCO Parties not party hereto, which (including, for the avoidance of doubt, their respective successors and permitted assigns) are intended to have the benefit of this Agreement pursuant to the Contracts (Rights of Third Parties) Act (1999), the parties hereto do not intend any term of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Act (1999).
EXECUTION:
The parties have shown their acceptance of the terms of this Agreement by executing it after the Schedule.

35

SCHEDULE 1
COMMITMENTS

Liquidity Lender	Commitments

Rabobank	Euro 102 million

Totals	Euro 102 million

36

EXECUTION
The Borrower

SIGNED by ,	)
, duly authorised for	)
and on behalf of ERASMUS CAPITAL	)
CORPORATION, as Borrower

The Agent, Administrator and Liquidity Lender

SIGNED by and	)
, duly authorised for	)
and on behalf of COÖPERATIEVE	)
CENTRALE RAIFFEISEN-)
BOERENLEENBANK B.A. (trading as	)
RABOBANK INTERNATIONAL),	)
LONDON BRANCH, as Agent,	)
Administrator and Liquidity Lender

37

EXHIBIT A
FORM OF BORROWING REQUEST
ERASMUS CAPITAL CORPORATION (the “Borrower”), pursuant to Clause 2.2(a) of the Liquidity Agreement, dated as of [• ] 2006 (as amended, modified, or supplemented from time to time, the “Agreement”), among the Borrower, the Liquidity Lenders from time to time party thereto and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch, as Agent and as Administrator, hereby requests that an Liquidity Advance be made pursuant to the Agreement. Capitalised terms used herein and not otherwise defined herein have the meaning assigned to them in the Agreement.
The Borrower hereby requests:
The Advance Date of such Liquidity Advance will be:           [•]
The amount of the Liquidity Advance will be:           Euro      [•]
The Settlement Date on which repayment of the Liquidity Advance and payment of Interest is due: [•]
The Borrower hereby certifies as of the date hereof that the conditions precedent to such Liquidity Advance set forth in the Agreement have been satisfied, and that all of the representations and warranties made in Clause 4 (Representations and warranties) of the Agreement are true and correct on and as of the Advance Date, both before and after giving effect to the Liquidity Advance.
Dated:
ERASMUS CAPITAL CORPORATION
By:
Name:
Title:

1

EXHIBIT B
FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
     Reference is made to the Liquidity Agreement, dated as of [• ] 2006 (as it may be amended or otherwise modified from time to time, the “Agreement”), among Erasmus Capital Corporation, a Delaware corporation (in such capacity, the “Borrower”), the financial institutions from time to time parties thereto, as Liquidity Lenders (in such capacity, the “Liquidity Lenders”), and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch, of Thames Court, One Queenhithe, London EC4V 3RL, as Agent for the Liquidity Lenders and Administrator on behalf of Erasmus Capital Corporation, a Delaware corporation (the “Agent” or the “Administrator”). Terms defined in the Agreement are used herein with the same meaning.
[                    ] (the “Assignor”) and [                    ] (the “Assignee”) hereby agree as follows:
1.	The Assignor hereby transfers to the Assignee by way of novation, without recourse and without representation and warranty other than as provided in Clause 3(a) below, and the Assignee hereby assumes from the Assignor, an interest in and to all of the Assignor’s rights and obligations under the Agreement and the other Transaction Documents, including the Assignor’s rights in the Asset Interest. Such interest expressed as a percentage of all rights and obligations of the Liquidity Lenders, shall be equal to the percentage equivalent of a fraction the numerator of which is € [ ] and the denominator of which is €[ ] [This amount should match Euro amount of the total Commitments on the date of the Assignment and Assumption Agreement.]. After giving effect to such transfer, the Assignee’s Commitment will be as set forth on the signature page hereto.
2.	In consideration of the payment of [ ], being [___]% of the existing Net Liquidity Advance, and of [ ], being [___]% of the aggregate unpaid accrued Interest, receipt of which payment is hereby acknowledged, the Assignor hereby transfers to the Agent for the account of the Assignee, and the Assignee hereby assumes from the Assignor, a [___]% interest in and to all of the Assignor’s right, title and interest in and to the Net Liquidity Advances made by the undersigned under the Agreement.
3.	The Assignor:
(a)	represents and warrants that it is the legal and beneficial owner of the interest being transferred by it hereunder and that such interest is free and clear of any Adverse Claim;

(b)	makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or the Receivables, any other Transaction Document or any other instrument or document furnished pursuant thereto; and

(c)	makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Borrower, the Company, the

2

Master Servicer or any AGCO Party or the performance or observance by any of either Borrower, the Master Servicer or any AGCO Party of any of its obligations under the Agreement, any other Transaction Document, or any instrument or document furnished pursuant thereto.
4.	The Assignee:
(a)	confirms that it has received a copy of the Transaction Documents together with copies of the financial statements referred to in the Transaction Documents, to the extent delivered through the date of this Assignment and Assumption Agreement (this “Assignment”), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment;

(b)	agrees that it will, independently and without reliance upon the Agent, any of its Affiliates, the Assignor or any other Liquidity Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement and any other Transaction Document;

(c)	appoints and authorises the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement and the other Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto;

(d)	agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as an Liquidity Lender;

(e)	agrees that it will not institute against either Borrower any proceeding of the type referred to in Clause 9.11 (No bankruptcy petition) of the Agreement prior to the date which is one year and one day after the payment in full of all obligations for borrowed money of the Borrower; and

(f)	specifies as its address for notices and its account for payments the office and account set forth beneath its name on the signature pages hereof.
5.	The effective date for this Assignment shall be the later of:
(a)	the date on which the Agent receives this Assignment executed by the parties hereto and receives the consent of the Administrator, on behalf of the Borrower; and

(b)	the date of this Assignment (the “Effective Date”).
Following the execution of this Assignment [and the consent of the Administrator, on behalf of the Borrower,] this Assignment will be delivered to the Agent [for acceptance and] recording.

6.	Upon such acceptance and recording, as of the Effective Date;

3

(a)	the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Liquidity Lender thereunder; and

(b)	the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Agreement.
7.	Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Agreement in respect of the interest transferred hereby (including, without limitation, all payments in respect of such interest in Net Liquidity Advances, Interest and fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Effective Date directly between themselves.
8.	The Assignor agrees to pay the Assignee its pro rata share of fees in an amount equal to the product of
(a)	[___] per annum; and

(b)	the Commitment during the period after the Effective Date for which such fees are owing and paid by the Borrower pursuant to the Agreement.
9.	This Assignment and Assumption Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with English law.
10.	This agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.
11.	If any one or more of the covenants, agreements, provisions or terms of this agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this agreement and shall in no way affect the validity or enforceability of the other provisions of this agreement.
12.	This agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery by facsimile of an executed signature page of this agreement shall be effective as delivery of an executed counterpart hereof.
13.	This agreement shall be binding on the parties hereto and their respective successors and assigns.
IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorised as of the date first above written.

4

[ASSIGNOR]
By:
Name:
Title:
[ASSIGNEE]
By:
Name:
Title:
COMMITMENT: €
Address for notices and Account for payments:

For Credit Matters:		For Administrative Matters:

[NAME]		[NAME]
Attention:		Attention:
Telephone:	[(___) ___ ____]	Telephone:	[(___) ___ ____]
Telefax:	[(___) ___ ____]	Telefax:	[(___) ___ ____]

Account for Payments:

NAME
ABA Number:	[___ ___ ___]
Account Number:	[ ]
Attention:	[ ]
Re:	[ ]

[Consented to this [_____] day of		[Accepted this[ _____] day of
[ ], 20[__]		[ ], 20[__]

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (TRADING AS RABOBANK INTERNATIONAL), LONDON BRANCH, as Administrator		COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (TRADING AS RABOBANK INTERNATIONAL), LONDON BRANCH, as Agent

By:

Name:
Title:

ERASMUS CAPITAL CORPORATION, as
Borrower

By:

Name:
Title:

5

EXECUTION COPY
Dated 13 October 2006
(1)	AGCO GMBH as Originator and Sub-Servicer

(2)	AGCO S.A. as Originator

(3)	AGCO IBERIA SA as Originator

(4)	AGCO RECEIVABLES LIMITED as the Company

(5)	AGCO SERVICES LIMITED as the Subordinated Lender

(6)	AGCO LIMITED

(7)	AGCO CORPORATION as the Parent

(8)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (trading as RABOBANK INTERNATIONAL), LONDON BRANCH as the Agent and Administrator

(8)	ERASMUS CAPITAL CORPORATION as the CP Lender

MASTER SCHEDULE OF DEFINITIONS,
INTERPRETATION AND CONSTRUCTION
relating to the Securitisation of European Trade Receivables

LONDON

CONTENTS

Clause		Page
1.	Definitions and interpretation	1

2.	Interpretation	38

3.	Calculations	39

4.	Communications	40

Schedules

1.	Payment Information

2.	Accounts

Exhibits

1.	Places of business and locations of records of the Company, the Parent, the Master Servicer, the Subordinated Lender and each Originator

2.	Form of Subrogation Certificate

3.	Form of Account Mandate Letter

4.	Form of Obligor Notification

5.	Credit and Collection Policy

6.	Accounts Receivable Listing

7.	Obligor Information Listing

8.	Form of Master Servicer Report
 i

THIS MASTER SCHEDULE OF DEFINITIONS, INTERPRETATION AND CONSTRUCTION is dated 13 October and made between:
(1)	AGCO GMBH, a Gesellschaft mit beschränkter Haftung established under the laws of Germany (in its capacity as Originator and in its capacity as a Sub-Servicer);

(2)	AGCO S.A., a société anonyme incorporated under the laws of France;

(3)	AGCO IBERIA SA, a Sociedad Anonima incorporated under the laws of Spain;

(4)	AGCO RECEIVABLES LIMITED, a company incorporated under the laws of England and Wales as the Company;

(5)	AGCO SERVICES LIMITED, a company incorporated under the laws of England and Wales, as Subordinated Lender;

(6)	AGCO LIMITED, a company incorporated under the laws of England and Wales in its individual capacity and in its capacity as Master Servicer;

(7)	AGCO CORPORATION, a Delaware corporation, as Parent;

(8)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. (trading as RABOBANK INTERNATIONAL), LONDON BRANCH, a cooperative banking organisation organised under the laws of the Netherlands in its capacity as Agent and as a Liquidity Lender; and

(9)	ERASMUS CAPITAL CORPORATION, a corporation incorporated under the laws of Delaware, as CP Lender.
IT IS AGREED that:
1.	DEFINITIONS AND INTERPRETATION

1.1	Defined Terms

Except where otherwise stated or the context otherwise requires, the following terms shall have the following meanings:

“Account Mandate Letter” means an account mandate letter issued by the CP Lender substantially in the form of Exhibit 3 (Form of Account Mandate Letter).

“Accounts Receivable Listing” means an accounts receivable listing, including the information set out in Exhibit 6 (Accounts Receivable Listing), mutually agreed to by the Company, the Master Servicer and the Agent from time to time and made available or to be made available by the Master Servicer to the Agent pursuant to the Receivables Transfer Agreements.

“Additional Costs” is defined in Clause 7.2(d) (Indemnity for Taxes, Reserves and Expenses) of the Receivables Funding Agreement.

“Adjusted EURIBOR” means, on any date, an interest rate per annum equal to the sum of the Applicable Margin, EURIBOR and, if applicable, any Mandatory Costs on such date.

“Administrator” means Rabobank or an Affiliate thereof as Administrator for the CP Lender, or Rabobank or an Affiliate thereof as Administrator for any Conduit Assignee.

“Advance” means a Funding Advance or a Liquidity Advance, as the case may be.

“Advance Date” is defined in Clause 2.2 (Borrowing procedures) of the Receivables Funding Agreement and in Clause 2.2 (Borrowing procedures) of the Liquidity Agreement, as the case may be.

“Adverse Claim” means any lien, security interest, mortgage, hypothecation, charge, floating charge (or any promise or irrevocable mandate therefor) or encumbrance, attachment or delegation, or any similar right or claim under the laws of any jurisdiction or any other right or claim in, of or on any Person’s assets or properties in favour of any other Person (including, but not limited to, any retention of title claims by any Person and any hypothèque, gage sur fonds de commerce, saisie-arrêt and délégation de créance; but excluding any statutory set-off rights under Section 1198 of the Spanish Civil Code, Section 355 German Commercial Code or Articles 1289 et seq. of the French Civil Code).

“Affected Assets” means, collectively, (a) the Purchased Receivables, (b) all Related Assets, (c) all rights and remedies of the Company under the Receivables Transfer Agreements, (d) all financing statements, charges or other similar documents or instruments filed or otherwise recorded by or on behalf of the Company against any Originator, (e) all of the Company’s rights and interests in and to the AGCO Accounts and all funds and investments therein, and (f) all proceeds of the foregoing.

“Affiliate” means any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, another Person or any Subsidiary of such other Person. A Person shall be deemed to control another Person if the controlling Person owns 40% or more of any class of equity voting securities of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock or shares, by contract or otherwise.

“AGCO Accounts” means the AGCO Germany Accounts, AGCO France Accounts and AGCO Iberia Accounts, or any of them.

“AGCO Germany” means AGCO GmbH, a Gesellschaft mit beschränkter Haftung incorporated under the laws of Germany.

“AGCO Germany Accounts” means the accounts listed in Schedule 2 (Accounts), and each other account or accounts as AGCO Germany designates as an “AGCO Germany Account” with the prior written consent of the Agent.

“AGCO France” means AGCO S.A. a société anonyme incorporated under the laws of France.

“AGCO France Accounts” means the accounts listed in Schedule 2 (Accounts), and each other account or accounts as AGCO France designates as an “AGCO France Account” with the prior written consent of the Agent.

“AGCO Iberia” means AGCO Iberia S.A., a sociedad anonima incorporated under the laws of Spain.

“AGCO Iberia Accounts” means the account, no. 0182-5437-68-0100074485 at BBVA, Travesia de Sta. Brigida, Urb. Las Norias, 28220 Majadahonda, Madrid and each other account or accounts as AGCO Iberia designates as an “AGCO Iberia Account” with the prior written consent of the Agent.

“AGCO Limited” means Agco Limited, a limited company incorporated under the laws of England and Wales, with registered number 509133 and with its registered office at PO Box 62, Banner Lane, West Midlands CV4 9GF, England.

“AGCO Party” means the Parent, the Master Servicer, the Subordinated Lender, each Originator and each Affiliate of the Parent from time to time party to a Transaction Document.

“Agent” means Rabobank, in its capacity as (a) agent for the CP Lender under the Receivables Funding Agreement, (b) agent for the Liquidity Lenders under the Liquidity Agreement, and (c) agent for the Secured Parties under the Security Agreement, as the case may be, and in each case any successor appointed thereto.

“Agent-Related Persons” means the Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of such Persons and their respective Affiliates.

“Aggregate Obligor Balance” means, at any time and with respect to any Obligor, the aggregate Outstanding Balance of all Purchased Receivables owing by such Obligor.

“Aggregate Unpaids” means, at any time, an amount equal to the sum of (a) the Euro Equivalent of the aggregate unpaid Yield accrued and to accrue with respect to all Rate Periods at such time, (b) the Net Funding Advances at such time, (c) the Euro Equivalent of the aggregate unpaid Interest accrued and to accrue with respect to all Interest Periods at such time, (d) the Net Liquidity Advances at such time, and (e) the Euro Equivalent of all other amounts owed (whether or not then due and payable) under the Receivables Funding Agreement and under the other Transaction Documents by the Company and/or any AGCO Party to the Agent, the Administrator, the Lenders or the other Indemnified Parties at such time, including all Fees, Transaction Costs and Additional Costs.

“Alternative Rate” means an interest rate per annum equal to Adjusted EURIBOR or, if EURIBOR can not be determined at the relevant time, the Base Rate.

“Applicable Margin” means the margin set out in the mandate letter between Rabobank and AGCO Corporation dated 21 July 2006.

“Approved Country” means France, Germany, Spain and each other country agreed between the Master Servicer and the Agent in writing from time to time.

“Asset Balance” means, at any time, an amount equal to the lesser of: (a) the CP Value at such time; and (b) the sum of (i) the Net Receivables Balance, (ii) the aggregate Collections in respect of Purchased Receivables, to the extent not applied pursuant to Clause 4 of the Receivables Servicing Agreement, and (iii) an amount equal to the aggregate amount of discount due on maturity of each Commercial Paper that is outstanding at such time (or, if such Commercial Paper is issued on an interest bearing basis, the amount of interest due to be payable on the maturity thereof) (each, the “CP Funding Cost”) or, if such Commercial Paper is not denominated in Euro, the Euro Equivalent of such CP Funding Cost, provided that if at any time following an Insolvency Event, the Agent sells, or otherwise realises its security over, a Security Asset at a time when the Asset Balance equals or exceeds the Net Liquidity Advances, the Asset Balance (after giving effect to such sale or realisation) shall be increased by the positive difference (if any) between that portion of the Asset Balance that corresponded to the Security Assets that were sold or enforced against and the proceeds of such sale or realisation, before any deduction of the Agent’s expenses.

“Asset Deficiency” means, at any time, the amount (if any) by which (a) the Net Advances exceeds (b) the Net Receivables Balance at such time.

“Asset Interest” means the right, title and interest of the Company and the Secured Parties in and to the Affected Assets, the security created over the Affected Assets pursuant to the Security Agreement and otherwise in, to and under the Receivables Funding Agreement, the Liquidity Agreement and the other Transaction Documents.

“Assignment and Assumption Agreement” means an assignment and assumption agreement substantially in the form of Exhibit B to the Liquidity Agreement.

“Assignment Deed” means a notarial deed granted before a Spanish Notary Public (Notario), substantially in the form of Exhibit A to the Spanish Receivables Transfer Agreement, for the purposes described in Clause 2.1 (Sale and transfer of Receivables).

“Available Commitment” means, with respect to any Liquidity Lender at any time, the remainder of (a) such Liquidity Lender’s Commitment at such time minus (b) the aggregate principal amount of such Liquidity Lender’s Liquidity Advances at such time.

“Average Credit Terms” means on any Reference Date, the arithmetical average number of days (rounded to the nearest whole month) between the date on which Purchased Receivables are invoiced and their due dates.

“Average Dilution Ratio” means, at any time, with respect to the Purchased Receivables of the Total Receivables Pool, the sum of the Dilution Ratios for such Purchased Receivables for the then three most recently-ended Reporting Periods, divided by three.

“Average Default Ratio” means, on any Reference Date, the fraction expressed as a percentage obtained by dividing:

(a)	the aggregate of the Default Ratios on that Reference Date and the preceding two Reference Dates; by

(b)	three.
“Average Delinquency Ratio” means, at any time, with respect to the Purchased Receivables of the Total Receivables Pool, the sum of:
(a)	the Delinquency Ratios for such Purchased Receivables for the then three most recently-ended Reporting Periods; divided by

(b)	three.
“Base Rate” means an interest rate per annum as shall be in effect from time to time, which per annum rate shall equal at all times the sum of (a) the rate of interest determined by the Reference Bank as being the rate that it would quote, at its principal office in London, England, for fully prepayable advances of an amount approximately equal to the amount of the relevant Lender’s funding costs in relation to which such determination is being made and in the currency of such funding costs and which are provided for value on a same-day basis from whatever source the Reference Bank may select to borrowers comparable in credit quality to the relevant Lender for a period approximately equal to the period in respect of which it is making such determination and (b) the Applicable Margin.
“Borrower” means, with respect to the Liquidity Agreement, the CP Lender in its capacity as borrower thereunder.
“Borrowing Base” means, on any Reference Date, an amount equal to:
(c)	the product of:
(i)	Net Receivables Balance at such time; times

(ii)	100% minus the Required Reserve Percentage on such Reference Date;
less

(d)	the Dilution Amount on such date.
“Borrowing Request” means each request substantially in the form of Exhibit A to the Receivables Funding Agreement and in the form of Exhibit A to the Liquidity Agreement, as the case may be.
“Business Day” means any day that is:
(a)	(i) a European Business Day; and
(i)	at any time that a Funding Advance is funded by the CP Lender by the issuance of Commercial Paper, a day on which The Depository Trust Company of New York is open for business and which is a TARGET Settlement Day; and

(b)	at any time that a Funding Advance is funded by the CP Lender by obtaining Liquidity Advances under the Liquidity Agreement or advances under another Programme Support Agreement, a day which is a TARGET Settlement Day.
“Centre of Main Interest” means, with respect to any Person, such Person’s Centre of Main Interest for the purpose of the council regulation (EC) no. 1346/2000.
“Closing Date” means 16 October 2006 or as may be agreed by the parties hereto.
“Collections” means, with respect to any Purchased Receivable, at any time, all cash collections and other cash proceeds or any other payments under the applicable Receivables Transfer Agreement in respect of such Purchased Receivable received by the Master Servicer, any Sub-Servicer on its behalf or any Originator or any Deemed Collection with respect to such Purchased Receivable including, in each case, all cash proceeds of Related Assets with respect to such Receivable and all amounts payable by the Master Servicer under Clause 4.5(d) of the Receivables Servicing Agreement. When used in, or in relation to Purchased Receivables under a Receivables Transfer Agreement, the term “Collections” relates to Collections in respect of Receivables purchased under such Receivables Transfer Agreement.
“Commercial Paper” means the short-term promissory notes of the CP Lender issued by the CP Lender in either the US or non-US commercial paper markets.
“Commitment” means, with respect to each Liquidity Lender, as the context requires, the commitment of such Liquidity Lender to make Liquidity Advances in accordance with the Liquidity Agreement such that after giving effect to any such Liquidity Advances the portion of the Net Liquidity Advances funded by such Liquidity Lender will not exceed an amount equal to (i) the amount set forth opposite such Liquidity Lender’s name on Schedule 1 to the Liquidity Agreement under the heading “Commitments” (or in the case of a Liquidity Lender which becomes a party to the Liquidity Agreement pursuant to an Assignment and Assumption Agreement, as set forth in such Assignment and Assumption Agreement), plus (ii) the amount of any increase to such Liquidity Lender’s Commitment consented to by such Liquidity Lender, minus (iii) the amount of any Commitment or portion thereof assigned by such Liquidity Lender pursuant to an Assignment and Assumption Agreement, minus (iv) such Liquidity Lender’s pro rata share of any reduction in the “Commitments” referred to in clause (i); provided that no such reduction shall take place that would result in the total Commitment being less than the CP Value of the outstanding Commercial Paper.
“Commitment Termination Date” means the date falling three hundred and sixty-four (364) days after the date of the Liquidity Agreement, or such later date to which the Commitment Termination Date has been extended pursuant to Clause 2.10 (Non-Renewing Liquidity Lenders) of the Liquidity Agreement.
“Common Eligibility Criteria” means, at any time, with respect to any Receivable:
(a)	the Obligor thereof is not at such time an Affiliate of the Parent;

(b)	such Receivable arises under a Contract between an Originator and an Obligor for the supply of Equipment or Parts by the Originator;

(c)	such Receivable is not a Defaulted Receivable or a Delinquent Receivable;

(d)	such Receivable, by its terms, is due and payable within 270 days of the original Invoice date and has not had its payment terms extended other than in accordance with the Credit and Collection Policy;

(e)	such Receivable arises under a Contract which, together with such Receivable, is in full force and effect and which constitutes the legal, valid and binding obligations of the Originator and Obligor which are party thereto, enforceable in accordance with its terms (as such enforcement may be subject to any Enforcement Limitation) and has not been amended, supplemented or superseded in any respect which could affect the collectibility, transferability or ownership of such Receivable;

(f)	such Receivable arises under a Contract which does not contain any confidentiality or other provision that could have the effect of preventing the Master Servicer, the Company or the Agent or any of their respective agents or any successor in title to such Receivable to exercise their respective rights under any Receivables Transfer Agreement, such Contract or the Security Agreement or to provide the information required by the terms of the Receivables Funding Agreement, the Security Agreement and each Receivables Transfer Agreement;

(g)	such Receivable arises under a Contract that contains an obligation upon the Obligor thereof to pay a specified sum of money, contingent only upon the delivery of Equipment or Parts as provided for in such Contract by the Originator of such Receivable;

(h)	no claim has been made by the Obligor thereof in respect of any right of rescission, set-off, counterclaim or any other defence or dispute and such Obligor has not exercised any right either to reject or, as against the Originator thereof, to cause such Originator to repurchase, the Equipment or Parts, the sale of which has given rise to such Receivable;

(i)	the Originator thereof has satisfied and fully performed all obligations on its part with respect to such Receivable required to be fulfilled by it (including delivery to the relevant Obligor of Equipment or Parts in conformity with the specifications contained in the related Contract, the sale of which gives rise to such Receivable and the related Invoice) and no further action is required to be performed by any Person with respect thereto other than payment thereof by the applicable Obligor;

(j)	the terms of the Contract under which such Receivable arises do not require the consent of the Obligor to (i) the sale and/or assignment of such Receivable and the other Affected Assets to the Company or the Subrogation of the Company to the rights of the Originator thereof, or (ii) the grant of a security interest in such Receivable and the other Affected Assets to the Agent under the Security Agreement;

(k)	such Receivable arises, together with the Contract related thereto, from sales of Equipment or Parts undertaken in compliance with such Contract and the

Credit and Collection Policy, and neither such Receivable nor such Contract contravenes any law, rule or regulation of any Official Body applicable thereto;

(l)	such Receivable was generated in the ordinary course of business of the Originator of such Receivable in connection with the purchase of Equipment or Parts by the applicable Obligor from such Originator;

(m)	such Receivable arises solely from the sale of Equipment or Parts to the applicable Obligor by the Originator of such Receivable and not from the sale of other goods or the provision of services by or to any other Person (in whole or in part);

(n)	such Receivable satisfies all applicable requirements of the Credit and Collection Policy;

(o)	such Receivable has arisen pursuant to a commercial transaction between the Originator thereof and the relevant Obligor;

(p)	all amounts payable by the Obligor of such Receivable are, immediately before the purchase of such Receivable by the Company under the relevant Receivables Transfer Agreement and the grant of a security interest in such Receivable by the Company under the Security Agreement, payable to the Originator of such Receivable and, immediately after such purchase by the Company, payable to the Company, in each case without deduction of withholding taxes imposed by any jurisdiction where the CP Lender, the Company or such Originator or such Obligor may be incorporated or domiciled or any other deductions in respect of Taxes of any jurisdiction where any such Person may be incorporated or domiciled other than those in respect of any Finance Charges payable in excess of the Outstanding Balance of such Receivable, if such Receivable is a Delinquent Receivable;

(q)	the sale by the relevant Originator thereof to the Company under the relevant Receivables Transfer Agreement and the grant of a security interest by the Company to the Agent in such Receivable under the Security Agreement is not, nor may be, voidable by any Person under any law, rule or regulation in effect in any country in which the relevant Originator or any Obligor of such Receivable may be located, or any political subdivision thereof or jurisdiction therein, whether relating to bankruptcy, insolvency, reorganisation, creditors’ rights or otherwise (other than, if such Receivable is a Spanish Receivable, upon the occurrence of an Insolvency Event in respect of the Spanish Originator of such Receivable in accordance with applicable Spanish insolvency laws);

(r)	the Outstanding Balance of such Receivable on the date of purchase thereof by the Company under the applicable Receivables Transfer Agreement, when added to the sum of the Outstanding Balances of all Purchased Receivables of the Total Receivables Pool that are payable by the Obligor of such Receivable and any Affiliate of such Obligor on such date, does not exceed the Concentration Limit applicable to such Obligor; and

(s)	the Agent has not notified the Master Servicer in writing that such Receivable is unacceptable to the Agent and the CP Lender.
“Company” means AGCO Receivables Limited, a limited company incorporated under the laws of England and Wales.
“Company Account” means the account or accounts as the Company designates as a “Company Account” with the prior written consent of the Agent.
“Concentration Limit” means, on any Reporting Date and with respect to any Obligor, an amount equal to the product of the Concentration Limit Percentage applicable to such Obligor on such date multiplied by the Outstanding Balance for the Total Receivables Pool on such date (after giving effect to all transactions to occur under the Transaction Documents on such date).
“Concentration Limit Percentage” means, on any date:
(a)	4.0% in respect of the Obligor owing the largest Aggregate Obligor Balance on such date;

(b)	2.0% in respect of the Obligor owing the second largest Aggregate Obligor Balance on such date; and

(c)	1.5% in respect of each other Obligor,
or such other percentage in respect thereof as may be determined by the Agent from time to time, having received a Rating Confirmation in respect thereof. For the purposes of this definition, any group of two or more Obligors that are Affiliates of each other shall be treated as a single Obligor.
“Conduit Assignee” means (provided that there may be more than one Conduit Assignee at any time) any commercial paper conduit administered by Rabobank, any of its Affiliates or any other party designated by the CP Lender (or the Agent on its behalf) from time to time to accept an assignment from the CP Lender of all or a portion of the Net Funding Advances.
“Contract” means any and all instruments, agreements, leases, invoices or other documents or other communications or dealings between an Originator (or its agent) and a third party (or its agent) for and in connection with an agreement by such Originator to sell Equipment or Parts to such third party.
“CP Lender” means Erasmus Capital Corporation and, upon and after any Conduit Assignee has become a party to the Receivables Funding Agreement pursuant to Clause 9.8 (Successors and assigns; binding effect) of the Receivables Funding Agreement, such Conduit Assignee.
“CP Lender Account” is defined in Clause 2.8(a) (CP Lender Accounts) of the Receivables Funding Agreement.
“CP Rate” means, for any Tranche which is funded by the CP Lender through the issuance of Commercial Paper during an applicable Rate Period, or in respect of any Discount Period, the rate determined by the Agent (on behalf of the CP Lender) to be equivalent to the cost (as determined by the Administrator and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Commercial Paper maturing on dates other than those on which corresponding funds are received by the CP Lender, other borrowings by the CP Lender (other than under any Programme Support Agreement) and any other costs associated with the issuance of Commercial Paper) of or related to the issuance of Commercial Paper that are allocated, in whole or in part, by the CP Lender or the Administrator to fund or maintain such Tranche or, as applicable, to fund and maintain the funding of the transactions contemplated by the Receivables Funding Agreement and having a term approximately equal to or shorter than such Rate Period or Discount Period.
“CP Value” means, at any time with respect to the outstanding Commercial Paper issued to fund Funding Advances at any time, the aggregate of:
(a)	with respect to any such Commercial Paper issued in a currency other than Euro, the aggregate Forward Amounts to be delivered by the CP Lender to each Hedge Counterparty under each Forward Contract related to such Commercial Paper, other than a Forward Contract relating to such Commercial Paper in respect of which, as of the determination date of the CP Value thereof, the CP Lender has issued or sold further Commercial Paper and has entered into a related Spot Contract the proceeds of which will be used to repay the Forward Amount due under such Forward Contract; and

(b)	with respect to any such Commercial Paper issued in Euro, the aggregate Face Amount thereof.
“Credit and Collection Policy” means, the Originators’ credit and collection policies and priorities relating to Contracts and Receivables in the form attached hereto as Exhibit 5 (Credit and Collection Policy), as may be amended from time to time as permitted under the Receivables Servicing Agreement or the other Transaction Documents.
“Currency” means Euro.
“Deemed Collections” means, at any time any Collections deemed to have been received at such time by the Company pursuant to Clause 4.4 (Deemed Collections) of the Receivables Servicing Agreement and/or by the relevant Originator pursuant to Clause 2.3 (Deemed Collections) of the relevant Receivables Transfer Agreement.
“Default Rate” means, in relation to any Advance or any other amount payable under the Transaction Documents, a rate per annum accruing on a daily basis equal to the greater of (a) the Base Rate, plus 2% per annum, and (b) the Overnight Rate, plus 2% per annum, provided that such amount shall not exceed the maximum amount, if any, permitted by applicable Law.
“Default Ratio” means on any Reference Date, the fraction, expressed as a percentage, obtained by dividing:

(a)	the aggregate of the face amounts of all outstanding Purchased Receivables which first became Defaulted Receivables during the Reporting Period then ended; by

(b)	the Relevant Sales-Defaults in respect of all Purchased Receivables.
“Default Receivable Maturity” means, on any Reference Date:
A+B
where
A	is the Average Credit Terms as at the most recent Reference Date; and

B	is 60.
“Default Reserve Percentage” means, on any Reference Date:
A x B x C
where
A	is the Expected Defaults as at such Reference Date;

B	is the Loss Horizon Ratio as at such Reference Date; and

C	is 2.25.
“Defaulted Receivable” means:
(a)	for the purpose of determining the Borrowing Base under the Liquidity Agreement in relation to Spanish Receivables, any Receivable:
(i)	(other than a Diluted Receivable) as to which any payment due to be made by the Obligor thereof, or any part of such payment, remains unpaid for 240 days or more from the scheduled due date for such payment; or

(ii)	as to which the Obligor thereof has become the subject of an Insolvency Event; or

(iii)	which, consistent with the Credit and Collection Policy, has been or should be written-off as uncollectible in the books of the Originator thereof; and
(b)	for the purpose of determining the Borrowing Base under the Liquidity Agreement in relation to any other Receivables and for any other purpose under the Transaction Documents, any Receivable:
(i)	(other than a Diluted Receivable) as to which any payment due to be made by the Obligor thereof, or any part of such payment, remains unpaid for 90 days or more from the scheduled due date for such payment; or

(ii)	as to which the Obligor thereof has become the subject of an Insolvency Event; or

(iii)	which, consistent with the Credit and Collection Policy, has been or should be written-off as uncollectible in the books of the Originator thereof.
“Defaulting Liquidity Lender” is defined in Clause 2.11 (Defaulting Liquidity Lender) of the Liquidity Agreement.
“Delinquency Ratio” means, on any date with respect to the Purchased Receivables of the Total Receivables Pool, the ratio (expressed as a percentage), calculated as of the then most recent Reference Date, obtained by dividing:
(a)	the aggregate Outstanding Balance of all the Purchased Receivables of the Total Receivables Pool which have become Delinquent Receivables during the Reporting Period ending on such Reference Date, by

(b)	an amount equal to the aggregate Outstanding Balance of all the Purchased Receivables of the Total Receivables Pool as at close of business on the Reference Date next preceding such Reference Date.
“Delinquent Receivable” means any Receivable, other than a Defaulted Receivable, as to which any payment due to be made by the Obligor thereof, or any part of such payment, remains unpaid for 60 days or more from the originally scheduled due date for such payment.
“Diluted Receivable” means any Purchased Receivable subject to a Dilution.
“Dilution” means, in relation to any Purchased Receivable, any reduction in the Outstanding Balance of such Purchased Receivable as a result of (a) any defective, rejected or repossessed goods, any cash discount or any adjustment by an Originator or the Master Servicer; or (b) any legally valid set-off in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction); or (c) cancelled as a consequence of any repurchase or repossession by any Originator of any of the Equipment or Parts giving rise to such Purchased Receivable pursuant to a Contract or otherwise; or (d) cancelled as a result of the replacement of the Invoice therefor with a replacement Invoice.
“Dilution Amount” means, in relation to any Receivables Pool at any time, the aggregate amount of Recorded Dilutions for the Purchased Receivables of such Receivables Pool at such time.
“Dilution Ratio” means, on any date, the ratio (expressed as a percentage), calculated as of the then most recent Reference Date obtained by dividing:
(a)	the Dilution Amount, by

(b)	an amount equal to the aggregate Outstanding Balance of all Purchased Receivables of the Total Receivables Pool as at the Reference Date next preceding such Reference Date.

“Discount Percentage” means, with respect to any Purchased Receivable (other than a French Receivable), such percentage as the Company, the Agent and the relevant Originator may agree from time to time (provided that such percentage may differ between the German and the Spanish Receivables and between each individual Purchased Receivable) in order to reflect the fair market value of the Receivables being sold under the relevant Receivable Transfer Agreement (which determination may include, without limitation, consideration of previous or expected defaults or losses).
“Discount Period” means, at any time from the Closing Date to the date the Aggregate Unpaids are reduced to zero, the period of time from and including a Settlement Date (or the date of the initial purchase of Receivables by the CP Lender under the Receivables Funding Agreement for the first Discount Period) to but excluding the next following Settlement Date.
“Downgrade Collateral Account” is defined in Clause 2.9(a)(ii) (Downgrade of Liquidity Risk) of the Liquidity Agreement.
“Downgrade Draw” is defined in Clause 2.9(a)(ii) (Downgrade of Liquidity Risk) of the Liquidity Agreement.
“EC Treaty” means the Treaty Establishing the European Community (signed in Rome on 25 March, 1957), as amended by the Treaty on European Union (signed in Maastricht on 7 February, 1992), as amended by the Treaty of Amsterdam (signed in Amsterdam on 2 October, 1997), as amended by the Treaty of Nice (signed in Nice on 26 February, 2001).
“Eligible Investments” means any demand or time deposits or certificates of deposit or bearer securities or commercial paper rated at least A-1+ by S&P and P-1 by Moody’s which mature prior to the date and time for any payments to be made on the Advances and which are held with or issued by any person whose short term unsecured and unsubordinated debt obligations are rated at least A-1+ by S&P and P-1 by Moody’s.
“Eligible Receivable” means any of a German Eligible Receivable, a Spanish Eligible Receivable or a French Eligible Receivable, as applicable.
“Enforcement Limitation” means, with respect to the enforceability of (i) any provision of any Transaction Document against any party to such Transaction Document or (ii) any provision of the Contract for any Receivable against the parties thereto, any limitation on such enforceability arising as a result of:
(a)	the application of applicable bankruptcy, insolvency or other similar laws relating to or limiting creditors’ rights generally;

(b)	where relevant, the application of general principles of equity; or

(c)	any other mandatory law of general application.

“Equipment” means tractors, combine harvesters, agricultural machinery or implements, including accessories relating thereto, sold by an Originator to an Obligor pursuant to a Contract.
“EURIBOR” means, in relation to any Advance denominated in Euro:
(a)	the rate per annum determined by the Agent to be equal to the arithmetic mean (rounded upwards to five decimal places) of the offered rates (if any) appearing on Reuters Page EURIBOR 01 and any equivalent successor to such page for deposits in Euro for the period of time in relation to which such determination is being made, as applicable at or about 11.00 a.m. (Brussels time) on the date which is two TARGET Settlement Days before the commencement of such period;

provided that, in the event:
(i)	no such rates appear on Reuters Page EURIBOR 01 or other applicable page of that service;

(ii)	the applicable page is not on display; or

(iii)	Reuters is not operating; then
(b)	the rate per annum determined by the Agent to be equal to the arithmetic mean (rounded upwards to five decimal places) of the rates (as notified to the Agent) at which the Agent was offering to prime banks in the Euro-zone interbank market deposits in Euro and for period, as applicable, at or about 11.00 a.m. (Brussels time) on the date which is two TARGET Settlement Days before the commencement of such period, as applicable.
“Euro” or “€” means the lawful currency of the Member States.
“Euro Equivalent” means, in relation to an amount:
(a)	denominated in Euro, such amount; or

(b)	denominated in a currency other than Euro, the amount of Euro required to purchase such amount denominated in a currency other than Euro at the Exchange Rate on the day such Euro Equivalent is determined.
“European Business Day” means any day (other than a Saturday or Sunday) on which commercial banks are open for business in Frankfurt am Main (Germany) London (England), Paris (France) and Madrid (Spain).
“Exchange Rate” means, in relation to the purchase of one currency (the “first currency”) with another currency (the “second currency”) on any date, the spot rate of exchange determined by the Agent to have been quoted for the amount in question on Reuters Page “EURX1=” at or about 11:00 a.m. on such day (or if such day is not a Business Day on the immediately preceding Business Day) for the purchase of the first currency with the second currency.

“Excluded Tax” or “Excluded Taxes” means any Tax imposed on or calculated by reference to the net income or profit received or receivable (but not on any sum deemed to be received or receivable) by the recipient (and, for U.S. tax purposes only, also means franchise taxes) where such Taxes are imposed by a taxing authority under the law of the jurisdiction in which that recipient is incorporated or, if different, the jurisdiction(s) in which the recipient is treated as resident for tax purposes;
“Expected Defaults” means, with respect to a Reference Date, the highest of the Average Default Ratios calculated on such Reference Date and on any of the preceding 11 Reference Dates.
“Face Amount” means, with respect to the outstanding Commercial Paper issued to fund Funding Advances at any time (a) with respect to any such Commercial Paper issued on a discount basis, the face amount thereof, and (b) with respect to any such Commercial Paper issued on an interest-bearing basis, the principal amount thereof plus the amount of all interest then accrued on such Commercial Paper and which will accrue thereon (which in the case of any Commercial Paper with a variable rate of interest shall be such amount as reasonably determined by the Agent in good faith) from the date of calculation to its stated maturity date.
“Facility Limit” means the amount specified as such in Schedule 1 to the Receivables Funding Agreement under the heading “Facility Limit”.
“Fee Letter” means the letter dated on or about the date hereof from the CP Lender to the Company.
“Fees” means the fees payable from time to time by the Company pursuant to the Fee Letter.
“Final Payout Date” means the date, after the Termination Date, on which the Net Funding Advances and the Net Liquidity Advances, all accrued Servicing Fees and all other Aggregate Unpaids have, in each case, been fully and finally paid.
“Finance Charges” means, with respect to a Contract, any finance, interest, late payment charges or similar charges owing by an Obligor pursuant to such Contract.
“Foreign Exchange Agreement” means a foreign currency exchange hedging product providing foreign currency exchange protection.
“Forward Amount” means, at any time, any amount payable by the CP Lender to a Hedge Counterparty pursuant to a Forward Contract at such time.
“Forward Contract” means a forward currency exchange contract entered into between the CP Lender and the relevant Hedge Counterparty pursuant to which the CP Lender will be entitled to receive a fixed amount of funds in one currency in exchange for delivering to the relevant Hedge Counterparty a fixed amount of funds in another currency.
“France” means the French Republic (République française) (excluding DOM/TOM).
“French Eligibility Criteria” means, at any time, with respect to a Receivable:

(a)	the originator of which is a French Originator;

(b)	the Obligor thereof (i) not an individual, (ii) is domiciled in France, (iii) has accepted the sale of Equipment or Parts, which is the subject of the Contract that has given rise to such Receivable in France and (iv) is not an Official Body;

(c)	such Receivable is denominated in Euro and is payable only in France;

(d)	(i) such Receivable and any Related Assets are freely transferable by way of Subrogation by the relevant French Originator and its successors in title (including the Company and the Agent acting in the name and on behalf of the Secured Parties) without requiring the consent of any Person, including any Obligor and (ii) such French Originator (immediately prior to any sale thereof to the Company pursuant to the relevant French Receivables Transfer Agreement) and the Company, (immediately prior to the grant of a security interest in respect thereof to the Agent pursuant to the Security Agreement) has exclusive title thereto, and is the sole legal owner thereof, free and clear of any Adverse Claim, except as may be created by any of the Transaction Documents;

(e)	the sale and transfer by the relevant French Originator of such Receivable under the relevant French Receivables Transfer Agreement, together with the delivery by such French Originator to the Company of a Subrogation Certificate with respect to such Receivable and the payment by the Company of the Subrogation Price in relation to such Receivable (and the endorsement provided in Clause 2.6 of the relevant French Receivables Transfer Agreement, if applicable) shall be effective as against such French Originator and the Obligor of such Receivable to transfer to the Company all of such French Originator’s present and future right and title to and interest in such Receivable and the Related Assets, free and clear of any Adverse Claim, except as created by any of the Transaction Documents and no further action need be taken in order to transfer to the Company such right, title and interest, it being understood that, until notice of the sale of such Receivable has been given to such Obligor, such sale shall not be effective as against such Obligor and, in particular, such Obligor is entitled to discharge its payment obligation in respect of such Receivable to such French Originator;

(f)	the sale by the relevant French Originator to the Company and the grant by the Company of a security interest in respect of such French Receivable to the Agent (acting in the name and on behalf of the Secured Parties) under the relevant Receivables Transfer Agreement and the Security Agreement respectively, is not at the relevant time voidable or liable to be set aside in any way by any Person and, in each case, by any liquidator, receiver, administrator, administrative receiver, custodian, trustee in bankruptcy, examiner or other similar official appointed with respect to, or by any creditor of, the relevant French Originator, or the Obligor of such Receivable under any law, rule or regulation in effect in any Approved Country or any political subdivision thereof or a jurisdiction therein, whether related to bankruptcy, insolvency, reorganisation, creditors’ rights or otherwise; and

(g)	such Receivable arises under a Contract governed by French law.
“French Eligible Receivable” means, at any time, a Receivable with respect to which all the Common Eligibility Criteria and all the French Eligibility Criteria are satisfied at such time.
“French Originator” means AGCO France.
“French Receivable” means a Receivable originated by the French Originator and which, prior to sale thereof to the Company under the French Receivables Transfer Agreement, was owned, or purportedly owned, by the French Originator.
“French Receivables Pool” means, at any time, all of the French Receivables purchased or purported to be purchased at such time by the Company from the French Originator pursuant to the French Receivables Transfer Agreement.
“French Receivables Transfer Agreement” means the receivables transfer agreement dated on or about the date hereof between, inter alios, the Company and AGCO France.
“Funding Advance” means any advance made by the CP Lender to the Company under the Receivables Funding Agreement.
“GAAP” means (in the context of the transaction documents only):
(a)	when used with respect to the financial condition of any Person or any financial statements prepared or to be prepared with respect to such Person, either:
(i)	generally accepted accounting principles in effect from time to time in the jurisdiction of incorporation of such Person which, if such Person is:
(A)	the Parent, shall be generally accepted accounting principles in effect from time to time in the United States of America;

(B)	the Company or the Master Servicer, shall be generally accepted accounting principles in effect from time to time in the United Kingdom;

(C)	a French Originator, shall be generally accepted accounting principles in effect from time to time in France;

(D)	a German Originator shall be generally accepted accounting principles in effect from time to time in Germany; and

(E)	a Spanish Originator, shall be generally accepted accounting principles in effect from time to time in Spain; or
(ii)	such other generally accepted accounting principles as may be adopted by such Persons referred to in paragraphs (i)(A) to (E) from time to time; and

(b)	when used with respect to the system of accounting established and administered by any Person, either (i) US GAAP or (ii) such other generally accepted accounting principles as may be adopted by such Persons from time to time.
“German Civil Code” means the civil code (Bürgerliches Gesetzbuch) of Germany which came into force on 1 January 1900, as amended from time to time, and any successor code thereof.
“German Commercial Code” means the commercial code (Handelsgesetzbuch) of Germany which came into force on 1 January 1900, as amended from time to time and any successor thereof.
“German Eligibility Criteria” means, at any time, with respect to a Receivable:
(a)	the originator of which is a German Originator;

(b)	the Obligor of which is (i) not an individual, (ii) is domiciled in Germany, (iii) has accepted the sale of Equipment or Parts, which is the subject of the Contract that has given rise to such Receivable, in Germany and (iv) not an Official Body;

(c)	such Receivable is denominated in Euro and is payable only in Germany;

(d)	such Receivable and any Related Assets are freely assignable by the relevant German Originator and its successors in title (including the Company and the Agent (on behalf of the Secured Parties)), without requiring the consent of any Person, including any Obligor, and such German Originator (immediately prior to any sale thereof to the Company pursuant to the relevant German Receivables Transfer Agreement) and the Company (immediately prior to the grant of a security interest in respect thereof to the Agent pursuant to the Security Agreement) has exclusive title thereto, and is the sole legal owner thereof, free and clear of any Adverse Claim, except as may be created by any of the Transaction Documents;

(e)	the sale and transfer by the relevant German Originator of such Receivable under the relevant German Receivables Transfer Agreement and the payment by the Company of the Purchase Price in relation to such Receivable shall be effective as against the relevant German Originator and the Obligor thereof to transfer to the Company all the relevant German Originator’s present and future right and title to and interest in such Receivable and the Related Assets, free and clear of any Adverse Claim, except as created by any of the Transaction Documents and no further action need be taken to transfer to the Company such right, title and interest, it being understood that, until notice of the sale of such Receivable has been given to such Obligor, such sale shall not be effective as against such Obligor and, in particular, such Obligor is entitled to discharge its payment obligation in respect of such Receivable to such German Originator;

(f)	the sale by the relevant German Originator to the Company and the grant by the Company of a security interest in respect of such German Receivable to the Agent under the relevant Receivables Transfer Agreement and the Security Agreement respectively, is not at the relevant time voidable or liable to be set aside in any way by any Person and, in each case, by any liquidator, receiver, administrator, administrative receiver, custodian, trustee in bankruptcy, examiner or other similar official appointed with respect to, or by any creditor of, the relevant German Originator or the Obligor of such German Receivable under any law, rule or regulation in effect in any Approved Country or any political subdivision thereof or a jurisdiction therein, whether related to bankruptcy, insolvency, reorganisation, creditors’ rights or otherwise; and

(g)	such Receivable arises under a Contract governed by German law.
“German Eligible Receivable” means, at any time, a Receivable with respect to which all the Common Eligibility Criteria and all the German Eligibility Criteria are satisfied at such time.
“German Originator” means AGCO Germany.
“German Receivable” means a Receivable originated by the German Originator, which, prior to sale thereof to the Company under the German Receivables Transfer Agreement, was owned, or purportedly owned, by the German Originator.
“German Receivables Pool” means, at any time, all of the German Receivables purchased or purported to be purchased at such time by the Company from the German Originator pursuant to the German Receivables Transfer Agreement.
“German Receivables Transfer Agreement” means the receivables transfer agreement dated on or about the date hereof between, inter alios, the Company and AGCO Germany.
“Germany” means the Federal Republic of Germany (Bundesrepublik Deutschland).
“Group Companies” means the Parent and its Subsidiaries.
“Group Credit Agreement” means the credit agreement dated as of 22 December 2003 (as amended, restated, supplemented or otherwise modified from time to time) by and among, inter alia, the Parent, AGCO Limited and the other Subsidiaries of Parent signatory thereto, Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, Canadian Branch, as canadian administrative agent, SunTrust Bank and Morgan Stanley Senior Funding, Inc., as co-syndication agents, Co-Bank ACB and The Bank of Tokyo-Mitsubishi, Ltd., New York Branch, as co-documentation agents, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as administrative agent.
“Hedge Counterparty” means the party other than the CP Lender to a Forward Contract or a Spot Contract, as the case may be, which may include Rabobank.
“Indemnified Amounts” is defined in Clause 7.1 (Indemnities by the Company) of the Receivables Funding Agreement.
“Indemnified Parties” is defined in Clause 7.1 (Indemnities by the Company) of the Receivables Funding Agreement.

“Insolvency Event” means, in relation to any Person:
(a)	the inability of that Person to pay its debts as they fall due; or

(b)	in relation to any Person other than the Company, the value calculated in accordance with GAAP applicable to such Person of that Person’s assets being less than the amount of its liabilities; or

(c)	that Person making any general arrangement for the benefit of its creditors; or

(d)	any step being taken or proceeding being instituted (unless such step or proceeding is frivolous or vexatious and is dismissed within 30 days (or 60 days if such Person is the Master Servicer) of being taken or instituted) by any competent Person seeking:
(i)	to adjudicate it bankrupt or insolvent with respect to it or its debts; or

(ii)	the liquidation, winding up, reorganisation (other than a solvent reorganisation), arrangement, adjustment, protection, relief or composition of it or its debts; or

(iii)	the entry of an order for relief or the appointment of a receiver, administrator, administrative receiver, custodian, trustee in bankruptcy, examiner or other similar official of it or a substantial part of its assets; or
(e)	if that person is a French Originator, such French Originator:
(i)	is in a situation of cessation of payments (cessation des paiements) within the meaning of French insolvency laws;

(ii)	has initiated safeguard proceedings under French insolvency laws (procédure de sauvegarde);

(iii)	has filed for bankruptcy or liquidation under French insolvency laws (redressement judiciaire or liquidation judiciaire);

(iv)	has been adjudicated bankrupt, put under provisional supervision or annulled as a legal entity; or

(v)	has any corporate action taken or pending in relation to any of the above; or
(f)	if that Person is a German Originator, such German Originator:
(i)	is in a situation of cessation of payments (Zahlungsunfähigkeit) or a status of overindebtedness (Überschuldung) within the meaning of German insolvency laws;

(ii)	has resolved to commence proceedings with respect to a restructuring or work out of its financial indebtedness (Insolvenzplan);

(iii)	has filed for insolvency (Insolvenz);

(iv)	has been adjudicated bankrupt, put under provisional supervision (Eröffnung des Insolvenzverfahren) or annulled as a legal entity; or

(v)	has any corporate action taken or pending in relation to any of the above; or
(g)	if that person is a Spanish Originator or an Obligor of a Receivable originated by a Spanish Originator (hereinafter, the “Spanish Resident”), the occurrence of any of the following:
(i)	the Spanish Resident files an application with a court to be declared to be subject to creditors’ composition (“concurso") as this term is defined in Spanish Law 22/2003, dated July 9, 2003, or subject to any equivalent situation as provided by any law that could complement, replace or amend it;

(ii)	a third party applies to a court to have the Spanish Resident declared is subject to creditors’ composition (concurso) as this term is defined in the above-mentioned Spanish Law 22/2003 and the court agrees to follow the creditors’ composition proceedings, or any other equivalent situation as provided by any other law that could complement, replace or amend it;

(iii)	the Spanish Resident is subject to governmental or judicial administration in Spain (intervención administrativa o administración judicial);

(iv)	the Spanish Resident has ceased or has threatened to cease to carry on its business, has commenced negotiations with one or more of its creditors with a view to rescheduling its debts by reason of actual or anticipated financial difficulties, or a moratorium has been declared in respect of any of its debts;

(v)	any insolvency proceeding, as defined in Council Regulation (EC) No 1346/2000, of 29 May 2000 on Insolvency Proceedings is initiated in any jurisdiction affecting the assets of the Spanish Resident;

(vi)	the Spanish resident has commenced any case, proceeding or other action relating to its winding-up, dissolution or liquidation; or
(h)	if that Person is the Company or the Master Servicer, the inability of that Person to pay its debts within the meaning of s123 of the Insolvency Act 1986 as amended; or

(i)	an encumbrancer takes possession of a substantial part of its assets; or

(j)	any meeting is convened by any shareholder, member, participant, organiser or other person at which any of the preceding actions are approved,

and in relation to any Person, the term “Insolvency Event” shall also include any similar or corresponding event under any applicable Insolvency Law.
“Insolvency Law” means any law, rule or regulation relating to bankruptcy, insolvency, reorganisation, winding up or composition or adjustment of debts.
“Interest” means, for any Tranche during any Interest Period:

D
AR × PA ×	DY

where:

AR	=	the applicable Alternative Rate for such Tranche for such Interest Period,

D	=	the actual number of days during such Interest Period (including the first day but excluding the last day (or in the case of interest on overdue amounts or during the continuance of a Termination Event, also including the last day)),

PA	=	the principal Euro amount of such Tranche during such Interest Period, and

DY	=	a number of days per year equal to 360;
provided that no provision of the Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by applicable Law.
“Interest Hedge Agreement” means the obligations of any Person pursuant to any agreement with any other Person whereby, directly or indirectly, the first Person is entitled to receive from time to time periodic payments calculated by applying either a floating or fixed rate of interest on a stated notional amount in exchange for periodic payments made by the second Person calculated by applying a fixed or floating rate of interest on the same notional amount and shall include interest rate swaps, caps, floors, collars and similar agreements.
“Interest Period” means, with respect to any Tranche at any time, the funding period then in effect with respect to such Tranche determined in accordance with Clause 2.4 (Determination of interest and interest periods)of the Liquidity Agreement; provided that:
(a)	any Interest period with respect to any Tranche which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided that, if Interest in respect of such Interest period is computed by reference to EURIBOR and such Interest Period would otherwise end on a day which is not a TARGET Settlement Day, and there is no subsequent TARGET Settlement Day in the same calendar month as such day, such Interest Period shall end on the next preceding TARGET Settlement Day; and

(b)	in the case of any Interest Period for any Tranche which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date and the duration of each Interest Period which commences on or after the Termination Date shall be of such duration as shall be selected by the Agent.
“Inventory” means, with respect to any Person, all goods, merchandise and other personal property owned or held for sale in the ordinary course of its business, and all raw materials, work or goods in process, materials and supplies of every nature which contribute to the finished products of such Person.
“Invoice” means an invoice issued by or on behalf of an Originator to or to the order of a Person to whom such Originator has agreed to sell Equipment or Parts, demanding payment of the purchase price of such Equipment or Parts.
“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, judgment or award of any Official Body or any fiscal, monetary or other authority having jurisdiction over or the ability (either directly or indirectly) to otherwise control, regulate or bind any Person or its property or assets.
“Lender Permitted Payments” is defined in Clause 7.2 (Lender Permitted Payments) of the Subordinated Loan Agreement.
“Lender Subordinated Obligations” means all amounts owing from time to time by the Company to the Subordinated Lender under or pursuant to the Subordinated Loan Agreement.
“Lenders” means the CP Lender and the Liquidity Lenders.
“Liquidity Advance” means, any advance made by the Liquidity Lenders to the Borrower under the Liquidity Agreement.
“Liquidity Agreement” means the Liquidity Facility Agreement, dated on or about the date hereof, by and among the Borrower, the Liquidity Lenders and Rabobank, as Agent and Administrator.
“Liquidity Lenders” means each of the financial institutions identified as such in Schedule 1 (Commitments) to the Liquidity Agreement and each other financial institution that has become a party to the Liquidity Agreement pursuant to Clause 8.8 (Successors and assigns; binding effect) thereof, but excluding any such financial institution that is no longer a party to the Liquidity Agreement as provided therein.
“Loss Horizon” means, with respect to any Purchased Receivable on any Reference Date:
A + B
where:
A	is the Average Credit Terms on such Reference Date for the immediately preceding Calculation Period; and

B	is 60.
“Loss Horizon Cumulative Sales” means, in respect of any purchased Receivable on any Reference Date, the aggregate face amount of all sales occurring during the immediately preceding Loss Horizon.
“Loss Horizon Ratio” means, on any Reference Date:
  A
  B
where:
A	is Loss Horizon Cumulative Sales; and

B	is the aggregate Outstanding Balances of all Purchased Receivables.
“Majority Lenders” means:
(a)	for so long as the Receivables Funding Agreement shall remain in effect and any Commercial Paper issued to fund Funding Advances remain outstanding, the CP Lender; and

(b)	at any other time, the Majority Liquidity Lenders.
“Majority Liquidity Lenders” means, at any time, those Liquidity Lenders holding Commitments aggregating in excess of 50% of the total Commitments as of such date (or, if the Commitments shall have been terminated, one or more Liquidity Lenders whose aggregate pro rata shares of the Net Liquidity Advances exceed 50% of the Net Liquidity Advances).
“Mandatory Costs” means the aggregate costs imputed, in providing funding to any Lender of compliance with certain requirements of the Bank of England and regulations of the Financial Services Authority of the United Kingdom and any other applicable regulatory or central bank reserve requirement.
“Master Servicer” means, initially, AGCO Limited, in its capacity as Master Servicer under the Servicing Agreement, and any other Person as may from time to time be appointed as Master Servicer pursuant to Clause 2.1 (Appointment of Master Servicer) of the Servicing Agreement.
“Master Servicer Report” means a report, an example of which is set out in Exhibit 8 (Master Servicer Report), mutually agreed to by the Company, the Master Servicer and the Agent from time to time and furnished, or to be furnished, by the Master Servicer to the Agent and the Administrator pursuant to Clause 3.2 (Reports) of the Receivables Servicing Agreement.
“Master Servicer Reporting Date” means:
(a)	the fifth Business Day of each calendar month; and

(b)	after the occurrence of the Termination Date, the first Business Day after any request from the Agent or the Administrator.
“Material Adverse Effect” means, at any time, a material adverse effect on:
(b)	the financial condition of any of the Company or any AGCO Party;

(c)	the ability of the Company or any AGCO Party to perform its material obligations under any Transaction Document to which it is a party;

(d)	the legality, validity or enforceability of the Receivables Funding Agreement, the Receivables Servicing Agreement, any Receivables Transfer Agreement, the Security Agreement, the Parent Undertaking Agreement or any other Transaction Document to which the Company or any AGCO Party is a party;

(e)	the Company’s, any Lender’s or any other Secured Party’s interest in any material portion of the Purchased Receivables, the Related Assets or the Collections with respect thereto or any other Affected Asset; or

(f)	the collectibility in any material respect of the Purchased Receivables (other than, for the avoidance of doubt, any such adverse effect on such collectibility occurring as a result of any event which results in such Purchased Receivable becoming a Defaulted Receivable (assuming the lapse of the time period set forth in paragraph (a) of the definition of “Defaulted Receivable” in this Master Definitions Schedule) or any deterioration in the creditworthiness of any Obligor of such Purchased Receivables).
“Maximum Net Advances” means (a) initially, the Euro amount specified as such in Schedule 1 to the Receivables Funding Agreement under the heading “Facility Limit”, and (b) at any time following any increase or decrease in the Facility Limit, the Euro amount equal to such increased or decreased Facility Limit.
“Member State” means each member state of the European Union that has adopted or adopts the single currency in accordance with the EC Treaty (and “Member States” means all of them).
“Moody’s” means Moody’s Investors Service Inc. and any successor thereto.
“Net Advances” means Net Funding Advances and Net Liquidity Advances.
“Net Funding Advances” at any time means (a) the sum of (i) the aggregate of the principal amounts of the Funding Advances made by the CP Lender to the Company pursuant to Clauses 2.1 (Advance facility and commitments) and 2.2 (Borrowing procedures) of the Receivables Funding Agreement, plus (ii) the amount of any funding under a Programme Support Agreement outstanding at such time, less (b) the aggregate amount received on or prior to such time and applied by the Agent as payments of the principal amount of Funding Advances pursuant to Clause 2.3 (Payment of principal and Yield) of the Receivables Funding Agreement; provided that the Net Funding Advances shall be restored and reinstated to the extent any such payment of principal is rescinded or must otherwise be returned for any reason.

“Net Liquidity Advances” at any time means (a) the aggregate of the principal amounts of the Liquidity Advances made to the Borrower by the Liquidity Lenders pursuant to Clauses 2.1 (Advance facility and Commitments) and 2.2 (Borrowing procedures) of the Liquidity Agreement, less (b) the aggregate amount received on or prior to such time and applied by the Agent as payments of the principal amount of Liquidity Advances pursuant to Clause 2.3 (Payment of principal and Interest) of the Liquidity Agreement; provided that the Net Liquidity Advances shall be restored and reinstated to the extent any such payment of principal is rescinded or must otherwise be returned for any reason.
“Net Receivables Balance” means, at any time, an amount equal to:
(a)	the aggregate Outstanding Balance of all Purchased Receivables at such time; less

(b)	the aggregate Outstanding Balance of all Defaulted Receivables at such time.
“Non-Defaulting Liquidity Lender” is defined in Clause 2.11 (Defaulting Liquidity Lender) of the Liquidity Agreement.
“Obligor” means, with respect to a Receivable, each Person obliged to make payments to an Originator in respect of the related Invoice, including any guarantor of such Person or such Person’s obligation to make such payments.
“Obligor Information Listing” means an obligor information listing, including the information set out in Exhibit 7 (Obligor Information Listing), mutually agreed to by the Company, the Master Servicer and the Agent from time to time and made available or to be made available by the Master Servicer to the Agent pursuant to the Receivables Transfer Agreements.
“Obligor Notification” means a notification by or on behalf of the Agent to an Obligor of any Purchased Receivable or any other Person, of the purchase by the Company of such Receivable and Related Assets, in substantially the form set out in Exhibit 4 (Form of Obligor Notification).
“Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, any commercial register or company register, or any accounting board or authority (whether or not part of government) which is responsible for the establishment or interpretation of national or international accounting principles or any recognised stock exchange or listing authority, in each case whether foreign or domestic.
“Organic Documents” of any Person means its memorandum and articles of association, articles or certificate of incorporation and by-laws, limited liability agreement, partnership agreement or other comparable charter or organisational documents as amended from time to time
“Origination and Servicing Affiliate” is defined in Clause 2.1(b) (Appointment of Master Servicer) of the Servicing Agreement.

“Originator” means any of the French Originator, the German Originator or the Spanish Originator and any other Subsidiary of the Parent that has become an “Originator” in accordance with the Transaction Documents (together the “Originators") and when used in connection with any Receivable, means the Person that has sold the Equipment or Parts giving rise to such Receivable and to whom the Obligor thereof (until notification otherwise) has the obligation to pay all amounts owing in respect of such Receivable.
“Other SPV” means any Person other than the Company that has entered into a receivables purchase agreement, loan and security agreement, note purchase agreement, transfer and administration agreement or any other similar agreement with the CP Lender.
“Outstanding Balance” means, at any time, with respect to any Receivable, the Euro Equivalent of the outstanding principal balance thereof (including, for the avoidance of doubt, the amount of any value added tax or similar Tax payable with respect thereto) at such time.
“Overnight Rate” means the Euro Over Night Index Average as calculated by the European Central Bank and appearing on the Telerate Service on the page designated 247 or, if no such rate is available for the relevant period, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request, quoted by leading banks in the European interbank market.
“Parent” means AGCO Corporation, a Delaware corporation.
“Parent Undertaking Agreement” means the parent undertaking agreement, dated on or about the date hereof, among the Parent, the Company and the Agent.
“Participant” means any Person from time to time acquiring a participation in the risk of a Liquidity Lender’s Commitment or in the rights and benefits of a Liquidity Lender’s Liquidity Advances, whether on a funded or an unfunded basis.
“Parts” means any replacement part for Equipment or any accessories or ancillary products not accompanying Equipment.
“Person” means an individual, partnership, corporation (including a business trust), company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Potential Termination Event” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.
“Powers of Attorney” means any power of attorney given or to be given by any Originator or the Company pursuant to any Transaction Documents.
“Programme Support Agreement” means and includes any agreement entered into by any Programme Support Provider providing for the issuance of one or more letters of credit for the account of the CP Lender, the issuance of one or more surety bonds for which the CP Lender is obligated to reimburse the applicable Programme Support Provider for any drawings thereunder, the sale by the CP Lender to any Programme

Support Provider of the Asset Interest (or portions thereof or participations therein) and/or the making of loans and/or other extensions of credit to the CP Lender in connection with the CP Lender’s commercial paper programme, together with any letter of credit, surety bond or other instrument issued thereunder.
“Programme Support Provider” means Rabobank and any other Person providing liquidity, credit enhancement, credit insurance or other support to the CP Lender with respect to the transactions contemplated by the Receivables Funding Agreement and/or the CP Lender’s issuance of Commercial Paper to fund or maintain the funding of the CP Lender with respect to such transactions.
“Pro Rata Share” means, with respect to a Liquidity Lender, the Commitment of such Liquidity Lender, divided by the sum of the Commitments of all Liquidity Lenders (or, if such Commitments shall have been terminated, its pro rata share of the Net Liquidity Advances).
“Purchase Date” means (a) the Closing Date or any other date as agreed between the parties to the relevant Receivables Transfer Agreement instead of the Closing Date, and (b) any Settlement Date, on which a purchase of Receivables is made or purported to be made under a Receivables Transfer Agreement.
“Purchase Price” means:
(a)	in relation to any Purchased Receivable, other than a French Receivable, the Outstanding Balance of such Receivable on the Purchase Date on which such Receivable is sold or purported to be sold to the Company pursuant to the relevant Receivables Transfer Agreement, times the Discount Percentage in effect on such Purchase Date; and

(b)	in relation to any French Receivable, the Subrogation Price.
“Purchased Receivable” means any Receivable sold and transferred or purported to be sold and transferred by any Originator to the Company under any Receivables Transfer Agreement and in respect of which the Purchase Price therefor has been paid by or on behalf of the Company to such Originator pursuant to the relevant Receivables Transfer Agreement; except that:
(a)	when used in the French Receivables Transfer Agreement, each Receivable sold and transferred or purported to be sold and transferred by the relevant French Originator to the Company under such Receivables Transfer Agreement and in respect of which the Subrogation Price therefor has been paid by or on behalf of the Company to such French Originator pursuant to such Receivables Transfer Agreement; and

(b)	when used in any other Receivables Transfer Agreement, each Receivable sold and transferred or purported to be sold and transferred by the relevant Originator to the Company under such Receivables Transfer Agreement and in respect of which the Purchase Price therefor has been paid by or on behalf of the Company to the relevant Originator pursuant to such Receivables Transfer Agreement.

“Rabobank” means Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch, and each of its successors and assigns.
“Rate Period” means, with respect to any Tranche at any time, the funding period then in effect with respect to such Tranche determined in accordance with Clause 2.4 (Determination of Yield and Rate Periods) of the Receivables Funding Agreement; provided that:
(a)	any Rate Period with respect to any Tranche which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day; provided that, if Yield in respect of such Rate Period is computed by reference to EURIBOR and such Rate Period would otherwise end on a day which is not a Business Day, and there is no subsequent Business Day in the same calendar month as such day, such Rate Period shall end on the next preceding Business Day; and

(b)	in the case of any Rate Period for any Tranche which commences before the Termination Date and would otherwise end on a date occurring after the Termination Date, such Rate Period shall end on the Termination Date and the duration of each Rate Period which commences on or after the Termination Date shall be of such duration as shall be selected by the Agent.
“Rating Agencies” means S&P and Moody’s.
“Rating Confirmation” means, in relation to any event, circumstance, action or omission confirmation in writing from any rating agency which is rating the commercial paper notes of the CP Lender at the request of the CP Lender and the Agent, that such event, circumstance, action or omission will not affect the then current rating attributed to such commercial paper notes by such rating agency.
“Receivable” means the financial indebtedness and other obligations owed (at the time arising) to an Originator, whether constituting a receivable, bill of exchange, instrument or general claim, arising in connection with the sale of Equipment or Parts by such Originator, and includes the obligation to pay any Finance Charges with respect thereto and any amount of value added tax or similar Tax payable with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including financial indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Receivable separate from a Receivable consisting of the financial indebtedness and other rights and obligations arising from any other transaction. Each reference to a “Receivable” in, or in connection with:
(a)	the grant of any security interest in or in relation to a “Receivable” under the Security Agreement or any other Security Document is a reference to any Receivable originated by an Originator and which has been sold to the Company;

(b)	any reference to a “Receivable” under:
(i)	the German Receivables Transfer Agreement, is a reference to a Receivable originated by the German Originator;

(ii)	the French Receivables Transfer Agreement, is a reference to a Receivable originated by the French Originator;

(iii)	the Spanish Receivables Transfer Agreement, is a reference to a Receivable originated by the Spanish Originator; and

(iv)	any other Receivables Transfer Agreement, is a reference to a Receivable originated by the Originator that is a party to such Receivables Transfer Agreement.
“Receivables Funding Agreement” means the Receivables Funding Agreement dated on or about the date hereof, among the Company, the CP Lender and the Agent.
“Receivables Pool” means, as the context requires, any of the Total Receivables Pool, the German Receivables Pool, the French Receivables Pool or the Spanish Receivables Pool. A Receivables Pool shall be “related” to a Receivables Transfer Agreement, and vice versa, if such Receivables Transfer Agreement provides for the sale by any Originator and the purchase by the Company of Receivables of such Receivables Pool.
“Receivables Servicing Agreement” means the Receivables Servicing Agreement, dated as of the date hereof among the Company, the Servicer and the Agent.
“Receivables Transfer Agreement” means any of the German Receivables Transfer Agreement, French Receivables Transfer Agreement, Spanish Receivables Transfer Agreement or, as the case may be, any receivables transfer agreement between, inter alios, the Company and an Originator, in a form satisfactory to the Agent.
“Recorded Dilution” means, in relation to any Purchased Receivable, the amount of any reduction in the Outstanding Balance of such Purchased Receivable recorded in the books of the relevant Originator against such Purchased Receivable, in accordance with the Credit and Collection Policy as a result of any Dilution.
“Records” means, with respect to any Receivable, all Contracts and other documents, books, records and other information (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) relating to such Receivable and any Related Assets therefor and the related Obligor.
“Reference Bank” means Rabobank.
“Reference Date” means the last day of any Reporting Period.
“Related Assets” means, with respect to any Receivable:
(a)	all Adverse Claims and property securing or attaching to such Receivable from time to time, if any, purporting to secure payment of such Receivable or otherwise, together with any and all security agreements describing any collateral securing such Receivable, to the extent transferable in accordance with their terms and under applicable law without the consent of any party other than the relevant Originator;

(b)	all deposits, guarantees, letters of credit, indemnities, warranties and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract for such Receivable or otherwise, to the extent transferable in accordance with their terms and under applicable law without the consent of any party other than the relevant Originator;

(c)	all Records related to such Receivable;

(d)	all of the Company’s rights against the Originator of such Receivable under the Receivables Transfer Agreement to which such Originator is a party including, without limitation, all of the Company’s rights with respect to any representations and warranties made, and covenants and indemnities given, in favour of the Company with respect to such Receivable under such Receivables Transfer Agreement; and

(e)	all Collections and all other proceeds, however arising, of the sale, resale, redemption, realisation or other disposal, or enforcement of, or dealing with, or judgment relating to, any of the forgoing, any debts represented thereby and all rights of action against any Person in connection therewith, and including, for the avoidance of doubt, any interest of the Originator of such Receivable in the Equipment or Parts the sale of which gave rise to such Receivable and any retention of title rights of the Originator of such Receivable with respect thereto.
“Related Commercial Paper” means, at any time of determination, Commercial Paper the proceeds of which are then allocated by the Administrator as the source of funding the acquisition or maintenance of the Asset Interest.
“Relevant Sales-Defaults” means, on any Reference Date, the Outstanding Balance of any Purchased Receivable purchased during the Relevant Sales-Defaults Period.
“Relevant Sales-Defaults Period” means, on any Reference Date, the period of 30 consecutive days ending with the day which is X days prior to such Reference Date in each case, where X is equal to the Default Receivable Maturity.
“Reporting Date” means:
(a)	the third Business Day of each calendar month; and

(b)	after the occurrence of the Termination Date, the first Business Day after any request from the Agent or the Administrator.
“Reporting Period” means the calendar month ending immediately prior to the relevant Reporting Date.
“Required Downgrade Assignment Period” is defined in Clause 2.9(a)(ii) (Downgrade of Liquidity Lender) of the Liquidity Agreement.
“Required Capital Percentage” means, for any Reporting Period, if the Parent has a long-term unsecured debt rating of:

(a)	“Ba3” or higher (Moody’s) and “BB-” or higher (S&P), 7.5%;

(b)	“B1” or higher (Moody’s) and “B+” or higher (S&P), 9.5%;

(c)	“B2” or higher (Moody’s) and “B” or higher (S&P), 14.4%; or

(d)	if not “B2” or higher (Moody’s) and “B” or higher (S&P) or any such rating has been withdrawn, 20.6%.
For the avoidance of doubt, in the event that more than one of the ratings set out in clauses (a) to (d) of this definition apply, the Required Capital Percentage shall be the percentage relating to the lowest applicable rating.
“Required Reserve Percentage” means, for any Reporting Period, if the Parent has a long-term unsecured debt rating of:
(a)	“Ba3” or higher (Moody’s) and “BB-” or higher (S&P), the Required Reserve Percentage Amount;

(b)	“B1” (Moody’s) and “B+” (S&P), the higher of (i) the Required Reserve Percentage Amount; and (ii) 10.5%;

(c)	“B2” (Moody’s) and “B” (S&P), the higher of (i) the Required Reserve Percentage Amount; and (ii) 23%; and

(d)	“B3” or lower (Moody’s) and “B-” or lower (S&P) or any such rating has been withdrawn, the higher of (i) the Required Reserve Percentage Amount; and (ii) 33%.
“Required Reserve Percentage Amount” means, for any Reporting Period, the greater of:
(a)	the Default Reserve Percentage; and

(b)	the sum of the Concentration Limit Percentages applicable to the Obligors owing the five largest Aggregate Obligor Balances.
“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw-Hill Companies Inc., and any successor thereto.
“Schedule of Definitions” means this Master Schedule of Definitions, Interpretations and Construction, executed and delivered by the parties hereto.
“Secured Obligations” means all obligations from time to time of the Company to the Lenders, the Agent and the other Secured Parties under the Security Agreement and under the other Transaction Documents, of whatever nature and whenever arising.
“Secured Parties” means the Lenders, the Agent, the Administrator and the other Indemnified Parties.
“Security Agreement” means the Deed of Charge and Assignment dated on or about the date hereof, between the Company and the Agent.

“Security Assets” means the Affected Assets and any other assets which are subject from time to time to a lien, security interest, charge or encumbrance created pursuant to any of the Security Documents.
“Security Documents” means the Security Agreement and each other security agreement, deed of charge or other agreement executed or delivered from time to time by the Company pursuant to the Security Agreement.
“Senior Obligations” means all Aggregate Unpaids which may now or hereafter be owing by the Company to the Agent, the Administrator, the other Secured Parties or the Indemnified parties under the Receivables Funding Agreement and the other Transaction Documents.
“Servicing Fee” means any fee from time to time agreed between the Master Servicer and the Agent, payable to the Master Servicer in respect of its obligations as Master Servicer under the Receivables Servicing Agreement and subject to the priority of payments set forth in Clause 4.1 (Allocation and distribution of Collections) of the Receivables Servicing Agreement.
“Settlement Date” means (a) the Closing Date, (b) prior to a Potential Termination Event or a Termination Event, the twelfth calendar day of each month or in the event that this day does not fall on a Business Day then the next following Business Day or (c) for any Tranche on or after the occurrence of a Potential Termination Event or a Termination Event, each day selected from time to time by the Agent (it being understood that the agent may select Settlement Dates to occur as frequently as daily) or, in the absence of any such selection, the date which would be the Settlement Date for such Tranche pursuant to clause (b) of this definition.
“Spanish Draft Instrument” means any negotiable instrument in the form of a bill of exchange (letra de cambio), a promissory note (pagare) or a cheque (cheque); provided that (a) any such instrument has been issued pursuant to Spanish Law 19/1985 dated July 16 (Ley 19/1985, de 16 de julio, Cambiaria y del Cheque), as amended from time to time, and complies with all formalities under such Law, (b) all Taxes payable as a result of the issuance and negotiation of such instrument have been duly and timely paid, and (c) such instrument is fully enforceable against the relevant Obligor, freely transferable and free from any Adverse Claims or other rights of any third party.
“Spanish Eligibility Criteria” means, at any time, with respect to a Receivable:
(a)	the Originator thereof is a Spanish Originator;

(b)	the Obligor thereof is (i) not an individual, (ii) is domiciled in Spain, (iii) has accepted the sale of Equipment or Parts, which is the subject of the Contract that has given rise to such Receivable, in Spain and (iv) not an Official Body;

(c)	such Receivable is denominated in Euro and is payable only in Spain;

(d)	such Receivable and all Related Assets are freely transferable by way of assignment by the relevant Spanish Originator and its successors in title (including the Company and the Agent (on behalf of the Secured Parties)), without requiring the consent of any Person, including any Obligor, and such Spanish Originator (immediately prior to any sale thereof to the Company pursuant to the relevant Spanish Receivables Transfer Agreement) and the Company (immediately prior to the grant of a security interest in respect thereof to the Agent pursuant to the Security Agreement) has exclusive title thereto, and is the sole legal owner thereof, free and clear of any Adverse Claim, except as may be created by any of the Transaction Documents;

(e)	in the event that the Receivable is represented by a negotiable instrument in the form of a bill of exchange, a promissory note, a cheque, or the Spanish equivalent thereof (and not merely evidenced by an invoice), such negotiable instrument is a Spanish Draft Instrument;

(f)	the sale and assignment of such Receivable by the relevant Spanish Originator under a Spanish Receivables Transfer Agreement and the relevant Assignment Deed and the payment by the Company of the Purchase Price in relation to such Receivable (and the endorsement provided in Clause 5.2 of the relevant Spanish Receivables Transfer Agreement, if applicable) shall be effective, as against such Spanish Originator and the Obligor thereof to transfer to the Company all the Spanish Originator’s present and future right and title to and interest in such Receivable and the Related Assets, free and clear of any Adverse Claim, except as created by any of the Transaction Documents and no further action need be taken in order to transfer to the Company such right, title and interest, it being understood that, until notice of the sale of such Receivable has been given to such Obligor, such sale shall not be effective as against such Obligor and, in particular, such Obligor is entitled to discharge its payment obligation in respect of such Receivable to such Spanish Originator;

(g)	the sale by the relevant Spanish Originator to the Company and the grant by the Company of a security interest in respect of such Spanish Receivable to the Agent under the relevant Receivables Transfer Agreement and the Security Agreement respectively, is not at the relevant time voidable or liable to be set aside in any way by any Person and, in each case, by any liquidator, receiver, administrator, administrative receiver, custodian, trustee in bankruptcy, examiner or other similar official appointed with respect to, or by any creditor of, the relevant Spanish Originator or the relevant Obligor of such Spanish Receivable under any law, rule or regulation in effect in any Approved Country or any political subdivision thereof or a jurisdiction therein, whether related to bankruptcy, insolvency, reorganisation, creditors’ rights or otherwise; and

(h)	such Receivable arises under a Contract governed by Spanish law.
“Spanish Eligible Receivable” means, at any time, a Receivable with respect to which the Common Eligibility Criteria and all the Spanish Eligibility Criteria are satisfied at such time.
“Spanish Originator” means AGCO Iberia.

“Spanish Receivable” means a Receivable originated by the Spanish Originator and which, prior to the sale thereof to the Company under the Spanish Receivables Transfer Agreement, was owned or purportedly owned, by the Spanish Originator.
“Spanish Receivables Pool” means, at any time, all of the Spanish Receivables purchased or purported to be purchased at such time by the Company from the Spanish Originator pursuant to the Spanish Receivables Transfer Agreement.
“Spanish Receivables Transfer Agreement” means the receivables transfer agreement dated on or about the date hereof between, inter alios, the Company and AGCO Iberia.
“Spot Contract” means a spot currency exchange contract entered into between the CP Lender and the relevant Hedge Counterparty pursuant to which the CP Lender will deliver a fixed amount of funds in one currency and receive from the relevant Hedge Counterparty a fixed amount of funds in another currency.
“Subordinated Lender” means AGCO Services Limited, a company organised and existing under the laws of England and Wales, as lender under the Subordinated Loan Agreement.
“Subordinated Loan” is defined in Clause 2.2 (Borrowing Request) of the Subordinated Loan Agreement.
“Subordinated Loan Agreement” means the Subordinated Loan Agreement, dated on or about the date hereof, by and among the Company, the Subordinated Lender, the Agent and the Servicer.
“Subordinated Loan Borrowing Request” is defined in Clause 2.2 (Borrowing Request) of the Subordinated Loan Agreement.
“Subordinated Loan Event of Default” is defined in Clause 6.1 (Subordinated Loan Events of Default) of the Subordinated Loan Agreement.
“Subrogation” means in relation to the sale of any Receivable under the French Receivables Transfer Agreement, the subrogation, or purported subrogation, of the Company to all the rights and claims of the relevant French Originator with respect to such Receivable and any Related Assets pursuant to Article 1250-1° of the French Civil Code, as contemplated by Clause 2.1 of such French Receivables Transfer Agreement and the terms “Subrogate” and “Subrogated” shall be construed accordingly.
“Subrogation Certificate” means a quittance subrogative substantially in the form of Exhibit 2 (Form of Subrogation Certificate).
“Subrogation Fee” means the fee to be paid by AGCO France to the Company on each Settlement Date pursuant to the French Receivables Transfer Agreement, which shall be agreed by the Company, the Agent and the French Originator from time to time; provided that such fee may differ between each individual Purchased Receivable.

“Subrogation Price” means, in relation to any Purchased Receivable which is a French Receivable, the Outstanding Balance of such Receivable on the Purchase Date on which such Receivable is sold or purported to be sold to the Company pursuant to the relevant French Receivables Transfer Agreement.
“Sub-Servicer” means any Origination and Servicing Affiliate of AGCO Limited or any other Person, in each case, appointed as sub-servicer pursuant to Clause 2.2 (Appointment of Sub-Servicer) of the Servicing Agreement.
“Subsidiary” of any Person means any body corporate of which (or in which) fifty percent (50%) or more of (a) the issued and outstanding equity securities (or the equivalent thereof) having ordinary voting power to elect a majority of the board of directors of such body corporate (irrespective of whether at the time the equity securities (or the equivalent thereof) of any other class or classes of such body corporate shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such body corporate or (c) the beneficial interest in such body corporate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.
“TARGET Settlement Day” means any day on which TARGET (the Trans-European Automated Real-Time Gross settlement Express Transfer System) is open.
“Tax” or “Taxes” means any tax, sales tax, value added tax, levy, duty or other charge or withholding of a similar nature (including any penalty, interest or surcharge payable in connection with any failure to pay or any delay in paying any of the same);
“Termination Date” means the earliest of:
(a)	the fifth anniversary of the Closing Date;

(b)	the day which is five Business Days prior to the Commitment Termination Date;

(c)	the date on which the Termination Date is declared to have occurred or automatically occurs pursuant to Clause 6 (Termination Events) of the Receivables Funding Agreement or Clause 6 (Termination Events) of the Liquidity Agreement, as the case may be; and

(d)	the day on which the Agent shall have declared the Termination Date to have occurred by written notice thereof to the Company and the Master Servicer if the Commercial Paper issued by the CP Lender shall cease to be rated at least “A-1” by S&P and at least “P1” by Moody’s (to the extent that the relevant rating agency has issued a credit rating with respect thereto).
“Termination Event” means each of the events listed in Clause 6.1 (Termination Events) of the Receivables Funding Agreement or Clause 6.1 (Termination Events) of the Liquidity Agreement, as applicable.

“Threshold Amount” means (a) in relation to the Company, €10,000, and (b) in the case of any AGCO Party or any Subsidiary thereof, €20,000,000, or, in each case, the equivalent in any other currency or currencies.
“Total Receivables Pool” means all the Purchased Receivables.
“Trade Receivables” means right to payment for goods sold or leased or for services rendered, whether or not it has been earned by performance.
“Tranche” is defined in Clause 2.4(a) (Determination of Yield and Rate Periods) of the Receivables Funding Agreement and in Clause 2.4(a) (Determination of Interest and Interest Periods) of the Liquidity Agreement, as the case may be.
“Transaction Costs” is defined in Clause 7.4 (Other Costs and Expenses) of the Receivables Funding Agreement and in Clause 7.4 (Other Costs and Expenses) of the Liquidity Agreement, as the case may be.
“Transaction Documents” means, collectively, the Receivables Funding Agreement, the Liquidity Agreement, the Receivables Servicing Agreement, the Subordinated Loan Agreement, the Parent Undertaking Agreement, the Security Agreement, any and all other Security Documents, any and all Receivables Transfer Agreements, this Schedule of Definitions, each Account Mandate Letter, each Account Receivables Listing, each Subrogation Certificate, each Power of Attorney, each agreement pursuant to which any Subsidiary of the Parent has become an Originator, the Fee Letter and all other instruments, documents and agreements executed and delivered by any Originator, the Company, the Master Servicer, the Parent, the Subordinated Lender, any other AGCO Party or the CP Lender or any of their respective Affiliates in connection herewith or therewith, and all other instruments, documents and agreements executed and delivered by any such Person in connection herewith or therewith.
“Unpaid Liquidity Advance” is defined in Clause 2.11 (Defaulting Liquidity Risk) of the Liquidity Agreement.
“U.S.” or “US” or “United States” means the United States of America.
“Written-Off Receivable” shall mean a Purchased Receivable:
(a)	with respect to the relevant Obligor, such Obligor has been adjudicated bankrupt or insolvent with respect to its debts, or is subject to proceedings relating to liquidation, winding up, reorganisation (other than a solvent reorganisation), arrangement, adjustment, protection, relief or composition of it or its debts, or is subject to entry of an order for relief or the appointment of a receiver, administrator, administrative receiver, custodian, trustee in bankruptcy, examiner or other similar official of it or a substantial part of its assets;

(b)	as to which a Rating Agency (including Fitch Ratings Ltd) has downgraded the relevant Obligor to “default”; or

(c)	as to which any payment due to be made by the Obligor thereof, or any part of such payment, remains unpaid for [240] days or more from the schedued due date for payment.
“Yield” means, at any time:
(a)	for any Tranche during any Rate Period to the extent the CP Lender funds such Tranche through the issuance of Commercial Paper:

CPR × PA ×	D
360
where:

the terms “CPR”, “PA” and “D” have the meanings provided in clause (b); and

(b)	for any Tranche during any Rate Period to the extent such Tranche is funded by the CP Lender by drawing under any Programme Support Agreement or otherwise other than through the issuance of Commercial Paper:

D
AR × PA ×	DY

where:

AR	=	the Alternative Rate for such Tranche for such Rate Period,

CPR	=	the CP Rate for such Tranche for such Rate Period,

D	=	the actual number of days during such Rate Period (including the first day but excluding the last day (or in the case of interest on overdue amounts or during the continuance of a Termination Event, also including the last day)),

PA	=	the principal Euro amount of such Tranche during such Rate Period, and

DY	=	number of days per year equal to 360;
provided that no provision of the Receivables Funding Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable Law; and provided, further, that at all times after the declaration or automatic occurrence of the Termination Date pursuant to Clause 6.2 (Remedies) of the Receivables Funding Agreement, Yield for all Tranches shall be determined as provided in clause (b).

2.	INTERPRETATION
(a)	Except where otherwise stated or the context otherwise requires, in each Transaction Document and each certificate or other document delivered pursuant thereto or otherwise in connection therewith:
(i)	a reference to the “sale”, the “purchase” or the “transfer” of a Receivable (and derogations of such phrases) shall be deemed to include the sale, purchase or transfer of such Receivable either by way of Subrogation, endorsement, sale and transfer or assignment, as applicable;

(ii)	all accounting terms not specifically defined shall be construed in accordance with GAAP in the United States consistently applied and all financial computations shall be computed, unless specifically provided otherwise herein, in accordance therewith;

(iii)	references to time of day shall, except where indicated to the contrary, be references to the local time in London, England;

(iv)	in the computation of periods of time from a specified date to a later specified date, except where indicated to the contrary, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(v)	periods of days shall be counted in calendar days unless Business Days are expressly prescribed;

(vi)	unless otherwise specified and unless the context requires a different meaning, words denoting the singular number only shall include the plural number also and vice versa, and words denoting one gender only shall include the other genders;

(vii)	references to Articles, Clauses, Schedules and Exhibits are references to, respectively, articles, clauses, schedules and exhibits of the document in which they appear, unless otherwise specified;

(viii)	a reference to a Person includes that Person’s permitted successors and assigns;

(ix)	headings are for convenience of reference only and shall not affect the construction or interpretation of any part of the document in which they appear;

(x)	a reference to any agreement or document means that agreement or document, as amended, supplemented, restated or otherwise modified from time to time;

(xi)	a reference to a law, regulation or legislation of any jurisdiction means such law, regulation or legislation as amended, restated or otherwise modified from time to time;

(xii)	the term “including” means “including without limitation”.

(xiii)	references to any Person’s Organic Documents refer to such Organic Documents as in effect on the date hereof;

(xiv)	where there are more than one CP Lenders at any time, references to the “consent of the CP Lender” shall be construed so that such consent shall be deemed to be given if more than 50% of the CP Lenders (measured by size of participation) are in favour of giving such consent; and

(xv)	where the Receivables Funding Agreement refers to “Agent’s consent,” such reference shall be construed as either the CP Lender’s consent or the Agent’s (acting on behalf of the CP Lender).
(b)	Notwithstanding any provision to the contrary in the Transaction Documents, any definition set out in this Schedule of Definitions relating to a Receivable shall be governed by the law of such Receivable.
3.	CALCULATIONS

For the purpose of making any calculation in respect of any Receivables Pool based upon any of the definitions set forth in this Schedule of Definitions, where the applicable calculation requires the availability of historical data in respect of such Receivables Pool but the Agent has insufficient historical data with which to make such calculation, the Agent shall make such calculation based upon such historical data as has actually been made available to the Agent and, where applicable, certain derived data provided by the Master Servicer to the Agent.

4.	COMMUNICATIONS

4.1	Written notice

Unless stipulated otherwise in the relevant Transaction Document, any notice or communication to be given pursuant to any of the Transaction Documents by any of the parties thereto shall be sufficiently served if in writing and signed by or on behalf of the party giving it, delivered by hand or sent by ordinary first class post, facsimile transmission or electronic mail to the addresses, relevant addressees, facsimile numbers or electronic mail addresses outlined in Clause 4.4 (Addresses), unless such address, relevant addressee or facsimile number of any of the parties has changed and such party has notified the other parties in writing of this change in accordance with the provisions of this Clause 4.1.

4.2	Service

Any such notice or communication, if given as provided in Clause 4.1 (Written notice), shall be deemed to have been sufficiently served on the party to which it is addressed:
(a)	if delivered by hand on the day of delivery (and where the delivery occurs before 17.00 hours on the day of delivery) and in any other case on the Business Day next following the day of delivery;

(b)	if sent by ordinary first class post, on the second day following the day of posting unless such day is not a Business Day in which case it shall be deemed to have been served on the next following Business Day; and

(c)	in the case of a facsimile transmission, where such day is a Business Day (where such transmission occurs before 17.00 hours on the day of transmission), on the day of transmission, and in any other case, on the Business Day following the day of transmission provided that the person sending the facsimile shall have received a transmission receipt confirming a successful transmission thereof.
References to time in this Clause are to local time in the country of the addressee.

All notices shall be copied to the Administrator and the Agent.

4.3	Change in details

A party may notify any of the other parties to any of the Transaction Documents of a change to its name, address, relevant addressee, or facsimile number for the purposes of this Clause 4, provided that such notice shall only be effective on:
(a)	the date specified in the notice as the date on which the change is to take place; or

(b)	if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date following five Business Days after notice of any change is deemed given under Clause 4.2 (Service).
4.4	Addresses

The addressees, relevant addressee and facsimile numbers of the parties for the purpose of Clause 4.1 (Written notice) are as follows:

AGCO GMBH	Address:	Johann-Georg-Fendt-Strasse 4, 97616 Marktoberdorf Germany

	Fax:	+49 (0)8342 77 220

	For the attention of:	Michael Gschwender

	E-Mail:	Michael.Gschwender@xfendt.do

AGCO S.A.	Address:	41 Avenue Blaise Pascal B.P. 60307 6026 Beauvais Cedex France

	Fax:	+33 (0)3 44 48 48 43

	For the attention of:	Colin Hefford

	E-Mail:	ColinHefford@uk.agcocorp.com

AGCO IBERIA S.A.	Address:	Avenida Via De Las Dos Castillas, 31, Atica 7 — Edificio 5 O Bajo 28224 Pozuelo De Alarcon Madrid Spain

	Fax:	+ 91 352 40 13

	For the attention of:	Colin Hefford

	E-Mail:	ColinHefford@uk.agcocorp.com

AGCO RECEIVABLES LIMITED	Address:	Abbey Park Stoneleigh Stareton Kenilworth Warwickshire CV8 2TQ

	Fax:	+44 (0)24 76852460

	For the attention of:	TBA

	E-Mail:	TBA

AGCO SERVICES LIMITED	Address:	Abbey Park Stoneleigh Stareton Kenilworth Warwickshire CV8 2TQ

	Fax:	+44 (0)24 76852460

	For the attention of:	Colin Hefford

	E-Mail:	Colin.Hefford@agcocorp.com

AGCO LIMITED	Address:	Abbey Park Stoneleigh Stareton Kenilworth Warwickshire CV8 2TQ

	Fax:	+44 (0)24 76852460

	For the attention of:	Colin Hefford

	E-Mail:	Colin.Hefford@uk.agcocorp.com

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. trading as RABOBANK INTERNATIONAL, LONDON BRANCH	Address:	Thames Court One Queenhithe London EC4V 3RL England

	Fax:	020 78093549

	For the attention of:	Securitisation

	E-Mail:	Fm.uk.london.abs@rabobank.com

ERASMUS CAPITAL CORPORATION	Address:	Erasmus Capital Corporation c/o Global Securitisation Services LLC 445 Broad Hollow Road, Suite 239 Melville, New York 11747

	Fax:	212 302 8768

	For the attention of:	Erasmus

	E-Mail:	erasmus@gssnyc.com
EXECUTION
The parties hereto have shown their acceptance of the terms of this Agreement by executing it after the Schedules.

SCHEDULE 1
PAYMENT INFORMATION

Party	Euro Bank account for Securitisation
AGCO Services Limited	HSBC Bank plc, London IBAN: GB76MIDL40051557113281

AGCO Iberia	BBVA Madrid IBAN: ES15 182 5437 6500 1007 4487

AGCO France	HSBC France 30056 00148 01482182095 59

AGCO GmbH	Dresdner Bank AG, Ausburg, IBAN: DE34 7208 0001 0100 2090 00

AGCO Receivables Limited	TBA

ERASMUS Capital Corporation	Erasmus Client E 0012154401

SCHEDULE 2
ACCOUNTS
AGCO France Accounts

Company	Bank	Account	Sort Code	Swift Code
AGCO SA	HSBC France, 75419 Paris Cedex, Paris, France	30056 00148 01482182095 59	30056 00148	CCFRFRPP

AGCO SA	Natexis, Sectuer Orly-Paris Sud, 36709 75427 Paris Cedex 09	30007 99999 04023252000 79	30007 99999	BFCEFRPP

AGCO SA	CIC, UB Seige, 57 rue de la Victoire, 75009 Paris, France	30066 10972 00010148101 17	30066 10972	CICOFRPP
AGCO Germany Accounts

Company	Bank	Account	Sort Code	Swift Code
AGCO GmbH	Bayerische Hypo- und Vereinsbank AG, Königstr. 17, Postfach 1280, 87435 Kempten, Germany	0428 2100215	734 200 71 DE62 7342	HYVEDEMM427

AGCO GmbH	Sparkasse Allgäu, Georg-Fischer-Str. 16-18, 87616 Marktoberdorf, Germany	240 007 526	733 500 00 DE62 7335	BYLADEM1ALG

AGCO GmbH	Deutsche Bank AG, Promenadeplatz 15, 80333 München, Germany	221 0641829 00	720 700 01 DE59 7207	DEUTDEMM 720

AGCO GmbH	Dresdner Bank AG, Augsburg Holbeinstr.2, 86004 Augsburg, Germany	01 002 090 00	720 800 01 DE34 7208	DRES DE FF 720

Company	Bank	Account	Sort Code	Swift Code
AGCO GmbH	HSBC Trinkaus & Burkhardt KGaA, Karl-Scharnagl-Ring 7, 80539 München, Germany	70 0434 001	300 308 80 DE66 3003	TUBDDEDD 700

AGCO GmbH	KBC Bank Deutschland AG, Marienplatz 2, 80331 München, Germany	700054	500 203 00 DE81 5002	BANV DE HB

AGCO GmbH	Landesbank Baden- Württemberg, Beethovenstr. 15, 87435 Kempten, Germany	454 5121	600 501 01 DE79 6005	SOLA DE ST

AGCO GmbH	Commerzbank AG, Filiale Kempten, Linggstr. 1, 87435 Kempten, Germany	7755770	733 400 46 DE81 7334	COBADEFF
AGCO Spain Accounts

AGCO Iberia SA	BBVA Travesia de Sta. Brigida, Urb. Las Norias, 28220 Majadahonda Madird	0182-5437-68- 0100074485

EXECUTION

SIGNED by , , duly authorised for and on behalf of AGCO GmbH:	) ) )

SIGNED by , , duly authorised for and on behalf of AGCO S.A.:	) )

SIGNED by , , duly authorised for and on behalf of AGCO IBERIA SA:	) )

SIGNED by , , duly authorised for and on behalf of AGCO RECEIVABLES LIMITED	) ) )

SIGNED by , , duly authorised for and on behalf of AGCO SERVICES LIMITED	) ) )

SIGNED by , , duly authorised for and on behalf of AGCO LIMITED:	) )

SIGNED by , , duly authorised for and on behalf of ERASMUS CAPITAL CORPORATION:	) ) )

SIGNED by , duly authorised for and on behalf of COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A (trading as RABOBANK INTERNATIONAL), LONDON BRANCH:	) ) ) ) ) )

SIGNED by , , duly authorised for and on behalf of AGCO CORPORATION:	) ) )

EXHIBIT 1
PLACES OF BUSINESS AND LOCATIONS OF RECORDS OF THE COMPANY,
THE PARENT, THE MASTER SERVICER, THE SUBORDINATED LENDER AND
EACH ORIGINATOR

Party	Registered Office	Principal Place of Business	Contact Details
AGCO France	41 Avenue Blaise Pascal, B.P. 60307, 60026 Beauvais Cedex, France	41 Avenue Blaise Pascal, B.P. 60307, 60026 Beauvais Cedex, France	Fax: +33 (0)3 44 48 48 43 Email: ColinHefford@uk.agcocorp.com

AGCO Germany	Johann-Georg-Fendt- Strasse 4, 87616 Marktoberdorf, Germany	Johann-Georg-Fendt- Strasse 4, 87616 Marktoberdorf, Germany	Fax: +49 (0) 8342 77220 Email: Michael.Gschwender@xfendt.de

AGCO Iberia S.A.	Avenida Via De Las Dos Castillas, 31, Atica 7 — Edificio 5 O Bajo, 28224 Pozuelo De Alarcon, Madrid, Spain	Avenida Via De Las Dos Castillas, 31, Atica 7 — Edificio 5 O Bajo, 28224 Pozuelo De Alarcon, Madrid, Spain	Fax: +91 352 40 13 Email: ColinHefford@agcocorp.com

Company	Fifth Floor, 100 Wood Street, London, EC2V 7EX	Fifth Floor, 100 Wood Street, London, EC2V 7EX

Master Servicer	PO Box 62 Banner Lane Coventry CV4 9GF	Abbey Park, Stoneleigh, Stareton, Kenilworth, Warwickshire CV8 2TQ	Fax: +44 (0)24 76 852460 Email: ColinHefford@uk.agcocorp.com

Parent	4205 River Green Parkway, Duluth, Georgia, 30096, USA	4205 River Green Parkway, Duluth, Georgia, 30096, USA	Fax: +1 770 813 9200 Email: andy.beck@agcocorp.com

Party	Registered Office	Principal Place of Business	Contact Details
Subordinated Lender	PO Box 62 Banner Lane Coventry CV4 9GF	Abbey Park, Stoneleigh, Stareton, Kenilworth, Warwickshire CV8 2TQ	Fax: +44 (0) 24 76 852460 Email: ColinHefford@agcocorp.com

EXHIBIT 2
FORM OF SUBROGATION CERTIFICATE
AGCO S.A. en qualité de titulaire de créances à l’encontre des débiteurs dont la liste figure en annexe 1 (les “Débiteurs”), reconnaît par les présentes qu’il a reçu paiement d’une somme égale à [insérer la valeur faciale des créances] de [•], en qualité de subrogé, ce montant étant égal à la somme des valeurs des créances devant être payées par les Débiteurs, au titre des factures mentionnées en annexe 1.
AGCO S.A. donne par les présentes quittance valable à [•], en qualité de subrogé.
En conséquence, conformément à l’article 1250-1 du Code civil, [•] est valablement subrogé, jusqu’à concurrence du paiement réalisé, dans les droits et accessoires ainsi transférés que AGCO S.A. détient à l’encontre des Débiteurs.
Tous les impôts et frais supporté à l’occasion des présentes seront payés par AGCO S.A.
La présent quittance subrogative devra être interprétée et régie par la loi française.
English Translation
AGCO S.A., as holder of receivables against the debtors the list of which is attached as annex 1 (the “Debtors”), hereby acknowledges it has received lawful payment amounting to [insert the face value of the receivables] from [•], as subrogated party, this amount being equal to the sum of the face values of the receivables to be paid by the Debtors, pursuant to the invoices listed in annex 1.
AGCO S.A. acknowledges that [•], as subrogated party, is fully and duly discharged.
As a result, pursuant to Article 1250-1 of the French Civil Code, [•] is validly subrogated, up to the payment made, in all rights and related securities or guarantees attached to the receivable so transferred that AGCO S.A. holds against the Debtors.
All taxes and fees incurred in connection thereof will be paid by AGCO S.A.
This Subrogation Certificate shall be governed by and construed in accordance with French law.

EXHIBIT 3
FORM OF ACCOUNT MANDATE LETTER

From:	[Name of Company]

To:	[Name and address of Bank]
[Date]
Dear Sirs,
Account No. [•]
We hereby request that the following terms and conditions apply with respect to Account No: [•] (the “Account”) held in our name at your bank:
1.	AGCO Limited (the “Master Servicer”), in its capacity as our agent appointed for the purposes of collecting the proceeds of certain receivables shall, until you have received from Coöperative Centrale Raiffeisen-Boerenleenbank B.A., trading as Rabobank International, London Branch, in its capacity as agent for the secured parties (the “Agent”) the Notification (as defined below) be entitled to operate the Account and withdraw any and all monies on deposit in the Account from time to time pursuant to your normal withdrawal procedures and the mandate signed by us in relation to the Account. The Master Servicer may operate the Account as our agent only on the signatures of their duly authorised officers notified by us to you from time to time (including, until we notify you otherwise, those officers whose specimen signatures appear on the schedule to this letter). As at the date of this letter, those duly authorised officers are: [•], [•] and [•]. The signatures of any two of each of such officers are required to authorise any transaction relating to the Account. The specimen signature of each such officer is set out on the schedule to this letter.

2.	If at any time the Agent delivers to you a written notice (the “Notification”) that the authority given to the Master Servicer to operate the Account on our behalf has been withdrawn, then you shall no longer permit the Master Servicer or any authorised signatory on the Account who is an officer of the Master Servicer to make any further withdrawals of monies from the Account or otherwise deal with the Account or authorise any transactions relating to the Account. We hereby agree that you shall not be held liable for any transactions relating to the Account that were authorised by an authorised signatory on the Account who is an officer of the Master Servicer prior to your receipt of the Notification.

3.	The Master Servicer has no authority to withdraw more monies from the Account than are on deposit therein at such time.

4.	You hereby agree that you will not exercise and you hereby waive any right of combination, consolidation, merger, set-off or other encumbrance which you may have in respect of any monies standing to the credit of the Account. You further acknowledge and agree that the terms and conditions of this letter shall prevail in the event of any conflict between such terms and conditions and your standard terms and conditions applicable to the opening, operating and holding of the Account (including any standard account mandate).

Please acknowledge your consent and agreement to the terms and conditions contained in this letter by signing below and returning the signed original to us.
Yours faithfully,

[Name of Company]
Acknowledged and agreed:
[Name of Bank]

By:

Title:

Date:

SPECIMEN SIGNATURES

NAME	SPECIMEN SIGNATURE

EXHIBIT 4
FORM OF OBLIGOR NOTIFICATION
[Name of Obligor]
[Address]
[Country]
Dated:
Attention: Manager or Head of Credit and Collection Department
Dear Sir or Madam,
We are writing to inform you that the receivables (and all rights relating thereto) represented by the invoices listed on the attached schedule have been purchased from [Originator] by [•], who in turn has granted a security interest over such receivables to Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International, London Branch) as agent for us on the dates set out on the attached schedule.
From the date of this notice you should, accordingly, deal solely with us, or with Rabobank International, London Branch as our agent, in relation to all matters relating to such receivables. Should you have any questions relating to this notice please do not hesitate to contact a representative of our agent, [•], in London on [•].
You are hereby instructed to remit all payments in connection with the aforementioned receivables (and invoices) to our account, the details of which are set out below, notwithstanding any other instructions you may receive from [Originator] or any other person:
Account Party:
Account Bank:
Account No.:
Yours sincerely,

[•]
Acknowledged and confirmed by:

[Originator]

EXHIBIT 5
CREDIT AND COLLECTION POLICY
Organisational Structure/Management
Massey Ferguson’s headquarters are located in Coventry, United Kingdom, while Fendt’s headquarters are located in Marktoberdorf, Germany. The dealer documentation, credit processing and collections for all of Massey Ferguson equipment and for Fendt equipment sold in Spain and France outside of Germany (herein referred to as the “Massey Equipment Pool”) is located in Coventry. The dealer documentation and processing for Fendt equipment sold in Germany is located in Marktoberdorf (herein referred to as the “Fendt Equipment Pool”). An experienced group of senior executive officers with considerable industry and management experience and a group of divisional managers who are career professionals manage the company. Each legal jurisdiction within the Massey Equipment Pool (France and Spain) is supervised by a different credit manager.
Dealer Relationships
Fully assembled tractors and other equipment are marketed in most major Western European markets through a network of approximately 2,400 independent Massey Ferguson and Fendt dealer outlets and agricultural cooperatives. In certain markets of Western Europe, AGCO sells equipment through independent distributors and associates, who then distribute the equipment through approximately 800 Massey Ferguson and Fendt dealers. In some cases, dealers carry competing or complementary products from other manufacturers.
The payment terms for both the Massey and Fendt Equipment Pools can vary based on equipment type, agricultural product and particulars of the harvest season for the crop. The terms of AGCO’s finance agreements with its dealers typically do not require dealers to make a down payment and effectively provide the dealer with the equipment interest-free for a period of one to 6 months, depending on the product. Thereafter Massey dealers are charged interest until the product is sold.
To become an AGCO dealer, dealers must meet certain eligibility criteria and become a party to an AGCO Limited Farm Machinery Agreement. A copy of the AGCO Farm Machinery Dealer Agreement is on file. The Agreement is summarised below:
The Agreement commits AGCO to sell to the Dealer and provide marketing support and training; AGCO is committed to sell to the Dealers, however, the terms of the sale are at AGCO’s discretion.
AGCO has the right to change its prices, terms, discounts, and any other pricing provision at any time without notice to the Dealer and the price and terms that apply will be those in effect on the date of the invoice of the product sold.
The Dealer has 30 days to notify AGCO of claims of shortages or defective products that the Dealer receives. After 30 days, AGCO is generally not responsible for shortages or defective products.
No product returns to AGCO from the Dealer are allowed without AGCO’s prior authorisation. Dealer pays all transportation costs for the return.

Payment in full for wholegoods is due upon the end of the payment term whether or not the product has been retailed with the exception of Massey Ferguson equipment sold in Germany that requires payment in full for the wholegoods at the earlier of retail sale or the end of the payment term. AGCO may refuse to sell or deliver products to the Dealer when AGCO believes the Dealer’s financial condition does not warrant further sale or deliveries.
AGCO obtains a security interest in the equipment sold to the Dealer and for all present and future direct or indirect financial indebtedness that may be or become owed by the Dealer to AGCO. Dealers are sometimes required to sign personal guarantees on all obligations of the business or bank guarantees to support the credit line..
AGCO reserves the right to declare all balances of the account due and payable immediately if for any reason it deems it necessary for the protection of its interests. No cash discounts or payment by AGCO to the Dealer will be made so long as any of the financial indebtedness, whether secured by collateral or otherwise, is past due. AGCO reserves the right to apply any payment made to the oldest past due account.
Fendt Equipment Pool
Fendt distributes equipment in Germany mainly through a network of 90 dealers for whole goods and 420 for spare parts that are large, financially sound and highly Dun & Bradstreet rated cooperatives. These cooperatives/dealers cover different regions in Germany and sell only within their regions. Last dealer was terminated in 1996. Only 15-20% of cooperatives’ sales are concentrated in the agricultural sector. BayWa AG, the largest cooperative, represents approximately 5% of the total European portfolio and carries the highest credit rating from Dun & Bradstreet. A brief narrative by Dun & Bradstreet of BayWa AG is on file. The dealers generally have only demo units on stock. The equipment is built to order for the final customer and Fendt rarely sells two completely identical units. The inventory is small, and if the market slows down, Fendt can react immediately and cut down on production. Given the pre-orders, high demand for Fendt products, and the dealer’s financial strength, dealer default is virtually non-existent.
Massey Equipment Pool
Massey Ferguson generally builds equipment to order for its dealers in France and Spain. Although this does not guarantee that a dealer has a customer lined up for each unit, the history of negligible losses and practically no dealer terminations, demonstrates that dealers can estimate and manage their sales.
Dealer Terms
Fendt and Massey Ferguson finance only new equipment. A general summary of the different terms offered by AGCO on new equipment is described below. The Terms and Discounts can change, and do change, annually. The following are certain summarised terms for both equipment lines (amongst others):
Dealer must make payment immediately at the time of retail sale, or show written proof of a pre-approved retail-financing contract in process.
Dealer’s trade discount is the difference between the net dealer price and the suggested list price as stated in the AGCO price list, which is effectuated on the date of the invoice.

Cash discounts and subsidised financing may be offered to the Dealer by AGCO.
Demo unit discounts are offered to the Dealer.
For Massey Ferguson, equipment dealers are typically given a discount of a minimum of 20%. Additional discounts are given to promote particular models. Volume bonuses are seldom employed. Instead, dealers subscribe to business plans, which provide additional discounts for achieving retail penetration and maintaining stock levels and pre agreed dealer standards.
Fendt equipment dealers get a volume discount in addition to a base discount of 21.7%. Volume discounts depend on the amount of units that the Dealer sells. The bonus percentage generally is around 4.7%.
Any volume bonus earned on eligible volume will be applied to any past due amount provided there is enough volume bonus earned during the period to cover the past due amount. If not, the Dealer agrees to pay the past due amounts by the end of December. If not paid, volume bonus is not applied to cover the past due financial indebtedness and the Dealer will receive no volume bonus.
Periodically, AGCO offers special sales programs and special discounts in addition to the plans discussed in this section.
Summary of Payment Terms
The term for the majority of the equipment (approximately 80%) sold in all European jurisdictions ranges from 30 days to 60 days, with the exception of Spain whose tractors have payment terms up to 90 days. In Germany, dealers get an additional 2% discount for Fendt equipment sold and paid for within 14 days. Similarly, in France, dealers receive a discount for early settlement.
Longer terms are generally applied to combines and balers due to the seasonality of the equipment. Payments on combines are due on September 30th or October 30th of each year. Lawn and garden machinery in France are payable in three curtailments of 20%, 30% and 50% due in March 31st, April 30th, and May 31st, accordingly. Certain demo units have payment terms of 6 months. A copy of AGCO’s Wholegoods Schedule of Terms and Discounts is on file.
Payment Terms are fixed and due dates are not changed in order to accommodate dealers with payment problems. However for Fendt it does happen that due dates get extended after an invoice has been issued (but always before its due date), these extensions are disposed by the Sales rather than the Credit department and relate to special sales initiatives.
Underwriting/Credit Analysis
Marktoberdorf
Karl-Heinz Graf who has over 30 years of experience with Fendt heads the credit department. Credit managers review quarterly reports from Dun & Bradstreet for every dealer (most of the dealers are highly rated by D&B). Additionally, credit managers review bank reports on the dealers, which they receive monthly. At the end of the year, the credit department gets information from the marketing department on the industry outlook and the credit line gets adjusted accordingly. When the credit limit is exceeded, the credit manager can not authorise any additional shipments until the payment is received.
Coventry
The credit department in Coventry was formed in 1997 following a decision by AGCO to centralise the accounts receivable/credit control functions performed by its Massey Ferguson sales operations in Europe. The accounts receivable/credit control function for Fendt products sold in France and Spain is also centralised in Coventry.
Massey Ferguson averages about 5 new dealers each year. The credit department is responsible for the approval of New Dealer contracts, extension of credit and the collection of receivables. Kevin Randall, who has over 25 years of experience at Massey Ferguson, heads the credit department. The credit staff consists of 6 credit officers covering France and Spain receivables collection, 17 in total collecting receivables across Europe. A copy of Finance Organisation — Credit & Banking for 2006 is on file.
For the Massey Ferguson equipment monitored in Coventry, AGCO uses an integrated Sales Order Processing / Accounting software package, which automatically credit checks all orders prior to shipment. Any orders due for release, which will result in accounts receivables exceeding a credit limit, are automatically placed on hold. The relevant credit control analyst is responsible for releasing the order from credit hold.
A New Dealer application will usually come from the local sales teams. The following documents will be requested in order to process a credit request: 1) a complete credit application, 2) current financial statements, 3) business plan, and 4) personal information of the principals. The credit department will pull a Dun & Bradstreet profile. Once the approval is received, the dealer will be notified and can begin placing orders. A dealer will be given a credit line. All major orders are manually released (“credit released”) by one of the Area Credit Managers. Orders are not shipped without the credit release. Once an order is approved and released, an invoice is created. At point of sale, Massey Ferguson sets up a reserve to accrue for discounts.
A Credit File is created for the dealer that will include financial statements, a credit application, personal profiles and the Dun & Bradstreet report. The turnaround time from credit request to final approval can take anywhere from 2 to 4 weeks.
At the end of each month, the credit department produces a summary aged debt analysis for all markets together with a commentary on overdue receivables.
Credit Authority
For both the Fendt and Massey Equipment Pools, the credit manager will determine the appropriate credit line, taking into account information from the marketing managers regarding orders and market conditions. Requests for increases to current credit limits are supported 90% of the time. On new deals, Kevin Randall authorise the credit request for the Massey Equipment Pool. On existing deals, Kevin Randall (Massey Equipment Pool) and Karl Heinz Graf (Fendt Equipment Pool) have final say on all credit requests, regardless of the size of the line.

Credit Monitoring
For both the Fendt and Massey Equipment Pools, credit managers must approve each order placed by a Dealer when the credit line is insufficient. Each account is reviewed once a year or if there is a request for an increase in the credit limit. Financial statements are requested on an annual basis. An updated credit report may be obtained and payment history is reviewed. The Area Credit Managers are responsible for the annual review.
In addition to credit monitoring, the Sales Territory Managers will perform a physical inventory audit for selected dealers whose operations show any signs of deterioration (e.g. late payments, lower sales volumes, etc.)
Servicing/Normal Collection Procedures
For both the Fendt and Massey Equipment Pools, an invoice is generated once the equipment is shipped or when the dealer is notified to pick up the equipment. Invoices are mailed out of one of the two servicing centers located in Coventry and Marktoberdorf. Collection methods vary by the region, as follows. All information about invoices and credits is also available for the dealers online on AGCONet.
In France, the majority of payments on wholegoods are collected by electronic LCR (Bill of Exchange) and parts are collected by direct debit. Dealers who pay by cheque send their remittances to AGCO’s Beauvais office. Some deals are financed, so the finance companies transfer funds directly to AGCO’s bank.
In Germany, Fendt equipment dealers pay by bank transfer or cheque for wholegoods. For parts, dealers pay either by direct debit (weekly) or cheque. Similar to France, some deals in Germany are financed, so the finance companies transfer funds directly to AGCO’s bank.
In Spain, dealers pay for wholegoods either by bank transfer or by pagares (a form of post-dated cheque). Pagares are sent to a lockbox. For parts, dealers pay by direct debit.
Credit and Collection is the responsibility of the credit department and the credit managers. Collection efforts are part of a continuous process of maintaining close communication links with the dealers. More strenuous collection activities begin immediately following the end of the month for dealers that did not pay the previous month’s charges. A telephone call initiates the process. The credit personnel must determine whether the non-payment was an oversight, a posting problem or an inability to pay. If it was an oversight, a follow up for payment is recorded. If it was a posting error, a speedy resolution is achieved. If it is a collection problem, then the account is referred to the Area Credit Manager. The dealer of a past due item unresolved by the 15th to 20th of the month will be contacted by telephone a second time to achieve final resolution. If payment is not received following the second message, then the dealers’ accounts will be placed on “STOP”, which means no further deliveries will be made until a payment is received. Persistent late payers are advised that failure to settle their account by the due date will automatically result in their account being placed on “STOP”. The Area Credit Manager is responsible for placing a dealer on “STOP” status after reviewing notes from previous attempts to collect.

Cash Application
Cash Management is centralised in Marktoberdorf for the Fendt Equipment Pool. Cash flow peaks at month end and carries over into the first days of the subsequent month as dealer receivables are collected. Daily deposits are collected in the local accounts and are subsequently wire-transferred to the central account.
For the Massey Equipment Pool, cash management for Spain and France is handled in Coventry. Cash flow peaks at month end and carries over into the first days of the subsequent month as dealer receivables are collected.
European dealer receivables are collected by a variety of methods (wire transfer, cheque, direct debit etc.) into local banks. Cash is concentrated by means of wire transfers initiated by the Treasury Department. Surplus cash is remitted to AGCO Services Ltd. the UK based treasury company, from which payments are made to repay local overdrafts, or syndicate debt, as appropriate.
Problem Account Management
For the Fendt and Massey Equipment Pools, collection efforts are part of a continuous collection process. Dealers with repeated collection problems may be placed on “STOP” at that point (credit manager decision). At the end of the month, the credit manager will determine the dealers still past due for “STOP” status. A “STOP” fax letter will be sent to the dealer and the territory manager and the regional sales manager will be notified. Dealer central and field personnel are notified and the territory manager will perform a site visit. Normally, after the site visit, the payment is made.
Massey
For a dealer who continues to be delinquent, communication is maintained either by fax, telephone or e mail for a period until the debt is 120 days overdue. At this point, the Sales Area Business Manager will visit the dealer to assess the dealer’s inventory, and Agco’s ability to exercise Retention of Title clauses. If Agco have a bank guarantee from the dealer , such guarantees will be called in at this point.
If funds have not been fully recovered within 180 days of the debt becoming overdue, legal action is initiated.
If information is obtained that the dealer’s financial position has deteriorated before 120 days overdue, the visit to the dealer, and ensuing action, is instituted immediately.
Kevin Randall determines which accounts are to be reserved for bad debt in Coventry
Fendt
The last default in the Fendt Equipment Pool occurred over 10 year ago. As such although the problem account management procedures are set up for Fendt, they have not been used in the past 5 years. As a precaution, Fendt maintains a minimum of EUR 0.7 million in bad debt reserves.
The problem account management procedures, should they need to be invoked, are similar to those described for Massey above.

EXHIBIT 6
ACCOUNTS RECEIVABLE LISTING
Any Accounts Receivable Listing shall include the following information in relation to the relevant Receivables:
Invoice ID
Obligor ID
Obligor name
Currency
Amount
Invoice date
Due date

EXHIBIT 7
OBLIGOR INFORMATION LISTING
Any Obligor Information Listing shall include the following information in relation to the relevant Obligors:
Obligor ID
Obligor name
Obligor address
Country of the Obligor

EXHIBIT 8
MASTER SERVICER REPORT
Consolidated report

current day	31_8_2006	AGCO_FR	AGCO_DE	AGCO_ES
previous day	30 8 2006
MASTER SERVICER REPORT

Report Date

Exchange Rates
			1.0000	1.0000	1.0000
Total Portfolio Activity

	Balance of Net Receivables Brought Forward	[•]	[•]	[•]	[•]
–	Collections	[•]	[•]	[•]	[•]
+	Sales	[•]	[•]	[•]	[•]
–	Write-Offs	—	—	—	—

–	Repurchased Receivables	—	—	—	—

+	Dilutions	[•]	[•]	[•]	[•]
+	Recoveries	—	—	—	—

+	Adjustments	—	—	—	—

=	Balance of Net Receivables Carried Forward	[•]	[•]	[•]	[•]

	Other cash received	—	—	—	—

Calculation of Net Eligible Receivables Balance

	Balance of Net Receivables Carried Forward	[•]	[•]	[•]	[•]

–	Negative Credit Balance	[•]	[•]	[•]	[•]
=	Balance of Outstanding Invoices	[•]	[•]	[•]	[•]
–	Extended Payment Terms (> 270 Days)	[•]	[•]	[•]	[•]
–	Bankrupt Obligors	—	—	—	—

–	Intercompany Receivables	—	—	—	—

–	Government Receivables	—	—	—	—

–	Delinquent (60 o/d) and Defaulted (90 o/d) Receivables	[•]	[•]	[•]	[•]
–	Excess Concentrations	[•]	[•]	[•]	—
–	Others	[•]	[•]	—	—

=	Gross Eligible Receivables Balance (G.E.R.B.)	[•]	[•]	[•]	[•]
+	Negative Credit Balance Reserve (Eligible Credit Notes)	[•]	[•]	[•]	[•]
	Applied Eligible Credit Notes	[•]	[•]	[•]	[•]
	New Eligible Credit Notes	[•]	[•]	[•]	[•]
=	Net Eligible Receivables Balance (N.E.R.B.)	[•]
Eligible Receivables Portfolio Activity

	Opening Gross Eligible Receivables Balance	[•]	[•]	[•]	[•]
–	Collections (face value of invoices disappeared)	[•]	[•]	[•]	[•]
+	New Eligible Receivables	[•]	[•]	[•]	[•]
–	Write-Offs under Eligible Receivables	—	—	—	—

–	Newly Defaulted Eligible Receivables	[•]	[•]	—	—

–	Repurchased Receivables	—	—	—	—

=	Balance of Eligible Receivables Carried Forward (G.E.R.B.)	[•]	[•]	[•]	[•]

Summary Ageing Analysis — Eligible Portfolio

	Current — Receivables	[•]	[•]	[•]	[•]
	1-30 Days Overdue — Receivables	[•]	[•]	[•]	[•]
	31-60 Days Overdue — Receivables	[•]	[•]	[•]	[•]

61-90 Days Overdue — Receivables	[•]	[•]	[•]	[•]
91-120 Days Overdue — Receivables	—	—	—	—

121+ Days Overdue — Receivables	—	—	—	—

Total — Receivables	[•]	[•]	[•]	[•]

Average Weighted Payment Terms	[•]

Required Reserves (for current month)

Loss Reserve	[•]	[•]	[•]	[•]
Dilution Reserve	[•]	[•]	[•]	[•]
Yield & Servicing Fee Reserve	[•]%	—	—	—

Total Reserves	[•]	[•]	[•]	[•]

Percentage Factor

Net Eligible Receivables Balance	[•]
Total Reserves	[•]
Funding Amount
Percentage Factor	[•]
Repurchase Price Payable

Repurchased X Price = Price Payable	0	1.00	—

Capital Balance

Closing Pool Balance	[•]	[•]	[•]	[•]
Dilution Amount	[•]	[•]	[•]	[•]
Yield Reserve	—	—	—	—

Loss Reserve	[•]	[•]	[•]	[•]

Closing Capital Balance	[•]	[•]	[•]	[•]

Top Ten Debtors (Total Pool)

1	T00010000	[•]	[•]	[•]%	[•]	[•]
2	T11500100	[•]	[•]	[•]%	[•]	—
3	T11510500	[•]	[•]	[•]%	[•]	[•]
4	T11199400	[•]	[•]	[•]%	[•]	[•]
5	T11136500	[•]	[•]	[•]%	[•]	[•]
6	T11820100	[•]	[•]	[•]%	[•]	[•]
7	T11960900	[•]	[•]	[•]%	[•]	[•]
8	T11115200	[•]	[•]	[•]%	[•]	[•]
9	T14300600	[•]	[•]	[•]%	[•]	[•]
10	T11490100	[•]	[•]	[•]%	[•]	—

Loss Reserve

						MAX 3
					3 MRA	MRA LOSS				REQUIRED
	ELIGIBLE			LOSS	LOSS	over 12	LOSS	LOSS HORIZON	STRESS	LOSS
DATE	RECEIVABLES	SALES	LOSSES	RATIO	RATIO	Months	HORIZON	RATIO	FACTOR	RESERVE	MINIMUM LR	ACTUAL LR
Jul-05	[•]	[•]	[•]	[•]%	[•]%	[•]%	[•]	[•]	[•]	[•]%	10.50%	10.50000%
Aug-05	[•]	[•]	[•]	[•]%	[•]%	[•]%	[•]	[•]	[•]	[•]%	10.50%	10.50000%
Sep-05	[•]	[•]	[•]	[•]%	[•]%	[•]%	[•]	[•]	[•]	[•]%	10.50%	10.50000%
Oct-05	[•]	[•]	[•]	[•]%	[•]%	[•]%	[•]	[•]	[•]	[•]%	10.50%	10.50000%
Nov-05	[•]	[•]	[•]	[•]%	[•]%	[•]%	[•]	[•]	[•]	[•]%	10.50%	10.50000%
Dec-05	[•]	[•]	[•]	[•]%	[•]%	[•]%	[•]	[•]	[•]	[•]%	10.50%	10.50000%
Jan-06	[•]	[•]	[•]	[•]%	[•]%	[•]%	[•]	[•]	[•]	[•]%	10.50%	10.50000%
Feb-06	[•]	[•]	[•]	[•]%	[•]%	[•]%	[•]	[•]	[•]	[•]%	10.50%	10.50000%
Mar-06	[•]	[•]	[•]	[•]%	[•]%	[•]%	[•]	[•]	[•]	[•]%	10.50%	10.50000%
Apr-06	[•]	[•]	[•]	[•]%	[•]%	[•]%	[•]	[•]	[•]	[•]%	10.50%	10.50000%
May-06	[•]	[•]	[•]	[•]%	[•]%	[•]%	[•]	[•]	[•]	[•]%	10.50%	10.50000%
Jun-06	[•]	[•]	[•]	[•]%	[•]%	[•]%	[•]	[•]	[•]	[•]%	10.50%	10.50000%
Jul-06	[•]	[•]	—	[•]%	[•]%	[•]%	[•]	[•]	[•]	[•]%	10.50%	10.50000%
Aug-06	[•]	[•]	[•]	[•]%	[•]%	[•]%	[•]	[•]	[•]	[•]%	10.50%	10.50000%
Sep-06	—	—	—	[•]%	[•]%	[•]%	[•]	[•]	[•]	[•]%	10.50%	#DIV/0!

Top Ten Data

excess
FROM	TO	name	total	purchased	limit	concentration	ineligible amount
31/07/2006	31/08/2006	T00010000	[•]	[•]	[•]	[•]	[•]
31/07/2006	31/08/2006	T11500100	[•]	[•]	[•]	[•]	[•]
31/07/2006	31/08/2006	T11510500	[•]	[•]	[•]	[•]	[•]
31/07/2006	31/08/2006	T11199400	[•]	[•]	[•]	[•]	[•]
31/07/2006	31/08/2006	T11136500	[•]	[•]	[•]	[•]	[•]
31/07/2006	31/08/2006	T11820100	[•]	[•]	[•]	[•]	[•]
31/07/2006	31/08/2006	T11960900	[•]	[•]	[•]	[•]	[•]
31/07/2006	31/08/2006	T11115200	[•]	[•]	[•]	[•]	[•]
31/07/2006	31/08/2006	T14300600	[•]	[•]	[•]	[•]	[•]
31/07/2006	31/08/2006	T11490100	[•]	[•]	[•]	[•]	[•]

EXECUTION COPY
Dated 13 October 2006
(1)	AGCO RECEIVABLES LIMITED as the Company

(2)	AGCO SERVICES LIMITED as the Subordinated Lender

(3)	AGCO LIMITED as Master Servicer

(4)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. trading as RABOBANK INTERNATIONAL, LONDON BRANCH as Agent

SUBORDINATED LOAN AGREEMENT

LONDON

EXHIBITS
A. FORM OF SUBORDINATED LOAN BORROWING REQUEST

-i-

THIS AGREEMENT is dated 13 October 2006 and is made between:
(1)	AGCO RECEIVABLES LIMITED, a company incorporated under the laws of England and Wales (the “Company”);

(2)	AGCO SERVICES LIMITED, a company incorporated under the laws of England and Wales (the “Subordinated Lender”);

(3)	AGCO LIMITED, a company incorporated under the laws of England and Wales (in its capacity as Master Servicer under the Receivables Servicing Agreement, the “Master Servicer”); and

(4)	COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A, trading as RABOBANK INTERNATIONAL, LONDON BRANCH, in its capacity as Agent (the “Agent”) for Erasmus Capital Corporation (the “CP Lender”).
BACKGROUND
(A)	Certain Originators intend to sell, assign and transfer certain Receivables from time to time to the Company.

(B)	The Company desires to obtain subordinated financing for its purchase of Receivables from the Subordinated Lender.

(C)	Each of the Company and the Subordinated Lender wish to set out the terms on which the Subordinated Lender may provide financing from time to time to the Company.
1.	DEFINITIONS AND INTERPRETATION

1.1	Terms defined in Schedule of Definitions

In this Agreement, unless otherwise defined herein or the context otherwise requires, capitalised terms have the meanings set forth in the Master Schedule of Definitions, Interpretations and Construction, dated as of the date hereof and signed by the parties hereto and others for the purposes of identification (the “Schedule of Definitions”).

1.2	Interpretation and construction

The principles of interpretation, construction and calculation set forth in Clauses 2 (Interpretation) and 3 (Calculation) of the Schedule of Definitions apply to this Agreement as if fully set forth herein.

1.3	Amendments to Schedule of Definitions

No amendment, restatement, supplement or other modification to the Schedule of Definitions after the date of this Agreement shall affect the terms of this Agreement unless approved in writing by the parties to this Agreement.
1.4	The Agent

The parties to this Agreement acknowledge that the Agent is a party to this Agreement, inter alia, for the purposes of:

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(a)	enforcing the right of the Company to obtain funds hereunder;

(b)	obtaining the benefit of the other obligations of the Subordinated Lender in favour of the Company hereunder.
The Agent shall have no responsibility or liability as a result of its being party to this Agreement.
2.	THE FACILITY

2.1	Facility

The Subordinated Lender hereby grants to the Company, upon the terms and subject to the conditions hereof, a committed revolving credit facility in an aggregate amount equal to €50,000,000 (the “Facility Amount”).

2.2	Borrowing request

The Company may from time to time request the Subordinated Lender to make an advance (each, a “Subordinated Loan”) to the Company by delivering (or causing to be delivered) to the Subordinated Lender a Subordinated Loan Borrowing Request, substantially in the form of Exhibit A hereto (each, a “Subordinated Loan Borrowing Request”), no later than three Business Days prior to the Loan Date for such Subordinated Loan (including the initial Subordinated Loan).

2.3	Borrowing procedures

Each such Subordinated Loan Borrowing Request shall specify (i) the desired date of such Subordinated Loan, which shall be a Settlement Date (each a “Loan Date”), (ii) the desired amount of such Subordinated Loan, and (iii) all other information specified in Exhibit A.

2.4	Purpose

Except as provided in the Receivables Funding Agreement and the Receivables Servicing Agreement, the proceeds of the Subordinated Loans made hereunder shall be used by the Company to pay the Purchase Price of Purchased Receivables and Related Assets pursuant to, and in accordance with, the Transaction Documents.

2.5	Availability

If the Company requests a Subordinated Loan pursuant to Clause 2.1 (Facility), the Subordinated Lender will make such Subordinated Loan in accordance with the provisions hereof on the Loan Date for such Subordinated Loan, unless on such Loan Date:
(a)	after giving effect to such Subordinated Loan, the aggregate outstanding principal amount of all Subordinated Loans would exceed the Facility Amount;

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(b)	a Subordinated Loan Event of Default shall have occurred and be continuing; or

(c)	an Insolvency Event shall have occurred with respect to the Company;
provided that, in the event that any of the conditions specified in Clauses 2.5(a) through (c) are not satisfied on any Loan Date, the Subordinated Lender may, if it so elects, make such Subordinated Loan to the Company notwithstanding anything in this Clause 2.5 to the contrary.

2.6	Limitation on Subordinated Loans

The parties hereto hereby acknowledge and agree that Subordinated Loans shall only be requested and made hereunder at such times, and in such amounts, as is set forth in Clause 2.10 (Proceeds of Subordinated Loans) of the Receivables Funding Agreement.

3.	INTEREST, REPAYMENT AND PAYMENTS

3.1	Interest

The Company shall pay interest with respect to each Subordinated Loan on the aggregate outstanding principal amount of such Subordinated Loan at a variable rate per annum equal to EURIBOR from time to time in effect plus 2% (or at such other rate of interest that the Company and the Subordinated Lender agree more accurately reflects a market rate of interest (but no more than a market rate of interest) on loans similar to the loans to be made hereunder). Any adjustment to the rate of interest within the range of EURIBOR plus 0.25% and EURIBOR plus 5% does not require consent of the Agent, any adjustment outside of this range does require the consent of the Agent. Such interest shall, in accordance with Clause 4.2 (Application of Collections allocated to the Company) of the Receivables Servicing Agreement, be paid on each Settlement Date to the extent that the Company has available funds that are not needed to satisfy Senior Obligations then due and owing.

3.2	Repayment

The Company shall, in accordance with Clause 4.2 (Application of Collections allocated to the Company) of the Receivables Servicing Agreement, repay on each Settlement Date the principal amount of the Subordinated Loans (or any portion thereof) from time to time outstanding on such Settlement Date to the extent the Company has funds available therefor under and pursuant to Clause 4 (Allocation, deposit and distributions of Collections) of the Receivables Servicing Agreement; provided that, notwithstanding anything herein to the contrary, the aggregate outstanding principal amount of all of the Subordinated Loans shall in any event be due and payable not later than two years after the Final Payout Date.

3.3	Payments
(a)	On each date on which this Agreement requires an amount to be paid by the Company to the Subordinated Lender (including any amount to be paid by the Master Servicer on behalf of the Company pursuant to the Receivables

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Servicing Agreement), such amount shall be paid by wire transfer of Euro in same day funds to the Subordinated Lender’s account at the location indicated in Schedule 1 (Payment Information) to the Schedule of Definitions or to any other account specified by the Subordinated Lender.

(b)	On each Loan Date, the Subordinated Lender shall remit the aggregate amount of each Subordinated Loan to be made on such Loan Date to the Company by wire transfer of Euro in same day funds to the Company’s account at the location indicated in Schedule 1 (Payment Information) to the Schedule of Definitions or to any other account specified by the Company (provided that such monies must be remitted to the account of the Company if the Agent shall have notified the Subordinated Lender and the Company to such effect) for further payment to the Company or any Originator in respect of any purchase of Receivables or Related Assets by the Company or any Originator).
4.	REPRESENTATIONS AND WARRANTIES

4.1	Company’s representations and warranties

The Company represents and warrants to the Subordinated Lender that on the Closing Date and on each Loan Date:
(a)	it is a limited company duly incorporated and validly existing under the laws of its jurisdiction of organisation and not in liquidation, with power to enter into this Agreement and to exercise its rights and perform its obligations hereunder, and all corporate and other action required to authorise its execution and performance of this Agreement has been duly taken; and

(b)	it has not taken any corporate action nor have any other steps been taken or legal proceedings been started or (to the best of the Company’s knowledge) threatened against it for its suspension of payments, bankruptcy, winding-up or dissolution or for any similar proceedings in any jurisdiction.
4.2	Subordinated Lender’s representations and warranties

The Subordinated Lender represents and warrants to the Company and the Agent that on the Closing Date and on each Loan Date:
(a)	Corporate Existence and Power. It (i) is a limited company duly organised, validly existing and in good standing under the laws of its jurisdiction of organisation, (ii) has all corporate power and all licenses, authorisations, consents, approvals and qualifications of and from all Official Bodies and other third parties required to carry on its business in each jurisdiction in which its business is now and proposed to be conducted (except where the failure to have any such licenses, authorisations, consents, approvals and qualifications would not individually or in the aggregate have a Material Adverse Effect), and (iii) is duly qualified to do business in and in good standing in every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good

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standing would not individually or in the aggregate have a Material Adverse Effect.

(b)	Corporate and Governmental Authorisation; Contravention. The execution, delivery and performance by it of this Agreement and the other Transaction Documents to which it is a party (i) are within its corporate powers, (ii) have been duly authorised by all necessary corporate and shareholder action, (iii) require no action by or in respect of, or filing with, any Official Body or official thereof or third party, or (iv) do not contravene or constitute a default under (A) its Organic Documents, (B) any Law applicable to it, (C) any contractual restriction binding on or affecting it or its property or (D) any order, writ, judgment, award, injunction, decree or other instrument binding on or affecting it or its property.

(c)	Binding Effect. Each of this Agreement and the other Transaction Documents to which it is a party has been duly executed and delivered and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms (as such enforcement may be subject to any applicable Enforcement Limitation).

(d)	Tax. It is and will be tax resident in (a) member State of the European Union, or (b) a country with which the United Kingdom has an income tax treaty with respect to which the Subordinated Lender is and will be eligible for benefits.

(e)	Solvency. It is solvent and able to pay its debts as they fall due and has not suspended or threatened to suspend making payments (whether of principal or interest) with respect to all or any class of its debts and will not become insolvent or unable to pay its debts in consequence of any obligation or transaction contemplated in the Transaction Documents.

(f)	Insolvency procedures. No corporate action has been taken or is pending, no other steps have been taken (whether out of court or otherwise) and no legal proceedings (other than any frivolous and vexatious proceedings which are dismissed within 10 days) have been commenced or are threatened or are pending for:
(i)	its bankruptcy, liquidation, suspension of payments, controlled management, winding-up, liquidation, dissolution, administration or reorganisation; or

(ii)	it to enter into any composition or arrangement with its creditors; or

(iii)	the appointment of a receiver, administrative receiver, trustee or similar officer in respect of it or any of its property, undertaking or assets.
No event equivalent to any of the foregoing has occurred in or under the laws of any relevant jurisdiction.

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5.	COVENANTS

At all times from the date hereof to the Final Payout Date, unless the Subordinated Lender shall otherwise consent in writing:
(a)	the Company shall obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licenses and consents required to enable it lawfully to enter into and perform its obligations under this Agreement or to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement;

(b)	the Company shall promptly notify the Subordinated Lender, the Master Servicer and the Agent of the occurrence of any Subordinated Loan Event of Default hereunder;

(c)	the Company shall not engage in any business other than the transactions contemplated by the Transaction Documents and activities reasonably incidental thereto; and

(d)	the Company shall apply and otherwise use the proceeds of each Subordinated Loan in accordance with Clause 2.4 (Purpose).
6.	SUBORDINATED LOAN EVENTS OF DEFAULT

6.1	Subordinated Loan Events of Default

Each of the following shall constitute an “Subordinated Loan Event of Default”:
(a)	any representation or statement made by the Company in this Agreement is or proves to have been incorrect or misleading in any material respect when made;

(b)	the Company fails duly to perform or comply with any of the material obligations expressed to be assumed by it in Clause 5 (Covenants); or

(c)	an Insolvency Event shall occur with respect to the Company.
6.2	Remedies

Upon the occurrence of any Subordinated Loan Event of Default under Clause 6.1(c), the Subordinated Loans shall become immediately due and payable together with accrued interest thereon, and the Subordinated Lender’s commitment to make further Subordinated Loans pursuant hereto shall forthwith be cancelled. Upon the occurrence of any other Subordinated Loan Event of Default, the Subordinated Lender may by written notice to the Company (with a copy to the Agent) declare the Subordinated Loans to be immediately due and payable together with accrued interest thereon, and the Subordinated Lender’s commitment to make further Subordinated Loans pursuant hereto shall forthwith be cancelled.

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7.	SUBORDINATION

7.1	Subordination

The payment and performance of the Lender Subordinated Obligations is hereby subordinated to the Senior Obligations and, except as set forth in this Clause 7, the Subordinated Lender will not ask, demand, sue for, take or receive from the Company, by setoff or in any other manner, the whole or any part of any Lender Subordinated Obligation, unless and until the Senior Obligations shall have been fully paid and satisfied (the temporary reduction of outstanding Senior Obligations not constituting full payment or satisfaction thereof).

7.2	Lender Permitted Payments

To the extent that the Company has on a Settlement Date funds available to pay interest on, or repay principal of, Subordinated Loans in accordance with Clause 4.2 (Application of Collections allocated to the Company) of the Receivables Servicing Agreement that are not needed to satisfy Senior Obligations then due and payable (“Lender Permitted Payments”), the Company will use such available funds on such Settlement Date: (a) first, for the payment or provision of payment when due of accrued interest pursuant to, and in accordance with, Clause 3.1 (Interest); and (b) second, to the payment of the outstanding principal amount of the Subordinated Loans pursuant to, and in accordance with, Clause 3.2 (Repayment).

7.3	No exercise of remedies

Prior to payment in full of the Senior Obligations, the Subordinated Lender shall have no right to sue for or otherwise exercise any remedies with respect to any Lender Permitted Payment, or otherwise take any action against the Company or the Company’s property with respect to any Lender Permitted Payment.

7.4	Turnover

Should any payment or distribution be received by the Subordinated Lender upon or with respect to the Lender Subordinated Obligations (other than Lender Permitted Payments) prior to the satisfaction of all of the Senior Obligations, the Subordinated Lender shall receive and hold the same in trust, as trustee, for the benefit of the holders of the Senior Obligations, and shall forthwith deliver the same directly to the Agent (in the form received, except where endorsement or assignment by the Subordinated Lender is necessary), for application to the Senior Obligations, whether or not then due.

7.5	Claims, etc.

In the event of any Insolvency Event with respect to the Company (a) the Subordinated Lender shall promptly file a claim or claims, in the form required in such Insolvency Event, for the full outstanding amount of the Lender Subordinated Obligations, and shall use commercially reasonable efforts to cause such claim or claims to be approved and all payments or other distributions in respect thereof to be made directly to the Agent (for the benefit of the holders of Senior Obligations) until all Senior Obligations shall have been paid and performed in full and in cash, and

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(b) the Subordinated Lender shall not be subrogated to the rights of any such holder to receive payments or distributions from the Company until two years and one day after the Final Payout Date.

7.6	Reinstatement

If at any time any payment (in whole or in part) made with respect to any Senior Obligation is rescinded or must be restored or returned (whether in connection with any Insolvency Event or otherwise), the subordination provisions contained in this Clause 7 shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made.

7.7	Continuing obligations

The subordination provisions contained in this Clause 7 shall not be impaired by amendment or modification to the Transaction Documents or any lack of diligence in the enforcement, collection or protection of, or realisation on, the Senior Obligations or any security therefor.

8.	MISCELLANEOUS

8.1	Term of Agreement

This Agreement shall terminate on the Final Payment Date; provided that (a) the rights and remedies of the Agent, the Administrator and the other Secured Parties with respect to any representation and warranty made or deemed to be made by the Subordinated Lender pursuant to this Agreement, and (b) the agreements set forth in Clauses 8.9 (Consent to disclosure), 8.10 (Confidentiality), 8.11 (No petition) and 8.12 (No recourse), shall be continuing and shall survive any termination of this Agreement.

8.2	Waivers; amendments
(a)	No failure or delay on the part of any party hereto in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

(b)	Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company, the Subordinated Lender and the Agent.
8.3	Notices

All communications and notices provided for hereunder shall be provided in the manner described in Clause 4 (Communications) of the Schedule of Definitions.

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8.4	Governing law; submission to jurisdiction; appointment of process agent
(a)	This Agreement and, to the extent incorporated into, applied to or deemed repeated in this Agreement, the Schedule of Definitions shall be governed by and construed in accordance with English law.

(b)	The Subordinated Lender agrees that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby and, for such purposes, irrevocably submits to the non-exclusive jurisdiction of such courts.

(c)	The Subordinated Lender for itself irrevocably waives any objection which it might now or hereafter have to the courts referred to in clause (b) being nominated as the forum to hear and determine any suit, action or proceeding, and to settle any dispute, which may arise out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby and agrees not to claim that any such court is not a convenient or appropriate forum.

(d)	The submission to the jurisdiction of the courts referred to in Clause 8.4(b) shall not (and shall not be construed so as to) limit the right of the Agent to take proceedings against the Subordinated Lender or any of its property in any other court of competent jurisdiction nor shall the taking of proceedings in any other jurisdiction preclude the taking of proceedings in any other jurisdiction, whether concurrently or not.

(e)	The Subordinated Lender hereby consents generally in respect of any legal action or proceeding arising out of or in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby, to the giving of any relief or the issue of any process in connection with such action or proceeding including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such action or proceeding. Without limiting the foregoing, the Subordinated Lender agrees to reimburse any successful claimant the costs of any legal action or proceeding brought against the Subordinated Lender pursuant to this Clause 8.4, including the cost of all stamp duties (if any) payable in connection therewith.
8.5	Integration

This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

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8.6	Severability and partial invalidity
(a)	Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(b)	If a court of competent jurisdiction determines that any term or provision of this Agreement as written is invalid or unenforceable, the parties agree that the court making the determination of invalidity or unenforceability shall reduce the scope, duration, or area of the term or provision, delete specific words or phrases, or replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the court’s judgment may be appealed.
8.7	Counterparts; facsimile delivery

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Delivery by facsimile of an executed signature page of this Agreement shall be effective as delivery of an executed counterpart hereof.

8.8	Successors and assigns; binding effect
(a)	This Agreement shall be binding on the parties hereto and their respective successors and assigns provided that the Subordinated Lender may not assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Agent and the Master Servicer.

(b)	The Subordinated Lender hereby agrees and consents to the assignment by the CP Lender from time to time of all or any part of its rights under, interest in and title to this Agreement and the Asset Interest to any Program Support Provider. In addition, each of the Company and the Subordinated Lender hereby consents to and acknowledges the assignment by the CP Lender of all of its rights under, interest in and title to this Agreement and the Asset Interest to the Agent. The Subordinated Lender hereby acknowledges that it has read Clause 9.8 (Successors and assigns; binding effect) of the Receivables Funding Agreement and hereby agrees that the CP Lender may assign its right and interests in this Agreement to the same extent as provided for therein.
8.9	Consent to disclosure

The Subordinated Lender hereby consents to the disclosure of any non-public information with respect to it received by the Agent, any Secured Party or the Administrator to any other Lender or potential Lender, the Agent, any nationally recognised statistical rating organisation rating the CP Lender’s Commercial Paper,

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any dealer or placement agent of or depositary for the CP Lender’s Commercial Paper, the Administrator, any Program Support Provider or any of such Person’s counsel or accountants in relation to this Agreement or any other Transaction Document to the extent that such disclosure is, in the reasonable opinion of the Person making such disclosure, appropriate in the context of the transactions contemplated herein and in the other Transaction Documents or otherwise required in connection with such Person’s Commercial Paper or other securitisation program or any transaction contemplated therein.

8.10	Confidentiality
(a)	The Subordinated Lender hereby agrees that it will not disclose the contents of this Agreement or any other Transaction Document or any other proprietary or confidential information disclosed to it by the Agent, the Administrator, any other Secured Party or any Program Support Provider, respectively, to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognised statistical rating organisation, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information, (ii) an alternative commercial source of financing in connection with a potential refinancing of the Advances in the event that any Liquidity Bank shall have refused to extend the Commitment Termination Date pursuant to Clause 2.10 (Non-renewing Liquidity Lenders) of the Liquidity Agreement, or (iii) as otherwise required by applicable Law, by any order of a court of competent jurisdiction or by any governmental, taxation or regulatory authority.

(b)	Subject to Clause 8.9 (Consent to disclosure), the Agent hereby agrees that it will not disclose this Agreement or any other Transaction Document or the terms thereof or any confidential information of or with respect to the Subordinated Lender to any other Person except as otherwise required by applicable Law, the applicable rules of any stock exchange or similar body or order of a court of competent jurisdiction.
8.11	No petition

The Subordinated Lender hereby covenants and agrees that:
(a)	prior to the date which is one year and one day after the payment in full of all outstanding Commercial Paper or other rated indebtedness of the CP Lender, it will not institute against, or join any other Person in instituting against, the CP Lender any proceeding of a type referred to in the definition of Insolvency Event; and

(b)	prior to the date which is two years and one day after the Final Payout Date, it will not institute against, or join any other Person in instituting against, the Company any proceeding of a type referred to in the definition of Insolvency Event.

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8.12	Limited recourse

The Subordinated Lender acknowledges and agrees that, notwithstanding anything to the contrary contained in this Agreement:
(a)	save as provided for in the Receivables Funding Agreement, the obligations of the Company under the Transaction Documents to which it is a party are solely the corporate obligations of the Company and shall be payable solely to the extent of funds received by the Company in accordance herewith or from any party to any Transaction Document in accordance with the terms thereof and available for such payment in accordance with this Agreement and the other Transaction Documents; and

(b)	the obligations of the CP Lender under the Receivables Funding Agreement and any other Transaction Document to which it is a party are solely the corporate obligations of the CP Lender and shall be payable solely to the extent of funds received from Collections or from any party to any Transaction Document in accordance with the terms thereof in excess of funds necessary to pay matured and maturing Commercial Paper.
8.13	Contracts (Rights of Third Parties) Act (1999)

Except in respect of the Company, the Agent and the other Secured Parties, which Persons (including, for the avoidance of doubt, their respective successors and permitted assigns) are intended to have the benefit of this Agreement pursuant to the Contracts (Rights of Third Parties) Act (1999), the parties hereto do not intend any term of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Act (1999).

EXECUTION

The parties hereto have shown their acceptance of the terms of this Agreement by executing it below.

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EXECUTION

SIGNED by ,	)
, duly authorised for	)
and on behalf of AGCO RECEIVABLES
LIMITED

SIGNED by ,	)
, duly authorised for	)
and on behalf of AGCO SERVICES	)
LIMITED

SIGNED by ,	)
, duly authorised for	)
and on behalf of AGCO LIMITED	)

SIGNED by ,	)
, duly authorised for	)
and on behalf of COÖPERATIEVE	)
CENTRALE RAIFFEISEN-)
BOERENLEENBANK B.A TRADING	)
AS RABOBANK INTERNATIONAL,	)
LONDON BRANCH

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EXHIBIT A
FORM OF SUBORDINATED LOAN BORROWING REQUEST
AGCO RECEIVABLES LIMITED (the “Company”), pursuant to Clause 2.1 (Facility) of the Subordinated Loan Agreement, dated [•] 2006 (as amended, modified, or supplemented from time to time, the “Agreement”), among the Company, as borrower, AGCO Limited, as Master Servicer, and AGCO Services Limited, as Subordinated Lender and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A. (trading as Rabobank International), London Branch, as Agent, hereby requests that a Subordinated Loan be made pursuant to the Agreement. Capitalised terms used herein and not otherwise defined herein have the meaning assigned to them in the Agreement.

The Company hereby requests that:

The Loan Date of the Subordinated Loan will be:	[•]

The amount of the Subordinated Loan will be:	[•]
The Company hereby certifies that the Subordinated Loan will be used to pay the Purchase Price of Receivables to be purchased from the relevant Originator. The Company hereby further certifies as of the date hereof that the conditions precedent to such Subordinated Loan set forth in the Agreement have been satisfied, and that all of the representations and warranties made in Clause 4 (Representations and warranties) of the Agreement are true and correct on and as of the Loan Date, both before and after giving effect to such Subordinated Loan.
Dated:
[•]
By:
Name:
Title: